Exhibit 10.1

Execution Version

CREDIT AGREEMENT

Dated as of December 12, 2008

Among

GIBSON ACQUISITION ULC

as Borrower,

and

GIBSON ENERGY HOLDINGS INC.,
MOOSE JAW REFINERY ULC,
CANWEST PROPANE ULC,
MP ENERGY ULC,
GEP ULC,
GIBSON ENERGY LTD.,
1370307 ALBERTA LTD.,
GIBSON GCC INC.,
MOOSE JAW REFINERY PARTNERSHIP,
CANWEST PROPANE PARTNERSHIP,
MP ENERGY PARTNERSHIP,
GIBSON ENERGY PARTNERSHIP,
CHIEF HAULING CONTRACTORS INC.,
LINK PETROLEUM SERVICES LTD.,
LINK PETROLEUM, INC.,
GIBSON ENERGY (U.S.) INC.,
GEP MIDSTREAM FINANCE CORP.

as Guarantors,

and

THE FINANCIAL INSTITUTIONS NAMED HEREIN

as Lenders,

and

ROYAL BANK OF CANADA

as Administrative Agent and Collateral Agent,

and

ROYAL BANK OF CANADA

as Syndication Agent,

and

UBS SECURITIES LLC

as Documentation Agent,

and

RBC CAPITAL MARKETS(1) and UBS SECURITIES LLC

as Lead Arrangers

(1) RBC Capital Markets is a brand name for the investment banking activities of Royal Bank of Canada and its affiliates.

TABLE OF CONTENTS

ARTICLE 1 — LOANS AND LETTERS OF CREDIT		2
1.1	Total Facility	2
1.2	Revolving Loans	2
1.3	Letters of Credit	6
1.4	Bank Products and Hedge Agreements	12
1.5	Request for Increase of Revolving Credit Commitments	13
ARTICLE 2 — INTEREST AND FEES		14
2.1	Interest	14
2.2	Continuation and Conversion Elections	15
2.3	Maximum Interest Rate	17
2.4	Certain Fees	17
2.5	Commitment Fee	17
2.6	Letter of Credit Fee	18
2.7	Interest Act (Canada)	18
ARTICLE 3 — PAYMENTS AND PREPAYMENTS		18
3.1	Revolving Loans	18
3.2	Termination of Facility	19
3.3	Mandatory Prepayments of the Revolving Loans	19
3.4	LIBOR Revolving Loan and BA Equivalent Revolving Loan Prepayments	19
3.5	Payments by the Borrower	20
3.6	Payments as Revolving Loans	20
3.7	Apportionment, Application and Reversal of Payments	20
3.8	Indemnity for Returned Payments	22
3.9	Agent’s and Lenders’ Books and Records; Monthly Statements	23
3.10	Currency	23
3.11	Excess Resulting From Exchange Rate Change	23
ARTICLE 4 — TAXES, YIELD PROTECTION AND ILLEGALITY		24
4.1	Taxes	24
4.2	Illegality	26
4.3	Increased Costs and Reduction of Return	27
4.4	Funding Losses	28
4.5	Inability to Determine Rates	29
4.6	Certificates of Agent	29
4.7	Survival	29
ARTICLE 5 — BOOKS AND RECORDS; FINANCIAL INFORMATION; NOTICES		29
5.1	Books and Records	29
5.2	Financial Information	30
5.3	Notices to the Agent	33
5.4	Collateral Reporting	34
ARTICLE 6 — GENERAL WARRANTIES AND REPRESENTATIONS		35
6.1	Authorization, Validity, and Enforceability of this Agreement and the Loan Documents	35
6.2	Validity and Priority of Security Interest	36
6.3	Organization and Qualification	36

6.4	Corporate Name; Prior Transactions	36
6.5	Subsidiaries	36
6.6	Financial Statements and Projections	37
6.7	Capitalization	37
6.8	Solvency	37
6.9	Real Property; Leases	37
6.10	Brokers	38
6.11	Governmental Authorization	38
6.12	Proprietary Rights	38
6.13	Bank Accounts	38
6.14	Litigation	38
6.15	Labour Disputes	39
6.16	Environmental Laws	39
6.17	No Violation of Law	39
6.18	No Default	39
6.19	Plans	39
6.20	Taxes	40
6.21	Regulated Entities; Margin Regulations	40
6.22	Hedging Arrangements	40
6.23	No Material Adverse Effect	41
6.24	Full Disclosure	41
6.25	Material Agreements	41
6.26	U.S. Loan Parties	41
ARTICLE 7 — AFFIRMATIVE AND NEGATIVE COVENANTS		41
7.1	Taxes	42
7.2	Legal Existence and Good Standing	42
7.3	Compliance with Law and Agreements; Maintenance of Licenses	42
7.4	Maintenance of Property; Inspection of Property	42
7.5	Insurance	43
7.6	Insurance Proceeds	43
7.7	Environmental Laws	44
7.8	Compliance with EPPA/ERISA/Pension Legislation	44
7.9	Bank Accounts	45
7.10	Amendments to Bridge Facility	45
7.11	Mergers, Consolidations or Sales	45
7.12	Distributions; Capital Change; Restricted Investments	47
7.13	Intentionally Deleted	49
7.14	Guarantees	49
7.15	Debt	49
7.16	Prepayment; Repurchase and Redemption of Debt	52
7.17	Transactions with Affiliates	52
7.18	Use of Proceeds	53
7.19	Business Conducted	53
7.20	Liens	53
7.21	Sale and Leaseback Transactions	53
7.22	New Subsidiaries	53
7.23	Fiscal Year	54

7.24	Bank Accounts; Cash Management	54
7.25	Intentionally Deleted	55
7.26	Fixed Charge Coverage Ratio	55
7.27	Corporate Documents	55
7.28	Intentionally Deleted	55
7.29	Restrictive Agreements	55
7.30	Intentionally Deleted	56
7.31	Hedging Arrangements	56
7.32	Special Provisions Regarding Accounts, Inventory and Other Collateral	56
7.33	Risk Management Compliance; Certain Permitted Financial Instruments; and Certain NYMEX
Transactions		60
7.34	Specified Contracts	60
7.35	Further Assurances	60
7.36	References to “Borrower”	61
7.37	Closing Date Transactions	61
7.38	U.S. Loan Parties	61
7.39	Parent Company	61
ARTICLE 8 — CONDITIONS OF LENDING		61
8.1	Conditions to Effectiveness on the Closing Date	61
8.2	Conditions Precedent to Making of the Revolving Loans and the Issuing of Letters of Credit (up to
Initial Funding Date Amount) on the Initial Funding Date		66
8.3	Conditions Precedent to Each Revolving Loan and Letter of Credit after the Initial Funding Date	67
8.4	Obligations Incurred Prior to Initial Funding Date	68
ARTICLE 9 — DEFAULT; REMEDIES		68
9.1	Events of Default	68
9.2	Remedies	72
ARTICLE 10 — TERM AND TERMINATION		74
10.1	Term and Termination	74
ARTICLE 11 — AMENDMENTS; WAIVERS; PARTICIPATIONS; ASSIGNMENTS; SUCCESSORS		74
11.1	Amendments and Waivers	74
11.2	Assignments; Participations	76
11.3	Replacement of Lenders	78
ARTICLE 12 — THE AGENT, ETC.		79
12.1	Appointment and Authorization	79
12.2	Delegation of Duties	80
12.3	Liability of Agent	80
12.4	Reliance by Agent	80
12.5	Notice of Default	80
12.6	Credit Decision	81
12.7	Indemnification	81
12.8	Agent in Individual Capacity	82
12.9	Successor Agent	82
12.10	Withholding Tax	83
12.11	Collateral Matters	83

12.12	Restrictions on Actions by Lenders; Sharing of Payments	84
12.13	Agency for Perfection	85
12.14	Payments by Agent to Lenders	85
12.15	Settlement of Revolving Loans	86
12.16	Letters of Credit; Bank Products; Intra Lender Issues	90
12.17	Concerning the Collateral and the Related Loan Documents	92
12.18	Field Audit and Examination Reports; Disclaimer by Lenders	92
12.19	Relation Among Lenders	93
12.20	Arranger and Other Agent	93
ARTICLE 13 — GUARANTEES		93
13.1	The Guarantees	93
13.2	Guarantee Absolute	94
13.3	Consents, Waivers and Renewals	94
13.4	Subrogation	95
13.5	Protection Clause	95
13.6	Limitation on Guarantee of Obligations	95
13.7	Guarantee of Payment	96
ARTICLE 14 — MISCELLANEOUS		96
14.1	No Waivers; Cumulative Remedies	96
14.2	Severability	97
14.3	Governing Law; Choice of Forum; Service of Process	97
14.4	WAIVER OF JURY TRIAL	98
14.5	Survival of Representations and Warranties	98
14.6	Other Security and Guarantees	98
14.7	Fees and Expenses	99
14.8	Judgment Interest Act	100
14.9	Notices	100
14.10	Waiver of Notices	101
14.11	Binding Effect	101
14.12	Indemnity of the Agent and the Secured Parties by the Loan Parties	101
14.13	Limitation of Liability	102
14.14	Final Agreement	102
14.15	Counterparts	102
14.16	Captions	103
14.17	Right of Setoff	103
14.18	Confidentiality	103
14.19	Conflicts with Other Loan Documents	104
14.20	Judgment Currency	104
14.21	Appointment of Loan Party Representative; Reliance Upon Authority	105
14.22	Patriot Act Notice	105
14.23	Intercreditor Agreement	105
14.24	Accounting Changes	106
14.25	Effect of Certain Errors or Omissions	106
14.26	Business Corporations Act (Alberta)	106

ANNEXES, EXHIBITS AND SCHEDULES

ANNEX A	DEFINED TERMS

EXHIBIT A	FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT
EXHIBIT B	FORM OF BORROWING BASE CERTIFICATE
EXHIBIT C	FINANCIAL STATEMENTS
EXHIBIT D	FORM OF NOTICE OF BORROWING
EXHIBIT E	FORM OF NOTICE OF CONTINUATION / CONVERSION
EXHIBIT F	FORM OF DESIGNATION OF DESIGNATED ACCOUNT
EXHIBIT G	FORM OF RESPONSIBLE OFFICERS’ CERTIFICATE
EXHIBIT H	FORM OF GUARANTOR ADHESION AGREEMENT
EXHIBIT I	FORM OF LETTER OF CREDIT
SCHEDULE 1.2	LENDERS’ COMMITMENTS
SCHEDULE 6.3	ORGANIZATION AND QUALIFICATIONS
SCHEDULE 6.4	CORPORATE NAMES; PRIOR TRANSACTIONS
SCHEDULE 6.5	SUBSIDIARIES AND AFFILIATES
SCHEDULE 6.7	CAPITALIZATION
SCHEDULE 6.9	REAL ESTATE; LEASES; LOCATIONS; CHIEF EXECUTIVE OFFICE
SCHEDULE 6.10	BROKER’S FEES
SCHEDULE 6.11	GOVERNMENTAL AUTHORIZATION
SCHEDULE 6.12	PROPRIETARY RIGHTS
SCHEDULE 6.13	BANK ACCOUNTS
SCHEDULE 6.14	LITIGATION
SCHEDULE 6.15	LABOUR DISPUTES
SCHEDULE 6.16	ENVIRONMENTAL MATTERS
SCHEDULE 6.19	PENSION COMPLIANCE
SCHEDULE 6.20	TAXES
SCHEDULE 6.25	MATERIAL AGREEMENTS
SCHEDULE 7.11	PERMITTED SALES
SCHEDULE 7.15	DEBT AND LIENS
SCHEDULE 7.17	TRANSACTIONS WITH AFFILIATES
SCHEDULE A	INTERCREDITOR AGREEMENT
SCHEDULE B	INELIGIBLE RENTS

CREDIT AGREEMENT

This Credit Agreement, dated as of December 12, 2008 (this “Agreement”), among the financial institutions from time to time parties hereto (such financial institutions, together with their respective successors and assigns, are referred to hereinafter each individually as a “Lender” and collectively as the “Lenders”), Royal Bank of Canada, as administrative agent and collateral agent for the Lenders (in its capacity as administrative agent and collateral agent, together with any successor administrative agent or collateral agent, (the “Agent”)), Royal Bank of Canada, as syndication agent (in such capacity, the “Syndication Agent”), Royal Bank of Canada and UBS Securities LLC as lead arrangers (in such capacities, the “Arrangers”), UBS Securities LLC, as documentation agent (in such capacity, the “Documentation Agent”), Gibson Acquisition ULC, an unlimited liability company incorporated under the laws of the Province of Alberta, as the borrower (the “Borrower”), and the Subsidiaries of the Borrower identified on the title page and signature pages hereto as guarantors (the “Guarantors”) and each Subsidiary of the Borrower that pursuant to the provisions hereof becomes a Guarantor hereunder after the Closing Date.

W I T N E S S E T H:

WHEREAS Borrower desires to purchase all of the issued and outstanding shares of Gibson Energy Holdings Inc. (“Target”) pursuant to the Acquisition Agreement and the Transaction (as such terms are hereinafter defined);

AND WHEREAS within 30 days following the completion of the Transaction, the Target and Gibson Energy Ltd. (a Guarantor hereunder) will amalgamate and the Borrower proposes to amalgamate with the continuing entity resulting therefrom pursuant to the Permitted Reorganization (as hereinafter defined) to form an amalgamated corporation continuing as Gibson Energy ULC (the “Amalgamated Borrower”);

AND WHEREAS the Borrower has requested that the Lenders provide to the Borrower a revolving credit facility available by way of loans and letters of credit in an amount not exceeding U.S.$65,000,000 as of the date hereof to fund the ongoing working capital and other requirements of the Borrower (together with permitted uses);

AND WHEREAS, capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings ascribed thereto in Annex A which is attached hereto and incorporated herein; the rules of construction contained therein shall govern the interpretation of this Agreement, and all Annexes, Exhibits and Schedules attached hereto are incorporated herein by reference;

NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth in this Agreement, and for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows.

ARTICLE 1 — LOANS AND LETTERS OF CREDIT

1.1                               Total Facility.

Subject to all of the terms and conditions of this Agreement, the Lenders agree to make available a total credit facility of up to U.S.$65,000,000 (or the Equivalent Amount thereof in CDN Dollars) to the Borrower from time to time during the term of this Agreement, as such amount may be increased pursuant to Section 1.5 (the “Total Facility”).  The Total Facility shall be composed of a revolving line of credit consisting of Revolving Loans and Letters of Credit.

1.2                               Revolving Loans.

(a)                                  Amounts.  Subject to the satisfaction of the conditions precedent set forth in Article 8, each Lender severally, but not jointly, agrees, upon the Borrower’s request from time to time on any Business Day during the period from the Initial Funding Date to the Termination Date, to make revolving loans in Dollars and in U.S. Dollars (the “Revolving Loans”) to the Borrower in amounts not to exceed such Lender’s Pro Rata Share of Availability.  If any Borrowing by the Borrower would exceed Availability, the Lenders may refuse to make or may otherwise restrict the making of Revolving Loans as the Lenders determine until such excess has been eliminated, subject to the Agent’s authority, in its sole discretion, to make Agent Advances pursuant to the terms of Section 1.2(j).

(b)                                 Procedure for Borrowing.

(i)                                     Each Borrowing by the Borrower shall be made upon the Borrower’s irrevocable written notice delivered to the Agent in the form of a notice of borrowing (“Notice of Borrowing”) in the form of Exhibit D attached hereto and made a part hereof, which must be received by the Agent prior to (i) 2:00 p.m. (Toronto time) two (2) Business Days prior to the requested Funding Date (or such shorter notice time of which the Agent has notified the Borrower), in the case of BA Equivalent Revolving Loans, (ii) (x) 1:00 p.m. (Toronto time) one (1) Business Day prior to the requested Funding Date, or (y) 11:00 a.m. (Toronto time) on the requested Funding Date if the request for all Borrowings on such date is in an aggregate amount of less than $10,000,000, in the case of Prime Rate Revolving Loans, (iii) 2:00 p.m. (Toronto time) three (3) Business Days prior to the requested Funding Date (or such shorter notice time of which the Agent has notified the Borrower), in the case of LIBOR Revolving Loans and (iv) (x) 1:00 p.m. (Toronto time) one (1) Business Day prior to the requested Funding Date, or (y) 11:00 a.m. (Toronto time) on the requested Funding Date if the request for all Borrowings on such date is in an aggregate amount of less than $10,000,000, in the case of ABR Revolving Loans, specifying:

(A)                              the amount of the Borrowing, which (i) in the case of either a BA Equivalent Revolving Loan or a Prime Rate Revolving Loans, each must equal or exceed $1,000,000 and increments of $100,000 in excess of such amount and (ii) in the case of either a LIBOR

Revolving Loan or an ABR Revolving Loan, each must equal or exceed U.S.$1,000,000 (and increments of U.S.$100,000 in excess of such amount);

(B)                                the requested Funding Date, which must be a Business Day;

(C)                                whether the Revolving Loans requested are to be Prime Rate Revolving Loans, BA Equivalent Revolving Loans, LIBOR Revolving Loans or ABR Revolving Loans (and if not specified, it shall be deemed a request for a Prime Rate Revolving Loan); and

(D)                               (i) the duration of the BA Equivalent Interest Period for BA Equivalent Revolving Loans (and if not specified, it shall be deemed a request for a BA Equivalent Interest Period of one month) and (ii) the duration of the LIBOR Interest Period for LIBOR Revolving Loans (and if not specified, it shall be deemed a request for a LIBOR Interest Period of one month);

(ii)                                  After giving effect to any Borrowing, there may not be more than ten (10) different BA Equivalent Interest Periods in effect.

(iii)                               After giving effect to any Borrowing, there may not be more than ten (10) different LIBOR Interest Periods in effect.

(iv)                              The Borrower may give the Agent telephonic or electronic notice of such request for advances to the applicable Designated Account on or before the deadline set forth above, such notice shall be confirmed in writing on the same day by delivery to Agent of a Notice of Borrowing confirming same The Agent at all times shall be entitled to rely on telephonic or electronic notice in making such Revolving Loans, regardless of whether any written confirmation is received.

(v)                                 Without the consent of the Required Lenders, the Borrower shall have no right to request a BA Equivalent Revolving Loan or a LIBOR Revolving Loan while a Default or Event of Default has occurred and is continuing.

(c)                                  Reliance upon Authority.  Prior to the Closing Date, the Borrower shall deliver to the Agent a notice setting forth two (2) accounts of the Borrower (each a “Designated Account”) to which the Agent is authorized to transfer the proceeds of the Revolving Loans requested hereunder by the Borrower (one Designated Account to be for transfers of proceeds of BA Equivalent Revolving Loans and Prime Rate Revolving Loans and the other Designated Account to be for transfers of proceeds of LIBOR Revolving Loans and ABR Revolving Loans).  The Borrower may designate a replacement account for either Designated Account from time to time by written notice to the Agent in the form set out in Exhibit F duly executed by an officer of the Borrower.  Each Designated Account must be reasonably satisfactory to the Agent.  The Agent is entitled to rely conclusively on any person’s request for Revolving Loans on behalf of the Borrower, so long as the proceeds thereof are to be transferred to a Designated Account.  The Agent has no duty to verify the identity of any individual representing himself or herself as a person authorized by the Borrower to make such requests on its behalf.

(d)                                 No Liability.  The Agent shall not incur any liability to the Borrower as a result of acting upon any notice referred to in Sections 1.2(b) and 1.2(c) which the Agent believes in good faith to have been given by an officer or other person duly authorized by the Borrower to request Revolving Loans on its behalf.  The crediting of Revolving Loans to a Designated Account conclusively establishes, absent manifest error (which must be communicated to Agent within ninety (90) days of such crediting), the obligation of the Borrower to repay such Revolving Loans as provided herein.

(e)                                  Notice Irrevocable.  Any Notice of Borrowing (or telephonic or electronic notice in lieu thereof) made pursuant to Section 1.2(b) shall be irrevocable.  The Borrower shall be bound to borrow the funds requested therein in accordance therewith.

(f)                                    Intentionally Deleted

(g)                                 Making of Revolving Loans.  Promptly after receipt of a Notice of Borrowing or telephonic or electronic notice in lieu thereof, the Agent shall notify the Lenders by telecopy, telephone or e-mail of the requested Borrowing. Each Lender shall transfer its Pro Rata Share of the requested Borrowing to the Agent in immediately available funds (in Cdn. Dollars if the requested Borrowing is a Prime Rate Revolving Loan or a BA Equivalent Revolving Loan and in U.S. Dollars if the requested Borrowing is an ABR Revolving Loan or a LIBOR Revolving Loan), to the account from time to time designated by the Agent, not later than 1:00 p.m. (Toronto time) on the applicable Funding Date.  The Agent shall make the proceeds of such Revolving Loans received by it available to the Borrower on the applicable Funding Date by transferring same day funds to the Designated Account designated by the Borrower; provided, however, that the amount of Revolving Loans so made on any date to the Borrower shall not exceed Availability on such date.

(h)                                 Bank Product Loans.  Notwithstanding anything to the contrary herein, to the extent that, on any Oil Settlement Date or, in the BP Provider’s discretion, on any other date, a positive net Bank Product amount is outstanding (including after the netting by the BP Provider of any cash in any bank accounts of the applicable Loan Party maintained at the BP Provider in respect of the Bank Products described in clause (d) of the definition thereof), a Notice of Borrowing shall be deemed to have been made by the Borrower for a Borrowing of a Prime Rate Revolving Loan in the amount of such net Bank Product shortfall (or the maximum amount permitted for a Borrowing at such time), and to the extent such maximum amount is exceeded, additional Borrowing Notices in the amount of such excess shall be deemed to have been made on each succeeding Business Day until such Bank Product amount is repaid with Revolving Loans.  Revolving Loans shall be advanced in accordance with the terms hereof to repay net Bank Products amount, except that when made, the amount of the Revolving Loan shall be treated for the purposes of interest payments hereunder as outstanding by Royal Bank on the Oil Settlement Date, and, as between the Lenders, by all Lenders from the date settled in accordance with the terms hereof.  In no event shall any Lender be required to extend Revolving Loans or any other advances pursuant to this Section 1.2(h) unless such Lender would be required to fund Revolving Loans or other advances pursuant to Section 1.2(a).

(i)                                     Intentionally Deleted

(j)                                     Agent Advances.

(i)                                     Subject to the limitations set forth below and provided same are not to be utilized to repay Bank Products, the Agent is authorized by the Borrower and the Lenders, from time to time in the Agent’s sole discretion, while an Event of Default has occurred and is continuing, to make Prime Rate Revolving Loans to the Borrower on behalf of the Lenders in an aggregate amount outstanding at any time not to exceed U.S.$5,000,000 (or the Equivalent Amount thereof in CDN Dollars), less the aggregate amount outstanding at such time of Overdraft Accommodations, but not in excess of the Maximum Revolver Amount, which the Agent, in its reasonable business judgment, deems necessary (1) to maintain, preserve or protect the Collateral, or any portion thereof, or the Lenders’ rights under any of the Loan Documents, or (2) to enhance the likelihood of, or maximize the amount of, repayment of the Revolving Loans and other Obligations, or (3) to pay any other amount then due and owing from and/or chargeable to the Borrower pursuant to the terms of this Agreement, including costs, fees and expenses as described in Section 14.7 (any of such advances are herein referred to as “Agent Advances”); provided, that (A) if there are three Lenders, any two of them may at any time revoke the authorization of the Agent to make Agent Advances and (B) if there are four or more Lenders, the Required Lenders may at any time revoke the authorization of the Agent to make Agent Advances.  Any such revocation must be in writing and shall become effective prospectively upon the Agent’s receipt thereof.

(ii)                                  The Agent Advances shall be secured by the Agent’s Liens in and to the Collateral and shall constitute Prime Rate Revolving Loans and Obligations hereunder.

(k)                                  Overdraft Accommodation.

(i)                                     Subject to the limitations set forth below, Royal Bank is authorized by the Borrower and all Lenders, from time to time, to make Prime Rate Revolving Loans or ABR Revolving Loans to the Borrower by permitting overdrafts to be created in favour of any Loan Parties, in an aggregate amount outstanding at any time not to exceed the Overdraft Accommodation Maximum Amount, less the aggregate amount outstanding at such time of Agent Advances, but not in excess of the Maximum Revolver Amount (any of such advances are herein referred to as “Overdraft Accommodations”).  If at any time the Borrower has outstanding any such Overdraft Accommodations, the Royal Bank in its discretion has the right to require settlement from the Lenders in accordance with their Pro Rata Shares, in which case Royal Bank shall notify the Agent and the Borrower of same whereupon the existence of such Overdraft Accommodations shall be deemed to be a Notice of Borrowing (in the amount of Overdraft Accommodations outstanding) and the provisions of Section 1.2(g) apply whether or not any conditions of Borrowing (except that neither the Maximum Revolver Amount nor any Lender’s Commitment may be exceeded) have been met.

(ii)                                  The Overdraft Accommodations shall be secured by the Agent’s Liens in and to the Collateral and shall constitute Prime Rate Revolving Loans or ABR Revolving Loans, as applicable, and Obligations hereunder.

1.3                               Letters of Credit.

(a)                                  Agreement to Issue; Intra-Lender Provisions; Power of Attorney; etc.  Subject to the terms and conditions of this Agreement, the Agent agrees to issue on behalf of the Lenders (each as to its Pro Rata Share) for the account of the Borrower, by way of direct application to Agent by Borrower (the “LC Accommodation”), one or more standby letters of credit issued by the Lenders (each as to its Pro Rata Share) (each of the foregoing, a “Letter of Credit”) from time to time during the term of this Agreement.

(b)                                 Letter of Credit Provisions.

(i)                                     Each Letter of Credit shall be issued by all Lenders as a single multi-Lender letter of credit, but the obligation of each Lender thereunder shall be several, and not joint, based upon its Pro Rata Share in effect on the date of issuance of such Letter of Credit.  Each Letter of Credit shall be substantially in the form attached as Exhibit I.  Without the prior written consent of each Lender, no Letter of Credit shall be issued which varies the several and not joint nature of the liability of each Lender thereunder.

(ii)                                  Each Letter of Credit shall be executed and delivered by the Agent in the name and on behalf of, and as attorney-in-fact for, each Lender. The Agent shall act under each Letter of Credit as the agent of each Lender to:

(A)                              receive drafts, demands and other documents presented by the beneficiary under such Letter of Credit;

(B)                                determine whether such drafts, demands and other documents are in compliance with the terms and conditions of such Letter of Credit; and

(C)                                notify such Lender and the Borrower that a valid drawing has been made and the date that the related payment under such Letter of Credit is to be made; provided that the Agent (in such capacity)

shall have no obligation or liability for any payment to be made under any Letter of Credit, and each Letter of Credit shall expressly so provide.

Each Lender hereby irrevocably appoints and designates the Agent as its attorney-in-fact, acting through any duly authorized officer of the Agent, to execute and deliver in the name and on behalf of such Lender each Letter of Credit to be issued by such Lender hereunder. Promptly upon the request of the Agent, each Lender will furnish to the Agent such powers of attorney or other evidence as any beneficiary of any Letter of Credit may reasonably request in order to demonstrate that the Agent has the power to act as attorney-in-fact for such Lender to execute and deliver such Letter of Credit. The Borrower and the Lenders agree that each Letter of Credit shall provide that all drafts, demands and other documents presented thereunder shall be delivered to the Agent and that all payments thereunder shall be made by the Lenders obligated thereon through the Agent. Each Lender shall be severally liable under each Letter of Credit in proportion to its Pro Rata Share on the date of issuance of such Letter of Credit and each Letter of Credit shall specify each Lender’s share of the amount payable thereunder.

(iii)                               The Borrower and each Lender hereby authorize the Agent to review on behalf of each Lender each draft, demand and other document presented under each Letter of Credit. The determination of the Agent as to the conformity of any documents presented under a Letter of Credit to the requirements of such Letter of Credit shall be conclusive and binding on the Borrower and each Lender. The Agent shall, within a reasonable time following its receipt thereof, examine all documents purporting to represent a demand for payment under any Letter of Credit. The Agent shall promptly after such examination:

(A)                              notify each of the Lenders obligated under such Letter of Credit and the Borrower by telephone (confirmed in writing) of such demand for payment and of each Lender’s share of such payment;

(B)                                deliver to each such Lender a copy of each document purporting to represent a demand for payment under such Letter of Credit; and

(C)                                notify each Lender and the Borrower whether said demand for payment was properly made under such Letter of Credit.

(iv)                              With respect to any drawing determined by the Agent to have been properly made under a Letter of Credit, each Lender will make a payment under such Letter of Credit in accordance with its liability under such Letter of Credit and this Agreement, such payment to be made to the Agent. The Agent will make any such payment available to the beneficiary of such Letter of Credit by promptly crediting the amounts so received, in like funds, to the account identified by such beneficiary in connection with such demand for payment. Promptly following any payment by any Lender in respect of any Letter of Credit, the Agent will notify the Borrower of such payment; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Lenders with respect to any such payment. The responsibility of the Agent and the Lenders in connection with any draft or demand presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft or demand) delivered under such Letter of Credit in connection with such presentment are in conformity with such Letter of Credit. The Agent shall not be required to make any payment under a Letter of Credit in excess of the amount received by it from the Lenders for such payment.

(c)                                  Amounts; Outside Expiration Date.  The Agent and Lenders shall not have any obligation to issue any Letter of Credit at any time if (i) the maximum available amount of the requested Letter of Credit is greater than the Unused Letter of Credit Subfacility at such time; (ii) the maximum available amount of the requested Letter of Credit and all commissions, fees, and charges due from the requesting Borrower in connection with the opening thereof (to the extent such commissions, fees and charges are not paid in cash prior to or at the time of the opening thereof) would exceed Availability at such time; or (iii) such Letter of Credit has an expiration date (inclusive of any acceptance period) on or after the third Business Day prior to the Stated Termination Date or more than 12 months from the date of issuance; for the avoidance of doubt, this provision does not apply to any “evergreen” or automatic renewal provision; provided, however, no such automatic renewal shall extend beyond the Stated Termination Date.  With respect to any Letter of Credit which contains any “evergreen” or automatic renewal provision, Lenders shall be deemed to have consented to any such extension or renewal unless any such Lender shall have provided to the Agent written notice that it declines to consent to any such extension or renewal at least thirty (30) days prior to the date on which the Agent on behalf of the Lenders (each as to its Pro Rata Share) is entitled to decline to extend or renew such Letter of Credit.  If all of the requirements of this Section 1.3 are met and no Default or Event of Default has occurred and is continuing, no applicable Lender shall decline to consent to any such extension or renewal.

(d)                                 Other Conditions.  In addition to conditions precedent contained in Article 8, the obligation of the Agent on behalf of the Lenders (each as to its Pro Rata Share) to issue any Letter of Credit is subject to the following conditions precedent having been satisfied in a manner reasonably satisfactory to the Agent:

(i)                                     The Borrower shall have delivered to the Agent, at such times and in such manner as the Agent may prescribe, an application in form and substance reasonably satisfactory to the Agent for the issuance of the Letter of Credit and such other documents as may be reasonably required pursuant to the terms thereof in connection with such issuance, and the form and terms of the proposed Letter of Credit (to the extent not otherwise set forth or permitted herein) shall be reasonably satisfactory to the Agent; and

(ii)                                  As of the date of issuance, no order of any court, arbitrator or Governmental Authority shall purport by its terms to enjoin or restrain money center banks generally from issuing letters of credit of the type and in the amount of the proposed Letter of Credit, and no law, rule or regulation applicable to money center banks generally and no request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over money center banks generally shall prohibit, or request that the Lenders refrain from, the issuance of letters of credit generally or the issuance of such Letters of Credit.

(e)                                  Issuance of Letters of Credit.

(i)                                     Request for Issuance.  When requesting the issuance of a Letter of Credit pursuant to the LC Accommodation, the Borrower for whose account the Letter of Credit is to be issued must notify the Agent of such requested Letter of Credit prior to 1:00 p.m. (Toronto time) at least two (2) Business Days prior to the proposed issuance date (or such later date as the Agent may agree).  Such notice shall be irrevocable and must specify the original face amount of the Letter of Credit requested, the Business Day of issuance of such requested Letter of Credit, whether such Letter of Credit may be drawn in a single or in partial draws, the Business Day on which the requested Letter of Credit is to expire, the purpose for which such Letter of Credit is to be issued, the name of the Loan Party for which such Letter of Credit shall be issued (if applicable) and the beneficiary of the requested Letter of Credit.  The Borrower shall attach to such notice the proposed form of the Letter of Credit.  With respect to each such notice for a Letter of Credit, the Agent is hereby authorized to complete the application with the amount of the several liability of each Lender under the applicable Letter of Credit. Upon receipt of such notice and application, the Agent shall notify each Lender of the receipt thereof and shall promptly deliver a copy of the completed application to the Borrower and each Lender and advise each of them of each Lender’s Pro Rata Share of the applicable Letter of Credit.

(ii)                                  Responsibilities of the Agent; Issuance.  As of the Business Day immediately preceding the issuance date of the Letter of Credit, the Agent shall determine the amount of the applicable Unused Letter of Credit Subfacility and Availability as of such date.  If (A) the face amount of the requested Letter of Credit is less than the Unused Letter of Credit Subfacility, and (B) the amount of such requested Letter of Credit and all commissions, fees, and charges due from the Borrower in connection with the opening thereof (to the extent such commissions, fees and charges are not paid in cash prior to or at the time of the opening thereof) would not exceed applicable Availability, the Agent shall cause the issuance of the requested Letter of Credit on the requested issuance date so long as the other conditions hereof are met.

(iii)                               No Extensions or Amendment.  The Lenders shall not be obligated to extend or amend any Letter of Credit issued pursuant hereto unless the requirements of this Section 1.3 are met as though a new Letter of Credit were being requested and issued.

(f)                                    Payments Pursuant to Letters of Credit.  Borrower agrees to reimburse immediately the Agent or Lenders for any draw under any Letter of Credit issued under this Agreement, and to pay the Agent the amount of all other charges and fees payable to the Agent in connection with such Letter of Credit promptly when due, irrespective of any claim, setoff, defence or other right which Borrower may have at any time against the Agent or any other Person.  Borrower hereby irrevocably authorizes the Agent, to debit the Designated Account or any other bank account (including any deposit, disbursement or operating account, other than any Receipt Account) of the Borrower for the purpose of paying all amounts due by the Borrower from time to time for each drawing under any Letter of Credit, including all charges and fees pursuant to such issuance or amendment. Furthermore, Borrower hereby irrevocably authorizes the Agent, at its option, to (i) debit Designated Account or any other bank account (including any deposit, disbursement or operating account, other than any Receipt Account) of the Borrower, or (ii) charge the Loan Account for the purpose of paying all amounts due by the Borrower from time to time to Lenders and Agent for each drawing under any Letter of Credit, including all charges and fees pursuant to such issuance or amendment of Letters of Credit.  Each drawing under any Letter of Credit shall constitute a request by the Borrower to the Agent for a Borrowing of a Prime Rate Revolving Loan in the amount of such drawing.  In each case, the Funding Date with respect to such Borrowing shall be the date of such drawing.

(g)                                 Indemnification; Exoneration; Power of Attorney.

(i)                                     Indemnification.  In addition to amounts payable as elsewhere provided in this Section 1.3, Borrower agrees to protect, indemnify, pay and hold harmless the Lenders and the Agent from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys’ fees) which any such indemnified Person may incur or be subject to as a consequence, direct or indirect, of the issuance of any Letter of Credit for the account of Borrower in connection therewith, except to the extent they are found by a final decision of a court of competent jurisdiction to have resulted from such indemnified Person’s gross negligence, wilful misconduct or material breach of any Loan Document.  The Borrower’s obligations under this Section shall survive payment of all other Obligations.

(ii)                                  Assumption of Risk by the Borrower.  As among the Borrower, the Lenders and the Agent, Borrower assumes all risks of the acts and omissions of, or misuse of any of the Letters of Credit by, the respective beneficiaries of such Letters of Credit.  In furtherance and not in limitation of the foregoing, the Lenders and the Agent shall not be responsible for:  (A) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any officer or authorized signatory of Borrower in connection with the application for and issuance of and presentation by a beneficiary of drafts with respect to any drawing of any of the Letters of Credit believed in good faith by the Agent to be a valid, sufficient and correct document, even if it should prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (B) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, believed in good faith by the Agent to be a valid, sufficient and correct document which may prove to be invalid or ineffective for any reason; (C) the failure of the beneficiary of any Letter of Credit to comply strictly with conditions required in order to draw upon such Letter of Credit; (D) errors, omissions, interruptions, or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (E) errors in interpretation of technical terms; (F) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit or of the proceeds thereof; (G) the misapplication by the beneficiary of any Letter of Credit of the proceeds of any drawing under such Letter of Credit; (H) any consequences arising from causes beyond the control of the applicable Lenders or the Agent, including any act or omission, whether rightful or wrongful, of any present or future de jure or de facto Governmental Authority or (I) the Agent’s honour of a draw for which the draw or any certificate fails to comply, in any respect, strictly with the terms of the Letter of Credit.  None of the foregoing shall affect, impair or prevent the vesting of any rights or powers of the Agent or any Lender under this Section 1.3(g).

(iii)                               Exoneration.  Without limiting the foregoing, no action or omission whatsoever by the Agent or any Lender shall result in any liability of the Agent or any Lender to Borrower, or relieve Borrower of any of its obligations hereunder to any such Person, under or with respect to any Letter of Credit issued or provided for the account of Borrower, except to the extent such liability is found by a court of competent jurisdiction to have resulted from such indemnified Person’s gross negligence, wilful misconduct or material breach of any Loan Document.

(iv)                              Account Party.  Borrower hereby authorizes and directs the Agent to name Borrower, or any other Loan Party designated by the Borrower, as the “Account Party” on each Letter of Credit and accepts and relies upon the Agent’s instructions and agreements with respect to all matters arising in connection with such Letter of Credit or the application therefor.  Notwithstanding any other term to the contrary, the Borrower shall, at all times, be the “Applicant” under all Letters of Credit and be responsible to pay all obligations owing under any Letter of Credit.

(h)                                 Supporting Letter of Credit; Cash Collateral.  If, notwithstanding the provisions of Section 1.3(c) and Section 10.1, any Letter of Credit is outstanding upon the termination of this Agreement, then upon such termination Borrower shall deposit with each Lender, with respect to each Letter of Credit issued for the account of Borrower then outstanding, either in cash or standby letters of credit (“Supporting Letters of Credit”) in form and substance reasonably satisfactory to each Lender, issued by an issuer reasonably satisfactory to the Agent, in an amount equal to 102% of each Lender’s Pro Rata Share of the greatest amount for which such Letter of Credit may be drawn plus any fees and expenses associated with such Letter of Credit, under which Supporting Letters of Credit such Lender and Agent is entitled to draw amounts necessary to reimburse the Agent and the applicable Lenders for payments to be made by the Agent and such Lenders under such Letter of Credit and any fees and expenses associated with such Letter of Credit.  Such Supporting Letters of Credit shall be held by each Lender and Agent, as security for, and to provide for the payment of, the aggregate undrawn amount of such Letters of Credit remaining outstanding.

(i)                                     Paramountcy.  In the event that any provisions of any Letter of Credit application or ancillary document under such applications contradict, are inconsistent with and are otherwise incapable of being construed in conjunction with the provisions of this Agreement, the provisions of this Agreement, as applicable, shall take precedence over those contained in such application and ancillary documentation.

1.4                               Bank Products and Hedge Agreements.

Borrower may request and the Agent may, in its sole and absolute discretion, arrange for Borrower to obtain Bank Products, including Overadvances, from the BP Provider (for as long as Agent is the BP Provider, and at all times when the BP Provider is not the Agent, such successor Agent) (the “BP Provider”) or the BP Provider’s Affiliates and/or to obtain Hedge Agreements from Lenders or their Affiliates although the Borrower is not required to do so.  If Bank Products are provided by the BP Provider or an Affiliate of the BP Provider and/or Hedge Agreements are provided by Lenders or their Affiliates to Borrower, Borrower agrees to indemnify and hold the Agent, the BP Provider and the other Lenders harmless from any and all costs and obligations now or hereafter incurred by the Agent, the BP Provider or any other Lender which arise from any indemnity given by the Agent, the BP Provider or such other Lender, as the case may be, to its Affiliates related to such Bank Products; provided, however, (i) the foregoing indemnity shall not extend to any costs or obligations with respect to a Bank Product or Hedge Agreement provided by an Affiliate of the BP Provider or an Affiliate of such Lender for which Borrower would not be liable (without giving effect to the benefit of any setoff, defence or counterclaim available to Borrower) and (ii) nothing contained herein is intended to limit Borrower’s rights, with respect to the BP Provider, Lenders or their Affiliates or their respective Affiliates, if any, which arise as a result of the execution of documents by and between Borrower and the BP Provider, Lenders or their Affiliates, as applicable, which relate to Bank Products.  The agreements contained in this Section shall survive termination of this Agreement as to Bank Products and other Hedge Agreements by Lenders outstanding on the date of such termination; provided, however, that it is the intention of the BP Provider and the Lenders that unless otherwise agreed by the Agent in its sole discretion, no Bank Product or other Hedge Agreements may have a term that exceeds the Stated Termination Date.  Borrower acknowledges and agrees that the obtaining of Bank Products from the BP Provider, or any of its Affiliates, or Hedge Agreements from the Lenders, or any of their respective Affiliates (a) is in the sole and absolute discretion of the BP Provider, the Lenders or the applicable Affiliate of the BP Provider or the Lenders, as the case may be, and (b) is subject to all rules and regulations of the BP Provider, the Lenders or the applicable Affiliate of the BP Provider or the Lenders, as the case may be.

1.5                               Request for Increase of Revolving Credit Commitments.

The Agent and the Lenders agree that Borrower may, on any single Business Day after the Closing Date and so long as (i) no Default or Event of Default has occurred and is continuing, and (ii) Borrower is in compliance with the Fixed Charge Coverage Ratio testing parameters in Section 7.26, on a pro forma basis after giving effect to the following increase (and after giving effect to any Permitted Acquisition consummated simultaneously therewith) deliver a written notice to Agent and each Lender (an “Increase Notice”) requesting an increase in the Maximum Revolver Amount, in an aggregate amount of up to U.S.$135,000,000 (the “Requested Increase”).  If Borrower delivers an Increase Notice, the Required Lenders in their discretion may agree to the request within thirty (30) days of receipt thereof; provided that the approval of the Required Lenders shall not be necessary in the instance where the Requested Increase seeks to increase the aggregate Revolving Credit Commitments to an amount equal to or less than U.S.$100,000,000.  If the Required Lenders do not agree within such thirty (30) day period, the Requested Increase shall be deemed rejected.  If the Required Lenders agree to the Requested Increase within such thirty (30) day period, each Lender shall have the option to participate in the Requested Increase to the extent of its Pro Rata Share thereof by delivering a written notice to the Agent within ten (10) Business Days of such Lender’s receipt of the Increase Notice (it being agreed and understood that such Lender shall be deemed to have elected not to participate in the Requested Increase if it does not respond to the Increase Notice within ten (10) Business Days of its receipt thereof).  If one or more of the Lenders elect not to participate in the Requested Increase, then the Lenders participating in the Requested Increase may, at their option, elect to participate in such remaining portion of the Requested Increase (with such remaining portion to be allocated ratably among such participating Lenders based on their respective Pro Rata Share or as otherwise may be agreed by such participating Lenders).  If there is less than full participation by existing Lenders in the Requested Increase after the foregoing procedures are completed, then one or more new Lenders reasonably acceptable to the Agent may be added as parties to this Agreement for purposes of participating in such remaining portion; provided, however, that any such “right of first refusal” in favour of the Lenders hereunder shall not be excercisable if such Requested Increase is to accommodate the addition of new Lenders to the syndicate of Lenders hereunder.  After giving effect to the procedures described in this Section 1.5, each Lender participating in the Requested Increase shall have its Revolving Credit Commitment, increased to the extent of its participation.  Borrower agrees to execute such amendments and supplements to the Security Documents as the Agent reasonably deems necessary in connection with a Requested Increase.  No increase in the Maximum Revolver Amount shall be permitted unless (a) the Increase Notice is given; and (b) the amount of the Requested Increase is at least U.S.$15,000,000.  Notwithstanding the foregoing, the Requested Increase shall be calculated without giving effect to any replacement Commitments obtained hereunder as a replacement for any non-Pro Rata Share Commitment reductions pursuant to Section 11.3 or Section 12.15(e); provided that the restrictions in the proviso of the definition of “Maximum Revolver Amount” shall continue to apply.  Except with regard to (i) any obligations, fees and all other amounts and indemnities owing to, and provisions in favour of, the Agent in its capacity as Agent hereunder and (ii) any obligations, fees and all other amounts and indemnities owing to, and provisions in favour of, Royal Bank in connection with its provision of Overdraft Accommodations and Bank Products (as BP Provider), no Loan Party shall pay any fee to a lender for becoming a lender pursuant to this Section 1.5 hereunder which is more favourable to such lender than the fee paid to the existing Lenders under this Agreement or any Loan Document (except Hedge Agreements).

ARTICLE 2 — INTEREST AND FEES

2.1                               Interest.

(a)                                  Interest Rates.  All outstanding Obligations of the Borrower (other than Obligations with respect to Bank Products, which shall be governed by the documents relating thereto) shall bear interest on the unpaid principal amount thereof (including, to the extent permitted by law, on interest thereon not paid when due) from the date made or incurred until paid in full in cash at a rate determined by reference to the Prime Rate, the BA Rate, the ABR or the LIBOR Rate plus the Applicable Margins as set forth in Annex A to this Agreement, but not to exceed the Maximum Rate.  If at any time Revolving Loans are outstanding with respect to which the Borrower has not delivered to the Agent a notice specifying the basis for determining the interest rate applicable thereto in accordance herewith, those Revolving Loans shall bear interest at a rate determined by reference to the Prime Rate if such Revolving Loans are denominated in Dollars and by reference to the ABR if such Revolving Loans are denominated in U.S. Dollars, in each instance, until notice to the contrary has been given to the Agent in accordance with this Agreement and such notice has become effective.  Except as otherwise provided herein, the outstanding Obligations (other than Obligations with respect to Bank Products, which shall be governed by the documents relating thereto) shall bear interest as follows:

(i)                                     For all Prime Rate Revolving Loans and other Obligations of the Borrower (other than LIBOR Revolving Loans, BA Equivalent Revolving Loans and ABR Revolving Loans) at a fluctuating per annum rate equal to the Prime Rate plus the Applicable Margin;

(ii)                                  For all ABR Revolving Loans at a fluctuating per annum rate equal to the ABR plus the Applicable Margin;

(iii)                               For all LIBOR Revolving Loans at a per annum rate equal to the LIBOR Rate plus the Applicable Margin; and

(iv)                              For all BA Equivalent Revolving Loans at a per annum rate equal to the BA Rate plus the Applicable Margin.

Each change in the Prime Rate shall be reflected in the interest rate applicable to Prime Rate Revolving Loans and other Obligations bearing interest based on the Prime Rate as of the effective date of such change and each change in the ABR shall be reflected in the interest rate applicable to ABR Revolving Loans as of the effective date of such change.  All interest charges on Prime Rate Loans, ABR Revolving Loans and BA Equivalent Loans shall be computed on the basis of a year of 365 or 366 days, as applicable, and actual days elapsed.  All other interest charges shall be computed on the basis of a year of 360 days and actual days elapsed.  Borrower shall pay to the Agent, for the ratable benefit of the Lenders, (i) interest on all LIBOR Revolving Loans made to Borrower in arrears on the first day of each month and on each LIBOR Interest Payment Date, (ii) interest on all BA Equivalent Revolving Loans made to the Borrower in arrears on the first day of each month and on each BA Equivalent Interest Payment Date, and (iii) interest on all Prime Rate Revolving Loans and all ABR Revolving Loans made to the Borrower in arrears on the first day of each month and on the Termination Date.

(b)                                 Default Rate.  If any Event of Default listed in Subsections 9.1(a), 9.1(c)(i) (as regards a default in connection with Section 7.26), 9.1(e), 9.1(f), 9.1(g), 9.1(h) or 9.1(i) occurs and is continuing and the Agent or the Required Lenders in their discretion so elect, then, while any such Event of Default is continuing, and, after notification of the Borrower, all of the outstanding Revolving Loans and Letters of Credit shall bear interest at the Default Rate applicable thereto; provided that no amount paid by Borrower pursuant to this Section 2.1(b) shall be made available by Agent to a Defaulting Lender so long as such Lender shall be a Defaulting Lender; provided that if such Defaulting Lender is a Defaulting Lender at the time it is removed or replaced pursuant to the terms of Section 11.3 and/or Section 12.15(e), any such amount previously paid to the Agent, at the time such lender is a Defaulting Lender, but not made available to such Defaulting Lender shall promptly be returned to the Borrower.

2.2                               Continuation and Conversion Elections.

(a)                                  Revolving Loans.

(i)                                     The Borrower may:

(A)                              elect, as of any Business Day, in the case of Prime Rate Revolving Loans made to the Borrower to convert any such Prime Rate Revolving Loans (or any part thereof in an amount not less than $1,000,000 or that is in an integral multiple of $100,000 in excess thereof) into BA Equivalent Revolving Loans;

(B)                                elect, as of the last day of the applicable BA Equivalent Interest Period, to continue any BA Equivalent Revolving Loans made to the Borrower having BA Equivalent Interest Periods expiring on such day (or any part thereof in an amount not less than $1,000,000 or that is in an integral multiple of $100,000 in excess thereof );

(C)                                elect, as of any Business Day, in the case of ABR Revolving Loans made to the Borrower to convert any such ABR Revolving Loans (or any part thereof in an amount not less than U.S.$1,000,000 or that is in an integral multiple of U.S.$100,000 in excess thereof) into LIBOR Revolving Loans; or

(D)                               elect, as of the last day of the applicable LIBOR Interest Period, to continue any LIBOR Revolving Loans made to the Borrower having LIBOR Interest Periods expiring on such day (or any part thereof in an amount not less than U.S.$1,000,000 or that is in an integral multiple of U.S.$100,000 in excess thereof);

provided, that if at any time the aggregate amount of BA Equivalent Revolving Loans or LIBOR Revolving Loans in respect of any Borrowing made to the Borrower is reduced, by payment or prepayment of part thereof, to be less than Cdn. or U.S., as applicable, $1,000,000, such BA Equivalent Revolving Loans shall automatically convert into Prime Rate Revolving Loans and such LIBOR Revolving Loans shall automatically convert into ABR Revolving Loans; provided further that if the notice shall fail to specify the duration of the BA Equivalent Interest Period or the LIBOR Interest Period, such BA Equivalent Interest Period or LIBOR Interest Period shall be one month.

(ii)                                  The Borrower shall deliver a notice of continuation/conversion (“Notice of Continuation/Conversion”) in the form of Exhibit E attached hereto and made a part hereof to the Agent not later than 2:00 p.m. (Toronto time) at least two (2) Business Days in advance of the Continuation/Conversion Date (or such shorter notice time of which the Agent has notified the Borrower), if the Revolving Loans of the Borrower are to be converted into or continued as BA Equivalent Revolving Loans, and at least three (3) Business Days in advance of the Continuation/Conversion Date (or such shorter notice time of which the Agent has notified the Borrower), if the Revolving Loans of the Borrower are to be converted into or continued as LIBOR Revolving Loans, and specifying:

(A)                              the proposed Continuation/Conversion Date;

(B)                                the aggregate amount and type of Revolving Loans of the Borrower to be converted or renewed;

(C)                                the type of Revolving Loans resulting from the proposed conversion or continuation; and

(D)                               the duration of the requested BA Equivalent Interest Period or LIBOR Interest Period, provided, however, the Borrower may not select a BA Equivalent Interest Period or LIBOR Interest Period that ends after the Stated Termination Date.

(iii)                               If upon the expiration of any BA Equivalent Interest Period applicable to a BA Equivalent Revolving Loan of the Borrower, the Borrower has failed to select timely a new BA Equivalent Interest Period to be applicable to such BA Equivalent Revolving Loan or if any Default or Event of Default then exists and is continuing, the Borrower shall be deemed to have elected to convert such BA Equivalent Revolving Loan into a Prime Rate Revolving Loan effective as of the expiration date of such BA Equivalent Interest Period.

(iv)                              If upon the expiration of any LIBOR Interest Period applicable to a LIBOR Revolving Loan of the Borrower, the Borrower has failed to select timely a new LIBOR Interest Period to be applicable to such LIBOR

Revolving Loan or if any Default or Event of Default then exists and is continuing, the Borrower shall be deemed to have elected to convert such LIBOR Revolving Loan into an ABR Revolving Loan effective as of the expiration date of such LIBOR Interest Period.

(v)                                 The Agent will promptly notify each Lender of its receipt of a Notice of Continuation/Conversion.  All conversions and continuations shall be made ratably according to the respective outstanding principal amounts of the Revolving Loans with respect to which the notice was given held by each Lender.

(vi)                              There may not be more than ten (10) different BA Equivalent Interest Periods in effect hereunder at any time.

(vii)                           There may not be more than ten (10) different LIBOR Interest Periods in effect hereunder at any time.

2.3                               Maximum Interest Rate.

(a)                                  In no event shall any interest rate provided for hereunder exceed the maximum rate legally chargeable by any Lender under applicable law for such Lender with respect to loans of the type provided for hereunder by such Lender (the “Maximum Rate”).  If, in any month, any interest rate for any Obligations, absent such limitation, would have exceeded the Maximum Rate for such Obligations, then the interest rate for such Obligations for that month shall be the Maximum Rate.

(b)                                 If the Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Revolving Loans or, if it exceeds such unpaid principal, refunded to the Borrower.  In determining whether the interest contracted for, charged, or received by the Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable law, (i) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (ii) exclude voluntary prepayments and the effects thereof, and (iii) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

2.4                               Certain Fees.

The Borrower agrees to pay the Agent when due the fees set forth in the fee letter dated December 12, 2008 among the Arrangers and the Borrower (the “Fee Letter”).

2.5                               Commitment Fee.

On the first day of each month and on the Termination Date, the Borrower agrees to pay to the Agent, for the account of the Lenders, in accordance with their respective Pro Rata Shares, a commitment fee (the “Commitment Fee”) at a per annum rate equal to the Applicable Margin in effect from time to time, times the amount by which the Maximum Revolver Amount exceeded the sum of (a) the average daily outstanding amount of Revolving Loans other than Overdraft Accommodations plus (b) the average utilization (in the period) of the Overdraft Accommodations and the average daily undrawn amount of outstanding Letters of Credit during the immediately preceding month or shorter period if calculated for the first month hereafter or on the Termination Date.  The Commitment Fee shall be computed on the basis of a 365 or 366 day year, as applicable, for the actual number of days elapsed and shall accrue daily.  Notwithstanding the foregoing, no Commitment Fee shall accrue on any of the Commitments of a Defaulting Lender from and when, and so long as, such Lender shall be a Defaulting Lender.

2.6                               Letter of Credit Fee.

The Borrower agrees to pay (x) to the Agent, for the account of the Lenders, in accordance with their respective Pro Rata Shares, for each Letter of Credit issued for the account of the Borrower, a fee (the “Letter of Credit Fee”) at a per annum rate equal to the Applicable Margin in effect from time to time (with respect to LIBOR Revolving Loans) on the undrawn amount of such Letter of Credit from time to time, and (y) to Agent and each Lender, all out of pocket costs, fees and expenses incurred or charged by Agent and each Lender in connection with the application for, processing of, issuance or extension of, drawing under, or amendment to, any Letter of Credit.  The Letter of Credit Fee with respect to a Letter of Credit shall be payable quarterly in arrears on the first day of each fiscal quarter of the Borrower following the fiscal quarter in which such Letter of Credit is issued and on the Termination Date.  The Letter of Credit Fee shall be computed on the basis of a 365 day year for the actual number of days elapsed. The fees and costs itemized in (y) above with respect to a Letter of Credit shall be payable upon the issuance, extension, drawing or amendment, as applicable, of such Letter of Credit.

2.7                               Interest Act (Canada).

For purposes of the Interest Act (Canada), whenever any interest or fee payable by the Borrower under this Agreement is calculated using a rate based on a year of 360 days, such rate used pursuant to such calculation, when expressed as an annual rate, is equivalent to (x) the applicable rate based on a year of 360 days, (y) multiplied by the actual number of days in the calendar year in which the period for which such interest or fee is payable (or compounded) ends, and (z) divided by 360.  The principle of deemed reinvestment of interest does not apply to any interest calculation under this Agreement with respect to the Borrower, and the rates of interest stipulated in this Agreement payable by the Borrower are intended to be nominal rates and not effective rates or yields.

ARTICLE 3 — PAYMENTS AND PREPAYMENTS

3.1                               Revolving Loans.

(a)                                  The Borrower shall repay the outstanding principal balance of the Revolving Loans, plus all accrued but unpaid interest thereon, on the Termination Date.  The Borrower may prepay Revolving Loans made to it at any time, and reborrow subject to the terms of this Agreement.  Subject to Section 3.11, in addition, and without limiting the generality of the foregoing, upon demand the Borrower shall pay to the Agent within five (5) Business Days of such demand, for the account of the Lenders, the amount, without duplication, by which the Aggregate Revolver Outstandings (excluding amounts for unpaid reimbursement obligations under

Letters of Credit that have been cash collateralized or supported by a back to back Letter of Credit (all on terms acceptable to the Agent)) exceeds the lesser of (x) the Borrowing Base and (y) the Maximum Revolver Amount.

(b)                                 The Borrower may from time to time reduce the amount of the Revolving Credit Commitments in whole or in part, in a minimum amount of not less than $10,000,000 or an integral multiple of $100,000 in excess thereof.

3.2                               Termination of Facility.

The Borrower may terminate this Agreement or reduce the Commitments hereunder (in accordance with the terms of this Agreement) upon at least thirty (30) days’ notice to the Agent and the Lenders (or such shorter period as the Agent and the Borrower may reasonably agree), upon (a) the payment in full of all outstanding Revolving Loans, together with accrued interest thereon, and the cancellation and return of all outstanding Letters of Credit (or, to the extent not so cancelled and returned, the deposit with the Agent and/or the Lenders of cash or Supporting Letters of Credit for such outstanding Letters of Credit in accordance with and as required by Section 1.3(h)), (b) the payment in full in cash of all reimbursable expenses and other Obligations (other than Contingent Obligations), and (c) with respect to any LIBOR Revolving Loans and BA Equivalent Revolving Loans prepaid, payment of the amounts due under Section 4.4, if any.  In connection with any such permitted termination by the Borrower, the Agent shall provide a customary form of payoff letter setting forth all amounts due to the Agent and the Lenders hereunder, which payoff letter shall include (i) Agent’s termination of Agent’s Liens, the Security Documents and the Intercreditor Agreement and release of all Collateral, (ii) its agreement to execute and deliver, at Borrower’s sole expense, such release documents as may be reasonably necessary to reflect such termination, release and repayment, and (iii) the express statement that certain indemnities that survive termination of this Agreement pursuant to this Agreement continue.

3.3                               Mandatory Prepayments of the Revolving Loans.

Promptly upon receipt by any of the Loan Parties or the Agent of cash proceeds from business interruption insurance or proceeds of insurance in respect of any theft, loss, damage or destruction of any Collateral, and an Event of Default then exists and is continuing, the Borrower shall remit such proceeds to the Agent to, or if the Agent is in possession thereof it shall, prepay the Revolving Loans in an amount equal to all such cash proceeds, in the manner set forth in Section 3.7.

3.4                               LIBOR Revolving Loan and BA Equivalent Revolving Loan Prepayments.

(a)                                  In connection with any prepayment, if any LIBOR Revolving Loan is prepaid prior to the expiration date of the LIBOR Interest Period applicable thereto, the Borrower shall pay to the applicable Lenders the amounts described in Section 4.4(a).

(b)                                 In connection with any prepayment, if any BA Equivalent Revolving Loan is prepaid prior to the expiration date of the BA Equivalent Interest Period applicable thereto, the Borrower shall pay to the Lenders the amounts described in Section 4.4(a).

3.5                               Payments by the Borrower.

(a)                                  All payments to be made by the Borrower shall be made without set off, recoupment or counterclaim.  Except as otherwise expressly provided herein, all payments by the Borrower shall be made to the Agent for the account of the Lenders at the account designated by the Agent acting and shall be made in Dollars or U.S. Dollars, as applicable, and in immediately available funds, no later than 2:00 p.m. (Toronto time) in the case of payments required to be made in Dollars or noon (Toronto time) in the case of payments required to be made in U.S. Dollars, in each case on the date specified herein.  Any payment received by the Agent after such time shall be deemed (for purposes of calculating interest only) to have been received on the following Business Day and any applicable interest shall continue to accrue.

(b)                                 Subject to the provisions set forth in the definition of “LIBOR Interest Period” and “BA Equivalent Interest Period”, whenever any payment is due on a day other than a Business Day, such payment shall be due on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

3.6                               Payments as Revolving Loans.

At the election of the Agent, all payments of principal of Revolving Loans, interest on Revolving Loans, reimbursement obligations in connection with Letters of Credit for Letters of Credit, fees, premiums, reimbursable expenses and other sums payable hereunder or under any other Loan Document by the Borrower may be paid from the proceeds of Revolving Loans made hereunder.  The Borrower hereby irrevocably authorizes the Agent, at its option, to (i) debit any Designated Account or any other bank account (including any deposit, disbursement or operating account, other than any Receipt Account) of the Borrower maintained at Royal Bank for the purpose of paying all amounts from time to time due by the Borrower hereunder or due under any other Loan Document, or (ii) charge the Loan Account of the Borrower for the purpose of paying all amounts from time to time due by the Borrower hereunder or under any other Loan Document and agrees that all such amounts charged shall constitute Revolving Loans (including Agent Advances and Overdraft Accommodations).

3.7                               Apportionment, Application and Reversal of Payments.

(a)                                  Principal and interest payments in respect of Revolving Loans shall be apportioned ratably among the Lenders (according to the unpaid principal balance of the Revolving Loans to which such payments relate held by each Lender) and payments of the fees shall, as applicable, be apportioned ratably among the Lenders, except for fees payable by the Borrower solely to the Agent, the BP Provider, Royal Bank or each Lender (in respect of Letters of Credit).  All payments by the Borrower in respect of Obligations (other than Obligations under Bank Products, which shall be remitted directly to the BP Provider and Obligations under Hedge Agreements, which shall be remitted directly to the Lender who is a counterparty to such Hedge Agreement with the Borrower) shall be remitted to the Agent (except as expressly provided herein otherwise) and all such payments (to the extent not relating to principal or interest of specific

Revolving Loans, or not constituting payment of specific fees or expenses) and all proceeds of Accounts or other Collateral of the Borrower received by the Agent, shall be applied, ratably, subject to the provisions of this Agreement:

(i)                                     So long as no Event of Default has occurred and is continuing:  first, to pay any fees, indemnities or expense reimbursements (other than any amounts relating to Bank Products), then due to the Agent or any of its Affiliates from the Borrower; second, to pay any fees or expense reimbursements (other than any amounts relating to Bank Products that are Hedge Agreements) then due to the BP Provider (including its Affiliates) and Lenders from the Borrower; third, the payment of any obligations or amounts relating to Bank Products (that are not Hedge Agreements) then due to the BP Provider or any of its Affiliates; fourth, to pay interest due in respect of all Revolving Loans, including Agent Advances and Overdraft Accommodations; fifth, to pay or prepay principal of the Agent Advances; sixth, to pay or prepay principal of the Revolving Loans (other than Agent Advances and Overdraft Accommodations) and unpaid reimbursement obligations in respect of Letters of Credit; seventh, (i) to pay or prepay principal of the Overdraft Accommodations, and (ii) to pay an amount to the Agent equal to all outstanding Obligations (contingent or otherwise) with respect to Letters of Credit to be held as cash collateral for such Obligations (but only to the extent such cash collateralization is necessary to comply with the requirements of the third sentence of Section 3.1(a) without giving effect to any demand requirement thereunder); eighth, to the payment (for greater certainty, ratably amongst the Lenders and their affiliates providing Hedge Agreements; and for greater certainty, whether or not such Hedge Agreements are also defined as Bank Products) of any Obligations relating to Hedge Agreements then due to any Lender or any of their Affiliates by the Borrower; ninth, to the payment of any other Obligations then due by the Borrower; and tenth, to the Borrower.

(ii)                                  Upon the occurrence and during the continuance of an Event of Default:  first, to pay any fees, indemnities or expense reimbursements (other than any amounts relating to Bank Products) then due to the Agent from the Borrower; second, to pay any fees, indemnities or expense reimbursements (other than amounts relating to Bank Products that are Hedge Agreements) then due to the BP Provider (including its Affiliates) and Lenders from the Borrower; third, to pay interest due in respect of all Revolving Loans, including Agent Advances and Overdraft Accommodations (together with any amounts payable under Section 4.1 with respect to such interest); fourth, to pay or prepay principal of the Agent Advances, Overdraft Accommodations and amounts relating to Bank Products that are not Hedge Agreements; fifth, to pay or prepay principal of the Revolving Loans (other than Agent Advances, Overdraft Accommodations and Bank Products that are not Hedge Agreements) and unpaid reimbursement obligations in respect of Letters of Credit; sixth, to pay an amount to the Agent equal to all outstanding Obligations (contingent or otherwise) with respect to Letters of Credit to be held as cash collateral for such Obligations; seventh, to the payment of any other Obligations of the Borrower then due, including Obligations relating to Hedge Agreements (for greater certainty, ratably amongst the Lenders and their affiliates providing Hedge Agreements; and for greater certainty, whether or not such Hedge Agreements are also defined as Bank Products) then due to any Lender or any of their respective Affiliates by the Borrower; and eighth, to the Borrower or as a court of competent jurisdiction may otherwise direct.

Notwithstanding anything to the contrary contained in this Agreement, unless so directed by the Borrower, or unless an Event of Default has occurred and is continuing, neither the Agent nor any Lender, (i) shall apply any payments which it receives to Obligations unless such payments received are in the same currency in which such Obligations are denominated, provided that the Borrowings shall not exceed Availability as a consequence thereof, and provided further that the Agent may, in its sole discretion, nevertheless apply the Equivalent Amount of payments received in one currency to Obligations denominated in another currency, and (ii) shall apply any payments which it receives to any BA Equivalent Revolving Loan or LIBOR Revolving Loan of the Borrower, except (a) on the expiration date of the BA Equivalent Interest Period applicable to any such BA Equivalent Revolving Loan or the LIBOR Interest Period applicable to any such LIBOR Revolving Loan, or (b) in the event, and only to the extent, that there are no outstanding Prime Rate Revolving Loans owing by the Borrower (in the case of BA Equivalent Revolving Loans) or ABR Revolving Loans (in the case of LIBOR Revolving Loans) owing by the Borrower and, in any event, the Borrower shall pay BA Equivalent and LIBOR Rate breakage losses in accordance with Section 4.4(a).  The Agent and the Lenders shall have the continuing and exclusive right to apply and reverse and reapply, in each instance in accordance with this Section 3.7, any and all such proceeds and payments to any portion of the Obligations.  Amounts distributed with respect to any Hedge Agreements shall be the Hedging Amount last reported to Agent.  Agent shall have no obligation to calculate the amount to be distributed with respect to any Hedging Agreements, but may rely upon written notice of the amount (setting forth a reasonably detailed calculation) from the Lender (or its Affiliates).  In the absence of such notice, Agent may assume the amount to be distributed is the Hedging Amount last reported to it.

3.8                               Indemnity for Returned Payments.

If after receipt of any payment which is applied to the payment of all or any part of the Obligations, the Agent, any Lender, Royal Bank, the BP Provider or any Affiliate of the Lenders Royal Bank or BP Provider is compelled by any Requirement of Law to surrender such payment or proceeds to any Person because such payment or application of proceeds is invalidated, declared fraudulent, set aside, determined to be void or voidable as a preference, impermissible setoff, or a diversion of trust funds, or for any other reason, then the Obligations or part thereof intended to be satisfied shall be revived and continued and this Agreement shall continue in full force as if such payment or proceeds had not been received by the Agent, such Lender, Royal Bank, the BP Provider or such Affiliate of the Lenders, Royal Bank or BP Provider, as the case may be, and the Borrower shall be liable to pay to the Agent, the applicable Lenders, Royal Bank, BP Provider and any Affiliate of the Lenders, Royal Bank or BP Provider, and hereby does indemnify the Agent, the applicable Lenders, Royal Bank, BP Provider and any Affiliate of the Lenders, Royal Bank, or the BP Provider and hold the Agent, the applicable Lenders, Royal Bank, BP Provider and any Affiliate of the Lenders or Royal Bank, the BP Provider harmless for the amount of such actual payment or proceeds surrendered.  The provisions of this Section 3.8 shall be and remain effective notwithstanding any contrary action which may have been taken by the Agent, any applicable Lender, Royal Bank, BP Provider and any Affiliate of the Lender, Royal Bank, or the BP Provider in reliance upon such payment or application of proceeds, and any such contrary action so taken shall be without prejudice to the Agent’s, the applicable Lenders’, the Lender’s, Royal Bank’s, the BP Provider’s and their Affiliates’ rights under this Agreement and shall be deemed to have been conditioned upon such payment or application of proceeds having become final and irrevocable.  The provisions of this Section 3.8 shall survive the termination of this Agreement.

3.9                               Agent’s and Lenders’ Books and Records; Monthly Statements.

The Agent shall record the principal amount of the Revolving Loans owing to each Lender, the undrawn amount of all outstanding Letters of Credit and the aggregate amount of unpaid reimbursement obligations outstanding with respect to the Letters of Credit from time to time on its books.  In addition, each Lender may note the date and amount of each payment or prepayment of principal of such Lender’s Revolving Loans in its books and records.  Failure by the Agent or any Lender to make such notation or any error therein shall not affect the obligations of Borrower with respect to the Revolving Loans or the Letters of Credit.  Borrower agrees that the Agent’s and each Lender’s books and records showing the Obligations and the transactions pursuant to this Agreement and the other Loan Documents shall be admissible in any action or proceeding arising therefrom, and shall constitute rebuttably presumptive proof thereof, irrespective of whether any Obligation is also evidenced by a promissory note or other instrument.  The Agent will provide to the Borrower a monthly interest and fee invoice which will also reflect the balances of all outstanding Revolving Loans, payments and other transactions pursuant to this Agreement.  Such statement shall be deemed correct, accurate, and binding on the Borrower and an account stated (except for reversals and reapplications of payments made as provided in Section 3.7 and corrections of errors discovered by the Agent), unless the Borrower notifies the Agent in writing to the contrary within ninety (90) days after such statement is rendered.  In the event a timely written notice of objections is given by Borrower, only the items to which exception is expressly made will be considered to be disputed by Borrower.

3.10                        Currency.

All Obligations of each Loan Party shall be payable by such Loan Party to the Agent and the applicable Lenders in the currency in which such Obligations are denominated.

3.11                        Excess Resulting From Exchange Rate Change.

(a)                                  If at any time following one or more fluctuations in the exchange rate of the Dollar against the U.S. Dollar, (a) the aggregate outstanding principal balance of Revolving Loans and Letters of Credit of the Borrower exceeds the limit of the Borrowing Base or any other limitations hereunder based on U.S. Dollars for a period of five (5) Business Days or (b) the aggregate outstanding principal balance of Revolving Loans and/or Letters of Credit exceeds any other limit based on U.S. Dollars set forth herein for such Obligations for a period of five (5) Business Days, the Borrower shall, within five (5) Business Days of notice from the Agent (or, if an Event of Default has occurred and is continuing, within one

(1) Business Day of such notice), (i) make the necessary payments or repayments to reduce such Obligations to an amount necessary to eliminate such excess or (ii) maintain or cause to be maintained with the Agent deposits as continuing collateral security for the Obligations of the Borrower in an amount equal to or greater than the amount of such excess, such deposits to be maintained in such form and upon such terms as are acceptable to the Agent in its reasonable commercial judgment.  Without in any way limiting the foregoing provisions, the Agent shall, weekly or more frequently in the sole discretion of the Agent, make the necessary exchange rate calculations to determine whether any such excess exists on such date and advise the Borrower if such excess exists.

ARTICLE 4 — TAXES, YIELD PROTECTION AND ILLEGALITY

4.1                               Taxes.

(a)                                  Any and all payments by each Loan Party to each applicable BP Provider, Lender, Royal Bank or the Agent under this Agreement and any other Loan Document shall be made free and clear of, and without deduction or withholding for any Indemnified Taxes, except as required by law.  In addition, Loan Parties shall promptly pay any and all Other Taxes.

(b)                                 If a Loan Party shall be required by law to deduct or withhold any Indemnified Taxes or Other Taxes from or in respect of any sum payable hereunder or under any other Loan Document to any BP Provider, other Lender, Royal Bank or the Agent, then:

(i)                                     the sum payable by such Loan Party shall be increased as necessary (with such increase being paid, inter alia, as additional interest to the extent such increase relates to a payment of interest) so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section) such Lender, BP Provider, Royal Bank or the Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions or withholdings been made; provided, however, that no amounts shall be payable by any Loan Party pursuant to this provision to the extent that the applicable deductions or withholdings resulted from the BP Provider’s, other Lender’s, or the Agent’s, as appropriate, failure to comply with Section 12.10 hereof.

(ii)                                  such Loan Party shall make such deductions and withholdings as are legally required; and

(iii)                               such Loan Party shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law.

(c)                                  The Loan Parties agree, jointly and severally, to indemnify and hold harmless each BP Provider, other Lender and the Agent for the full amount of Indemnified Taxes or Other Taxes (including any Indemnified Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section) paid by any BP Provider, other Lender or the Agent in connection with any Loan Document or any transaction contemplated thereunder and any liability (including penalties, interest, additions to tax and reasonable expenses) arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally asserted, provided, however, that no amounts shall be payable by any Loan Party pursuant to this provision to the extent that such Indemnified Taxes or Other Taxes resulted from the Agent’s or any Lender’s, as appropriate, failure to comply with Section 12.10 hereof.

(d)                                 Payment under the indemnification provided in Section 4.1(c) shall be made within 30 days after the date the applicable BP Provider, other Lender or Agent makes written demand therefor.  Such written demand shall show in reasonable detail the amount payable and the calculations used to determine such amount and shall include reasonable supporting documentation authenticating the claim.

(e)                                  Each of the BP Provider, other Lenders, Royal Bank and the Agent agrees that, to the extent that such Person is entitled to claim an exemption in respect of all or a portion of any Indemnified Taxes or Other Taxes or reduction in the rate thereof which are otherwise required to be paid or deducted or withheld pursuant to this Section 4.1 in respect of any payments under this Agreement, such BP Provider, other Lender, Royal Bank or Agent, as the case may be, shall take all commercially reasonable actions necessary to obtain the benefits of such exemption or reduction, but only so long as doing so is not materially disadvantageous to such BP Provider, other Lender or Agent (as determined by such Person) and only at the sole cost and expense of the Loan Parties.  If requested by a Loan Party the Agent or the Lenders, shall deliver such documentation, identification or certification prescribed by applicable law or as reasonably requested by such Loan Party as will enable such Loan Party to determine, establish or evidence whether or not the Agent or such Lender is subject to any exemption from or reduction of withholding tax with respect to payments hereunder or under any other Loan Documents, or subject to other withholding or information reporting requirements.

(f)                                    At the Agent’s written request, within 30 days after the date of any payment by a Loan Party of Indemnified Taxes or Other Taxes, such Loan Party shall furnish the Agent the original or a certified copy of a receipt evidencing payment thereof or other evidence of payment reasonably satisfactory to the Agent.

(g)                                 If the Agent or any Lender receives a refund, which in the good faith judgment of the Agent or such Lender is allocable to Indemnified Taxes or Other Taxes paid by any Loan Party hereunder, it shall promptly pay such allocated amount of such refund to such Loan Party, net of all reasonable out of pocket expenses of the Agent or such Lender, as the case may be, incurred in obtaining such refund, provided, however, that such Loan Party agrees to promptly return such refund (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Agent or the applicable Lender, as applicable, if it receives notice from the Agent or applicable Lender that the Agent or Lender is required to repay such refund.  In addition, the Agent or the applicable Lender shall take such steps as a Loan Party shall reasonably request to recover or assist such Loan Party in recovering any Indemnified Taxes or Other Taxes paid by such Loan Party to or in respect of the Agent or such Lender pursuant this Section 4.1, all at the sole cost and expense of such Loan Party.  This paragraph shall not be construed to require the Agent or any Lender to make available any of its tax returns (or any other information relating to its taxes which it deems confidential) to any Loan Party or any other Person.

(h)                                 If a Loan Party is required to pay additional amounts to the Agent or any Lender pursuant to this Section 4.1, then the Agent or such Lender shall use reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its lending office so as to eliminate any such additional payment by such Loan Party which may thereafter accrue, if such change in the sole judgment of such Lender is not otherwise disadvantageous to the Agent or such Lender.

(i)                                     Notwithstanding any provision contained in this Agreement, any indemnity with respect to any portion of any claim by BP Provider, a Lender or Agent that consists of Taxes shall be governed solely by this Section 4.1.

4.2                               Illegality.

(a)                                  If any Lender reasonably determines that, due to changes in Requirements of Law, or in the interpretation or administration of any Requirement of Law by any Governmental Authority, in any case after the Closing Date, it is unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for any Lender or its applicable lending office to make LIBOR Revolving Loans or BA Equivalent Revolving Loans, then, on prompt notice thereof by that Lender to the Borrower through the Agent, any obligation of that Lender to make LIBOR Revolving Loans or BA Equivalent Revolving Loans shall be suspended until that Lender notifies the Agent and the Borrower that the circumstances giving rise to such determination no longer exist (which such Lender agrees to do promptly).  If any Lender has determined to provide a notice under this Section 4.2(a), then such Lender shall use reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its lending office so as to eliminate the need for such notice by such Loan Party which may thereafter accrue, if such change in the good faith judgment of such Lender is not otherwise materially disadvantageous to such Lender.

(b)                                 If a Lender reasonably determines that, due to changes in Requirements of Law or in the interpretation or administration of any Requirement of Law by a Governmental Authority, in any case after the Closing Date, it is unlawful to maintain any LIBOR Revolving Loan or BA Equivalent Loan such LIBOR Revolving Loan or BA Equivalent Loan shall automatically convert to an ABR Revolving Loan or Prime Rate Revolving Loan, as applicable, and Borrower shall pay the interest thereon and amounts required under Section 4.4, either on the last day of the LIBOR Interest Period or BA Equivalent Interest Period, as applicable, thereof, if that Lender may lawfully continue to maintain such LIBOR Revolving

Loans or BA Equivalent Revolving Loans to such day, or promptly, if that Lender may not lawfully continue to maintain such LIBOR Revolving Loans.

4.3                               Increased Costs and Reduction of Return.

(a)                                  If any Lender reasonably determines that as a result of the introduction of or any change in the interpretation of any law or regulation implemented by a Governmental Authority, or such Lender’s compliance therewith, in each case after the Closing Date, there shall be an actual increase in the cost (excluding in each case for purposes of this Section 4.3(a), any such increased costs resulting from Taxes, as to which Section 4.1 shall govern) to such Lender of agreeing to make or making, funding or maintaining any LIBOR Revolving Loans or BA Equivalent Loans, then promptly upon receipt of a written notice from such Lender (with a copy of such notice to be sent to the Agent), the Borrower shall pay to the Agent for the account of such Lender, such additional amounts as are sufficient to compensate such Lender for such increased costs.  Payment required under Section 4.3(a) shall be made following a written demand that shows in reasonable detail the amount payable and the calculations used to determine such amount and shall include reasonable supporting documentation authenticating the claim, which written demand must be made within one hundred eighty (180) days of the date the Lender, or the Agent, as applicable, first became aware of such increased costs; provided, however, to the extent any such increase has retroactive effect beyond such one hundred eighty (180) days, Borrower shall pay increased costs arising therefrom.

(b)                                 If any Lender shall have reasonably determined that (i) the introduction of any Capital Adequacy Regulation, (ii) any change in any Capital Adequacy Regulation, (iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or (iv) compliance by such Lender or any corporation or other entity controlling such Lender with any Capital Adequacy Regulation required by such introduction or change, in each case after the Closing Date (including, for greater certainty, any such introduction or change having consequences of retroactive affect; provided, however, that a Loan Party shall not be responsible for any compensatory amounts under this Section 4.3(b) for any period prior to the Closing Date), affects or would affect the amount of capital required or expected to be maintained by such Lender or any corporation or other entity controlling such Lender and (taking into consideration such Lender’s or such corporation’s or other entity’s policies with respect to capital adequacy and such Lender’s desired return on capital) determines that the amount of such capital is increased as a consequence of its Revolving Credit Commitment, loans, credits or obligations under this Agreement, then, from time to time, promptly upon receipt of a written notice from such Lender to the Borrower through the Agent, the Borrower shall pay to such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender for such increase, in each case, except to the extent that such increased capital requirements have already been taken into account in the interest rates applicable under this Agreement.  Payment required under this Section 4.3(b) shall be made following a written demand that shows in reasonable detail the amount payable and the calculations used to determine such amount and shall include reasonable supporting documentation authenticating the claim.

(c)                                  In connection with any notice from the Lender to the Borrower to pay an additional amount as contemplated in clauses (a) and (b) above:

(i)                                     the Lender shall not make a claim for any amounts under clauses (a) or (b) above from the Borrower unless the Lender is making claims of its customers in similar circumstances to the Borrower generally; and

(ii)                                  any determination or allocation made pursuant to clauses (a) or (b) above shall be made on a reasonable basis and in the case of any allocation amongst the various borrowers of the Lender, such allocation shall be made in a fair and equitable manner.

4.4                               Funding Losses.

The Borrower shall reimburse each Lender, promptly upon such Lender’s written request (which request shall set forth the basis for requesting such amounts) for any loss or expense (including a customary breakage fee charged by the Agent) which such Lender sustains or incurs as a consequence of:

(a)                                  the failure of the Borrower to make on a timely basis any payment of principal of (x) any LIBOR Revolving Loan made to the Borrower or (y) any BA Equivalent Revolving Loan;

(b)                                 the failure of the Borrower (for a reason other than the failure of such Lender to make a Revolving Loan, in breach of its obligations under this Agreement), to prepay, borrow, continue or convert a Revolving Loan requested by or made to the Borrower after the Borrower has given a Notice of Borrowing or a Notice of Continuation/Conversion; or

(c)                                  the prepayment or other payment (including after acceleration thereof) of (x) any LIBOR Revolving Loan made to the Borrower on a day that is not the last day of the relevant LIBOR Interest Period or (y) any BA Equivalent Revolving Loan made to the Borrower on a day that is not the last day of the relevant BA Equivalent Interest Period;

including any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its LIBOR Revolving Loans or BA Equivalent Revolving Loans requested by or made to the Borrower or from fees payable to terminate the deposits from which such funds were obtained.  The Borrower shall also pay any reasonable and customary administrative fees charged by any Lender in connection with the foregoing.

4.5                               Inability to Determine Rates.

(a)                                  If the Agent reasonably determines that (i) for any reason adequate and reasonable means do not exist for determining the LIBOR Rate any proposed LIBOR Revolving Loan, or that the LIBOR Rate for any requested proposed LIBOR Revolving Loan does not adequately and fairly reflect the cost to the applicable Lenders of funding such LIBOR Rate Revolving Loan, the Agent will promptly so notify the Borrower and each applicable Lender.  Thereafter, the obligation of the applicable Lenders to make or maintain LIBOR Revolving Loans hereunder shall be suspended until the Agent revokes such notice in writing (which it shall do when the relevant circumstance no longer exists). Upon receipt of such notice, Borrower may revoke any Notice of Borrowing or Notice of Continuation/Conversion then submitted by it with respect to a LIBOR Revolving Loan.  If Borrower does not revoke such Notice, the applicable Lenders shall make, convert or continue the Revolving Loans, as proposed by Borrower, in the amount specified in the applicable notice submitted by Borrower, but such Revolving Loans shall be made, converted or continued as ABR Revolving Loans instead of LIBOR Revolving Loans.

(b)                                 If, by reason of circumstances affecting the money market in Canada generally, there is no market for bankers’ acceptances, (i) the right of the Borrower to request a BA Equivalent Revolving Loan shall be suspended until the circumstances causing a suspension no longer exist, and (ii) any Notice of Borrowing or Notice of Continuation/Conversion requesting a BA Equivalent Revolving Loan which is outstanding shall be deemed to be a request for a Prime Rate Revolving Loan.  The Agent shall promptly notify the Borrower of the suspension of the Borrower’s right to request a BA Equivalent Revolving Loan and of the termination of any suspension.

4.6                               Certificates of Agent.

If any Lender or the Agent claims reimbursement or compensation under this Article 4 (excluding claims relating covered by Section 4.1, which shall be governed by such Section), the Agent shall determine the amount thereof and shall deliver to the Borrower (with a copy to the affected Lender, if applicable) a certificate setting forth in reasonable detail the amount payable to the affected Lender or the Agent, as the case may be, and such certificate shall be conclusive and binding on the Borrower in the absence of manifest error.

4.7                               Survival.

The agreements and obligations of the Borrower and other Loan Parties in Sections 4.1, 4.3 and 4.4 shall survive the payment of all other Obligations.

ARTICLE 5 — BOOKS AND RECORDS; FINANCIAL INFORMATION; NOTICES

5.1                               Books and Records.

Each Loan Party shall maintain, at all times, correct and complete books, records and accounts in which complete, correct and timely entries are made of its transactions in accordance with, to the extent GAAP is applicable, GAAP applied consistently with the audited Financial Statements required to be delivered pursuant to Section 5.2(a).  Each Loan Party shall, by means of appropriate entries, reflect in such accounts and in all Financial Statements proper liabilities and reserves for all taxes and proper provision for depreciation and amortization of property and bad debts, all in accordance with GAAP.  Each Loan Party shall maintain at all times books and records pertaining to the Collateral in which it has an interest in such detail, form and scope as the Agent shall reasonably require.

5.2                               Financial Information.

The Borrower shall promptly furnish (or cause to be furnished) to the Agent, in such detail as the Agent shall reasonably request, for delivery to the Lenders, the following:

(a)                                  As soon as available, but in any event not later than one hundred and twenty (120) days after the close of each Fiscal Year, consolidated audited and consolidating unaudited balance sheets, and income statements, cash flow statements and changes in stockholders’ equity for the Borrower and its Subsidiaries for such Fiscal Year, and the accompanying notes thereto, and, beginning with the Fiscal Year ending on December 31, 2010, setting forth in each case in comparative form figures for the previous Fiscal Year, all in reasonable detail, fairly presenting the financial position and the results of operations of the Borrower and its Subsidiaries as at the date thereof and for the Fiscal Year then ended, and prepared in accordance with GAAP.  Such statements shall be examined in accordance with generally accepted auditing standards by and, in the case of such statements performed on a consolidated basis, accompanied by a report thereon unqualified as to scope by PricewaterhouseCoopers LLP or another nationally recognized independent chartered accountant.  Upon an Event of Default or Default that is continuing, upon the request of the Agent, each Loan Party agrees to request and hereby authorizes its chartered accountants, and at reasonable times and upon reasonable prior notice, and with Borrower present (who shall reasonably make itself available), to communicate directly with the Agent and, by this provision, authorizes those accountants to disclose to the Agent (with a copy to such Loan Party), any and all financial statements and other supporting financial documents and schedules relating to such Loan Party and to discuss directly with the Agent, the finances and affairs of such Loan Party; provided that the Borrower shall be given an opportunity to be present at any such discussion.  For greater certainty, no separate financial statements are required for Loan Parties on a stand alone basis.

(b)                                 As soon as available, but in any event not later than forty-five (45) days (or such earlier period as Agent and Borrower may agree) after the end of each fiscal month (beginning with fiscal month ended January 31, 2009), consolidated unaudited balance sheets of the Borrower and its Subsidiaries as at the end of such month and consolidated unaudited income statements and cash flow statements for the Borrower and its Subsidiaries for such month and for the period from the beginning of the Fiscal Year to the end of such month, all in reasonable detail, fairly presenting the financial position and results of operations of the Borrower and its Subsidiaries as at the date thereof and for such periods and prepared in accordance with GAAP applied consistently with the audited Financial Statements required to be delivered pursuant to Section 5.2(a) subject to normal year-end adjustments and the absence of footnotes and, beginning with the Fiscal Year ending on after December 31, 2010, setting forth in comparative form figures for the previous Fiscal Year.  The Borrower shall certify by a certificate signed by a Responsible Officer of the Borrower to the best of his knowledge that all such statements have been prepared in accordance with GAAP and present fairly the Borrower’s and each of its consolidated Subsidiaries’ financial position as at the dates thereof and its results of operations for the periods then ended, subject to normal year end adjustments and the absence of notes.  If the Borrower prepares, at any point in time, quarterly financial reports, it shall provide the Agent a copy of each such report within a reasonable period of completion thereof.  For greater certainty, no separate financial statements are required for Loan Parties on a stand alone basis.

(c)                                  With each of the audited Financial Statements delivered pursuant to Section 5.2(a), a certificate of the independent chartered accountants that examined such statements that, in examining such Financial Statements, they did not become aware of any fact or condition that the Borrower failed to comply with the financial covenant insofar as it relates to accounting matters, except for those issues, if any, described in reasonable detail in such certificate.

(d)                                 With each of the Financial Statements and reviews delivered pursuant to Section 5.2(a) and Section 5.2(b) above, a certificate of the Responsible Officer of the Borrower in the form attached hereto as Exhibit G.

(e)                                  Together with any Financial Statements delivered pursuant Section 5.2(a) above, copies of any actuarial report for any Pension Plan.

(f)                                    Not less than ninety (90) days following the beginning of Fiscal Year 2009 of the Borrower (being January 1, 2009) and not less than thirty (30) days following the beginning of each Fiscal Year of the Borrower thereafter, an annual business plan (to include forecasted consolidated balance sheets, income statements, cash flow statements and Capital Expenditures) for the Borrower on a consolidated basis as at the end of and for each month of such Fiscal Year including in reasonable detail, the material assumptions used in determining such forecasts.

(g)                                 Upon written request by the Agent, a copy of each annual report or other filing filed with the PBGC, the Canada Revenue Agency or other Governmental Authority with respect to each Plan of any Loan Party.

(h)                                 Promptly upon the filing thereof, copies of all reports, if any, to or other documents filed by the Borrower or any other Loan Party with the Ontario Securities Commission, the Securities and Exchange Commission under the Exchange Act, and/or with any other similar securities regulators or commissions of other jurisdictions.

(i)                                     Promptly after the receipt thereof by the Borrower or any other Loan Party, a copy of all management reports and management letters prepared for the

Borrower or any other Loan Party by any independent chartered accountants or independent certified public accountants of the Borrower or any other Loan Party.

(j)                                     At anytime after the Capital Stock of the Borrower or any Parent Company is traded on a nationally recognized exchange, promptly after becoming available, copies of any and all proxy statements, financial statements and reports which the Borrower or any other Loan Party generally makes available to its public shareholders (if any), other than the Sponsor.

(k)                                  On the 12th day and 23rd day (or, if the Oil Settlement Date is earlier or later than the 25th day of the month, two Business Days before the Oil Settlement Date) of each calendar month (with the information thereon to be as of such date for the period then ending (or the next succeeding Business Day if such day is not a Business Day)), a Borrowing Base Certificate for the Borrower; provided, that if (i) an Event of Default is in existence and is continuing or (ii) when Availability (exclusive of any Oil Settlement Date Reserve) on any date is less than an amount that is equal to (x), until the aggregate Revolving Credit Commitments are increased to a minimum of U.S.$100,000,000 (in accordance with Section 1.5 hereof), 10% of the aggregate Commitments, and (y), at all times thereafter, 15% of the Commitments, Borrower shall, at the request of Agent, deliver a Borrowing Base Certificate weekly until such time as Availability (exclusive of any Oil Settlement Date Reserve) is equal to or greater than an amount that is equal to 15% of the aggregate Commitments, for thirty (30) consecutive days and no Event of Default is in existence for thirty (30) consecutive days; provided, further, that if Borrower is delivering Borrowing Base Certificates and supporting information to the Agent on a weekly basis, the same shall be delivered not later than the third Business Day after the last Business Day of the previous week with the information thereon to be as of the last Business Day of such previous week; provided, that, Borrower shall have the option at all times to deliver weekly Borrowing Base Certificates with respect to Eligible Accounts (in accordance with the delivery requirements set forth above in respect of the weekly Borrowing Base Certificates).

(l)                                     Prior to the effectiveness thereof, copies of substantially final drafts of any proposed amendment, supplement, waiver or other modification with respect to the Bridge Facility and promptly after the execution thereof, copies of any executed amendment, supplement, waiver or other modification with respect to the Bridge Facility.

(m)                               On each Friday (or the next succeeding Business Day if such day is not a Business Day) of each calendar week, a report as of the immediately preceding Business Day of all Loan Parties’ Positions (including, as applicable, details of the Mark-to-Market Positions of all such assets and contracts for the period) in form and detail satisfactory to Agent and certifying that such Positions are in compliance with the Risk Management Policy, or such other report on such other day as Agent and Borrower may agree, acting reasonably.

(n)                                 Such additional information as the Agent and/or any Lender may from time to time reasonably request regarding the financial and business affairs of the Borrower or any other Loan Party.

5.3                               Notices to the Agent.

The Borrower shall notify the Agent in writing (and the Agent will distribute such information to the Lenders) of the following matters at the following times:

(a)                                  Promptly (but in no event later than two (2) Business Days) after a Responsible Officer of the Borrower has actual knowledge, or has actual knowledge of facts that a reasonable Person would conclude, that a Default or Event of Default has occurred;

(b)                                 Promptly (but in no event later than three (3) Business Days) after a Responsible Officer of the Borrower has actual knowledge, or has actual knowledge of facts that a reasonable Person would conclude, that an event or circumstance has occurred which would reasonably be expected to have a Material Adverse Effect;

(c)                                  Promptly (but in no event later than five (5) Business Days) after receipt by a Responsible Officer of the Borrower of any written notice of any violation by the Borrower or any other Loan Party of or any liability under any Environmental Law, or that any Governmental Authority has asserted in writing that the Borrower or any other Loan Party thereof is not in compliance with any Environmental Law or is investigating the Borrower’s or such Loan Party’s compliance therewith which, in either case, would reasonably be expected to have a Material Adverse Effect;

(d)                                 Promptly (but in no event later than five (5) Business Days) after receipt by a Responsible Officer of the Borrower of any written notice that the Borrower or any other Loan Party is or may be liable to any Person as a result of the Release or threatened Release of any Contaminant or that the Borrower or any other Loan Party thereof is subject to investigation by any Governmental Authority evaluating whether any remedial action is needed to respond to the Release or threatened Release of any Contaminant which, in either case, would reasonably be expected to have a Material Adverse Effect;

(e)                                  Promptly (but in no event later than five (5) Business Days) upon any change in (i) a Loan Party’s name as it appears in the province, state or other jurisdiction of its incorporation or (ii) a Loan Party’s jurisdiction of organization, province, state or other jurisdiction of incorporation or organization, (iii) a Loan Party’s type of entity, (iv) a Loan Party’s organizational identification number, (v) the location of Eligible Inventory included in the most recent Borrowing Base with a value in excess of $250,000 from a location of any Loan Party to another location of such Loan Party (other than any Eligible Inventory relocated to a location listed on Schedule 6.9 of this Agreement or a Collateral location listed on a prior written notice delivered by the Borrower or such Guarantor to the Agent under this clause ((e)) or (vi) a Loan Party’s location of chief executive office; provided, however, that if any of the foregoing changes are not permitted under this Agreement, the foregoing is not to be construed as permissive of same;

(f)                                    Promptly after a Responsible Officer of the Borrower knows or has reason to know (i) that a Reportable Event or Termination Event has occurred, and, when known, any action taken or threatened by the CRA, IRS, the Alberta Superintendent of Pensions, the DOL, the PBGC or any other Governmental Authority with respect thereto, or (ii) that a prohibited transaction (as defined in Sections 406 of ERISA and 4975 of the Code) has occurred, in either case with respect to clauses (i) and (ii) that would be reasonably likely to have a Material Adverse Effect; and

(g)                                 Promptly after the occurrence thereof:  (i) any failure by any Loan Party or any ERISA Affiliate to make a required instalment or any other required payment under Section 412 of the Code or as required by the EPPA or other applicable laws on or before the due date for such instalment or payment, if such failure would reasonably be expected to have a Material Adverse Effect; (ii) a Multiemployer Plan or Pension Plan has been or will be terminated and such termination would be reasonably likely to have a Material Adverse Effect; (iii) the administrator or plan sponsor of a Multiemployer Plan or Pension Plan initiates the termination of a Multiemployer Plan or Pension Plan as applicable, and such termination would be reasonably likely to have a Material Adverse Effect; (iv) the PBGC, the Alberta Superintendent of Pensions or other Governmental Authority has instituted proceedings to terminate a Multiemployer Plan or Pension Plan and such termination thereof would be reasonably likely to have a Material Adverse Effect.

5.4                               Collateral Reporting.

The Borrower on behalf of the Loan Parties shall provide the Agent with the following documents at the following times in form reasonably satisfactory to the Agent:

(a)                                  together with the delivery of each Borrowing Base Certificate (i) an aging report of such Loan Party’s Accounts, (ii) Inventory and Position reports in a level of detail reasonably acceptable to the Agent, (iii) a copy of the accounts payable sub ledger and (v) a report of the accrued accounts receivable in a level of detail reasonably acceptable to the Agent;

(b)                                 together with the financial statements delivered under Section 5.2(b), (i) a trial balance report, (ii) a reconciliation of the aging of accounts receivable in the general ledger to such financial statements, (iii) a reconciliation of the aging of accounts payable in the general ledger to such financial statements and (iv) a reconciliation of the listings of Inventory in the general ledger to such financial statements; and

(c)                                  promptly upon the reasonable request of the Agent, (i) a detailed calculation of the Eligible Accounts and Eligible Inventory of such Loan Party, (ii) copies of invoices in connection with such Loan Party’s Accounts, customer statements, credit memos, remittance advices and reports, deposit slips, shipping and delivery documents in connection with such Loan Party’s Accounts and for Inventory acquired by such Loan Party, purchase orders and invoices, (iii) a statement of the balance of any intercompany accounts, and (iv) such other reports as to the Collateral of such Loan Party as the Agent shall reasonably request from time to time.

If any of a Loan Party’s records or reports of any of the Collateral are prepared by an accounting service or other agent, such Loan Party hereby authorizes such service or agent to deliver such records, reports, and related documents to the Agent for distribution to the Lenders.

ARTICLE 6 — GENERAL WARRANTIES AND REPRESENTATIONS

Each Loan Party warrants and represents to the Agent and the Lenders that, except as hereafter disclosed to and accepted by the Agent, and the Required Lenders in writing:

6.1                               Authorization, Validity, and Enforceability of this Agreement and the Loan Documents.

(a)                                  Such Loan Party has the power and authority to execute, deliver and perform this Agreement and the other Loan Documents to which it is a party, to incur and/or guaranty, as applicable, the Obligations, and to grant to the Agent Liens upon and security interests in the Collateral in which it has an interest.

(b)                                 Such Loan Party has taken all necessary corporate action or other organizational action (including obtaining approval of its stockholders or other equityholders if necessary) to authorize its execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party.

(c)                                  This Agreement and the other Loan Documents to which it is a party have been duly executed and delivered by such Loan Party, and constitute the legal, valid and binding obligations of such Loan Party, enforceable against it in accordance with their respective terms (except as such enforceability may be subject to bankruptcy, insolvency, moratorium, reorganization, arrangement, voidable preference, fraudulent conveyance and other similar laws relating to or affecting the rights of creditors generally and except as the same may be subject to the effect of general principles of equity).

(d)                                 Such Loan Party’s execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party and the Acquisition Agreement do not and will not conflict with, or constitute a violation or breach of, or result in the imposition of any Lien upon the property of such Loan Party (other than Liens granted by such Loan Party under any of the Loan Documents and the Transaction Documents (as permitted hereunder and under the Intercreditor Agreement)) by reason of the terms of (a) any contract, mortgage, lease, agreement, indenture or instrument to which such Loan Party is a party or which is binding upon it to the extent such breach or violation would not have a Material Adverse Effect, (b) any Requirement of Law applicable to such Loan Party (other than those which are customarily satisfied after closing by filings or registrations made in connection with the Gibson Acquisition) or (c) the certificate or articles of incorporation, by laws or the limited liability company or limited partnership agreement or partnership agreement or other organizational documents of such Loan Party, except, in the case of the foregoing clause (a), to the extent such breach or violation would not have a Material Adverse Effect.

6.2                               Validity and Priority of Security Interest.

(a)                                  The provisions of this Agreement and the Security Documents to which such Loan Party is a party create legal and valid Liens on all Collateral in which it has an interest in favour of the Agent, for the ratable benefit of the Agent, the BP Provider and the other Lenders.

(b)                                 Upon the filing by the Agent of PPSA and Uniform Commercial Code financing statements, upon possession by the Agent of Collateral which can be perfected by possession only and upon “control” by the Agent of any deposit accounts located in the United States of America or other securities or securities accounts, in each case, to the extent, the Liens referred to in Section 6.2(a) shall then (to the extent the applicable foregoing required action has been taken with respect to such Liens in the relevant Collateral) constitute perfected and continuing Liens on all such Collateral in which a security interest or hypothec can be created and perfected under the applicable Uniform Commercial Code, PPSA and the Securities Transfer Act (Alberta) having priority over all other Liens on such Collateral, except for Permitted Liens, securing all the Obligations of such Loan Party and enforceable against such Loan Party.

6.3                               Organization and Qualification.

Such Loan Party (a) is duly formed, organized, incorporated or amalgamated, as the case may be, and validly existing in good standing under the laws of the province or state of its organization, incorporation or amalgamation, as the case may be, (b) is qualified to do business and is in good standing in the jurisdictions set forth in Schedule 6.3, which are the only jurisdictions in which qualification is necessary as of the Closing Date in order for it to own or lease its property and conduct its business except to the extent failure to be so qualified could not reasonably be expected to result in a Material Adverse Effect and (c) has all requisite power and authority to conduct its business and to own its property.

6.4                               Corporate Name; Prior Transactions.

Except as otherwise disclosed on Schedule 6.4, as of the Closing Date, such Loan Party has not, during the past five (5) years, been known by or used any other corporate or registered name, or been a party to any merger, consolidation or amalgamation, or acquired all or substantially all of the assets of any Person, or, to the best of its knowledge, acquired any of its property outside of the ordinary course of business.

6.5                               Subsidiaries.

Schedule 6.5 is a correct and complete list, as of the Closing Date, of the name and relationship to such Loan Party of each and all of such Loan Party’s Subsidiaries.

6.6                               Financial Statements and Projections.

(a)                                  On the Closing Date, the Loan Parties have delivered to the Agent and the Lenders the audited consolidated balance sheet and related statements of income, retained earnings and cash flows for Target for its fiscal year ending on December 31, 2007 accompanied by the report thereon of Target’s chartered accountants, PricewaterhouseCoopers.  The Loan Parties have also delivered to the Agent and the Lenders the unaudited consolidated balance sheet and related statements of income and cash flows for Target as of and for the fiscal quarters of Target’s current fiscal year ending on June 30, 2008 and September 30, 2008.  Such financial statements are attached hereto as Exhibit C.  All such financial statements have been prepared in accordance with GAAP (with a reconciliation to generally accepted accounting principles in the U.S. with respect to the last two fiscal years ending more than 90 days prior to the Closing Date) and present accurately and fairly in all material respects the consolidated financial position of Target as at the dates thereof and their results of operations for the periods then ended, subject, in the case of the interim financial statements, to normal year end adjustments.

(b)                                 The pro forma consolidated balance sheet and related statements of income and pro-forma levels of EBITDA of the Borrower and its Subsidiaries as at September 30, 2008 and for the 12 month period then ended, attached hereto as Exhibit C, have been and will be prepared in good faith based upon assumptions believed to be reasonable at the time made after giving effect to and as if the transactions contemplated by the Transaction had occurred on September 30, 2008 and the Closing Date had been such date.  The foregoing shall be prepared on a basis consistent with pro forma financial statements set forth in a registration statement filed with the Securities and Exchange Commission, including such additional adjustments as previously agreed to by Bridge Agents and/or their affiliates in connection with the Bridge Facility.

6.7                               Capitalization.

On the Closing Date, after giving effect to the Transaction, the authorized Capital Stock or other equity or partnership interests of each Loan Party are set forth on Schedule 6.7, and all such issued shares or other equity or partnership interests are validly issued and outstanding and are owned beneficially and of record by the Persons listed on Schedule 6.7.

6.8                               Solvency.

The Loan Parties are, when taken as a whole, Solvent after giving effect to the Transaction, the incurrence of the Bridge Facility, the Borrowings to be made on the Initial Funding Date and the issuance of the Letters of Credit to be issued on the Initial Funding Date.

6.9                               Real Property; Leases.

As of the Closing Date and updated reasonably promptly upon any changes to the information set forth therein, Schedule 6.9 hereto is a correct and complete list of: (a) the jurisdiction of the chief executive office of each Loan Party, (b) all Real Estate owned by each Loan Party, (c) all material leases and subleases of Real Estate by any Loan Party, as lessee or sublessee, (d) all material leases and subleases of Real Estate by any Loan Party, as lessor or sublessor and (e) all locations (other than those referred to in clauses (b), (c) and (d) above) of Inventory of each Loan Party (other than in-transit Inventory) having a value in excess of $250,000.

6.10                        Brokers.

As of the Closing Date, except as set forth on Schedule 6.10, there are no brokerage commissions, finders fees or investment banking fees payable in connection with any of the Loan Documents.

6.11                        Governmental Authorization.

No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, such Loan Party of this Agreement, or any other Loan Document or the Acquisition Agreement, except for (i) those which have been obtained and are in full force and effect (all as set forth on Schedule 6.11), (ii) filings and recordings with respect to Collateral to be made, or otherwise delivered to the Agent for filing and/or recordation as of the Closing Date or as otherwise permitted herein and (iii) those relating to the Acquisition Agreement the failure of which to take or obtain would not have a Material Adverse Effect.  No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Person other than a Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, such Loan Party of this Agreement, any other Loan Document except those the failure of which to obtain or take would not have a Material Adverse Effect.

6.12                        Proprietary Rights.

Schedule 6.12, sets forth, a complete list as of the Closing Date of all the registered, and in process unregistered, Proprietary Rights owned by a Loan Party.  To the knowledge of the Borrower, except as set forth on Schedule 6.12, as of the Closing Date, the Loan Parties own, or possess the right to use all Proprietary Rights that are reasonably necessary for the operation of their respective businesses.

6.13                        Bank Accounts.

Schedule 6.13 contains as of the Closing Date a complete and accurate list of all bank accounts maintained by such Loan Party with any bank or other financial institution.  All deposit accounts maintained by any Loan Party with any bank or other financial institution shall be subject to a Blocked Account Agreement, required to be in place to the extent set forth in Section 7.24 herein.

6.14                        Litigation.

Except as set forth on Schedule 6.14, as of the Closing Date, there is no pending, or to the best of such Loan Party’s knowledge threatened, action, suit, proceeding or counterclaim by any Person, or to the best of such Loan Party’s knowledge, investigation by any Governmental Authority, or any basis for any of the foregoing, which, in each case, would reasonably be expected to have a Material Adverse Effect.

6.15                        Labour Disputes.

Except as set forth on Schedule 6.15, as of the Closing Date (a) there is no collective bargaining agreement covering employees of such Loan Party, (b) no such collective bargaining agreement is scheduled to expire during the term of this Agreement, (c) to the best of such Loan Party’s knowledge, no union or other agent of a labour organization is seeking to organize, or to be recognized as, a collective bargaining unit of employees of such Loan Party or for any similar purpose, and (d) there is no pending or (to the best of such Loan Party’s knowledge) threatened, strike, work stoppage, material unfair labour practice claim, or other material labour dispute against or affecting such Loan Party or its employees, which, in the case of the matters specified above, would reasonably be expected to have a Material Adverse Effect.

6.16                        Environmental Laws.

Except as otherwise disclosed in Schedule 6.16, the Loan Parties and their Subsidiaries have complied in all material respects with all Environmental Laws and no Loan Party and no Subsidiary of a Loan Party nor any of its or their presently owned Real Estate or immovable or real property presently in its charge, management or control or presently conducted operations, is subject to any material enforcement order or Environmental Lien which would reasonably be expected to have a Material Adverse Effect.  There are no Environmental Liens affecting the Real Estate or the Collateral of any of the Loan Parties and their Subsidiaries that would reasonably be expected to have a Material Adverse Effect.

6.17                        No Violation of Law.

Such Loan Party is not in violation of any law, statute, regulation, ordinance, judgment, order or decree applicable to it, which violation would reasonably be expected to have a Material Adverse Effect.

6.18                        No Default.

Such Loan Party is not in default with respect to any note, indenture, loan agreement, mortgage, lease, deed, or other agreement to which such Loan Party is a party or by which it is bound, which default would reasonably be expected to have a Material Adverse Effect.

6.19                        Plans.

As of the Closing Date, except as specifically disclosed in Schedule 6.19:

(a)                                  Each Plan which is subject to or governed by ERISA or the Code is in compliance with the applicable provisions of ERISA, the Code and other federal or state law.  Each Plan in Canada is in compliance with the applicable provisions of the EPPA and other federal or provincial law in all material respects.  Each Plan which is intended to qualify under Section 401(a) of the Code has received a favourable determination letter from the IRS and to the knowledge of such Loan Party, nothing has occurred which would cause the loss of such qualification.  The

Borrower and each Loan Party, to the extent applicable, has made all required contributions to any Plan when due, and no application for a funding waiver or an extension of any amortization period has been made with respect to any Plan.

(b)                                 There are no pending or, to the knowledge of such Loan Party, threatened claims, actions or lawsuits or action by any Governmental Authority with respect to any Plan save routine claims for benefits.  There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan.

(c)                                  (i) No Termination Event or ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any material Unfunded Pension Liability; (iii) none of the Loan Parties has incurred, or reasonably expects to incur, any liability under the Income Tax Act (Canada) or the applicable federal, provincial or state laws with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv)  none of the Loan Parties has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multi employer Plan; (v)  none of the Loan Parties has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA; and (vi) no Lien (other than Permitted Liens) has arisen in respect of any Loan Party or its property in connection with any Plan (save for contribution amounts not yet due).

6.20                        Taxes.

Except as set forth on Schedule 6.20, such Loan Party has (a) filed or caused to be filed all federal (both Canada and the United States of America), provincial, state and other material Tax returns required to be filed (or extensions permitted under applicable law have been timely obtained with respect thereto), and (b) has paid or caused to be paid all federal (both Canada and the United States of America), state, provincial and other material Taxes (including material foreign Taxes), assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except for non-payment of any such Taxes, assessments, fees and other governmental charges permitted by Section 7.1.

6.21                        Regulated Entities; Margin Regulations.

(i)                                     None of the Loan Parties is an “Investment Company” within the meaning of the Investment Company Act of 1940.

(ii)                                  None of the Loan Parties is engaged or will engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock.

6.22                        Hedging Arrangements.

Such Loan Parties have not entered into any hedging arrangements with any Person which would qualify such hedging arrangement to be considered a “security”, “securities” or “securities account” or otherwise, for purposes of, or under, the Securities Transfer Act (Alberta) without notifying the Agent of the same and promptly taking all actions reasonably requested by the Agent under Section 7.35 in order to perfect that Agent’s Lien in respect thereof.

6.23                        No Material Adverse Effect.

No Material Adverse Effect has occurred since December 31, 2007.

6.24                        Full Disclosure.

(a)                                  None of the representations or warranties made by such Loan Party in any of the Loan Documents (except Hedge Agreements) as of the date such representations and warranties are made or deemed made, and none of the statements contained in any exhibit, report, statement or certificate furnished by or on behalf of such Loan Party in connection with any of the Loan Documents (except Hedge Agreements) contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered.

(b)                                 All written factual information (other than projections and general economic or specific industry information) that has been made available to the Agent by the Borrower or any of its representatives prior to the Closing Date in connection herewith, when taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made (including customary bank syndication practices).

6.25                        Material Agreements.

Schedule 6.25 hereto sets forth as at the Closing Date and updated reasonably promptly upon entering into (with Borrower making a determination that same is or is not as of such date) all Material Agreements to which such Loan Party is a party or is bound.  The Borrower has not received any notice of termination under any such agreements, except as otherwise notified to Agent.

6.26                        U.S. Loan Parties.

As of the Closing Date, the Loan Parties, whose jurisdiction of incorporation is in the United States, collectively, do not have any material levels of Inventory or Accounts or any material operations.

ARTICLE 7 — AFFIRMATIVE AND NEGATIVE COVENANTS

Each Loan Party covenants to the Agent and each Lender that so long as any of the Obligations remain outstanding (other than Contingent Obligations) or this Agreement is in effect:

7.1                               Taxes.

Such Loan Party shall pay and discharge as the same shall become due and payable (a) all material.  Taxes imposed upon it or its properties or assets unless the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by such Loan Party; and (b) all lawful tax claims which, if unpaid would by law become a Lien (other than a Permitted Lien) upon the Collateral.

7.2                               Legal Existence and Good Standing.

Except as otherwise permitted under Section 7.11, such Loan Party shall maintain its legal existence and its qualification and good standing in all jurisdictions in which the failure to maintain such existence and qualification or good standing would reasonably be expected to have a Material Adverse Effect.

7.3                               Compliance with Law and Agreements; Maintenance of Licenses.

Such Loan Party shall comply with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business (including the Federal Fair Labour Standards Act and Anti-Terrorism Laws), except where the failure to do so (other than Anti-Terrorism Laws) could not reasonably be expected to have a Material Adverse Effect.  Such Loan Party shall obtain and maintain all licenses, permits, franchises and governmental authorizations necessary to own its property and to conduct its business as conducted on the Closing Date, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

7.4                               Maintenance of Property; Inspection of Property.

(a)                                  Such Loan Party shall maintain all of its material property necessary and useful in the conduct of its business, in good operating condition and repair, ordinary wear and tear excepted and except to the extent obsolete, no longer usable by such Loan Party in its business or no longer necessary for the conduct or operation of such Loan Party’s business.

(b)                                 Such Loan Party shall permit representatives and independent contractors of the Agent (which representatives may be accompanied by representatives of any Lender) to visit and inspect any of its properties and the Collateral located on such properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom and to discuss its affairs, finances and accounts with its directors, officers and independent chartered accountants (for which discussions the officers of the Borrower shall be provided with an opportunity to participate), at such reasonable times during normal business hours and as soon as may be reasonably desired, upon reasonable advance notice to such Loan Party; provided, that only one such visit shall be required in any 12-month period and, at Agent’s discretion, a second such visit in any year may be required unless an Event of Default has occurred and is continuing, in which case the Agent may do any of the foregoing at any time and as many times in any year during normal business hours and without advance notice.  The Loan Parties shall be responsible for the costs and expenses of all such visits.  A written report of the results of such examination(s) shall be furnished by the Agent to the Borrower and the Lenders.

7.5                               Insurance.

(a)                                  The Borrower shall maintain on behalf of itself and all Loan Parties, with financially sound and reputable insurance companies not Affiliates of any Loan Party, insurance with respect to its properties and business against loss, damage and hazards of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons or otherwise reasonably acceptable to the Agent and the Required Lenders.  The Agent and the Required Lenders acknowledge that the Loan Parties’ insurance in place on the Closing Date, is acceptable to the Agent and the Required Lenders.

(b)                                 Such Loan Party shall cause the Agent, for the ratable benefit of the Agent and the Lenders, to be named as secured party and lender’s first loss payee (as its or their interests may appear) and first mortgagee with respect to insurance covering the Collateral, or additional insured as to liability, umbrella and automobile liability insurance, in a manner reasonably acceptable to the Agent.  Each such policy of insurance shall contain a clause or endorsement requiring the insurer to give not less than thirty (30) days’ prior written notice to the Agent in the event of cancellation of the policy for any reason whatsoever (other than for nonpayment of premiums, in which case not less than ten (10) days’ prior written notice is sufficient).  All premiums for such insurance shall be paid by such Loan Party when due, certificates of insurance if requested by the Agent or any Lender, and photocopies of the policies shall be delivered to the Agent, in each case in sufficient quantity for distribution by the Agent to each of the Lenders.

(c)                                  Unless the Borrower provide the Agent with evidence of the insurance coverage required by Section 7.5(a), the Agent may purchase casualty insurance, with prompt notice to the Borrower at the Loan Parties’ expense.  This insurance may, but need not, protect the interests of the Loan Parties.  The coverage that the Agent purchases may not pay any claim that any Loan Party makes or any claim that is made any Loan Party in connection with said coverage.  The Borrower may later cancel any insurance purchased by the Agent, but only after providing the Agent with evidence that the Loan Parties have obtained insurance as required by Section 7.5(a).  If the Agent purchases such insurance, the Loan Parties will be responsible for the costs of that insurance, until the effective date of the cancellation or expiration of the insurance.  The costs of the insurance shall be added to the Obligations.  The costs of the insurance may be more than the cost of insurance that the Loan Parties may be able to obtain on their own.

7.6                               Insurance Proceeds.

Such Loan Party shall promptly notify the Agent and the Lenders of any loss, damage or destruction to Collateral having a value in excess of $2,000,000 per casualty, whether or not covered by insurance.  The Agent is hereby authorized to collect all insurance and condemnation proceeds in respect of Collateral of such Loan Party.  At all times when an Event of Default is in existence and is continuing, Agent shall apply them to the Obligations in a manner that is consistent with Section 3.7 and in the order set forth in Section 3.7, provided, however, that if no Event of Default has occurred and is continuing, Agent shall promptly deliver such proceeds to the Loan Party.

7.7                               Environmental Laws.

Except where the failure to do so could not have a Material Adverse Effect, such Loan Party shall conduct, and shall cause each of its Subsidiaries that are Loan Parties to conduct, its business in compliance in all material respects with all Environmental Laws applicable to it or them, including, without limitation, those relating to the Loan Parties’ or such Subsidiary’s generation, handling, use, storage and disposal of Contaminants.  Except where the failure to do so could not have a Material Adverse Effect, the Loan Parties shall take, and shall cause their Subsidiaries which are Loan Parties to take, prompt and appropriate action to respond to any non-compliance or alleged non-compliance with Environmental Laws.

7.8                               Compliance with EPPA/ERISA/Pension Legislation.

Such Loan Party shall and shall cause its ERISA Affiliates to:

(a)                                  maintain each Plan which is subject to or governed by ERISA, the Code, the Income Tax Act (Canada), the EPPA or other federal, provincial or state law in compliance in all material respects with the applicable provisions of ERISA, the Code, the Income Tax Act (Canada), the EPPA, and other federal, provincial or state law, except where noncompliance would not be reasonably likely to have a Material Adverse Effect;

(b)                                 have no unfunded, solvency, or deficiency on windup liability and no accumulated funding deficiency (whether or not waived) as defined in Section 302 of ERISA or Section 412 of the Code or any amount of unfunded benefit liabilities (including as defined in Section 4001(a)(18) of ERISA) in respect of any Pension Plan, including any Pension Plan to be established and administered by it or them, except as would not be reasonably likely to have a Material Adverse Effect;

(c)                                  pay when due, all amounts required to be paid by it or them except, in respect of ERISA Affiliates only, where the failure to do so would not be reasonably likely to have a Material Adverse Effect;

(d)                                 not cause or permit to arise or exist any liability upon it or them or Lien on any of its or their property in respect of any Plan except, in respect of ERISA Affiliates only, as would not be reasonably likely to have a Material Adverse Effect;

(e)                                  cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualification, except where the failure to do so would not be reasonably likely to have a Material Adverse Effect;

(f)                                    make all required contributions to any Plan when due except, in respect of ERISA Affiliates, only where the failure to do so would not be reasonably likely to have a Material Adverse Effect;

(g)                                 not engage in a prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that could reasonably be expected to result in material liability; and

(h)                                 not engage in a transaction that could be reasonably expected to result in liability under Section 4069 or 4212(c) of ERISA, except as would not be reasonably likely to have a Material Adverse Effect.

7.9                               Bank Accounts.

Each Loan Party shall at all times maintain its principal depository banking relationship, including operating, administrative, cash management, collection and other principal depository accounts, with the Royal Bank; provided, however, that the foregoing requirement shall not prohibit each such Loan Party from maintaining other non-principal bank accounts with other financial institutions to the extent otherwise permitted hereunder.

7.10                        Amendments to Bridge Facility.

Such Loan Party shall not, directly or indirectly, amend, modify, supplement, waive compliance with or consent to any departure from any provision of the Bridge Facility Documents if such amendment, modification, supplement, waiver or consent would have the effect of (i) advancing the maturity date of any such Bridge Facility to a date that is earlier than the Stated Termination Date, or (ii) granting any Lien on the Collateral (other than Shared Collateral (as defined in and subject to the Intercreditor Agreement)) to secure the Bridge Facility.

7.11                        Mergers, Consolidations or Sales.

(a)                                  Such Loan Party shall not consummate any transaction of merger, amalgamation, reorganization or consolidation, or transfer, sell, assign, lease or otherwise dispose of (whether in one transaction or in a series of related transactions) all or substantially all of the Collateral (whether now owned or hereafter acquired), or issue or otherwise sell or transfer (whether in one transaction or in a series of related transactions) all or substantially all of its equity interests in such Loan Party, or wind up, liquidate or dissolve, except:

(i)                                     the merger, amalgamation, reorganization, consolidation, transfer, or sale of any Loan Party into another Loan Party that is domiciled in, has its jurisdiction of incorporation in, and is resident of, the same country (provided that in the case of any merger, amalgamation or consolidation, a Loan Party shall continue);

(ii)                                  the merger, amalgamation, reorganization, consolidation, transfer, or sale of any Loan Party (that is domiciled in, has its jurisdiction of incorporation in, and is resident of, the same country) into, with or to the Borrower, with Borrower continuing as Borrower;

(iii)                               the Transaction and the Permitted Reorganization may be consummated; and

(iv)                              Transfers permitted under Section 7.11(b) may be consummated.

(b)                                 Such Loan Party shall not transfer, sell, assign, lease or otherwise dispose of (each, a “Transfer”) all or any part of its property, except for:

(i)                                     sales of Inventory in the ordinary course of its business and leases of Fixed Assets;

(ii)                                  sales or other dispositions of property listed on Schedule 7.11;

(iii)                               sales or other dispositions of assets (other than Accounts and Inventory) by any Loan Party in the ordinary course of business that are (a) obsolete, (b) no longer useable by such Loan Party in its business or (c) no longer necessary for the conduct or operation of such Loan Party’s business;

(iv)                              Transfer of assets (other than Accounts and Inventory) to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such disposition are promptly applied to the purchase price of such replacement property;

(v)                                 Transfer of assets, other than Collateral (exclusive of any permitted use of cash in connection with such transfer under the definition of Permitted Investments) into a corporation, association, limited liability company, limited partnership or a joint venture in each case, that are Permitted Investments, in return for an equity interest in that entity;

(vi)                              the sale or discount, in each case without recourse and in the ordinary course of business, of overdue accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof consistent with customary industry practice (and not as part of any bulk sale or financing of receivables);

(vii)                           licenses of intellectual property (which shall be subject to Agent’s licence thereof, acknowledged by licensee);

(viii)                        sale and leasebacks permitted under this Agreement;

(ix)                                Transfers relating to or in connection with easements, rights-of-way, servitudes, statutory exceptions to title, restrictions and other similar charges, restrictions or encumbrances as to the use of real property or immaterial imperfections of title;

(x)                                   any settlement of or payment in respect of (provided no Event of Default has occurred and is continuing and otherwise subject to Sections 7.6 and 3.3 hereof) any property or casualty insurance claim or any condemnation proceeding relating to any property of any Loan Party;

(xi)                                Transfers permitted by Section 7.11(a), Distributions permitted by Section 7.12 or payments permitted by Section 7.16;

(xii)                             a disposition made as a part of a Permitted Investment;

(xiii)                          the Transaction and the Permitted Reorganization may be consummated;

(xiv)                         the Transfer of any property not constituting Collateral unless the Transfer of such property not constituting Collateral would have a Material Adverse Effect on the fair market value of the Collateral on the date of such Transfer;

(xv)                            the cross-licensing or licensing of intellectual property, in the ordinary course of business (which shall be subject to Agent’s licence thereof, acknowledged by licensee);

(xvi)                         the Transfer of any Excluded Subsidiary (or all or any portion of the assets of such Excluded Subsidiary) that is not a Loan Party;

(xvii)                      the transfer of property by any Loan Party to any other Loan Party; and

(xviii)                   Transfer of assets not otherwise permitted under this Section 7.11, provided that (a) any such transfer or disposition is not in connection with any (i) securitization plan or structure or (ii) any financing, (b) at the time of such Transfer, no Default or Event of Default shall exist and be continuing or would result from such Transfer, (c) the aggregate book value of all property disposed of pursuant to this clause shall not exceed $1,000,000 in any Fiscal Year or $2,000,000 in the aggregate after the Closing Date, (d) such transfer shall be for no less than the fair market value of such property at the time of such disposition and, (e) (1) in the case of Transfers of Accounts and Inventory solely for cash consideration, and (2) in the case of Transfers of any other assets, at least 75% of the consideration is payable in cash at the time of consummation of the transaction; provided, further, that if the Aggregate Revolver Outstandings exceed the lesser of (x) the Borrowing Base and (y) the Maximum Revolver Amount, as a result of such Transfer(s) (i) Borrower shall immediately pay to the Agent, for the account of the Lenders an amount equal to such difference, and (ii) the Agent shall have the unilateral right to re-determine the Borrowing Base eligibility calculations in accordance with the terms of this Agreement; and

(c)                                  Any Loan Party may engage in Permitted Acquisitions.

7.12                        Distributions; Capital Change; Restricted Investments.

(a)                                  Such Loan Party shall not directly or indirectly declare or make, or incur any liability to make, any Distribution, except,

(i)                                     Distributions among the Loan Parties;

(ii)                                  Distributions by the Borrower in the form of the Tax Dividend, provided that (x) the Lenders or the Agent have not declared any or all of the Obligations due and payable, (y) the Lenders have not terminated this Agreement or the Commitments and (z) there is sufficient Availability if the Tax Dividend is financed by the Revolving Loans;

(iii)                               Distributions by the Borrower relating to the repayment of the Sponsor Investment (from the proceeds of Revolving Loans) in connection with a successful Requested Increase in the Revolver Credit Commitments (completed in accordance with Section 1.5); provided, however, that, (i) the Revolving Credit Commitments, pursuant to such successful Request Increase, are in an aggregate amount of not less than U.S.$100,000,000, (ii) the Permitted Bridge Facility Refinancing Date has occurred, and (iii) no Default or Event of Default exists and is continuing.

(iv)                              Distributions in an amount equal to the Available Amount;

(v)                                 Distributions during each Fiscal Year in an aggregate amount not to exceed U.S.$2,000,000 during such Fiscal Year in order to reimburse any Parent Company for all administrative costs and expenses actually incurred by such Parent Company during such Fiscal Year, including organizational fees and expenses, legal fees and expenses and accounting fees and expenses;

(vi)                              Distributions in connection with the payment of Sponsor Fees;

(vii)                           Distributions in connection with the redemption or repurchase of the Capital Stock of any Loan Party held by officers, directors, consultants or employees or former officers, directors, consultants or employees of any Loan Party (or their transferees, estates or beneficiaries under their estates); provided that the aggregate cash consideration paid for all such redemptions or repurchases shall not exceed (x) U.S.$1,500,000 during any calendar year (with unused amounts being available to be used in the following calendar year, but not in any succeeding calendar year) plus (y) the net cash proceeds of any “key-man” life insurance policies that have not been applied to the payment of Distributions pursuant to this clause (vii);

(viii)                        Distributions to any Parent Company not in excess of $1,500,000 in the aggregate to permit such Parent Company to pay reasonable fees and expenses incurred in connection with any unsuccessful debt or equity offering by such Parent Company to the extent that the proceeds thereof were intended to be used for the benefit of the Borrower and its Subsidiaries;

(ix)                                The Borrower may make Distributions in the form of Capital Stock of the Borrower; and

(x)                                   Noncash repurchases of Capital Stock deemed to occur upon exercise of stock options or similar equity incentive awards if such Capital Stock represent a portion of the exercise price of, or tax liability due with respect to, such options or similar equity incentive awards;

(xi)                                Distributions not in excess of $2,000,000 in the aggregate to allow any Parent Company to make payments in cash, in lieu of the issuance of fractional shares, upon the exercise of warrants or upon the conversion or exchange of Capital Stock of any public entity that is a Loan Party or a Parent Company; and

(b)                                 Such Loan Party shall not make any investment, other than Permitted Investments; and

(c)                                  Such Loan Party shall not make any change in its capital structure which would reasonably be expected to have a Material Adverse Effect.

7.13                        Intentionally Deleted.

7.14                        Guarantees.

Such Loan Party shall not make, issue or become liable on any Guarantee, except:

(a)                                  Guarantees of the Obligations in favour of the Agent;

(b)                                 Guarantees in favour of the lenders and/or noteholders under the Bridge Facility;

(c)                                  endorsements of instruments for deposit in the ordinary course of business;

(d)                                 unsecured Guarantees by the Borrower or any Subsidiary of other obligations that do not constitute Debt (including those relating to operating leases, performance obligations and trade payables), in each case entered into in the ordinary course of business;

(e)                                  Guarantees permitted under the definition of Permitted Investments; and

(f)                                    Guarantees (subordinated on terms acceptable to the Agent) of any Loan Party of Debt for borrowed money of any joint ventures that are not Loan Parties, to the extent such Guarantees are Permitted Investments under clauses (t), (u), (v) or (w) of the definition thereof.

7.15                        Debt.

Such Loan Party shall not incur or maintain any Debt, other than:

(a)                                  the Obligations;

(b)                                 Debt described on Schedule 7.15;

(c)                                  Debt evidencing a refunding, renewal or extension of the Debt described on Schedule 7.15; provided that (i) the principal amount thereof is not increased, (ii) the Liens, if any, securing such refunded, renewed or extended Debt do not attach to any assets in addition to those assets, if any, securing the Debt to be refunded, renewed or extended, (iii) no Person that is not a Loan Party or guarantor of such Debt immediately prior to such refinancing shall become a Loan Party or guarantor thereof, and (iv) the terms of such refunding, renewal or extension are no less favourable to such Loan Party, the Agent or the Lenders than the original Debt;

(d)                                 Capital Leases of Fixed Assets and purchase money secured Debt incurred to purchase Fixed Assets provided that (i) Liens securing the same attach only to the Fixed Assets acquired by the incurrence of such Debt (and proceeds thereof) and (ii) the aggregate principal amount of such Debt (including Capital Leases and any such Debt described on Schedule 7.15) of all Loan Parties outstanding does not exceed the greater of (A) 2.0% of Consolidated Net Tangible Assets and (B) U.S.$15,000,000 at any time;

(e)                                  (i) intercompany Debt permitted under the definition of Permitted Investments, and (ii) Debt of any Loan Party to any Parent Company (provided that same is Subordinated Debt), to the Borrower or to any other Loan Party;

(f)                                    Subordinated Debt;

(g)                                 Debt in respect of the Bridge Facility, in the original principal amount of U.S.$570,000,000 plus any accrued pay-in-kind interest, capitalized interest, accrued interest, fees, discounts, premiums and expenses, in each case, in respect thereof;

(h)                                 Guarantees permitted by Section 7.14;

(i)                                     Debt under, or reimbursement obligations in respect of, letters of credit and bankers acceptances issued for performance, surety, appeal or indemnity bonds or with respect to workers’ compensation claims or other statutory obligations;

(j)                                     Debt arising from netting services, overdraft protection, cash management services and otherwise in connection with deposit, securities and commodities accounts in the ordinary course of business;

(k)                                  Debt that is unsecured (other than by a Lien qualifying as a Permitted Lien) in respect of workers’ compensation claims, bank guarantees, warehouse receipts or similar facilities, property casualty or liability insurance, take-or-pay obligations in supply arrangements, self-insurance obligations, performance, bid and surety bonds and completion guaranties, in each case in the ordinary course of business;

(l)                                     Debt arising from agreements providing for indemnification related to sales of goods or adjustment of purchase price or similar obligations in any case incurred in connection with the acquisition or permitted disposition of any business, assets or Subsidiary;

(m)                               Subordinated Debt issued in lieu of cash payments of Distributions permitted by Section 7.12;

(n)                                 Debt constituting a Permitted Investment (including obligations (contingent or otherwise) of any Loan Party existing or arising under any Hedge Agreement or other unsecured hedge arrangements, provided that such obligations are (or were) entered into by such Loan Party in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, currency translation or property held or reasonably anticipated to be held by such Loan Party, or changes in the value of securities issued by such Person, and not for purposes of speculation and as otherwise permitted by Section 7.31;

(o)                                 Debt owing to any insurance company in connection with the financing of any insurance premiums permitted by such insurance company in the ordinary course of business;

(p)                                 Subordinated Debt of any Person that becomes a Loan Party after the Closing Date as part of an acquisition, merger or consolidation or amalgamation or other Investment not prohibited hereunder, which Subordinated Debt exists at the time of such acquisition, merger or consolidation or amalgamation or other Investment; provided that (a) such Subordinated Debt exists at the time such Person becomes a Loan Party and is not created in contemplation of or in connection with such Person becoming a Loan Party (except to the extent such Indebtedness refinanced other Indebtedness to facilitate such Person becoming a Loan Party), (b) the aggregate principal amount of Subordinated Debt permitted by this clause (p) and Section 7.15(q) shall not at any one time outstanding exceed the greater of (i) 2.0% of Consolidated Net Tangible Assets and (ii) U.S.$15,000,000 at any time and (c) such Debt is not guaranteed in any respect by any Loan Party;

(q)                                 Subordinated Debt incurred to finance any acquisition or other Permitted Investment in an aggregate amount for all such Subordinated Debt together with the aggregate principal amount of Indebtedness permitted by Section 7.15(p) not to exceed the greater of (i) 2.0% of Consolidated Net Tangible Assets and (ii) U.S.$15,000,000 at any time;

(r)                                    (i) Debt representing deferred compensation or post retirement obligations to current or former officers, directors, consultants or employees (or their transferees, estates, or beneficiaries under their estates) of any Loan Party incurred in the ordinary course of business and (ii) Debt consisting of obligations of any Loan Party under deferred compensation or other similar arrangements incurred in connection with the Transactions and any Permitted Investment;

(s)                                  Debt that is unsecured and undertaken in connection with cash management and related activities with respect to any joint venture in the ordinary course of business, and (ii) Debt of any joint venture (regardless of the form of legal entity) that is not a Subsidiary arising in the ordinary course of business in connection with the cash management operations (including in respect of intercompany arrangements) of the Loan Parties.

(t)                                    Following the Permitted Bridge Refinancing Date, additional Debt of any Loan Party in an aggregate principal amount not to exceed the greater of (i) U.S.$15,000,000 at any one time outstanding, and (ii) 2.0% of Consolidated Net Tangible Assets;

(u)                                 Debt in respect of Taxes being contested in good faith and in accordance with laws or to the extent not constituting amounts due and owing but which are required to be accrued as liabilities on the Financial Statements in accordance with GAAP; and

(v)                                 Debt associated with and asset retirement and remediation liabilities to the extent not constituting amounts due and owing but which are required to be accrued as liabilities on the Financial Statements in accordance with GAAP.

7.16                        Prepayment; Repurchase and Redemption of Debt.

Such Loan Party shall not prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof, or make any payment in violation of any subordination terms of any Debt, except (i) the prepayment of the Obligations in accordance with the terms of this Agreement, (ii) the prepayment, redemption, purchase or defeasance of any Debt payable to any Loan Party, (iii) the payment of any obligations in respect of any Subordinated Debt in accordance with the terms of the subordination agreement (acceptable to Agent) applicable thereto, (v) any prepayment, redemption, purchase or defeasance of any of any Debt permitted under Section 7.15 in connection with any refinancing or replacement thereof, (vi) any prepayment of any Debt permitted under Section 7.15 required as a result of any sale, lease, transfer or other disposition of any property securing such Debt to the extent that such security is permitted under this Agreement, (vii) any prepayment, redemption, purchase or defeasance of any Debt permitted under Section 7.15 to the extent financed with the proceeds of other Debt permitted to be incurred under Section 7.15 (other than Revolving Loans), (viii) the prepayment, redemption, purchase or defeasance of Debt permitted under Section 7.15 with the proceeds of Revolving Loans or with cash from operations so long as Availability immediately after giving effect to any such prepayment, redemption, purchase or defeasance is equal to or greater than 50% of the Commitments and (ix) the prepayment, redemption, purchase or defeasance of Debt permitted under Section 7.15 made with the Available Amount.  For the avoidance of doubt, nothing in this Section 7.16 shall prohibit scheduled repayments or redemptions of Debt permitted by Section 7.15 or scheduled payments of interest, premiums or fees in respect of such Debt.

7.17                        Transactions with Affiliates.

Such Loan Party shall not enter into, or be a party to, any transaction with any Affiliate of such Loan Party which is not also a Loan Party, including without limitation any management, consulting or similar arrangement, except (a) as set forth on Schedule 7.17, (b) transactions specifically permitted pursuant to the other provisions of this Agreement, including without limitation Permitted Investments, (c) the Transactions, the Permitted Reorganization, any repayment or the Sponsor Investment and any Tax Dividend, (d) transactions upon fair and reasonable terms no less favourable to the Loan Party than it would obtain in a comparable arm’s length transaction with a Person that is not an Affiliate and (e) payment of permitted Sponsor Fees to Sponsor.  For the avoidance of doubt, this Section 7.17 shall not apply to permitted employment, bonus, incentive retention and severance arrangements with, and payments of compensation or benefits to or for the benefit of, current or former employees, consultants, officers or directors of any Loan Party.

7.18                        Use of Proceeds.

(a)                                  The proceeds of the Revolving Loans made and Letters of Credit issued after the Initial Funding Date are to be used (i) to repay the Sponsor Investment (provided, however, that (x) the aggregate Revolving Loan Commitments have been increased to a minimum of U.S.$100,000,000 (in accordance with Section 1.5), and (y) the Permitted Bridge Facility Refinancing Date has occurred); (ii) to replace or backstop existing letters of credit of any Loan Party, (iii) to finance payments in respect of Debt to the extent such payments are permitted by Section 7.16 and (iv) for working capital, capital expenditures, credit assurances and general corporate purposes of the Loan Parties not prohibited hereunder, including direct drawings to purchase Petroleum Inventory, to fund Contango Loans and to fund Permitted Investments (including Permitted Acquisitions, where such use of Revolving Loans are permitted thereunder); and

(b)                                 If doing so would violate Regulation T, U or X, such Loan Party shall not use any portion of the Revolving Loan proceeds, directly or indirectly, (i) to purchase or carry Margin Stock, (ii) to repay or otherwise refinance indebtedness of a Loan Party or others incurred to purchase or carry Margin Stock, (iii) to extend credit for the purpose of purchasing or carrying any Margin Stock.

7.19                        Business Conducted.

Such Loan Party shall not engage, directly or indirectly, in any material line of business substantially different from the Present Line of Business and reasonable extensions, developments and expansions thereof and any others ancillary or reasonably related thereto.

7.20                        Liens.

Such Loan Party shall not create, incur, assume or permit to exist any Lien on any Collateral now owned or hereafter acquired by any of them, except Permitted Liens.

7.21                        Sale and Leaseback Transactions.

Such Loan Party shall not, directly or indirectly, enter into any arrangement with any Person providing for any Loan Parties or any Subsidiary of a Loan Party to lease or rent Collateral that the Loan Parties or any Subsidiary of the Loan Parties has or will sell or otherwise transfer to such Person.

7.22                        New Subsidiaries.

Such Loan Party may not, directly or indirectly, organize, create, acquire or permit to exist any Subsidiary other than any direct or indirect Subsidiary existing on the Closing Date or any Subsidiary created in connection with the Permitted Reorganization.  Notwithstanding the foregoing, a Loan Party may organize, create or acquire a Subsidiary if (A) such Subsidiary is an

Excluded Subsidiary or (B) such Subsidiary promptly becomes a Guarantor hereunder and executed and delivered a Guarantor Adhesion Agreement (in the form attached as Exhibit H) and a Security Agreement and any other applicable Security Document or Loan Document and conducted and registered applicable UCC/PPSA registrations, and (C) if requested by the Agent, such Loan Party and such Subsidiary shall have delivered or caused to be delivered to the Agent legal opinions and other documents relating to matters described in this clause (B) above, which opinions and other documents shall be in form and substance, and (in the case of legal opinions) from counsel, reasonably satisfactory to the Agent.

7.23                        Fiscal Year.

Such Loan Party shall not change its Fiscal Year, other than in connection with the Permitted Reorganization or unless the Agent shall otherwise reasonably agree.

7.24                        Bank Accounts; Cash Management.

(a)                                  Each Loan Party shall establish on or before the Initial Funding Date (or such later date as the Agent shall agree in its reasonable judgement), and shall thereafter maintain, Receipt Accounts for collections of Accounts at Royal Bank, or such other banking institution reasonably acceptable to the Agent with whom a Receipt Account has been established, in each case subject to a Blocked Account Agreement, to which all Account Debtors, if directly depositing, shall be instructed to make payments on Accounts and where Loan Parties shall make all their deposits.  Each Loan Party may also maintain lock-box accounts and other lock-box arrangements with Royal Bank, or such other banking institution reasonably acceptable to the Agent to which Account Debtors are instructed to make payments on Accounts.  All funds in lock-box accounts shall be transferred on each Business Day to a Receipt Account established for the account of such Loan Party at Royal Bank, or such other banking institution reasonably acceptable to the Agent with whom a Receipt Account has been established, in each case subject to a Blocked Account Agreement.  Each Loan Party shall make collection of all of its Accounts and other payments in connection with any Collateral and other Collateral for the Agent, shall receive all payments as the Agent’s trustee and mandatory, and shall immediately deliver all payments into a Receipt Account established for the account of the Loan Party at Royal Bank, or such other banking institution reasonably acceptable to the Agent with whom a Receipt Account has been established, in each case subject to a Blocked Account Agreement. All such Blocked Account Agreements shall stipulate that upon written notice from the Agent (the “Activation Notice”), the only permitted use of balances on deposit in the applicable Receipt Account shall be the transfer of such balance to the Agent or such other banking institution reasonably acceptable to the Agent with whom a Receipt Account has been established, and such institution shall be irrevocably and unconditionally authorised to transfer, on each Business Day (or such longer intervals as the Agent may agree), all balances on deposit in such Receipt Accounts to such account or accounts as the Agent may from time to time designate for such purpose for application to the outstanding Obligations in accordance with the provisions of Section 3.7.  The Agent may only provide the Activation Notice when (i) an Event of Default described in subsection (a), (e), (f), (g), (h) or (i) of Section 9.1 of the Credit Agreement is in existence and is continuing; (ii) any other Event of Default described in Section 9.1 of the Credit Agreement is in existence and is continuing and has not been cured or waived by the Lenders within five (5) Business Days after written notice from the Agent, or (iii) Availability (exclusive of any Oil Settlement Date Reserve) on any date is less than an amount that is equal to 15% of the Commitments.

(b)                                 If sales of Inventory of a Loan Party are made or services are rendered for cash, the Loan Party shall promptly deliver to the Agent or deposit into a Receipt Account the cash which the Loan Party receives.

(c)                                  All payments in respect of the Obligations, including immediately available funds received by the Agent at a bank account designated by it, will be held by the Agent as the sole property and for the benefit of the Secured Parties and will be credited to the Loan Account of the Loan Party (conditional upon final collection) after allowing one (1) Business Day for collection.

7.25                        Intentionally Deleted.

7.26                        Fixed Charge Coverage Ratio.

The Borrower will maintain in any period when Availability (exclusive of any Oil Settlement Date Reserve) is less than an amount equal to (x), until the aggregate Revolving Credit Commitments are increased to a minimum of U.S.$100,000,000 (in accordance with Section 1.5 hereof), 10% of the Commitments, and (y), at all times thereafter, 15% of the Commitments, (in each case tested at the end of each month) a Fixed Charge Coverage Ratio for each period of twelve consecutive historical months beginning with the twelve months ending December 31, 2008, and continuing as the end of each month thereafter during the term of this Agreement of not less than 1.10:1.

7.27                        Corporate Documents.

Except as contemplated in the Permitted Reorganization, such Loan Party shall not amend or permit to be amended in any manner that would reasonably be expected to be materially adverse to the Agent or the Lenders, its charter, certificate or articles of incorporation, bylaws, articles of organization, limited liability agreement, operating agreement, members agreement, memorandum of association, shareholders agreement, partnership agreement, certificate of partnership, certificate of formation, voting trust agreement, or similar agreement or instrument governing the formation or operation of such Loan Party.

7.28                        Intentionally Deleted.

7.29                        Restrictive Agreements.

Such Loan Party shall not become a party to any agreement that conditions or restricts the right of such Loan Party to incur or repay the Obligations, to grant Liens on the Collateral (other than Permitted Liens) or to declare or make Distributions or to repay intercompany Debt, except:

(a)                                  the Loan Documents;

(b)                                 the Bridge Facility Documents;

(c)                                  such an agreement related to secured Debt permitted hereunder, if such restrictions apply only to the collateral for such Debt;

(d)                                 customary provisions in leases and other contracts restricting assignment thereof;

(e)                                  provisions contained in joint venture agreements and other similar agreements applicable to joint venture assets entered into in the ordinary course of business, including restrictions in connection with the joint venture assets relating to the Battle River facility;

(f)                                    customary restrictions and conditions contained in any agreement relating to any disposition of property permitted hereunder;

(g)                                 any agreement in effect at the time any Person becomes a Subsidiary that Borrower will designate as an Excluded Subsidiary, so long as such agreement was not entered into in contemplation of such Person becoming a Subsidiary;

(h)                                 restrictions imposed by any Subordinated Debt that are consistent with the definition thereof and acceptable to Agent; and

7.30                        Intentionally Deleted.

7.31                        Hedging Arrangements.

Such Loan Party shall not be a party to or in any manner be liable on any Hedge Agreement or unsecured hedge agreement other than those entered into in accordance with the Risk Management Policy or otherwise in the ordinary course of business in accordance with past practice.

7.32                        Special Provisions Regarding Accounts, Inventory and Other Collateral.

(a)                                  Each Loan Party hereby represents and warrants, with respect to such Loan Party’s Accounts, that: (i) each existing Account represents, and each future Account will represent, a bona fide sale or lease and delivery of goods by such Loan Party, or rendition of services by such Loan Party, in the ordinary course of such Loan Party’s business; (ii) each existing Account is, and each future Account will be, for a liquidated amount payable by the Account Debtor thereon on the terms set forth in the invoice therefor or in the schedule thereof delivered to the Agent, without any material offset, deduction, defence or counterclaim except those known to such Loan Party and disclosed to the Agent and the Lenders in respect of offsets, deductions, defences or counterclaims involving an amount not greater than (x) if such Account is an Eligible Account, $1,000,000 or (y) if such Account is not an Eligible Account, $5,000,000; (iii) no payment will be received with respect to any Account of such Loan Party, and no credit, discount or extension or agreement therefor will be granted on any Account of such Loan

Party, except as reported in Borrowing Base Certificates delivered hereunder or otherwise reported by such Loan Party to the Agent pursuant to the terms hereof; (iv) each copy of an invoice delivered to the Agent by such Loan Party will be a genuine copy of the original invoice sent to the Account Debtor named therein; and (v) all goods described in any invoice representing a sale of goods will have been delivered to the Account Debtor and all services of such Loan Party described in each invoice will have been performed, unless otherwise notified to the Agent.

(b)                                 No Loan Party shall re-date any invoice or sale or make sales on extended dating by more than ninety (90) days past the invoice date beyond that is customary in such Loan Party’s business, or extend or modify any Account (other than extensions and modifications made in the ordinary course of business or otherwise in excess of $1,000,000 in the aggregate for Eligible Accounts or $5,000,000 in the aggregate for Accounts when same not Eligible Accounts). If, at any time that Borrowing Base Certificates are required to be delivered on a more frequent than a bi-monthly basis hereunder, a Loan Party becomes aware of any matter adversely affecting the collectibility in any material respect of any of its Accounts or the Account Debtor therefor involving an amount greater than (i) $1,000,000 if such Account is an Eligible Account or (ii) $5,000,000 if such Account is not an Eligible Account, including a dispute or claim, or information regarding the Account Debtor’s creditworthiness, such Loan Party will promptly advise the Agent of the same.

(c)                                  No Loan Party shall accept any note or other instrument (except a cheque or other instrument for the immediate payment of money) with respect to any of its Eligible Accounts in excess of $1,000,000 in the aggregate for Eligible Accounts or $5,000,000 in the aggregate for Accounts when same not Eligible Accounts at any time outstanding, without the Agent’s prior written consent.  If the Agent consents to the acceptance of any such instrument, it shall be considered as evidence of the applicable Account and not payment thereof and the Loan Party will promptly deliver such instrument to the Agent, endorsed by such Loan Party to the Agent in a manner reasonably satisfactory in form and substance to the Agent.

(d)                                 No discount, credit or allowance shall be granted to any Account Debtor without the Agent’s prior written consent, except for discounts, credits and allowances made or given in the ordinary course of the applicable Loan Party’s business which shall not be in excess of $1,000,000 in the aggregate for Eligible Accounts or $5,000,000 in the aggregate for Accounts when same not Eligible Accounts when no Event of Default exists and is continuing.  Each Loan Party shall send the Agent a copy of each credit memorandum in excess of (x) $1,000,000, at any time that Borrowing Base Certificates are required to be delivered on a more frequent than bi-monthly basis hereunder or (y) $2,000,000, at any other time, when issued, and such Loan Party shall promptly report such credit on Borrowing Base Certificates submitted by it.

(e)                                  Each Loan Party shall promptly report to the Agent any return of previously sold (i) Eligible Inventory involving an amount in excess of (x) $1,000,000 or (ii) Inventory that is not Eligible Inventory involving an amount in excess of $5,000,000.  Each such report shall indicate the reasons for the returns and the locations and condition of the returned Inventory.  In the event any Account Debtor returns Inventory to a Loan Party when an Event of Default exists and is continuing, such Loan Party, upon the written request of the Agent, shall: (i) hold all returned Inventory in trust for the Agent; (ii) dispose of the returned Inventory solely according to the Agent’s written instructions; and (iii) not issue any credits or allowances with respect thereto without the Agent’s prior written consent.  All returned Inventory shall be subject to the Agent’s Liens thereon.  Whenever any Inventory is returned, the related Account shall be deemed ineligible to the extent of the amount owing by the Account Debtor with respect to such returned Inventory.

(f)                                    Each Loan Party represents and warrants to the Agent and the Lenders and agrees with the Agent and the Lenders that all of the Inventory owned by such Loan Party is and will be held for sale, or to be furnished in connection with the rendition of services, or to be utilized in the production of other Inventory, in the ordinary course of such Loan Party’s business, and is and will be at the time of sale fit for such purposes. Each Loan Party will keep its Inventory in good and marketable condition, except for damaged or defective goods arising in the ordinary course of such Loan Party’s business. Each Loan Party will not, without the prior written consent of the Agent, acquire or accept any Inventory on consignment or approval other than in the ordinary course of business in a manner consistent with past practices and, upon the reasonable request of the Agent, such Loan Party will provide the Agent with the details of any such arrangements.  Each Loan Party will maintain an inventory reporting system consistent with past practice or otherwise reasonably satisfactory to the Agent.  Each Loan Party will not, without the Agent’s written consent, sell any of its Inventory on a bill-and-hold, guaranteed sale, sale and return, sale on approval, consignment or other repurchase or return basis other than in the ordinary course of business in a manner consistent with past practices and, upon the reasonable request of the Agent, such Loan Party will provide the Agent with the details of any such arrangements.

(g)                                 In connection with all Inventory of a Loan Party financed by Letters of Credit, such Loan Party will, at the Agent’s request made after the occurrence and during the continuance of an Event of Default, instruct all suppliers, carriers, forwarders, customs brokers, warehouses or others receiving or holding cash, cheques, Inventory, documents of title or Instruments of such Loan Party in which the Agent holds a security interest to deliver them to the Agent and/or subject to the Agent’s order, and if they shall come into such Loan Party’s possession, to deliver them, upon request, to the Agent in their original form.  Each Loan Party shall also, at the Agent’s request made after the occurrence and during the continuance of an Event of Default, designate the Agent as the consignee on all bills of lading and other negotiable and non-negotiable documents of such Loan Party.

(h)                                 The Agent may, in its sole discretion, and shall, at the direction of the Required Lenders, pay any amount or do any act required of any Loan Party hereunder or requested by the Agent and/or Lenders to preserve, protect, maintain or, upon the occurrence of an Event of Default and exercise by the Agent and Lenders of their rights under Section 9.2 hereof, enforce the Obligations, the Collateral or the Agent’s Liens, and which the Loan Party fails to pay or do, including, without limitation, payment of any judgment against the Loan Party any insurance premium, any warehouse charge, any finishing or processing charge, any landlord’s or processor’s claim, and any other Lien upon or with respect to the Collateral.  All payments that the makes under this Section and all reasonable out-of-pocket costs and expenses that the Agent pay or incur in connection with any action taken hereunder shall be charged to the Borrower’s Loan Account as a Revolving Loan.  Any payment made or other action taken by the Agent and/or Lenders under this Section shall be without prejudice to any right to assert an Event of Default hereunder and to proceed thereafter as herein provided.

(i)                                     Each Loan Party hereby constitutes the Agent, or any person or agent the Agent may designate, as its attorney-in-fact, at the Borrower’s cost and expense to, upon the occurrence of an Event of Default which is continuing, exercise all of the following powers, which being coupled with an interest, shall be irrevocable until the earlier of (x) the cure or waiver of such Event of Default or (y) the date on which all Obligations to the Agent and the Lenders have been indefeasibly paid in full:

(i)                                     to receive, take, endorse, sign, assign and deliver, all in the name of the Agent or any Loan Party, as the case may be, any and all cheques, notes, drafts, and other documents or instruments relating to the Collateral;

(ii)                                  to, notwithstanding the foregoing, at all times (including prior to an Event of Default) at the Agent’s discretion, request from customers indebted on Accounts at any time, in the name of any Loan Party or in the name of the Agent’s designee, information concerning the amounts owing on the Accounts;

(iii)                               to transmit to customers indebted on Accounts notice of the Agent’s interest therein and to notify customers indebted on Accounts to make payment directly to the Agent for the requisite Loan Party’s account;

(iv)                              to take or bring, in the name of the Agent or any Loan Party, as the case may be, all steps, actions, suits or proceedings deemed by the Agent necessary or desirable to enforce or effect collection of the Accounts; and

(v)                                 to receive, open and dispose of all mail addressed to a Loan Party and to notify the postal authority of any change of address for delivery thereof to such address as Agent may designate.

(j)                                     Such Loan Party assumes all responsibility and liability arising from or relating to the use, sale or other disposition of the Collateral.  The Obligations shall not be affected by any failure of the Agent or any Lender to take any steps to perfect the

Agent’s Liens or to collect or realize upon the Collateral, nor shall loss of or damage to the Collateral release any Loan Party from any of the Obligations.  Following the occurrence and during the continuance of an Event of Default, the Agent may (but shall not be required to), and at the direction of the Required Lenders shall, without notice to or consent from any Loan Party, sue upon or otherwise collect, extend the time for payment of, modify or amend the terms of, compromise or settle for cash, credit, or otherwise upon any terms, grant other indulgences, extensions, renewals, compositions, or releases, and take or omit to take any other action with respect to the Collateral, any security therefor, any agreement relating thereto, any insurance applicable thereto, or any Person liable directly or indirectly in connection with any of the foregoing, without discharging or otherwise affecting the liability of any Loan Party for the Obligations or under this Agreement or any other agreement now or hereafter existing between the Agent and/or any Lender and any Loan Party.

7.33                        Risk Management Compliance; Certain Permitted Financial Instruments; and Certain NYMEX Transactions.

(a)                                  Risk Management Compliance.  Such Loan Party shall not enter into any transaction or permit to exist any material Position that is in violation of the Risk Management Policy, except transactions or Positions entered into in with a good faith belief that no such violation exists and where such violation is remedied as promptly as possible.  Such Loan Party shall not materially amend or change the risk management policies set forth in the Risk Management Policy in any material manner without the consent of the Agent.

(b)                                 Certain Permitted Financial Instruments.  Such Loan Party shall not write (i.e. sell) or otherwise participate in any swap, collar or similar agreement relating to Petroleum Inventory, or write (i.e. sell) any option, unless, with respect thereto, the counter-party (or guarantor to the obligations of such counter-party) at the time such financial instrument is made (i) has one or more long term unsecured and unenhanced debt obligations with an Investment Grade Rating, respectively, by either Moody’s or S&P, or (ii) is a Lender or an Affiliate of a Lender.

7.34                        Specified Contracts.

Such Loan Party shall not enter into any Specified Contracts (as defined in the Intercreditor Agreement) without the prior written consent of the Agent, unless the entering into of such Specified Contracts are permitted by the terms of the Intercreditor Agreement.

7.35                        Further Assurances.

Such Loan Party shall execute and deliver or cause to be executed and delivered to the Agent and/or the Lenders such documents and agreements, and shall take or cause to be taken such actions, as the Agent may, from time to time, reasonably request to carry out the terms and conditions of this Agreement and the other Loan Documents.

7.36                        References to “Borrower”.

In light of the Lenders’ requirement for disclosure of matters relating to not just the Borrower but also Target, all references to “the Borrower” in this Agreement shall be deemed to include Target prior to the Transaction and the Permitted Reorganization as if the transactions contemplated by the Gibson Acquisition had been completed in accordance with their terms.

7.37                        Closing Date Transactions.

As soon as practicable after establishment of the Total Facility and completion of the Transaction on the Closing Date, the Borrower and the other respective Loan Parties shall effect the Permitted Reorganization and otherwise complete the Loan Documents in accordance with their respective terms.  The Amalgamated Borrower, the new Subsidiaries that will be formed under the Permitted Reorganization and the amalgamating Loan Parties under the Permitted Reorganization shall promptly deliver the requisite Guarantor Adhesion Agreements, Security Agreements, UCC/PPSA registrations and any other Loan Document and undertake any other action required by the Agent.  Amalgamating Loan Parties shall also deliver an executed confirmation and acknowledgement agreement in form and substance satisfactory to the Agent dated the date hereof (the “Confirmation and Acknowledgement”) regarding, inter alia, confirmation that all security documents and all Loan Documents apply to the Amalgamated Borrower, and all other such amalgamating Loan Parties, together with such ancillary certificates, acknowledgements and legal opinions as may be reasonably required by the Agent in connection with any of the foregoing, all on terms and conditions satisfactory to the Agent, acting reasonably.

7.38                        U.S. Loan Parties.

Unless otherwise agreed to by the Agent, the Loan Parties, whose jurisdiction of incorporation is in the United States of America, shall not have any material levels of Inventory, Accounts or any material operations unless and until the conditions set forth in Section 8, as complied with by the Loan Parties whose jurisdictions of incorporation are in Canada, have been met.

7.39                        Parent Company.

Borrower shall cause its Parent Company to not, unless otherwise agreed to by the Agent (acting in its sole discretion), carry on any active business.  For the avoidance of doubt, the foregoing covenant shall not prohibit such Parent Company from (i) owning Capital Stock, cash, and Cash Equivalents, hedges or other securities (ii) the issuance of and performance of its obligations in respect of Capital Stock and Debt, (iii) the making of Distributions and the Transfer of property, (iv) hedging activities and financing activities, (v) actions required by law to maintain its existence and activities incidental to its maintenance and continuance and to any of the foregoing activities.

ARTICLE 8 — CONDITIONS OF LENDING

8.1                               Conditions to Effectiveness on the Closing Date.

The obligation of the Lenders to confirm that the Loan Documents are effective on the Closing Date, without any obligation on any Lender to make Revolving Loans available (prior to the

Conditions to Initial Funding being satisfied) and without any obligation on Agent and Lenders to issue any Letter of Credit on the Closing Date (prior to the Conditions to Initial Funding being satisfied), is subject to the following conditions precedent (the “Conditions to Effectiveness”) having been satisfied in a manner satisfactory to the Agent and each Lender or waived:

(a)                                  This Agreement and the other Loan Documents shall have been executed by each party thereto (other than, in the case of this Agreement, the Arrangers) and each Loan Party shall have performed and complied with all covenants, agreements and conditions contained herein and in the other Loan Documents which are required to be performed or complied with by such Loan Party before or on such Closing Date.

(b)                                 After giving effect to the consummation of the Transactions, the issuance of any Letters of Credit on the Initial Funding Date and with all obligations of each Loan Party current, the Borrower shall have (at its selection) (i) a Funded Debt to EBITDA Ratio of less than or equal to 4.5:1.0, calculating EBITDA for the trailing 12 month period at testing and including up to $40,000,000 (of cash on hand at the Borrower) in the calculation of Funded Debt, or (ii) a Funded Debt to EBITDA Ratio of less than or equal to 4.65:1.0, calculating EBITDA for the trailing 12 month period.

(c)                                  All representations and warranties (i) made by or on behalf of the Loan Parties in the Acquisition Agreement (as are material to the interests of the Lenders (acting in their discretion) but only to the extent that the Borrower has the right to terminate its obligations under the Acquisition Agreement as a result of a breach of such representations in the Acquisition Agreement) are true and correct, and (ii) the representation and warranties set forth in this Agreement are true and correct.

(d)                                 The Agent and the Lenders shall have received such opinions of counsel for the Loan Parties as the Agent or any Lender shall request, each such opinion to be in a form, scope, and substance reasonably satisfactory to the Agent, and its counsel.

(e)                                  The Agent shall have received:

(i)                                     Any PPSA or UCC financing statement required by the Security Documents or any other Loan Document or reasonably requested by the Agent to be filed, registered or recorded in order to create in favour of the Agent, for the benefit of the Agent and the Lenders, a perfected Lien on the Collateral, prior and superior in right to any other Person (other than Permitted Liens), and in proper form for filing, registration or recordation;

(ii)                                  Estoppel documentation and PPSA, UCC 3 or Civil Code (Quebec) termination statements (and similar termination statements or releases under other applicable laws) authorized for filing by the appropriate Person and such other instruments, in form and substance reasonably satisfactory to the Agent, as shall be necessary to terminate and satisfy all Liens on the Collateral of the Loan Parties and their respective Subsidiaries except Permitted Liens; and

(iii)                               the results of a search of tax and other Liens, and judgments and of the PPSA filings, UCC filings, and filings made pursuant to other applicable laws or statutes to perfect a security interest in Collateral of a Loan Party made with respect to each of the Loan Parties in the jurisdictions in which each Loan Party is organized and/or in which any Collateral is located and in which PPSA filings, UCC filings or filings made pursuant to other applicable laws or statutes to perfect a security interest in Collateral of a Loan Party have been made against any Loan Party in (i) hereinabove.

(f)                                    The Agent shall be reasonably satisfied with the terms and conditions of all material Debt (including, without limitation, the Bridge Facility and all Subordinated Debt) and related documents of the Loan Parties to remain outstanding after the Closing Date.

(g)                                 The Agent shall have received evidence reasonably satisfactory to the Agent that all requisite governmental and third party consents and approvals to (i) the Transaction, (ii) the Bridge Facility and (iii) the transactions contemplated by this Agreement and the other Loan Documents, have been obtained and remain in full force and effect; all applicable waiting periods shall have expired without any action being taken by any competent authority; and no law or regulation shall be applicable in the reasonable judgment of the Agent and the Lenders that restrains, prevents or imposes materially adverse conditions upon any of the Loan Documents, the Transaction Documents or the Bridge Facility Documents.

(h)                                 There shall exist no action, suit, investigation, litigation or proceeding pending or threatened in any court or before any arbitrator or governmental instrumentality that, in the reasonable judgment of the Agent, would reasonably be expected to (i) have a Material Adverse Effect or (ii) materially and adversely affect this Agreement or any of the other Loan Documents or any of the transactions contemplated hereby or thereby or otherwise referred to in clause (g) above.

(i)                                     Each Loan Party shall have used its reasonable commercial efforts to obtain and deliver to the Agent landlord waivers and bailee letters from landlords of each of the premises leased by such Loan Party on the Closing Date at which (for any such premises) Collateral is located on the Closing Date and from the public warehousemen at whose warehouses any Collateral pledged by such Loan Party is located on the Closing Date, in each case in form and substance reasonably satisfactory to the Agent, duly executed by, as appropriate, such landlords and warehousemen; provided, however, that the delivery of such agreements are not conditions to closing hereunder, but for each such location for which such an agreement is not delivered, the Agent may establish a reserve against the Borrowing Base, equal to the lesser of (i) the amount of applicable Availability from Eligible Inventory at the applicable location; or (ii) up to three (3) months’ rental and other charges for the applicable location.

(j)                                     The Loan Parties shall have paid (i) all fees and expenses of the Lenders, Arrangers and Agent incurred in connection with any of the Loan Documents and the transactions contemplated thereby, (ii) the Attorney Costs, and (iii) all fees and expenses as set forth in the Fee Letter.

(k)                                  The Agent shall have received evidence, in form, scope, and substance, reasonably satisfactory to the Agent, of all insurance coverage as required by this Agreement (including, without limitation, the certificates of insurance and other documents required by Section 7.5).

(l)                                     The Agent and the Lenders shall have had an opportunity, if they so choose, to examine the books of account and other records and files of each Loan Party and to conduct a pre closing field audit which shall include, without limitation, verification of Inventory, Accounts, the Borrowing Base, the assets purchased in connection with the Gibson Acquisition and the results of such examination and audit shall have been satisfactory to the Agent and the Lenders in all respects.

(m)                               The Transaction shall have been, or contemporaneously herewith be, duly consummated in accordance with the terms of the Acquisition Agreement without waiver or amendment thereof (other than any such waivers or amendments (including, without limitation, with respect to any representations and warranties in the Acquisition Agreement) as are not materially adverse to the Arrangers unless consented to by the Arrangers or on such other terms and conditions as are reasonably satisfactory to the Lead Arrangers on the Closing Date) and in compliance with all material applicable Requirements of Law, on terms reasonably acceptable to the Agent.  The Agent shall have received (x) copies of each of the Acquisition Agreement, including all amendments and schedules thereto, each certified as true and correct by an officer of the Borrower.

(n)                                 The Agent shall have received a certificate of an Officer of each of the Loan Parties, dated the Closing Date and certifying (A) that attached thereto is a true and complete copy of the certificate or articles of incorporation or other constitutive or organizational documents, in each case amended to date, of such Loan Party, (B) that attached thereto is a true and complete copy of such Loan Party’s by-laws or limited liability company agreement, as the case may be, as in effect on the date of such certificate and at all times since a date prior to the date of the resolution described in item (C) below, (C) that attached thereto is a true and complete copy of a resolution adopted by such Loan Party’s Board of Directors (or in the case of a Loan Party that is not a corporation, the equivalent governing body) authorizing the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party, and that such resolution has not been modified, rescinded or amended and is in full force and effect, (D) that such Loan Party’s certificate or articles of incorporation or other constitutive documents have not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished hereinabove, and (E) as to the incumbency and specimen signature of each of such Loan Party’s officers executing this Agreement or any other Loan Document delivered in connection herewith or therewith, as applicable; and a certificate of another of such Loan Party’s officers as to the incumbency and signature of its Secretary or Assistant Secretary, as the case may be.

(o)                                 The Agent shall have received certificates of status, certificates of good standing, existence or its equivalent with respect to each Loan Party and Target certified as of a recent date by the appropriate Governmental Authorities of the state or other jurisdiction of incorporation or organization of such Loan Party and Target and in each other jurisdiction in which qualification is necessary in order for such Loan Party and Target to own or lease its property and conduct its business.

(p)                                 The Agent shall be reasonably satisfied with the corporate and legal structure and capitalization of the Loan Parties after giving effect to the consummation of the Transaction, the Loan Documents and the Bridge Facility.

(q)                                 The Agent shall have received and been reasonably satisfied with the annual financial statements and interim financial statements referenced in Section 6.6(a), and the pro forma balance sheets of the Loan Parties referenced in Section 6.6(b).

(r)                                    The Bridge Facility shall have been, or shall contemporaneously herewith be closed in accordance with the Bridge Facility Documents (on terms substantially consistent with those set forth in the term sheet in respect thereof dated as of August 4, 2008, or on terms otherwise reasonably satisfactory to the Arrangers).

(s)                                  The Borrower shall have received on the Closing Date the Sponsor Equity Contribution in cash, and on terms satisfactory to the Arrangers, to pay a portion of the purchase price under the Transaction Documents.

(t)                                    The Borrower shall have received the Sponsor Investment in cash or on such other form as is reasonably acceptable to the Lead Arrangers.

(u)                                 Lenders shall have received from the Loan Parties the requisite information under the “know your customer” and Anti-Terrorism Laws.

(v)                                 Required Lenders and Arrangers shall have received the Risk Management Policy.

(w)                               Agent shall have received a fully executed copy of the Intercreditor Agreement.

(x)                                   Lenders shall have received a reasonably satisfactory solvency certificate of the Borrower and its Subsidiaries on a consolidated basis after giving effect to the Transactions.

(y)                                 Agent shall have received a fully executed copy of the Sponsor Management Agreement.

(z)                                   Target and Borrower shall have repaid all amounts outstanding under its existing credit lines, and all such existing credit lines shall have been cancelled permanently.

(aa)                            The Borrower shall obtain an assignment of the Acquisition Agreement in favour of the Agent, which shall include a seller acknowledgement regarding the right of

Agent, inter alia, to enforce the provisions and indemnities thereof, on terms and in substance satisfactory to the Agent.

(bb)                          The Agent and Lenders shall have completed all due diligence which they consider necessary or appropriate in their discretion in regard to the Loan Parties and the Target and their and its properties, assets, books and records, operations, prospects and condition (financial and otherwise).

Execution and delivery to the Agent by a Lender of a counterpart of this Agreement shall be deemed confirmation by such Lender that the decision of such Lender to execute and deliver to the Agent an executed counterpart of this Agreement was made by such Lender independently and without reliance on the Agent or any other Lender as to the satisfaction of any condition precedent set forth in this Section 8.1 and Section 8.2.

8.2                               Conditions Precedent to Making of the Revolving Loans and the Issuing of Letters of Credit (up to Initial Funding Date Amount) on the Initial Funding Date.

The obligation of any Lender to make a Revolving Loan (subject to a maximum amount equal to the Initial Funding Date Amount) on the Initial Funding Date, and the obligation of the Agent and Lenders to issue any Letter of Credit (subject to a maximum amount equal to the Initial Funding Date Amount) on the Initial Funding Date shall be subject to the Conditions to Effectiveness being satisfied and continuing to be satisfied on the Initial Funding Date (provided that to the extent such Conditions to Effectiveness relate to an earlier date, such Conditions to Effectiveness shall be true and correct as of such earlier date) and shall be subject to the following further conditions precedent (the “Conditions to Initial Funding”) that on and as of the date of such extension of credit:

(a)                                  The representations and warranties contained in this Agreement and the other Loan Documents are true and correct in all material respects on and as of the date of such extension of credit as though made on and as of such date, other than any such representation or warranty which relates to a specified prior date (which shall be correct as of such specified prior date) and except to the extent the Agent has been notified in writing by the Borrower that any representation or warranty is not correct and the Required Lenders have explicitly waived in writing compliance with such representation or warranty.

(b)                                 No event has occurred and is continuing, or would result from such extension of credit, which constitutes an Event of Default.

(c)                                  No such Borrowing shall exceed the applicable Availability or the applicable Borrowing Base, provided, however, that the foregoing conditions precedent in this Section 8.2 are not conditions to each Lender participating in or reimbursing Royal Bank or the Agent for such Lender’s Pro Rata Share of any Agent Advance or Overdraft Accommodation made in accordance with the provisions of Sections 1.2(j) and 1.2(k) or unreimbursed drawings under a Letter of Credit.

(d)                                 Agent shall have received and be reasonably satisfied with (i) the delivery of the Borrowing Base Certificate for the period and delivery of the requisite Notice of Borrowing (ii) if required by the Agent the interim unaudited consolidated financial statements of the Borrower for the period from the Closing Date to the Initial Funding Date, and (iii), if the Initial Funding Date is ninety (90) or more days past the Closing Date, and if required by Agent, an updated take over commercial finance exam by an appraiser acceptable to the Agent, which exam shall be reasonable satisfactory to the Agent having regard to matters revealed by the commercial finance exam delivered to the Arrangers prior to the Closing Date.

(e)                                  To the extent not previously delivered, all Collateral, Guarantees, Security Documents and other collateral documentation or Loan Documents, and all conditions under Section 8.1(e), shall have been, as applicable, delivered, met and satisfied.

8.3                               Conditions Precedent to Each Revolving Loan and Letter of Credit after the Initial Funding Date.

The obligation of any Lender to make a Revolving Loan, after the Initial Funding Date, and the obligation of the Agent and Lenders to issue any Letter of Credit after the Initial Funding Date shall, in each instance, be subject to the further conditions precedent that on and as of the date of any such extension of credit:

(a)                                  The following statements shall be true, and the acceptance by Borrower of any extension of credit shall be deemed to be a statement to the effect set forth in clauses (i) and (ii) with the same effect as the delivery to the Agent and the applicable Lenders of a certificate signed by a Responsible Officer of Borrower, dated the date of such extension of credit, stating that:

(i)                                     The representations and warranties contained in this Agreement and the other Loan Documents (except Hedge Agreements) are true and correct in all material respects on and as of the date of such extension of credit as though made on and as of such date, other than any such representation or warranty which relates to a specified prior date (which shall be correct as of such specified prior date) and except to the extent the Agent has been notified in writing by the Borrower that any representation or warranty is not correct and the Required Lenders have explicitly waived in writing compliance with such representation or warranty; and

(ii)                                  No event has occurred and is continuing, or would result from such extension of credit, which constitutes an Event of Default.

(b)                                 No such Borrowing shall exceed the applicable Availability or the applicable Borrowing Base, provided, however, that the foregoing conditions precedent in this Section 8.3 are not conditions to Lender participating in or reimbursing Royal Bank or the Agent for such Lender’s Pro Rata Share of any Agent Advance or Overdraft Accommodation made in accordance with the provisions of Sections 1.2(j) and 1.2(k) or unreimbursed drawings under a Letter of Credit.

8.4                               Obligations Incurred Prior to Initial Funding Date.

Notwithstanding any terms or conditions to the contrary herein or in any of the Loan Documents, (a) this Agreement and the other Loan Documents and all obligations of the Loan Parties thereunder shall be effective and binding upon the Borrower and the other Loan Parties on and effective as of the Closing Date, and (b) if in its or their sole discretion the Agent and Lenders, or Royal Bank as the BP Provider, make or extend to the Borrower any Bank Products or loans prior to the Initial Funding Date, same shall constitute Obligations and shall be evidenced and secured by the Loan Documents but shall not constitute any waiver or amendment of any of the conditions specified in Section 8.2 and 8.3 hereof.

ARTICLE 9 — DEFAULT; REMEDIES

9.1                               Events of Default.

It shall constitute an event of default (“Event of Default”) if any one or more of the following shall occur for any reason:

(a)                                  any failure by the Borrower to pay (i) principal of any Revolving Loan or any drawing under any Letter of Credit owing hereunder when due, whether upon demand or otherwise, or (ii) interest or premium on any Revolving Loan or Letter of Credit within three (3) Business Days after the due date therefore, whether upon demand or otherwise or (iii) any fee, expense, interest, premium or other Obligation owing hereunder or under any other Loan Document (except Hedge Agreements) within five (5) Business Days after the due date therefore, whether upon demand or otherwise;

(b)                                 any representation or warranty made or deemed made by any Loan Party in this Agreement or in any of the other Loan Documents (except Hedge Agreements), any Financial Statement or any certificate furnished by any Loan Party at any time to the Agent or any Lender shall prove to be untrue in any material respect as of the date on which made, deemed made or furnished;

(c)                                  (i) any default shall occur in the observance or performance of any of the covenants or agreements contained in any of Sections 5.2(a)-(d), 5.3, 7.5, 7.9 through 7.12, 7.14 through 7.20, 7.22, 7.24 or 7.26 of this Agreement; (ii) any default shall occur in the observance or performance of any of the covenants or agreements contained in Section 5.4 and such default shall continue for five (5) Business Days or more; (iii) any default shall occur in the observance or performance of any of the covenants or agreements contained in any of, 7.2, 7.13, 7.18, 7.23, 7.27, 7.29, 7.32 or 7.33, and such default shall continue for ten (10) Business Days or more after the earlier of (A) the date on which such failure shall first became known to any Responsible Officer of any Loan Party or (B) notice thereof is provided to the Borrower by the Agent; or (iv) any default shall occur in the observance or performance of any of the other covenants or agreements contained in any other Section of this Agreement or any other Loan Document (except Hedge Agreements) and such default shall continue for thirty (30) days or more after the earlier of (A) the date on which such failure shall first become known to any Responsible Officer of any Loan Party or (B) notice thereof is provided to the Borrower by the Agent or (v) any default shall occur in the observance or performance of any of the other covenants or agreements contained in any Hedge Agreement(s) or in any other material agreement(s) relating to Bank Products entered into at any time to which any Loan Party and the BP Provider, Agent or any Lender or any of their Affiliates are party and such default shall continue for more than the period of grace, if any, therein specified, if the effect thereof (with or without the giving of notice or further lapse of time or both) is the exercise by the BP provider, the Agent or such Lender or any of their Affiliates party to such Hedge Agreement(s) or such material agreement(s), as applicable, of its remedies thereunder (excluding rights of set off and rights exercised under Section 3.6) for an amount in excess of $5,000,000 in the aggregate for all such Hedge Agreements or such material agreements;

(d)                                 any default shall occur with respect to any Debt for borrowed money (other than the Obligations) of one or more of the Loan Parties in an outstanding principal amount which, individually or in the aggregate, exceeds $15,000,000 in the case of the Loan Parties, or under any agreement or instrument under or pursuant to which any such Debt for borrowed money may have been incurred by such Loan Party, and such default shall continue for more than the period of grace, if any, therein specified, if the effect thereof (with or without the giving of notice or further lapse of time or both) is to accelerate, or to permit the holders of any such Debt to accelerate, the maturity of any such Debt; or any such Debt shall be declared due and payable or be required to be prepaid (other than by a regularly scheduled required prepayment) prior to the stated maturity thereof; provided that this paragraph (d) shall not apply to (i) secured Debt that becomes due as a result of the sale, transfer, destruction or other disposition of the Property or assets securing such Debt if such sale, transfer, destruction or other disposition is permitted hereunder and under the documents providing for such Debt, or (ii) any Guarantees permitted hereunder except to the extent such Guarantees shall become due and payable by any Loan Party and remain unpaid after any applicable grace period or period permitted following demand for the payment;

(e)                                  any Loan Party (other than an Immaterial Subsidiary) shall (i) file a voluntary petition in bankruptcy or file a voluntary petition or an answer or file any proposal or notice of intent to file a proposal or otherwise commence any action or proceeding seeking reorganization, arrangement or readjustment of its debts or for any other relief under the federal Bankruptcy Code, as amended, the BIA, the CCAA or under any other bankruptcy or insolvency, liquidation, winding-up or similar act or law, state, provincial, federal or foreign, now or hereafter existing, or consent to, approve of or acquiesce in, any such petition, proposal, action or proceeding; (ii) apply for or acquiesce in the appointment of a receiver, assignee, liquidator, sequestrator, custodian, monitor, administrator, trustee or similar officer for it or for all or any material part of its property; (iii) make an assignment for the benefit of creditors; or (iv) be unable generally to pay its debts as they become due or shall admit in writing its inability to pay its debts generally as they become due;

(f)                                    an involuntary petition shall be filed or an action or proceeding otherwise commenced seeking reorganization, arrangement, consolidation or readjustment of the debts of any Loan Party (other than an Immaterial Subsidiary) or for any other relief under the federal Bankruptcy Code, as amended, BIA, the CCAA or under any other bankruptcy or insolvency, liquidation, winding-up or similar act or law, state, provincial, federal or foreign, now or hereafter existing and such petition or proceeding shall not be dismissed within sixty (60) days after the filing or commencement thereof or an order of relief shall be entered with respect thereto;

(g)                                 a receiver, assignee, liquidator, sequestrator, custodian, monitor, administrator, trustee or similar officer for any Loan Party (other than an Immaterial Subsidiary) or for all or any material part of its property, or any material part of the Collateral, shall be appointed or a warrant of attachment, execution or similar process shall be issued against all or any material part of the property of any Loan Party, or any material part of the Collateral, or any distress or analogous process is levied against all or any material part of the property of any Loan Party, or any material part of the Collateral;

(h)                                 except as expressly permitted hereunder, any Loan Party (other than an Immaterial Subsidiary) shall file a certificate of dissolution or like process under applicable state, provincial or federal law or shall be liquidated, dissolved or wound-up or shall commence or have commenced against it any action or proceeding for dissolution, winding-up or liquidation or shall take any corporate action in furtherance thereof or the Borrower, any material Loan Party or the other Loan Parties (taken as a whole) shall cease to carry on business;

(i)                                     all or any material part of the Collateral or all or a material part of the property of any Loan Party shall be nationalized, expropriated or condemned, seized or otherwise appropriated, or custody or control of such property or of any Loan Party shall be assumed by any Governmental Authority or any court of competent jurisdiction at the instance of any Governmental Authority, except where contested in good faith by proper proceedings diligently pursued where a stay of enforcement is in effect;

(j)                                     any Loan Document (except Hedge Agreements) shall be terminated (other than in accordance with its terms), revoked or declared void or invalid or unenforceable or a complaint or other legal proceeding seeking such relief shall be filed by any Loan Party;

(k)                                  one or more judgments, orders, decrees or arbitration awards is entered against one or more Loan Parties (other than any Immaterial Subsidiary) involving in the aggregate liability (to the extent not covered by independent third-party insurance) or an effective indemnity from a credit worthy third party Person acceptable to Agent of U.S. $15,000,000 or more (or the equivalent amount in another currency), individually or in the aggregate, and the same shall remain unsatisfied, unvacated and unstayed pending appeal for a period of thirty (30) days after the entry thereof;

(l)                                     there is filed against any Loan Party any action, suit or proceeding under any federal, state or provincial racketeering or similar statute (including the Proceeds of Crime Act and any criminal action under the Racketeer Influenced and Corrupt Organization Act of 1970), which action, suit or proceeding (i) is not dismissed within one hundred twenty (120) days, and (ii) would reasonably be expected to result in the confiscation or forfeiture of any material portion of the Collateral;

(m)                               for any reason other than (i) the failure of the Agent to take any action available to it to maintain perfection of the Agent’s Liens or (ii) by reason of the express release (by Agent) of Agent’s Liens permitted pursuant to the terms hereof, pursuant to the Loan Documents (except Hedge Agreements), any Loan Document (except Hedge Agreements) ceases to be in full force and effect or any Loan Document (except Hedge Agreements) is challenged by any Loan Party or any Lien with respect to any material portion of the Collateral intended to be secured thereby ceases to be, or is not, valid, perfected and prior to all other Liens (other than Permitted Liens) or is terminated (except in accordance with its terms), revoked or declared void;

(n)                                 (i) (A) an ERISA Event shall occur with respect to a Pension Plan or Multiemployer Plan which has resulted or would reasonably be expected to result in liability of any Loan Party under Title IV of ERISA or under the PBA to the Pension Plan, Multi-employer Plan, the PBGC or other applicable Governmental Authority; (B) any Loan Party or any ERISA Affiliate shall fail to pay when due, after the expiration of any applicable grace period, any instalment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount for all Multiemployer Plans (or the equivalent amount thereof in another currency); or (C) any Lien arises with respect to such Plan (save for contribution amounts not yet due); or (ii) a Termination Event shall occur which, in Agent’s reasonable determination, constitutes grounds for the termination under any applicable law, of any Plan or for the appointment by the appropriate Governmental Authority of a trustee for any Plan, or if any Plan shall be terminated or any such trustee shall be requested or appointed, or if Borrower is in default with respect to payments to a Multiemployer Plan or Plan resulting from their complete or partial withdrawal from such Plan and, in the cause of clauses (i) and (ii), such event or condition would reasonably be expected to result in a direct obligation of either Borrower or any other Loan Party to pay money that could have a Material Adverse Effect; or

(o)                                 any exercise of any Lien or any remedy of seizure, seizure and sale, garnishment, ‘notice to pay’ or similar remedy, under any statute, law or analogous process, in respect of Collateral in the aggregate value of $3,000,000;

(p)                                 any failure to repay any positive net Bank Products amount relating to Bank Products of the type described in clause (d) of the definition thereof within 3 Business Days of the Oil Settlement Date (or such other date) giving rise to such amount (through Revolving Loans in accordance with Section 1.2(h) or otherwise); or

(q)                                 there occurs a Change of Control.

9.2                               Remedies.

(a)                                  If an Event of Default exists and is continuing, the Agent may, in its discretion, and shall, at the direction of the Required Lenders, do one or more of the following at any time or times and in any order, without notice to or demand on the Loan Parties, except such notices and demands as are required under the terms of the Loan Documents:  (i) reduce the Maximum Revolver Amount or the advance rates against Eligible Accounts, Eligible Inventory and/or any other components used in computing the Borrowing Base or reduce one or more of the other elements used in computing the Borrowing Base (provided (x) if any such advance rate or other element is so reduced while a Default (and not an Event of Default) exists, such reduction may not be made to the extent such reduction would, at the time such reduction is made, require Borrower to repay any Obligations under the third sentence of Section 3.1(a) and (y) that if after any such advance rate or other element is so reduced, all Defaults and Events of Default have been cured or waived in accordance with the terms hereof, the applicable advance rate and/or other elements that were so reduced shall be reinstated to the rate or amount in effect immediately prior to such reduction); (ii) restrict the amount of or refuse to make Revolving Loans; and (iii) restrict or refuse to provide Letters of Credit.  If an Event of Default exists and is continuing, the Agent shall, at the direction of the Required Lenders, do one or more of the following, in addition to the actions described in the preceding sentence, at any time or times and in any order, without notice to or demand on any Loan Party:  (A) terminate the Commitments; (B) declare any or all Obligations to be immediately due and payable; provided, however, that upon the occurrence of any Event of Default described in Sections 9.1(e), 9.1(f), 9.1(g) or 9.1(h) as to a Loan Party or its property, the Commitments shall automatically and immediately expire and all Obligations shall automatically become immediately due and payable without notice or demand of any kind; (C) require each of the Borrower to cash collateralize all outstanding Obligations (contingent or otherwise) with respect to Letters of Credit issued for the account of Borrower; and (D) pursue its other rights and remedies under the Loan Documents and applicable law.

(b)                                 If an Event of Default has occurred and is continuing:  (i) the Agent shall have for the benefit of the Agent and the Lenders, in addition to all other rights of the Agent and the Lenders, the rights and remedies of a secured party under the Loan Documents and the UCC, the PPSA, the Civil Code of Quebec and other applicable laws; (ii) the Agent may, at any time, take possession of the Collateral and keep it on any Loan Party’s premises, at no cost to the Agent or any Lender, or remove any part of it to such other place or places as the Agent may desire, or the Loan Parties shall, upon the Agent’s demand, at the Loan Parties’ cost, assemble the Collateral and make it available to the Agent at a place reasonably convenient to the Agent; and (iii) the Agent may sell and deliver any Collateral at public or private sales, for cash, upon credit or otherwise, at such prices and upon such terms as the Agent deems advisable, in its sole discretion, and may, if the

Agent deems it reasonable, postpone or adjourn any sale of the Collateral by an announcement at the time and place of sale or of such postponed or adjourned sale without giving a new notice of sale.  Without in any way requiring notice to be given in the following manner, each Loan Party agrees that any notice by the Agent of sale, disposition or other intended action hereunder or in connection herewith, whether required by the UCC, the PPSA, the Civil Code of Quebec or otherwise, shall constitute reasonable notice to such Loan Party if such notice is mailed by registered or certified mail, return receipt requested, postage prepaid, or is delivered personally against receipt, at least ten (10) days prior to such action to such Loan Party’s address specified in or pursuant to Section 14.8.  If any Collateral is sold on terms other than payment in full at the time of sale, no credit shall be given against the Obligations until the Agent or the Lenders receive payment, and if the buyer defaults in payment, the Agent may resell the Collateral without further notice to the Loan Parties.  In the event the Agent seeks to take possession of all or any portion of the Collateral by judicial process, each Loan Party irrevocably waives:  (A) the posting of any bond, surety or security with respect thereto which might otherwise be required; (B) any demand for possession prior to the commencement of any suit or action to recover the Collateral; and (C) any requirement that the Agent retain possession and not dispose of any Collateral until after trial or final judgment.  Each Loan Party agrees that the Agent has no obligation to preserve rights to the Collateral or marshal any Collateral for the benefit of any Person.  The Agent is hereby granted a license or other right to use, without charge, upon the occurrence and during the continuance of an Event of Default each Loan Party’s labels, patents, copyrights, name, trade secrets, trade names, trademarks, and advertising matter or any similar property, necessary to the production of, advertising or selling any Collateral (subject in the case of trademarks and any property of similar nature, to sufficient rights to quality control and inspection in favour of the relevant Loan Party required under applicable law to avoid risk of invalidation of said trademarks and property of similar nature), and each Loan Party’s rights under all licenses and all franchise agreements shall inure to the Agent’s benefit for such purpose to the extent permitted therein.  The proceeds of sale shall be applied first to all expenses of sale, including attorneys’ fees, and then to the Obligations.  The Agent will return any excess to the applicable Loan Party and the applicable Loan Parties (jointly and severally in the case of the Borrower and the Guarantors with respect to Obligations owing by any of the Loan Parties, shall remain liable for any deficiency.

(c)                                  If an Event of Default occurs and is continuing, each Loan Party hereby waives all rights to notice and hearing prior to the exercise by the Agent of the Agent’s rights to repossess the Collateral without judicial process or to reply, attach or levy upon the Collateral without notice or hearing.

ARTICLE 10 — TERM AND TERMINATION

10.1                        Term and Termination.

(a)                                  The term of this Agreement shall end on the Stated Termination Date unless sooner terminated in accordance with the terms hereof.  The Agent, upon direction from the Required Lenders, may terminate Commitments (including any obligation to issue Letters of Credit, any obligation to provide Bank Products or Overdraft Accommodation and any obligation to make any other loans or credit extentions hereunder) without notice (other than as specifically required under this Agreement or any other Loan Documents) upon the occurrence of an Event of Default.  Upon the effective date of termination of such Commitments for any reason whatsoever, all Obligations (including all unpaid principal, accrued and unpaid interest) shall become immediately due and payable and the Borrower for whose account Letters of Credit were issued or Bank Products entered into shall immediately arrange for the cancellation and return, cash collateralization or backstop, of all Letters of Credit and cancellation or termination of all Bank Products, as applicable, then outstanding.

(b)                                 Upon the termination of this Agreement and the Loan Documents in accordance with the terms of this Agreement, upon the request of the Borrower, the Agent shall take such actions as may be required under Section 18(f) of the Security Agreement, with respect to providing documentary evidence of such release and termination.

ARTICLE 11 — AMENDMENTS; WAIVERS; PARTICIPATIONS; ASSIGNMENTS; SUCCESSORS

11.1                        Amendments and Waivers.

(a)                                  Subject to Section 14.25, no amendment or waiver of any provision of this Agreement or any other Loan Document (except Hedge Agreements), and no consent with respect to any departure by any Loan Party therefrom, shall be effective unless the same shall be in writing and signed by the Required Lenders (or by the Agent at the written request of the Required Lenders) and the Loan Parties which are parties to such Loan Document and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment or consent shall, unless in writing and signed by each Lender who is directly and adversely affected thereby and the Loan Parties which are parties to such Loan Document and acknowledged by the Agent, do any of the following:

(i)                                     increase (except in accordance with Section 1.5) or extend the Revolving Credit Commitment of any Lender or the Revolving Credit Commitment of any Lender;

(ii)                                  postpone or delay any date fixed by this Agreement or any other Loan Document (except Hedge Agreements) for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them)

hereunder or under any other Loan Document (except Hedge Agreements);

(iii)                               reduce the principal of, or the rate of interest specified herein (other than invocation and/or waiver of the Default Rate) on, any Revolving Loan or any fees or other amounts payable hereunder or under any other Loan Document (except Hedge Agreements);

(iv)                              change the percentage of the Revolving Credit Commitments or the Commitments or of the aggregate unpaid principal amount of the Revolving Loans, Revolving Loans, in each instance, which is required for the Lenders or any of them to take any action hereunder;

(v)                                 increases in the advance rates under the Borrowing Base above those set forth in the Agreement on the Closing Date;

(vi)                              change the provisions of Section 3.7;

(vii)                           amend this Section or any provision of this Agreement providing for the consent of all Lenders;

(viii)                        release of all or substantially all of the Guarantees of the Obligations or release all or substantially all of the Collateral (other than as permitted by Section 12.11);

(ix)                                change the definitions of “Required Lenders”, “Aggregate Revolver Outstandings” or “Stated Maturity Date” or “Change of Control”; or

(x)                                   increase (A) the Maximum Revolver Amount (other than in accordance with Section 1.5), (B) the Letter of Credit Subfacility, or (C) the Overdraft Accommodation Maximum Amount;

provided, however, the Agent may, in its sole discretion and notwithstanding the limitations contained in clause (ix) above and any other terms of this Agreement, make Agent Advances in accordance with Section 1.2(j) and Overdraft Accommodations in accordance with Section 1.2(k); and, provided further, that no amendment, waiver or consent shall, unless in writing and signed by the Agent, affect the rights or duties of the Agent under this Agreement or any other Loan Document and provided further, that Schedule 1.2 hereto (Lenders’ Commitments) may be amended from time to time by the Agent alone to reflect assignments of Commitments in accordance herewith and changes in Commitments in accordance with Section 1.5.

(b)                                 If, in connection with any proposed amendment, waiver or consent requiring the consent of all Lenders, the consent of the Required Lenders is obtained, but the consent of other Lenders is not obtained (any such Lender whose consent is not obtained being referred to herein as a “Non-Consenting Lender”), then, at the Borrower’s request, the Agent (so long as the Agent is not a Non-Consenting Lender or an Eligible Assignee shall have the right (but not the obligation) with the Agent’s approval (so long as the Agent is not a Non-Consenting Lender), to purchase from the Non-Consenting Lenders, and the Non-Consenting Lenders

agree that they shall sell, all the Non-Consenting Lenders’ Commitments and Revolving Loans in accordance with the procedures set forth in Section 11.2.

11.2                        Assignments; Participations.

(a)                                  Any Lender may, with the written consent of the Agent (which consents shall not be unreasonably withheld or delayed) and so long as no Event of Default has occurred and is continuing, with the written consent of the Borrower (which consent shall not be unreasonably withheld or delayed); provided, that the Borrower may not withhold its consent to an Eligible Assignee or to an assignment solely on the basis that the Eligible Assignee may have a claim under Section 4.1 if that claim is also available to the same extent to the Assigning Lender), assign and delegate to one or more Eligible Assignees (provided that no consent of the Agent or Borrower shall be required in connection with any assignment and delegation, by a Lender to an Affiliate of such Lender that is an Eligible Assignee (each an “Assignee”) all, or any ratable part of all, of the Revolving Loans, the Revolving Credit Commitment and the other rights and obligations of such Lender hereunder, in a minimum amount of U.S.$5,000,000 (and increments of U.S.$1,000,000 in excess of such amount) (or the Equivalent Amount thereof in CDN Dollars) (provided that, unless an assignor Lender has assigned and delegated all of its Revolving Loans and Revolving Credit Commitment, no such assignment and/or delegation shall be permitted unless, after giving effect thereto, such assignor Lender retains a Revolving Credit Commitment in a minimum amount of U.S.$5,000,000 (or the Equivalent Amount thereof in U.S. Dollars); provided, however, that the Borrower and the Agent may continue to deal solely and directly with such Lender in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Borrower and the Agent by such Lender and the Assignee; (ii) such Lender and its Assignee shall have delivered to the Borrower and the Agent an Assignment and Acceptance in substantially the form of Exhibit A (“Assignment and Acceptance”) and (iii) except for any replacement of a Non-Consenting Lender by the Borrower, in as such case the Borrower shall pay, the assignor Lender or Assignee has paid to the Agent a processing fee in the amount of $3,500.

(b)                                 From and after the date that the Agent notifies the assignor Lender that it has received an executed Assignment and Acceptance and payment of the above-referenced processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender under the Loan Documents, and (ii) the assignor Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

(c)                                  By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the Assignee thereunder confirm to and agree with each other and the other parties hereto as follows:  (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any other Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document furnished pursuant hereto or the attachment, perfection or priority of any Lien granted by a Loan Party to the Agent or any Lender in the Collateral of such Loan Party; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Loan Parties or the performance or observance by the Loan Parties of any of their obligations under this Agreement or any other Loan Document furnished pursuant hereto; (iii) such Assignee confirms that it has received a copy of this Agreement, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such Assignee will, independently and without reliance upon the Agent, Agent or such assigning Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such Assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers, including the discretionary rights and incidental power, as are reasonably incidental thereto; and (vi) such Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

(d)                                 Immediately upon satisfaction of the requirements of Section 11.2(a), this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom.  The Revolving Credit Commitment allocated to each Assignee shall reduce the Revolving Credit Commitment of the assigning Lender pro tanto.

(e)                                  Any Lender (the “originating Lender”) may at any time sell to one or more commercial banks, financial institutions or other Persons not Affiliates of any of Loan Parties or competitors of the Borrower (a “Participant”) participating interests in any Revolving Loans, the Commitment of that Lender and the other interests of that Lender hereunder and under the other Loan Documents; provided, however, that (i) the originating Lender’s obligations under this Agreement and the other Loan Documents shall remain unchanged, (ii) the originating Lender shall remain solely responsible for the performance of such obligations, (iii) the Loan Parties and the Agent shall continue to deal solely and directly with the originating Lender in connection with the originating Lender’s rights and obligations under this Agreement and the other Loan Documents, and (iv) no Lender shall transfer or grant any participating interest under which the

Participant has rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document (except to the extent that such amendment, waiver or consent both directly affects the Participant and would (a) increase or extend the Commitment of the originating Lender participated to such Participant, (b) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the originating Lender hereunder or under any other Loan Document, (c) reduce the principal of, or the rate of interest specified herein (other than the invocation or waiver of the Default Rate) on, any Revolving Loan owing to the originating Lender or any fees or other amounts payable to the originating Lender hereunder or under any other Loan Document, (d) change the definition of “Stated Termination Date” or “Required Lenders”, (e) release all or substantially all of the Guarantees or Liens on all or substantially all of the Collateral, or (f) effect similar matters set forth in Sections 11.1(a)(iv) and 11.1(a)(v), and all amounts payable by the Borrower hereunder shall be determined as if such Lender had not sold such participation; except that, if amounts outstanding under this Agreement are due and unpaid, or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set off in respect of its participating interest in amounts owing under this Agreement to the same extent and subject to the same limitation as if the amount of its participating interest were owing directly to it as a Lender under this Agreement.  A Participant shall not be entitled to receive any greater payment under Section 4.1 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant unless the sale of the participation to such Participant is made with Borrower’s prior written consent (which consent shall not be unreasonably withheld or delayed).

(f)                                    Notwithstanding any other provision in this Agreement, any Lender may at any time assign as security, create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement in favour of any FRB in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 CFR §203.14 or any other funding source of such Lender, and such FRB or funding source may enforce such pledge or security interest in any manner permitted under applicable law; provided, however, that such Lender shall remain a “Lender” under this Agreement and shall continue to be bound by all the terms and conditions set forth in this Agreement and the other Loan Documents.

11.3                        Replacement of Lenders.

If any Lender (i) is a Defaulting Lender or (ii) does not make a LIBOR Revolving Loan pursuant to Section 4.2 or fails to designate an alternate lending office pursuant to Section 4.1 or (iii) seeks indemnification for increased costs pursuant to Section 4.3 or (iv) is owed additional amounts pursuant to Section 4.1, which increased costs or additional amounts are not being incurred generally by the other Lenders, then the Borrower shall have the right, but not the obligation so long as no Event of Default is continuing, to (i) replace such Lender together, with other banks or financial institutions (the “Replacement Lender(s)”) reasonably acceptable to the Agent and with the Agent’s consent, which consent shall not be unreasonably withheld or delayed or (ii) prepay the Revolving Loans and/or permanently reduce the Commitments, in each case, without premium or penalty, of such Lender (which prepayments or reductions (i) shall be accompanied by accrued and unpaid interest on the principal amount so prepaid up to the date of such prepayment and (ii) shall not be subject to the Pro Rata Sharing provisions of the Agreement).  The Replacement Lender(s) shall execute Assignment(s) and Acceptance(s) pursuant to which it and they shall become a party hereto as provided in Section 11.2 and such assignment shall be effectuated in accordance with Section 11.2.  Upon compliance with the provisions for assignment provided in Section 11.2 (but provided that if the Defaulting Lender refuses or otherwise fails to execute the applicable Assignment and Acceptance within two (2) Business Days of a request to do so, it shall be deemed to have executed the Assignment and Acceptance by mere insertion of its name as “Assignor”), and the payment of amounts referred to in clause (a), the Replacement Lender(s) shall constitute “Lender(s)” hereunder and the Lender(s) being so replaced shall no longer constitute “Lender(s)” hereunder.  Any such replacement shall be effected within one hundred eighty (180) days after delivery of the Agent’s certificate under Section 4.1 or Section 4.6, as applicable, or the date the Lender became a Defaulting Lender, as applicable.

ARTICLE 12 — THE AGENT, ETC.

12.1                        Appointment and Authorization.

Each Lender hereby irrevocably designates and appoints the Royal Bank as its Agent under this Agreement and the other Loan Documents and each Lender hereby irrevocably authorizes the Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto.  Agent agrees to act as such on the express conditions contained in this Article 12.  Except for Section 12.9 and Section 12.10, the last sentence of 12.11(a), the second to last sentence in 12.15(c) and Sections 12.15(d) and (e), the provisions of this Article 12 are solely for the benefit of Agent and the Lenders and the Loan Parties shall have no rights as third party beneficiaries of any of the provisions contained herein.  Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent.  Without limiting the generality of the foregoing sentence, the use of the term “agent” in this Agreement with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law.  Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.  Except as expressly otherwise provided in this Agreement, the Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions which the Agent is expressly entitled to take or assert under this Agreement and the other Loan Documents, including (a) the determination of the applicability of ineligibility criteria with respect to the calculation of the Borrowing Base, as applicable, (b) the making of Agent Advances, or Overdraft Accommodation the exercise of remedies pursuant to Section 9.2, and any action so taken or not taken shall be deemed consented to by the Lenders.

12.2                        Delegation of Duties.

The Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys in fact (including for greater certainty, any branch or affiliate of the Agent) and shall be entitled to advice of counsel concerning all matters pertaining to such duties.  The Agent shall not be responsible for the negligence or misconduct of the Agent or attorney in fact that it selects as long as such selection was made without gross negligence or wilful misconduct.

12.3                        Liability of Agent.

Notwithstanding any terms herein to the contrary, none of the Agent-Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or wilful misconduct) or (ii) be responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by any Loan Party or any Subsidiary or Affiliate of any Loan Party or any officer thereof contained in this Agreement or in any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of any Loan Party or any other party to any Loan Document to perform its obligations hereunder or thereunder or (iii) be liable or responsible for any actions or inactions of a Defaulting Lender.  No Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect any of the properties, books or records of any Loan Party or any of the Subsidiaries or Affiliates of any Loan Party.

12.4                        Reliance by Agent.

The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Loan Party), independent accountants and other experts selected by the Agent.  The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.  The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders or, if so required, (or all Lenders if so required by Section 11.1) and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

12.5                        Notice of Default.

The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, unless the Agent shall have received written notice from a Lender or a Loan

Party referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default.”  The Agent will notify the Lenders of its receipt of any such notice.  The Agent shall take such action with respect to such Default or Event of Default as may be requested by the Required Lenders in accordance with Section 9.2; provided, however, that unless and until the Agent has received any such request, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable.

12.6                        Credit Decision.

Each Lender acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by the Agent hereinafter taken, including any review of the affairs of a Loan Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by the Agent-Related Person to any Lender.  Each Lender represents to the Agent that it has, independently and without reliance upon the Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their Affiliates, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower.  Each Lender also represents that it will, independently and without reliance upon the Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties.  Except for notices, reports and other documents expressly herein required to be furnished to the Lenders by the Agent, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any Loan Party which may come into the possession of any of the Agent Related Persons.

12.7                        Indemnification.

Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand the Agent Related Persons (to the extent not reimbursed by or on behalf of the Borrower and without limiting the obligation of the Borrower to do so), in accordance with their Pro Rata Shares, from and against any and all Indemnified Liabilities as such term is defined in Section 14.12; provided, however, that no Lender shall be liable for the payment to the Agent Related Persons of any portion of such Indemnified Liabilities to the extent resulting from such Person’s gross negligence or wilful misconduct as determined in a final non-appealable judgment of a court of competent jurisdiction.  Without limitation of the foregoing, each Lender shall reimburse the Agent upon demand for its Pro Rata Share of any costs or out of pocket expenses (including fees and expenses of counsel) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document or any document contemplated by or referred to herein, to the extent that the Agent is not reimbursed for such expenses by or on behalf of the Borrower.  The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of the Agent.

12.8                        Agent in Individual Capacity.

Royal Bank and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Borrower or any of its Subsidiaries or Affiliates as though Royal Bank were not the Agent hereunder and without notice to or consent of the Lenders.  Royal Bank or its Affiliates may receive information regarding the Borrower, its Subsidiaries, its Affiliates and Account Debtors (including information that may be subject to confidentiality obligations in favour of the Borrower or such Subsidiary or Affiliate) and the Lenders acknowledge that the Agent and Royal Bank shall be under no obligation to provide such information to them.  With respect to its Revolving Loans, Royal Bank and its Affiliates shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Agent, and the terms “Lender” and “Lenders” include each of Royal Bank in its individual capacity.

12.9                        Successor Agent.

The Agent may resign as Agent, upon at least 30 days’ prior written notice to the Lenders and the Borrower, such resignation to be effective upon the earlier of (a) the acceptance of a successor agent to its appointment as Agent, which successor agent, so long as an Event of Default is not continuing, shall have been consented to by the Borrower (which consent shall not be unreasonably withheld or delayed) and (b) the expiration of such 30 day period if no successor Agent accepts an appointment as Agent within 30 days after such initial notice period (60 days in total).  In the event that Royal Bank sells all of its respective Commitments and Revolving Loans including, as part of a sale, transfer or other disposition by Royal Bank of substantially all of its loan portfolio, Royal Bank shall resign as Agent, as applicable and such purchaser or transferee shall become the successor Agent, as applicable hereunder, which successor agent, so long as an Event of Default is not continuing, shall have been consented to by the Loan Parties (which consent shall not be unreasonably withheld).  Subject to the foregoing, if the Agent resigns under this Agreement, the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent, so long as an Event of Default is not continuing, shall have been consented to by the Borrower (which consent shall not be unreasonably withheld).  Without limitation to the Agent’s right to resign if no successor agent has been consented to by the Borrower or if no successor agent has accepted to act as such within the 30 days’ notice period, if no successor agent is appointed in accordance with the terms set forth above, the Agent may appoint, after consulting with the Lenders and the Borrower, a successor agent from among the Lenders.  Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Agent and the term “Agent” or “Agent” as applicable shall mean such successor agent and the retiring Agent’s appointment, powers and duties as Agent or Collateral shall be terminated.  After any retiring Agent’s resignation hereunder as Agent, the provisions of this Article 12 shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

12.10                 Withholding Tax.

If the IRS or any other Governmental Authority of the United States of America, the Canada Revenue Agency or any other Governmental Authority of Canada or other jurisdiction asserts a claim that the Agent and/or Borrower, as applicable, did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify the Agent and/or Borrower (or the Borrower on behalf of Borrower), as applicable, of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender shall indemnify the Agent and/or Borrower, as applicable, fully for all amounts paid, directly or indirectly, by the Agent and/or Borrower, as applicable, as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Agent and/or Borrower, as applicable, under this Section, together with all reasonable costs and expenses (including Attorney Costs).  The obligation of the Lenders under this subsection shall survive the payment of all Obligations and the resignation or replacement of the Agent.

12.11                 Collateral Matters.

(a)                                  The Lenders hereby irrevocably authorize the Agent to release and take such actions as may be necessary to release any of the Agent’s Liens upon any Collateral (i) upon the termination of the Commitments and payment and satisfaction in full by the Borrower of all Revolving Loans, reimbursement obligations in respect of Letters of Credit and all other Obligations (whether or not any of such obligations are due other than Contingent Obligations), and the termination of all outstanding Letters of Credit (or the deposit with the Agent of Supporting Letters of Credit in accordance with and as required by Section 1.3(h)); (ii) constituting property being sold or disposed of (other than to another Loan Party) if the applicable Loan Party certifies to the Agent that the sale or disposition is made in compliance with Section 7.11 (and the Agent may rely conclusively on any such certificate, without further inquiry); (iii) constituting property in which each of the Borrower certifies to the Agent that no Loan Party owned an interest at the time the Lien was granted or at any time thereafter (and the Agent may rely conclusively on any such certificate, without further inquiry); (iv) constituting property leased to a Loan Party under a lease which has expired or been terminated in a transaction permitted under this Agreement; or (v) as contemplated by the last sentence of this Section 12.11(a).  Except as provided above, the Agent will not release any of the Agent’s Liens without the prior written authorization of the Required Lenders; provided that the Agent may, in its discretion, release the Agent’s Liens on Collateral valued in the aggregate not in excess of $5,000,000 during each Fiscal Year without the prior written authorization of the Required Lenders.  Upon request by the Agent or Borrower at any time, the Lenders will confirm in writing the Agent’s authority to release any of the Agent’s Liens upon particular types or items of Collateral pursuant to this Section 12.11.  The Agent hereby agrees that, so long as no Default or Event of Default has occurred and is continuing, it shall return promptly to the Borrower all cash collateral held by the Agent from time to time in connection with any Letter of Credit issued hereunder for the account of Borrower upon the later of (x)

the satisfaction in full of all of the Obligations of Borrower with respect to such Letter of Credit and (y) the return and cancellation of such Letter of Credit (or, in the case of any cash collateral held by the Agent under clause sixth of either Section 3.7(a)(ii) with respect to a Letter of Credit, upon the cure or waiver in accordance with the terms hereof of the relevant Event of Default requiring such cash collateralization).

(b)                                 Upon receipt by the Agent of any authorization required pursuant to Section 12.11(a) from the Lenders of the Agent’s authority to release the Agent’s Liens upon particular types or items of Collateral, and upon at least three (3) Business Days prior written request by Borrower (or such shorter period as the Agent may agree), the Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the Agent’s Liens upon such Collateral; provided, however, that (i) the Agent shall not be required to execute any such document on terms which, in the Agent’s reasonable opinion, would expose the Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of the Loan Parties in respect of) all interests retained by the Loan Parties, including the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

(c)                                  The Agent shall have no obligation whatsoever to any of the Lenders to assure that the Collateral exists or is owned by Borrower or other Loan Party or is cared for, protected or insured or has been encumbered or that the Agent’s Liens have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to the Agent pursuant to any of the Loan Documents, it being understood and agreed that in respect of the Collateral or any act, omission or event related thereto, the Agent may act in any manner it may deem reasonably appropriate, in its sole discretion given the Agent’s own interest in the Collateral in its capacity as one of the Lenders and that the Agent shall have no other duty or liability whatsoever to any Lender as to any of the foregoing.

12.12                 Restrictions on Actions by Lenders; Sharing of Payments.

(a)                                  Each of the Lenders agrees that it shall not, without the express consent of the Agent, and that it shall, to the extent it is lawfully entitled to do so, upon the request of the Agent, set off against the Obligations, any amounts owing by such Lender to any of the Loan Parties or any accounts of any of the Loan Parties now or hereafter maintained with such Lender; provided, however, that, for greater certainty, the foregoing shall not apply to the Royal Bank in its capacity as a BP Provider who shall, subject to Section 12.12(b)(1), have the right of set off in respect of any Bank Product obligations.  Each of the Lenders further agrees that it shall not, unless specifically requested to do so by the Agent, take or cause to be taken any action to enforce its rights under this Agreement or any other Loan Document against any of the Loan Parties, including the commencement of any legal or equitable proceedings, to foreclose any Lien on, or otherwise enforce any security interest in, any of the Collateral.

(b)                                 If at any time or times any Lender shall receive (i) by payment, foreclosure, setoff or otherwise, any proceeds of Collateral or any payments with respect to the Obligations of a Loan Party to such Lender arising under or relating to, this Agreement or the other Loan Documents, except for any such proceeds or payments received by such Lender from the Agent pursuant to the terms of this Agreement or (ii) payments hereunder in excess of such Lender’s ratable portion of all such distributions hereunder with respect to the applicable Obligations, such Lender shall promptly (1) turn the same over to the Agent, in kind, and with such endorsements as may be required to negotiate the same to the Agent or in same day funds, as applicable, for the account of all of the applicable Lenders and for application to the applicable Obligations in accordance with Section 3.7 and thereafter all applicable provisions of this Agreement or (2) excluding in all cases the BP Provider, purchase, without recourse or warranty, an undivided interest and participation in the applicable Obligations owed to the other applicable Lenders so that such excess payment received shall be applied ratably as among the applicable Lenders in accordance with their Pro Rata Shares; provided, however, that if all or part of such excess payment received by the purchasing party is thereafter recovered from it, those purchases of participations shall be rescinded in whole or in part, as applicable, and the applicable portion of the purchase price paid therefor shall be returned to such purchasing party, but without interest except to the extent that such purchasing party is required to pay interest in connection with the recovery of the excess payment.

12.13                 Agency for Perfection.

Each Lender hereby appoints each other Lender as agent for the purpose of perfecting the Lenders’ security interest in assets which, in accordance with the PPSA, the Civil Code of Quebec, the UCC or any other applicable law can be perfected only by possession.  Should any Lender (other than the Agent) obtain possession of any such Collateral, such Lender shall notify the Agent thereof, and, promptly upon the Agent’s request therefor shall deliver such Collateral to the Agent or in accordance with the Agent’s instructions.

12.14                 Payments by Agent to Lenders.

All payments to be made by the Agent to the Lenders shall be made by external wire transfer or internal transfer of immediately available funds to each Lender pursuant to wire transfer instructions delivered in writing to the Agent on or prior to the Closing Date (or if such Lender is an Assignee, on the applicable Assignment and Acceptance) or pursuant to such other wire transfer instructions as each party may designate for itself by written notice to the Agent.  Concurrently with each such payment, the Agent shall identify whether such payment (or any portion thereof) represents principal, fees or interest on the Revolving Loans or otherwise.  Unless the Agent receives notice from Borrower prior to the date on which any payment is due to the applicable Lenders from Borrower that Borrower will not make such payment in full as and when required, the Agent may assume that Borrower has made such payment in full to the Agent on such date in immediately available funds and the Agent may (but shall not be so required), in reliance upon such assumption, distribute to each applicable Lender on such due date an amount equal to the amount then due such Lender from Borrower.  If and to the extent Borrower has not made such payment in full to the Agent, each Lender shall repay to the Agent on demand such amount distributed to such Lender, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to such Lender until the date repaid.

12.15                 Settlement of Revolving Loans.

(a)                                  Revolving Loans.  Each Lender’s funded portion of the Revolving Loans is intended by the Lenders to be equal at all times to such Lender’s Pro Rata Share of the outstanding Revolving Loans.  Notwithstanding such agreement, the Agent and the other Lenders agree (which agreement shall not be for the benefit of or enforceable by the Borrower) that in order to facilitate the administration of this Agreement and the other Loan Documents, settlement among them as to the Revolving Loans, the Agent Advances and the Overdraft Accommodations shall take place on a periodic basis in accordance with the following provisions:

(i)                                     The Agent shall request settlement (“Revolving Loan Settlement”) with the Lenders on at least a weekly basis or on a more frequent basis at the Agent’s election, (A) for itself, with respect to the Agent Advance and for Royal Bank, with respect to the Overdraft Accommodation, and (B) with respect to collections received, in each case, by notifying the Lenders of such requested Revolving Loan Settlement by telecopy, telephone or other similar form of transmission, of such requested Revolving Loan Settlement, no later than 12:00 noon (Toronto time) on the date of such requested Revolving Loan Settlement (the “Revolving Loan Settlement Date”).  Each Lender (other than the Agent in the case of Agent Advances and the Royal Bank in the case of Overdraft Accommodations) shall transfer the amount of such Lender’s Pro Rata Share of the outstanding principal amount of the Agent Advances and Overdraft Accommodations with respect to each Revolving Loan Settlement to the Agent, to the Agent’s account, not later than 2:00 p.m. (Toronto time), on the Revolving Loan Settlement Date applicable thereto (such transfer to be made in the same currency as the currency of the applicable Agent Advances and Overdraft Accommodations).  Revolving Loan Settlements may occur during the continuation of a Default or an Event of Default and whether or not the applicable conditions precedent set forth in Article 8 have then been satisfied.  Such amounts made available to the Agent or Royal Bank shall be applied against the amounts of the applicable Agent Advance or Overdraft Accommodation and, together with the portion of such Agent Advance or Overdraft Accommodation representing Royal Bank’s Pro Rata Share thereof, shall constitute Revolving Loans of such Lenders.  If any such amount is not transferred to the Agent by any Lender on the Revolving Loan Settlement Date applicable thereto, the Agent shall be entitled to recover such amount on demand from such Lender together with interest thereon (in the same respective currency or currencies as the applicable amount or amounts to be recovered) at the Prime Rate or ABR as applicable for the first three (3) days from and after the Revolving Loan Settlement Date and thereafter at the Interest Rate then applicable to Prime Rate Revolving Loans or ABR Revolving Loans, for itself, with respect to the Agent Advance and the Royal Bank with respect to the Overdraft Accommodation.

(ii)                                  Notwithstanding the foregoing, not more than one (1) Business Day after demand is made by the Agent (whether before or after the occurrence of a Default or an Event of Default and regardless of whether the Agent has requested a Revolving Loan Settlement with respect to an Agent Advance or Overdraft Accommodation), each other Lender (A) shall irrevocably and unconditionally purchase and receive from Royal Bank or the Agent, as applicable, without recourse or warranty, an undivided interest and participation in such Agent Advance or Overdraft Accommodation equal to such Lender’s Pro Rata Share of such Agent Advance or Overdraft Accommodation and (B) if Revolving Loan Settlement has not previously occurred with respect to such Agent Advances or Overdraft Accommodations, upon demand by Royal Bank or Agent, as applicable, shall pay to Royal Bank or Agent, as applicable, as the purchase price of such participation an amount equal to one hundred percent (100%) of such Lender’s Pro Rata Share of such Agent Advances or Overdraft Accommodations.  If such amount is not in fact made available to the Agent by any Lender, the Agent shall be entitled to recover such amount on demand from such Lender together with interest thereon (in the same respective currency or currencies as the relevant Agent Advances or Overdraft Accommodations, as the case may be) at the Prime Rate or ABR, as applicable for the first three (3) days from and after such demand and thereafter at the Interest Rate then applicable to Prime Rate Revolving Loans or ABR Revolving Loans.

(iii)                               From and after the date, if any, on which any Lender purchases an undivided interest and participation in any Agent Advance or Overdraft Accommodation pursuant to clause (ii) above, the Agent shall promptly distribute to such Lender, such Lender’s Pro Rata Share of all payments of principal and interest and all proceeds of Collateral received by the Agent in respect of such Agent Advance or Overdraft Accommodation.

(iv)                              Between Revolving Loan Settlement Dates, the Agent, to the extent no Agent Advances or Overdraft Accommodations are outstanding, may pay over to Royal Bank any payments received by the Agent, which in accordance with the terms of this Agreement would be applied to the reduction of the Revolving Loans, for application to Royal Bank’s Revolving Loans.  If, as of any Revolving Loan Settlement Date, collections received since then immediately preceding Revolving Loan Settlement Date have been applied to Royal Bank’s Revolving Loans (other than to Agent Advances or Overdraft Accommodations in which such Lender has not yet funded its purchase of a participation pursuant to clause (ii) above), as provided for in the previous sentence, Royal Bank shall pay to the Agent for the accounts of the Lenders, to be applied to the outstanding Revolving Loans of such Lenders, an amount such that each Lender shall, upon receipt of such amount, have, as of such Revolving Loan Settlement Date, its Pro Rata Share of the Revolving Loans.  During the period between Revolving Loan Settlement Dates, Agent with respect to Agent Advances or Royal Bank with respect to Overdraft Accommodations, and each Lender with respect to the Revolving Loans other than Agent Advances or Overdraft Accommodations, shall be entitled to interest at the applicable rate or rates payable under this Agreement on the actual average daily amount of funds employed by Royal Bank, the Agent and the other Lenders but subject to Sections 12.15(c) and (d) with respect to a Defaulting Lender.

(v)                                 Unless the Agent has received written notice from a Lender to the contrary, the Agent may assume that the applicable conditions precedent set forth in Article 8 have been satisfied and the requested Borrowing will not exceed Availability on any Funding Date for a Revolving Loan.

(b)                                 Lenders’ Failure to Perform.  All Revolving Loans (other than Agent Advances and Overdraft Accommodations) shall be made by the Lenders simultaneously and in accordance with their Pro Rata Shares.  It is understood that (i) no Lender shall be responsible for any failure by any other Lender to perform its obligation to make any Revolving Loans hereunder, nor shall any Revolving Credit Commitment of any Lender be increased or decreased as a result of any failure by any other Lender to perform its obligation to make any Revolving Loans hereunder, (ii) no failure by any Lender to perform its obligation to make any Revolving Loans hereunder shall excuse any other Lender from its obligation to make any Revolving Loans hereunder, and (iii) the obligations of each Lender hereunder shall be several, not joint and several.

(c)                                  Defaulting Lenders.  Unless the Agent receives notice from a Lender on or prior to the Closing Date or, with respect to any Borrowing after the Closing Date, at least one Business Day prior to the date of such Borrowing, that such Lender will not make available as and when required hereunder to the Agent that Lender’s Pro Rata Share of a Borrowing, the Agent may assume that each Lender has made such amount available to the Agent in immediately available funds on the Funding Date.  Furthermore, the Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount.  If any Lender has not transferred its full Pro Rata Share to the Agent in immediately available funds and the Agent has transferred a corresponding amount to the Borrower on the Business Day following such Funding Date that Lender shall make such amount available to the Agent, together with interest (in the same currency as the related Borrowing) at the Prime Rate for that day.  A notice by the Agent submitted to any Lender with respect to amounts owing shall be conclusive, absent manifest error.  If each Lender’s full Pro Rata Share is transferred to the Agent as required, the amount transferred to the Agent shall constitute that Lender’s Revolving Loan for all purposes of this Agreement.  If that amount is not transferred to the Agent on the Business Day following the Funding Date, the Agent will notify the Borrower of such failure to fund and, within one (1) Business Day after demand by the Agent, the Borrower shall pay such amount to the Agent for the Agent’s account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the Interest Rate applicable at the time to the Revolving Loans comprising that particular Borrowing.  The failure of any Lender to make any Revolving Loan on any Funding Date shall not relieve any other Lender of its obligation hereunder to make a Revolving Loan on that Funding Date.  No Lender shall be responsible for any other Lender’s failure to advance such other Lenders’ Pro Rata Share of any Borrowing.

(d)                                 Retention of Defaulting Lender’s Payments.  The Agent shall not be obligated to transfer to a Defaulting Lender any payments made by the Borrower to the Agent for the Defaulting Lender’s benefit; nor shall a Defaulting Lender be entitled to the sharing of any payments hereunder.  Amounts payable to a Defaulting Lender shall instead be paid to or retained by the Agent and any such payments shall in the discretion of the Agent be held in a non-interest bearing account or otherwise invested as Agent shall see fit; provided that the amount of any such payments shall be returned to the Borrower, if Borrower is entitled to same under the terms of this Agreement, promptly following the removal of the Defaulting Lender pursuant to Section 12.15(e).  Notwithstanding any other terms hereof, the Defaulting Lender shall not be entitled to interest in any amounts returned by Agent.  In its discretion, to the extent the Borrower has not reduced the Commitments by repaying the outstanding borrowed Commitments of the Defaulting Lenders, the Agent may loan the Borrower the amount of all such payments received or retained by it for the account of such Defaulting Lender.  Any amounts so loaned to the Borrower shall bear interest at the rate applicable to Prime Rate Revolving Loans and for all other purposes of this Agreement shall be treated as if they were Revolving Loans to Borrower, provided, however, that for purposes of voting or consenting to matters with respect to the Loan Documents and determining Pro Rata Shares, such Defaulting Lender shall be deemed not to be a “Lender” or “Lender”.  Notwithstanding any other terms hereof, until a Defaulting Lender cures its failure to fund its Pro Rata Share of any Borrowing such Defaulting Lender shall not be entitled to any portion of the Commitment Fee as set forth above and the amount of any such Commitment Fee previously paid to the Agent shall be returned to the Borrower promptly following the removal of the Defaulting Lender pursuant to Section 12.15(e). if (i) the Agent received such Commitment Fee at a time when the Lender was a Defaulting Lender, (ii) the Agent has not paid over such amount to Defaulting Lender, and (iii) to the extent requested by Borrower. This Section shall remain effective with respect to such Lender until such time as the Defaulting Lender shall no longer be in default of any of its obligations under this Agreement.  The terms of this Section shall not be construed to increase or otherwise affect the Revolving Credit Commitment of any Lender or relieve or otherwise excuse the performance by the Borrower of its duties and other obligations hereunder.

(e)                                  Removal of Defaulting Lender.  At the Borrower’s or Agent’s request, the Agent or an Eligible Assignee reasonably acceptable to the Agent and the Borrower shall have the right (but not the obligation) to purchase from any Defaulting Lender, and each Defaulting Lender shall, upon such request, sell and assign to the Agent or such Eligible Assignee, all of the Defaulting Lender’s outstanding Commitments hereunder.  Such sale shall be consummated promptly after the Agent has arranged for a purchase by the Agent or an Eligible Assignee pursuant to an Assignment and Acceptance, and at an aggregate price equal to the outstanding principal balance of the Defaulting Lender’s and its related Revolving Loans, plus accrued interest and fees, without premium or discount, and plus all other amounts owing to such Defaulting Lender hereunder.  In the event that a Defaulting Lender refuses or otherwise fails to execute an acceptable Assignment and Acceptance within two (2) Business Days of a request to do so, it shall be deemed to have executed the applicable Assignment and Acceptance by mere insertion of its name as “Assignor”.

(f)                                    No Defaulting Lender Credit Extensions.  Notwithstanding any other terms or conditions hereof, at any time when there is a Defaulting Lender, neither the Agent nor any Lender shall be required to make any Loans, issue any Letters of Credit, make available any Bank Products or otherwise extend any form of credit to the Borrower (“Defaulting Lender Credit Extensions”) to the extent any such Loan, Letter of Credit, Bank Product or other extension of credit hereunder would require the Agent or any such Lender to obtain settlement with or payment or repayment or reimbursement from such Defaulting Lender, all of which Defaulting Lender Credit Extensions being in the sole discretion of the Agent and Lenders exercised in good faith.

12.16                 Letters of Credit; Bank Products; Intra Lender Issues.

(a)                                  Sharing of Reimbursement Obligation Payments.

Whenever the Agent receives a payment from the Borrower on account of reimbursement obligations in respect of a Letter of Credit owed to a Lender, the Agent shall promptly pay to such Lender such Lender’s Pro Rata Share of such payment from Borrower.  Each such payment shall be made by the Agent on the next Revolving Loan Settlement Date.

(b)                                 Documentation.

Upon the request of any Lender, the Agent shall furnish to such Lender copies of any Letter of Credit and such other documentation as may reasonably be requested by such Lender.

(c)                                  Obligations Irrevocable.  The obligations of each applicable Lender to make payments to the Agent with respect to any Letter of Credit or with respect to the Revolving Loans, as applicable, made as a result of a drawing under a Letter of Credit and the obligations of the Borrower for whose account the Letter of Credit was issued to make payments to the Agent, for the account of the applicable

Lenders, shall be irrevocable and shall not be subject to any qualification or exception whatsoever, including any of the following circumstances:

(I)                                    any lack of validity or enforceability of this Agreement or any of the other Loan Documents;

(II)                                the existence of any claim, setoff, defence or other right which Borrower or other Loan Party may have at any time against a beneficiary named in a Letter of Credit or any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), any Lender, the Agent, or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transactions between Borrower or other Loan Party or any other Person and the beneficiary named in any Letter of Credit);

(III)                            any draft, certificate or any other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

(IV)                            the surrender or impairment of any security for the performance or observance of any of the terms of any of the Loan Documents;

(V)                                the occurrence of any Default or Event of Default; or

(VI)                            the failure of the Borrower to satisfy the applicable conditions precedent set forth in Article 8.

(d)                                 Recovery or Avoidance of Payments; Refund of Payments In Error.  In the event any payment by or on behalf of the Borrower received by the Agent with respect to any Letter of Credit, and distributed by the Agent to the applicable Lenders on account of their respective obligations therein, is thereafter set aside, avoided or recovered from the Agent in connection with any receivership, liquidation or bankruptcy proceeding, the applicable Lenders shall, upon demand by the Agent, pay to the Agent their respective Pro Rata Shares of such amount set aside, avoided or recovered, together with interest at the rate and in the currency required to be paid by the Agent upon the amount required to be repaid by it.  Unless the Agent receives notice from Borrower prior to the date on which any payment is due to the applicable Lenders that Borrower will not make such payment in full as and when required, the Agent may assume that Borrower has made such payment in full to the Agent on such date in immediately available funds and the Agent may (but shall not be so required), in reliance upon such assumption, distribute to each applicable Lender on such due date an amount equal to the amount then due such Lender from Borrower.  If and to the extent Borrower has not made such payment in full to the Agent, each Lender shall repay to the Agent on demand such amount distributed to such Lender, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to such Lender until the date repaid.

(e)                                  Indemnification by Lenders.  To the extent not reimbursed by the Borrower and without limiting the obligations of the Borrower hereunder, the Lenders agree to indemnify the Agent ratably in accordance with their respective Pro Rata Shares, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorneys’ fees) or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of any Letter of Credit or any action taken or omitted by the Agent under any Letter of Credit issued by the Agent and Lenders except to the extent they are found, by a final decision of a court of competent jurisdiction, to have resulted from Agent’s gross negligence or wilful misconduct.  Without limitation of the foregoing, each Lender agrees to reimburse the Agent promptly upon demand for its Pro Rata Share of any costs or expenses payable by the Borrower to the Agent is not promptly reimbursed for such costs and expenses by the Borrower.  The agreement contained in this Section shall survive payment in full of all other Obligations.

12.17                 Concerning the Collateral and the Related Loan Documents.

Each Lender authorizes and directs the Agent to enter into, execute and deliver the other Loan Documents, for the ratable benefit of the Agent and the Lenders.  Each Lender agrees that any action taken by the Agent, or the Required Lenders, as applicable, in accordance with the terms of this Agreement or the other Loan Documents, and the exercise by the Agent, or the Required Lenders, as applicable, of their respective powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Lenders.  The Lenders acknowledge that the Revolving Loans, Agent Advances, Overdraft Accommodations and Hedge Agreements between the Borrower, the Royal Bank (or any of its Affiliates) or any other Lender (or an Affiliate thereof), Bank Products obtained by the Borrower from the BP Provider (or any of its Affiliates) and all interest, fees and expenses hereunder in respect of Obligations of the Borrower constitute one Debt, secured pari passu by all of the Collateral of the Loan Parties, directly and indirectly as primary Loan Parties and guarantors.  For greater certainty all the Revolving Loans and the Obligations of each Loan Party are cross-guaranteed and cross-collateralized.

12.18                 Field Audit and Examination Reports; Disclaimer by Lenders.

By signing this Agreement, each Lender:

(a)                                  is deemed to have requested that the Agent furnish such Lender, promptly after it becomes available, a copy of each field audit or examination report (each a “Report” and collectively, “Reports”) prepared by or on behalf of the Agent;

(b)                                 expressly agrees and acknowledges that the Agent does not (i) make any representation or warranty as to the accuracy of any Report or (ii) shall not be liable for any information contained in any Report;

(c)                                  expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that the Agent or other party performing any audit or examination will inspect only specific information regarding the relevant Loan Party and will rely significantly upon the relevant Loan Party’s books and records, as well as on representations of the relevant Loan Party’s personnel;

(d)                                 agrees to keep all Reports confidential and strictly for its internal use, and not to distribute except to its participants or use any Report in any other manner; and

(e)                                  without limiting the generality of any other indemnification provision contained in this Agreement, agrees:  (i) to hold the Agent and any such other Lender preparing a Report harmless from any action the indemnifying Lender may take or conclusion the indemnifying Lender may reach or draw from any Report in connection with any loans or other credit accommodations that the indemnifying Lender has made or may make to Borrower or the indemnifying Lender’s participation in or the indemnifying Lender’s purchase of, a loan or loans of Borrower; and (ii) to pay and protect, and indemnify, defend and hold the Agent and any such other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses and other amounts (including Attorney Costs) incurred by the Agent and any such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

12.19                 Relation Among Lenders.

The Lenders are not partners or co-venturers, and no Lender shall be liable for the acts or omissions of or (except as otherwise set forth herein in case of the Agent) authorized to act for, any other Lender.

12.20                 Arranger and Other Agent.

None of the Arrangers nor any Lender or Affiliate thereof now or hereafter identified as a documentation agent or syndication agent hereunder solely in their respective capacities as such shall have any right, power, obligation, liability, responsibility or duty under this Agreement.

ARTICLE 13 — GUARANTEES

13.1                        The Guarantees.

Each Guarantor, as primary obligor and not merely as a surety, hereby unconditionally and irrevocably, jointly and severally (solidarily), guarantees to the Agent and each of the Secured Parties the punctual payment when due in accordance with the terms hereof of all Obligations, of whatever kind and description, of the Borrower to the Agent and each of the Secured Parties now or hereafter existing, whether direct or indirect, absolute or contingent, matured or unmatured, secured or unsecured pursuant to or arising out of or under this Agreement (including all interest that accrues after the commencement of any case or proceeding by or against the Borrower under any federal or state bankruptcy, insolvency, receivership or similar law, whether or not allowed in such case or proceeding), including, without limitation, all Obligations (all such obligations so guaranteed are referred to herein as the “Guaranteed Obligations”).

13.2                        Guarantee Absolute.

Each Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with their terms regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Agent and/or Secured Parties with respect thereto.  The liability of each Guarantor hereunder shall be solidary (joint and several) and absolute and unconditional irrespective of:

(a)                                  Any lack of validity or enforceability of the Obligations or the Guaranteed Obligations or any agreement or instrument relating thereto;

(b)                                 Any change in the time, manner or place of the payment of, or in any other term of, all or any of the Obligations or the Guaranteed Obligations, or any amendment or modification of or any consent to departure from this Agreement or any other Loan Document;

(c)                                  Any exchange, release, unopposability or nonperfection of any Collateral or any release or amendment to, waiver of, or consent to departure from, or any Guarantee for, all or any part of the Obligations or the Guaranteed Obligations;

(d)                                 Any whole or partial termination of this Guarantee as to any other Guarantor; or

(e)                                  Any other circumstance which might otherwise constitute a defence available to, or a discharge of, the Borrower in respect of the Obligations or the Guaranteed Obligations or a Guarantor in respect of this Guarantee or the Guaranteed Obligations.

This Guarantee shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Obligations or the Guaranteed Obligations are rescinded or must otherwise be returned by the Agent and/or Secured Parties upon the bankruptcy or reorganization of any Guarantor or otherwise under applicable law, all as though such payment had not been made.

13.3                        Consents, Waivers and Renewals.

Each Guarantor hereby renounces to the benefits of division and discussion.  Each Guarantor hereby waives promptness, diligence, notice of the acceptance hereof, notice of intent to accelerate and notice of acceleration and any other notice with respect to any of the Obligations or the Guaranteed Obligations and this Agreement and any requirement that the Agent and/or Secured Parties protect, secure, perfect, render opposable or insure the Agent’s Lien or Lien on any Property subject thereto or exhaust any right or take any action against the Borrower any Guarantor or any other Person or any Collateral before proceeding hereunder.  Each Guarantor agrees that the Agent and/or Secured Parties may at any time and from time to time, either before or after the maturity thereof, without notice to or further consent of the Borrower or the Guarantor extend the time of payment of, exchange or surrender any Collateral for, or renew any of the Obligations or the Guaranteed Obligations, and may also make any agreements with the Borrower, any Guarantor or with any other party to or Person liable on any of the Obligations, or interested therein, for the extension, renewal, payment, compromise, discharge, or release thereof, in whole or in part, or for any modification of the terms thereof or of any agreement between the Agent and/or any Secured Parties and the Borrower or any such other party or Person, without in any way impairing or affecting this Guarantee.  Each Guarantor agrees to make payment to the Agent, for the rateable benefit of the Secured Parties, of any of the Obligations and the Guaranteed Obligations whether or not the Agent and/or any Lenders shall have resorted to any collateral security, or shall have proceeded against any other Loan Party principally or secondarily obligated with respect to any of the Obligations or the Guaranteed Obligations.  The Agent and/or Secured Parties shall be free to deal with the Borrower and each of the Guarantors as it sees fit.

13.4                        Subrogation.

No Guarantor shall exercise any rights which it may acquire by way of subrogation under this Agreement, by any payment made hereunder or otherwise, until all the Obligations and the Guaranteed Obligations shall have been paid in full.  If any amount shall be paid to the Borrower on account of such subrogation rights in violation of the foregoing restriction, such amount shall be held in trust for the benefit of the Agent (for itself and the other Secured Parties) and shall forthwith be paid to the Agent (for itself and the other Secured Parties) to be credited and applied to the Obligations, whether matured or unmatured, in accordance with the terms of this Agreement.

13.5                        Protection Clause.

Whenever herein a representation or warranty is expressed by a Guarantor or, subject to Section 13.1 above, any agreement to do any act or thing is made by a Guarantor, same shall be deemed to be a representation or warranty as to that Guarantor only and not a representation or warranty of any matter or circumstance of any other Guarantor and an agreement as to its conduct and not the conduct of any other Guarantor.  Subject to Section 13.1 above, no Guarantor shall be liable for any obligation of any other Guarantor’s Guaranteed Obligations.

13.6                        Limitation on Guarantee of Obligations.

(a)                                  In any action or proceeding with respect to any Guarantor involving any state or provincial corporate law, or any state or provincial or federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of such Guarantor under Section 13.1 hereof would otherwise be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under said Section 13.1, then, notwithstanding any other provision hereof to the contrary, the amount of such liability shall, without any further action by such Guarantor, any Lender, the Agent or any other Person, be automatically limited and reduced to the highest amount which is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

(b)                                 To the extent that any U.S. Guarantor shall make a payment under this Agreement of all or any of the Guaranteed Obligations (a “U.S. Guarantor Payment”) which, taking into account all other U.S. Guarantor Payments then previously or concurrently made by the U.S. Guarantor, exceeds the amount which the U.S. Guarantor would otherwise have paid if the U.S. Guarantor had paid the aggregate Obligations satisfied by such U.S. Guarantor Payment in the same proportion that such U.S. Guarantor’s “Allocable Amount” (as defined below) (in effect immediately prior to such U.S. Guarantor Payment) bore to the aggregate Allocable Amounts of the U.S. Guarantor in effect immediately prior to the making of such U.S. Guarantor Payment, then, following payment in full in cash (or in a form otherwise acceptable to the Lenders) of the Obligations and termination of the Revolving Credit Commitments, such U.S. Guarantor shall be entitled to receive contribution and indemnification payments from, and be reimbursed by, the U.S. Guarantors for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such U.S. Guarantor Payment.

(i)                                     As of any date of determination, the “Allocable Amount” of any U.S. Guarantor shall be equal to the maximum amount of the claim which could then be recovered from such U.S. Guarantor under this Agreement without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law.

(ii)                                  This subsection (b) is intended only to define the relative rights of U.S. Guarantors and nothing set forth in this subsection (b) is intended to or shall impair the obligations of U.S. Guarantors, jointly and severally, to pay any amounts as and when the same shall become due and payable in accordance with the terms of this Agreement.

(iii)                               The rights of the parties under this subsection (b) shall be exercisable upon the full and indefeasible payment of the Obligations and the termination of this Agreement and the other Loan Documents.

(iv)                              The parties hereto acknowledge that the rights of contribution and indemnification hereunder shall constitute assets of any U.S. Guarantor to which such contribution and indemnification is owing.

13.7                        Guarantee of Payment.

Each Guarantor further agrees that this Guarantee constitutes a guaranty of payment when due and not of collection, and waives any right to require that any resort be had by the Agent or any Secured Party to any of the Collateral or other security held for payment of the Guaranteed Obligations or to any balance of any deposit account or credit on the books of the Agent or any Secured Party in favour of any other Guarantor or any other Person or to any other guarantor of all or part of the Guaranteed Obligations.

ARTICLE 14 — MISCELLANEOUS

14.1                        No Waivers; Cumulative Remedies.

No failure by the Agent or any Lender to exercise any right, remedy or option under this Agreement or any present or future supplement thereto or in any other agreement between or among any Loan Party and the Agent and/or any Lender or delay by the Agent or any Lender in exercising the same, will operate as a waiver thereof.  No waiver by the Agent or any Secured Party will be effective unless it is in writing, and then only to the extent specifically stated.  No waiver by the Agent or the Secured Parties on any occasion shall affect or diminish the Agent’s and each Secured Party’s rights thereafter to require strict performance by the Loan Parties of any provision of this Agreement.  The Agent and the Secured Parties may proceed directly to collect the Obligations without any prior recourse to the Collateral.  The Agent’s and each Secured Party’s rights under this Agreement will be cumulative and not exclusive of any other right or remedy which the Agent or any Lender may have.

14.2                        Severability.

The illegality or unenforceability of any provision of this Agreement or any other Loan Document or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

14.3                        Governing Law; Choice of Forum; Service of Process.

(a)                                  THIS AGREEMENT SHALL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE LAWS OF THE PROVINCE OF ALBERTA AND THE FEDERAL LAWS OF CANADA APPLICABLE THEREIN; PROVIDED, THAT IF THE LAWS OF ANY JURISDICTION OTHER THAN ALBERTA SHALL GOVERN IN REGARD TO THE VALIDITY, PERFECTION OR EFFECT OF PERFECTION OF ANY LIEN OR IN REGARD TO PROCEDURAL MATTERS AFFECTING ENFORCEMENT OF ANY LIENS IN COLLATERAL, SUCH LAWS OF SUCH OTHER JURISDICTIONS SHALL CONTINUE TO APPLY TO THAT EXTENT; PROVIDED, FURTHER, THAT THE AGENT AND THE LENDERS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

(b)                                 ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE PROVINCE OF ALBERTA, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE LOAN PARTIES, THE AGENT AND THE LENDERS CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON EXCLUSIVE JURISDICTION OF THOSE COURTS.  EACH OF THE LOAN PARTIES, THE AGENT AND THE LENDERS IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO.  NOTWITHSTANDING THE FOREGOING:  (1) THE AGENT AND THE LENDERS SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST ANY LOAN PARTY OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION THE AGENT OR THE LENDERS

DEEM NECESSARY OR APPROPRIATE AND (2) EACH OF THE PARTIES HERETO ACKNOWLEDGES THAT ANY APPEALS FROM THE COURTS DESCRIBED IN THE IMMEDIATELY PRECEDING SENTENCE MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE THOSE JURISDICTIONS.

(c)                                  EACH LOAN PARTY HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL (RETURN RECEIPT REQUESTED) DIRECTED TO SUCH LOAN PARTY AT ITS ADDRESS SET FORTH IN SECTION 14.8 AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED FIVE (5) DAYS AFTER THE SAME SHALL HAVE BEEN SO DEPOSITED IN THE CANADA POST OR U.S. MAILS, AS APPLICABLE, POSTAGE PREPAID.  NOTHING CONTAINED HEREIN SHALL AFFECT THE RIGHT OF THE AGENT OR THE LENDERS TO SERVE LEGAL PROCESS BY ANY OTHER MANNER PERMITTED BY LAW.

14.4                        WAIVER OF JURY TRIAL.

EACH OF THE LOAN PARTIES, THE SECURED PARTIES AND THE AGENT IRREVOCABLY WAIVES ITS RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR THE AGENT-RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS OR OTHERWISE.  EACH OF THE LOAN PARTIES, THE LENDERS AND THE AGENT AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY.  WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF.  THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

14.5                        Survival of Representations and Warranties.

All of each Loan Party’s representations and warranties contained in this Agreement shall survive the execution, delivery and acceptance thereof by the parties, notwithstanding any investigation by the Agent or the Lenders or their respective agents.

14.6                        Other Security and Guarantees.

The Agent may, without notice or demand and without affecting the Loan Parties’ obligations hereunder, from time to time:  (a) take from any Person and hold collateral (other than the

Collateral) for the payment of all or any part of the Obligations and exchange, enforce or release such collateral or any part thereof; and (b) accept and hold any endorsement or guarantee of payment of all or any part of the Obligations and release or substitute any such endorser or guarantor or any Person who has given any Lien in any other collateral as security for the payment of all or any part of the Obligations or any other Person in any way obligated to pay all or any part of the Obligations.

14.7                        Fees and Expenses.

Borrower agrees to pay to the Agent, for its benefit, on demand (upon receipt of a reasonably detailed written invoice therefor), all reasonable incurred costs and expenses (other than any Indemnified Taxes, which are governed by Section 4.1, and any costs or losses governed by Section 4.3 or Section 4.4) that the Agent pays or incurs in connection with the negotiation, preparation, syndication, consummation, administration, enforcement and termination of this Agreement or any of the other Loan Documents, including:  (a) Attorney Costs; (b) costs and expenses (including Attorney Costs) for any amendment, supplement, waiver, consent or subsequent closing in connection with the Loan Documents and the transactions contemplated thereby; (c) costs and expenses of lien and title searches and title insurance; (d) taxes, fees and other charges for recording the filing financing statements and continuations, and other actions to perfect, protect, and continue the Agent’s Liens (including costs and expenses paid or incurred by the Agent in connection with the consummation of this Agreement); (e) sums paid or incurred to pay any amount or take any action required of any Loan Party under the Loan Documents that such Loan Party fails to pay or take; (f) costs of appraisals, inspections and verifications of the Collateral and other due diligence with respect to the Collateral and the Loan Parties, including travel, lodging, and meals for inspections of the Collateral and any Loan Party’s operations by the Agent plus a U.S.$1,000 per Person per day charge for field examinations and audits and the preparation of reports thereof; and (g) costs and expenses of forwarding loan proceeds, collecting cheques and other items of payment, and establishing and maintaining Receipt Accounts and lock boxes, and costs and expenses of preserving and protecting the Collateral.  In addition, Borrower agrees to pay reasonable costs and expenses incurred by the Agent (including Attorney Costs) to the Agent, for its benefit, on demand, and to the other Lenders for their benefit, on demand, and to pay to the Lenders’ all reasonable fees, expenses and disbursements incurred by such other Lenders for one law firm retained by such other Lenders, in each case, paid or incurred to obtain payment of the Obligations, enforce the Agent’s Liens, sell or otherwise realize upon the Collateral, and otherwise enforce the provisions of the Loan Documents or to defend any claims made or threatened against the Agent or any Lender arising out of the transactions contemplated hereby (including preparations for and consultations concerning any such matters).  The Borrower shall be obligated for the foregoing amounts, including any such amounts owing on the Closing Date, whether or not the credit facilities contemplated hereunder are consummated and the foregoing shall not be construed to limit any other provisions of the Loan Documents regarding costs and expenses to be paid by Borrower.  All of the foregoing costs and expenses shall be, at Agent’s option, (i) debited from any Designated Account, as applicable, or any other bank account of the Borrower maintained with Royal Bank, or (ii) charged to the Borrower’s Loan Account as Revolving Loans, all as described and further permitted pursuant to Section 3.6.

14.8                        Judgment Interest Act.

To the extent permitted by Law, the provisions of the Judgment Interest Act (Alberta) shall not apply to the Total Facility and the other Loan Documents and are hereby expressly waived by the Borrower.

14.9                        Notices.

Except as otherwise provided herein, all notices, demands and requests that any party is required or elects to give to any other shall be in writing or by a telecommunications device capable of creating a written record, and any such notice shall become effective (a) upon personal delivery thereof, including, but not limited to, delivery by overnight mail and courier service, (b) four (4) days after it shall have been mailed by Canada Post or United States mail, first class, certified or registered, with postage prepaid or (c) in the case of notice by such a telecommunications device, when properly transmitted, in each case addressed to the party to be notified as follows:

If to the Agent:

Royal Bank of Canada
200 Bay Street
12th Floor
Royal Bank Plaza, South Tower
Toronto, Ontario M5J 2W7

Attention:  Agency Services Group
Telecopy No.:  (416) 842-4023

with copies to:

Ogilvy Renault LLP
200 Bay Street, Suite 3800
Royal Bank Plaza, South Tower
Toronto, Ontario M5J 2Z4

Attention:  Kevin J. Morley/David M.A. Amato
Telecopy No.:  (416) 216-1900/(416) 216-1971

If to Royal Bank:

Royal Bank of Canada
200 Bay Street
30th Floor
Royal Bank Plaza
South Tower
Toronto, Ontario M5J 1J5

Attention:  Robert S. Kizell
Telecopy No.:  (416) 842-5844

If to a Loan Party:

Gibson Acquisition ULC
1700, 440 2nd Avenue S.W.
Calgary, Alberta T2P 5E9

Attention:  Executive Vice President Finance and Chief Financial Officer
Telecopy No.:  (403) 206-4011

with copies to:

Riverstone Holdings LLC
712 Fifth Avenue
51st Floor
New York, NY 10019

Attention:  Robert Tichio
Telecopy No.:  (212) 993-0077

or to such other address as each party may designate for itself by like notice.  Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to the persons designated above to receive copies shall not adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

14.10                 Waiver of Notices.

Unless otherwise expressly provided herein, each Loan Party waives presentment, protest and notice of demand or dishonour and protest as to any instrument, notice of intent to accelerate any or all of the Obligations and notice of acceleration of any or all of the Obligations, as well as any and all other notices to which it might otherwise be entitled.  No notice to or demand on any Loan Party which the Agent or any Lender may elect to give shall entitle such Loan Party to any or further notice or demand in the same, similar or other circumstances.

14.11                 Binding Effect.

The provisions of this Agreement shall be binding upon and inure to the benefit of the respective representatives, successors, and permitted assigns of the parties hereto; provided, however, that no interest herein may be assigned by any Loan Party without prior written consent of the Agent and each Lender.  The rights and benefits of the Agent and the Lenders hereunder shall, if such Persons so agree, inure to any party acquiring any interest in the Obligations or any part thereof.

14.12                 Indemnity of the Agent and the Secured Parties by the Loan Parties.

Each Loan Party agrees, jointly and severally, to defend, indemnify and hold the Agent Related Persons, and each Secured Party and each of its respective officers, directors, employees, counsel, advisors, representatives, agents and attorneys-in-fact (each, an “Indemnified Person”) harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Revolving Loans and the termination, resignation or replacement of the Agent or replacement of any Lender) be imposed on, incurred by or asserted against any such Indemnified Person in any way relating to or arising out of any litigation, investigation or proceeding (including any Insolvency Proceeding or appellate proceeding) relating to or arising out of this Agreement, any other Loan Document or the Revolving Loans or the use of the proceeds thereof, the Transaction or any document contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by any such Indemnified Person under or in connection with any of the foregoing, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the “Indemnified Liabilities”); provided, that the Loan Parties shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities to the extent they are found by a court of competent jurisdiction to have resulted from a material breach of this Agreement by an Indemnified Person, or the wilful misconduct, bad faith or gross negligence of such Indemnified Person.  The agreements in this Section shall survive payment of all other Obligations.

14.13                 Limitation of Liability.

NO CLAIM MAY BE MADE BY ANY LOAN PARTY, ANY SECURED PARTY OR OTHER PERSON AGAINST THE AGENT, ANY LENDER OR THE AFFILIATES, DIRECTORS, OFFICERS, EMPLOYEES, COUNSEL, REPRESENTATIVES, AGENTS OR ATTORNEYS IN FACT OF ANY OF THEM FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES IN RESPECT OF ANY CLAIM FOR BREACH OF CONTRACT OR ANY OTHER THEORY OF LIABILITY ARISING OUT OF OR RELATED TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH, AND EACH LOAN PARTY AND EACH SECURED PARTY HEREBY WAIVES, RELEASES AND AGREES NOT TO SUE UPON ANY CLAIM FOR SUCH DAMAGES, WHETHER OR NOT ACCRUED AND WHETHER OR NOT KNOWN OR SUSPECTED TO EXIST IN ITS FAVOUR.

14.14                 Final Agreement.

This Agreement and the other Loan Documents are intended by each Loan Party, the Agent, the Lenders and the other Secured Parties to be the final, complete and exclusive expression of the agreement between them.  This Agreement and the other Loan Documents (including in any event the syndication provisions of the above mentioned commitment letter and provisions of the Fee Letter (which is considered a Loan Document)) supersede any and all prior oral or written agreements relating to the subject matter hereof.  No modification, rescission, waiver, release or amendment of any provision of this Agreement or any other Loan Document shall be made, except by a written agreement signed by the Loan Parties party thereto and a duly authorized officer of each of the Agent and the requisite Lenders.

14.15                 Counterparts.

This Agreement may be executed in any number of counterparts, and by the Agent, each Lender and each Loan Party in separate counterparts, each of which shall be an original, but all of which shall together constitute one and the same agreement; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

14.16                 Captions.

The captions contained in this Agreement are for convenience of reference only, are without substantive meaning and should not be construed to modify, enlarge or restrict any provision.

14.17                 Right of Setoff.

In addition to any rights and remedies of the Lenders provided by law, if an Event of Default exists and is continuing or any or all of the Revolving Loans have been accelerated, each Lender is authorized at any time and from time to time, without prior notice to any Loan Party, any such notice being waived by each of the Loan Parties to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Lender or any Affiliate of such Lender to or for the credit or the account of any Loan Party against any and all Obligations owing to such Lender, now or hereafter existing, irrespective of whether or not the Agent or such Lender shall have made demand under this Agreement or any other Loan Document (except Hedge Agreements) and although such Obligations may be contingent or unmatured.  Each Lender agrees promptly to notify the Borrower and the Agent after any such set-off and application made by such Lender; provided, however, that the failure to give or the delay in giving such notice shall not affect the validity of such set-off and application.  NOTWITHSTANDING THE FOREGOING, PAYMENTS SHALL BE APPLIED IN ACCORDANCE WITH SECTION 3.7 AND NO LENDER SHALL EXERCISE ANY RIGHT OF SET OFF, BANKER’S LIEN OR THE LIKE AGAINST ANY DEPOSIT ACCOUNT OR PROPERTY OF ANY LOAN PARTY HELD OR MAINTAINED BY SUCH LENDER WITHOUT THE PRIOR WRITTEN CONSENT OF THE AGENT.

14.18                 Confidentiality.

(a)                                  Each Loan Party hereby consents that the Agent and each Lender may issue and disseminate to the public general information describing the credit accommodation entered into pursuant to this Agreement, including the name and address of any Loan Party and a general description of any Loan Party’s business and may use any Loan Party’s name in advertising and other promotional material.

(b)                                 Each Lender severally agrees to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all information provided to the Agent or such Lender by or on behalf of the Loan Parties, under this Agreement or any other Loan Document, except to the extent that such information (i) was or becomes generally available to the public other than as a result of disclosure by the Agent or such Lender or (ii) was or becomes available on a nonconfidential basis from a source other than a Loan Party, provided that such source is not bound by a confidentiality agreement or is not acting in a fiduciary or trust position or capacity with a Loan Party known to the Agent or such Lender; provided, however, that the Agent and any Lender may disclose such information (1) at the request or pursuant to any requirement of any Governmental Authority to which the Agent or such Lender is subject or in connection with an examination of the Agent or such Lender by any such Governmental Authority; (2) pursuant to subpoena or other court process (and the Agent or such Lender, as the case may be, shall endeavour to provide the Borrower with prior notice of such disclosure to the extent practicable and shall, at the sole cost and expense of the Loan Parties, cooperate, to the extent practicable and not in a manner adverse to the Agent or such Lender, with the Borrower if the Borrower seeks a protective order with respect to the relevant information); (3) when required to do so in accordance with the provisions of any applicable Requirement of Law; (4) to the extent reasonably required in connection with any litigation or proceeding (including, but not limited to, any bankruptcy proceeding) to which the Agent, any Lender or any of their respective Affiliates may be party (and the Agent or such Lender, as the case may be, shall endeavour to provide the Borrower with prior notice of such disclosure to the extent practicable and shall, at the sole cost and expense of the Loan Parties, cooperate, to the extent practicable and not in a manner adverse to the Agent or such Lender, with the Borrower if the Borrower seeks a protective order with respect to the relevant information); (5) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document; (6) to the Agent’s or such Lender’s independent auditors, accountants, attorneys and other professional advisors (and the Agent or such Lender, as the case may be, shall advise such auditors, accountants, attorneys or other professional advisors of the confidential nature of such information); (7) to any prospective Participant or Assignee under any Assignment and Acceptance, actual or potential, provided that such prospective Participant or Assignee agrees to keep such information confidential to the same extent required of the Lenders hereunder; (8) as expressly permitted under the terms of any other document or agreement regarding confidentiality to which a Loan Party is party or is deemed party with the Agent or such Lender, and (9) to its Affiliates who are informed of and who agree to maintain the confidentiality of the information.

14.19                 Conflicts with Other Loan Documents.

Unless otherwise expressly provided in this Agreement (or in another Loan Document by specific reference to the applicable provision contained in this Agreement), if any provision contained in this Agreement conflicts with any provision of any other Loan Document, the provision contained in this Agreement shall govern and control.

14.20                 Judgment Currency.

If for the purpose of obtaining judgment in any court it is necessary to convert an amount due hereunder in the currency in which it is due (the “Original Currency”) into another currency (the “Second Currency”), the rate of exchange applied shall be that at which, in accordance with normal banking procedures, the Agent or the relevant Lender, as the case may be, could purchase in the Toronto foreign exchange market, the Original Currency with the Second Currency on the date two (2) Business Days preceding that on which judgment is given.  Each Loan Party agrees that its obligation in respect of any Original Currency due from it hereunder shall, notwithstanding any judgment or payment in such other currency, be discharged only to the extent that, on the Business Day following the date the Agent or relevant Lender, as the case may be, receives payment of any sum so adjudged to be due hereunder in the Second Currency, the Agent or such Lender may, in accordance with normal banking procedures, purchase, in the Toronto foreign exchange market, the Original Currency with the amount of the Second Currency so paid; and if the amount of the Original Currency so purchased or could have been so purchased is less than the amount originally due in the Original Currency, each Loan Party agrees as a separate obligation and notwithstanding any such payment or judgment to indemnify the Agent or such Lender, as the case may be, against such loss.  The term “rate of exchange” in this Section 14.20 means the spot rate at which the Agent or relevant Lender, in accordance with normal practices, is able on the relevant date to purchase the Original Currency with the Second Currency, and includes any premium and costs of exchange payable in connection with such purchase.

14.21                 Appointment of Loan Party Representative; Reliance Upon Authority.

Each Loan Party hereby designates the Borrower as its representative and agent on its behalf (the “Loan Party Representative”) for the purposes of giving and receiving on such Loan Party’s behalf all other notices, directions, instructions, requests, other communications and consents hereunder or under any of the other Loan Documents and taking all other actions (including in respect of compliance with covenants and consenting or agreeing to any amendment or waiver of compliance with any provision of any Loan Document) on behalf of such Loan Party under the Loan Documents.  The Loan Party Representative hereby accepts such appointment.  The Agent and each Lender may regard any notice, direction, instruction, request or other communication pursuant to any Loan Document from the Loan Party Representative as a notice, direction, instruction, request or communication, as the case may be, from the applicable Loan Party or Loan Parties, and may give any notice or other communication required or permitted to be given to any Loan Party or Loan Parties hereunder to the Loan Party Representative on behalf of such Loan Party or Loan Parties.  Each Loan Party agrees that each notice, election, direction, instruction, request, other communication, representation and warranty, consent, covenant, agreement and undertaking or other action made or taken on its behalf by the Loan Party Representative shall be deemed for all purposes to have been made or taken by such Loan Party and shall be binding upon and enforceable against such Loan Party to the same extent as if the same had been made or taken directly by such Loan Party.

14.22                 Patriot Act Notice.

The Agent and the Lenders hereby notify the Borrower that pursuant to the requirements of the Patriot Act (including all applicable “Know Your Customer” rules, regulations and procedures applicable to Lenders in Canada), the Agent and the Lenders are required to obtain, verify and record information that identifies Borrower, including its legal name, address, tax ID number and other information that will allow the Agent and the Lenders to identify it in accordance with the Patriot Act.  The Agent and the Lenders will also require information regarding the Borrower’s management and owners, such as legal name, address and date of birth.

14.23                 Intercreditor Agreement.

Nothing contained in the Intercreditor Agreement shall be deemed to modify any of the provisions of this Agreement and the other Loan Documents, which, as among the Loan Parties, the Agent, the Lenders and the other Secured Parties shall remain in full force and effect.

14.24                 Accounting Changes.

In the event that any Accounting Change (as defined below) shall occur and such change results in a change in the method of calculation of financial ratios, standards or terms in this Agreement, then, at the request of the Borrower or the Required Lenders, the Borrower and the Agent agree to enter into negotiations in order to amend such provisions of this Agreement so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating the Borrower’s financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made.  Until such time as such an amendment shall have been executed and delivered by the Borrower, the Agent and the Required Lenders, all financial ratios, standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Changes had not occurred.  “Accounting Changes” refers to changes in accounting principles required by GAAP.

14.25                 Effect of Certain Errors or Omissions.

Notwithstanding anything to the contrary contained herein (including Section 11.1), if following the Closing Date, the Agent and the Borrower shall have jointly identified an obvious error or any error or omission of a technical or immaterial nature, in each case, in any provision of this Agreement or any other Loan Document, then the Agent and the Borrower shall be permitted to amend such provision and such amendment shall become effective without any further action or consent of any other party to this Agreement or any other Loan Document if the same is not objected to in writing by the Required Lenders within five (5) Business Days following receipt of notice thereof; it being understood that posting such amendment electronically on IntraLinks/IntraAgency or another relevant website with notice of such posting by the Agent to the Required Lenders shall be deemed adequate receipt of notice of such amendment.

14.26                 Business Corporations Act (Alberta).

To the extent required pursuant to Section 45 of the Business Corporation Act (Alberta), each of the Loan Parties hereby consents to the entering into of the transactions contemplated in this Agreement (including the giving of guarantees and the granting of security) by each of the other Loan Parties.

[the remainder of this page is intentionally left blank]
[signature pages follow]

IN WITNESS WHEREOF, the parties have entered into this Agreement on the date first above written.

“BORROWER”

GIBSON ACQUISITION ULC

Per:	/s/ Robert M. Tichio
Name: Robert M. Tichio
Title: Authorized Signatory

- Credit Agreement -

“GUARANTORS”

GIBSON ENERGY HOLDINGS INC.

Per:	/s/ Richard G. Taylor
	Name:	Richard G. Taylor
	Title:	Executive Vice President, Finance and Chief Financial Officer

MOOSE JAW REFINERY ULC

Per:	/s/ Richard G. Taylor
	Name:	Richard G. Taylor
	Title:	Executive Vice President, Finance and Chief Financial Officer

- Credit Agreement -

CANWEST PROPANE ULC

Per:	/s/ Terry W. Gomke
Name: Terry W. Gomke
Title: President and Chief Executive Officer

MP ENERGY ULC

Per:	/s/ Terry W. Gomke
Name: Terry W. Gomke
Title: President and Chief Executive Officer

GEP ULC

Per:	/s/ Terry W. Gomke
Name: Terry W. Gomke
Title: President and Chief Executive Officer

- Credit Agreement -

GIBSON ENERGY LTD.

Per:	/s/ Terry W. Gomke
Name: Terry W. Gomke
Title: President and Chief Executive Officer

1370307 ALBERTA LTD.

Per:	/s/ Terry W. Gomke
Name: Terry W. Gomke
Title: President and Chief Executive Officer

GIBSON GCC INC.

Per:	/s/ Terry W. Gomke
Name: Terry W. Gomke
Title: President and Chief Executive Officer

- Credit Agreement -

MOOSE JAW REFINERY PARTNERSHIP BY ITS MANAGING PARTNER, GIBSON ENERGY LTD.

Per:	/s/ T. Murray Carey
Name: T. Murray Carey
Title: Secretary

CANWEST PROPANE PARTNERSHIP BY ITS MANAGING PARTNER, GIBSON ENERGY LTD.

Per:	/s/ T. Murray Carey
Name: T. Murray Carey
Title: Secretary

MP ENERGY PARTNERSHIP BY ITS MANAGING PARTNER, GIBSON ENERGY LTD.

Per:	/s/ T. Murray Carey
Name: T. Murray Carey
Title: Secretary

- Credit Agreement -

GIBSON ENERGY PARTNERSHIP BY ITS MANAGING PARTNER, GIBSON ENERGY LTD.

Per:	/s/ Richard G. Taylor
	Name:	Richard G. Taylor
	Title:	Executive Vice President, Finance and Chief Financial Officer

CHIEF HAULING CONTRACTORS INC.

Per:	/s/ Richard G. Taylor
	Name:	Richard G. Taylor
	Title:	Executive Vice President, Finance and Chief Financial Officer

LINK PETROLEUM SERVICES LTD.

Per:	/s/ Richard G. Taylor
	Name:	Richard G. Taylor
	Title:	Executive Vice President, Finance and Chief Financial Officer

- Credit Agreement -

LINK PETROLEUM, INC.

Per:	/s/ T. Murray Carey
Name: T. Murray Carey
Title: Secretary

GIBSON ENERGY (U.S.) INC.

Per:	/s/ T. Murray Carey
Name: T. Murray Carey
Title: Secretary

- Credit Agreement -

GEP MIDSTREAM FINANCE CORP.

Per:	/s/ Robert M. Tichio
Name: Robert M. Tichio
Title: Authorized Signatory

- Credit Agreement -

“AGENT”

ROYAL BANK OF CANADA

Per:	/s/ Ann Hurley
Name: Ann Hurley
Title: Manager, Agency

- Credit Agreement -

“LENDERS”

ROYAL BANK OF CANADA

Per:	/s/ Robert S. Kizell
	Name:	Robert S. Kizell
	Title:	Attorney in Fact

UBS LOAN FINANCE LLC

Per:	/s/ Irja R. Otsa
Name: Irja R. Otsa
Title: Associate Director
Per:	/s/ Mary E. Evans
Name: Mary E. Evans
Title: Associate Director

- Credit Agreement -

“ARRANGERS”

ROYAL BANK OF CANADA

Per:	/s/ Robert S. Kizell
	Name:	Robert S. Kizell
	Title:	Attorney in Fact

UBS SECURITIES LLC

Per:	/s/ Irja R. Otsa
Name: Irja R. Otsa
Title: Associate Director
Per:	/s/ Richard L. Tavrow
Name: Richard L. Tavrow
Title: Director

- Credit Agreement -

“DOCUMENTATION AGENT”

UBS SECURITIES LLC

Per:	/s/ Irja R. Otsa
Name: Irja R. Otsa
Title: Associate Director
Per:	/s/ Richard L. Tavrow
Name: Richard L. Tavrow
Title: Director

- Credit Agreement -

ANNEX A

to

Credit Agreement

Definitions

Capitalized terms used in the Loan Documents shall have the following respective meanings (unless otherwise defined therein), and all section references in the following definitions shall refer to sections of the Agreement:

“ABR” means, at any time, the rate of interest per annum equal to the greater of (i) the rate which the principal office of Royal Bank in Toronto, Ontario announces from time to time as the reference rate of interest for loans in U.S. Dollars to its Canadian borrowers; and (ii) the Federal Funds Rate (expressed as a 365 day rate) plus 0.50%, adjusted automatically with each change in such rates all without the necessity of any notice to the Borrower or any other Person.

“ABR Revolving Loan” means a Revolving Loan during any period in which it bears interest based on the ABR.

“Account” or “Accounts” shall mean (exclusive of any debts or liabilities owing by any directors, officers or employees of the Loan Parties) any and all of any Loan Party’s now existing and future: (a) accounts (as defined in the PPSA or the UCC, as applicable), and any and all other receivables (whether or not specifically listed on schedules furnished to the Agent), including, without limitation, all accounts created by, or arising from, any Loan Party’s sales, leases, rentals of goods or renditions of services to its customers, including, but not limited to, those accounts arising under any Loan Party’s trade names or styles, or through any Loan Party’s divisions; (b) any and all instruments, documents, chattel paper (including electronic chattel paper); (c) indemnification rights and tax refunds; (d) the proceeds or royalties of any and all licensing agreements or arrangements between any Loan Party and any licensee of any of such Loan Party’s General Intangibles; (e) reserves and credit balances arising in connection with or pursuant hereto; (f) guarantees, supporting obligations, payment intangibles and letter of credit rights given to any Loan Party on behalf of a customer of such Loan Party in support of any “Accounts”; (g) insurance policies or rights relating to any of the foregoing; (h) General Intangibles pertaining to any and all of the foregoing (including, without limitation, all rights to payment, including, without limitation, those arising in connection with bank and non-bank credit cards) and including, without limitation, books and records and any electronic media and software thereto; (i) notes, deposits or property of Account Debtors securing the obligations of any such account debtors to any Loan Party; (j) cash and non-cash proceeds (as defined in the PPSA or the UCC, as applicable) of any and all of the foregoing; and (k) all monies and claims for monies now or hereafter due and payable in connection with any and all of the foregoing or otherwise.

“Account Debtor” means each Person obligated in any way on or in connection with an Account, General Intangibles connected to Accounts or Chattel Paper.

“Accounting Changes” had the meaning specified in Section 14.24.

“Acquisition” means any acquisition after the Closing Date by any Loan Party, by any means, of all or substantially all of the assets or capital stock, or of an operating division or a business unit, of any Person; provided that for the avoidance of doubt, this definition shall not include the Gibson Acquisition.

“Acquisition Agreement” has the meaning specified in the definition of Transaction.

“Activation Notice” has the meaning specified in Section 7.24(a).

“Affiliate” shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with such Person.  A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise.

“Agent” means Royal Bank, solely in its capacities as administrative agent and as collateral agent for the Lenders, and any successor agent.

“Agent Advances” has the meaning specified in Section 1.2(j).

“Agent-Related Persons” means the Agent together with its Affiliates, and the officers, directors, employees, counsel, representatives, agents and attorneys in fact of the Agent and such Affiliates.

“Agent’s Liens” means the Liens in the Collateral granted to the Agent, for the benefit of the Secured Parties, pursuant to this Agreement and the other Loan Documents.

“Aggregate Revolver Outstandings” means, at any date of determination, without duplication:  the sum of (a) the aggregate unpaid principal balance of all Revolving Loans, (b) the aggregate amount of Pending Revolving Loans requested by the Borrower, (c) one hundred percent (100%) of the aggregate undrawn amount of all outstanding Letters of Credit issued under the LC Accommodation and (d) the aggregate amount of any unpaid reimbursement obligations in respect of all Letters of Credit issued under the LC Accommodation.

“Agreement” means the Credit Agreement to which this Annex A is attached, as from time to time amended, modified or restated.

“Allocable Amount” has the meaning specified in Section 13.6.

“Amalgamated Borrower” has the meaning specified in the Recitals.

“Anti-Terrorism Laws” means any applicable laws specifically relating to terrorism or money laundering, including the Proceeds of Crime Act and the Patriot Act.

“Applicable Margin” means, for purposes of calculating the applicable interest rate for any day for any Revolving Loan or other Obligations, as applicable, and the applicable rate of the Letter of Credit Fees and the Commitment Fees for any day under Sections 2.5 and 2.6, as applicable, the percentage corresponding to the Average Excess Availability for the Applicable Margin Test Period ending on the last day of the most recent fiscal quarter for which Responsible Officer’s Certificates have been delivered to the Agent pursuant to Section 5.2(d) (subject to the immediately succeeding sentence):

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		Applicable Margin
Pricing Level	Average Excess Availability	Prime Rate Revolving Loans and ABR Revolving Loans	BA Equivalent Revolving Loans, LIBOR Revolving Loans and Letter of Credit Fees	Commitment Fee (at all times when the sum of Aggregate Revolver Outstandings is less than 50% of the Maximum Revolver Amount)	Commitment Fee (at all times when the sum of Aggregate Revolver Outstandings is greater than or equal to 50% of the Maximum Revolver Amount)
I	Greater than or equal to an amount that (x), if the Commitments are less than U.S.$100,000,000, is equal to 75% of the Commitments, or (y), if the Commitments are greater than U.S.$100,000,000, U.S.$75,000,000 plus an amount that is equal to 50% of the U.S. Dollar amount derived from subtracting U.S.$100,000,000 from such Commitments.	1.25%	2.75%	0.75	0.50%

II	Less than an amount that (x) (i), if the Commitments are less than U.S.$100,000,000, is equal to 75% of the Commitments, or (ii), if the Commitments are greater than U.S.$100,000,000, U.S.$75,000,000 and greater than or equal to an amount that (y) (i), if the Commitments are less than U.S.$100,000,000, is equal to 50% of the Commitments, or (ii), if the Commitments are greater than U.S.$100,000,000, U.S.$50,000,000 plus an amount that is equal to 50% of the U.S. Dollar amount derived from subtracting U.S.$100,000,000 from such Commitments.	1.50%	3.00%	0.75	0.50%

III	Less than an amount that (x) (i), if the Commitments are less than U.S.$100,000,000, is equal to 50% of the Commitments, or (ii), if the Commitments are greater than U.S.$100,000,000, U.S.$50,000,000 and greater than or equal to an amount that (y) (i), if the Commitments are less than U.S.$100,000,000, is equal to 25% of the Commitments, or (ii), if the Commitments are greater than U.S.$100,000,000, U.S.$25,000,000 plus an amount that is equal to 50% of the U.S. Dollar amount derived from subtracting U.S.$100,000,000 from such Commitments.	1.75%	3.25%	0.75	0.50%

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IV	Less than an amount that (x), if the Commitments are less than U.S.$100,000,000, is equal to 25% of the Commitments, or (y), if the Commitments are greater than U.S.$100,000,000, U.S.$25,000,000 plus an amount that is equal to 50% of the U.S. Dollar amount derived from subtracting U.S.$100,000,000 from such Commitments.	2.00%	3.50%	0.75%	0.50%

The Applicable Margins shall be adjusted (up or down) prospectively, determined by reference to the pricing grid set forth above, on a quarterly basis on the date (each a “Calculation Date”) that is the first day of the first calendar month following the calendar month in which Responsible Officers’ Certificates are delivered to the Agent pursuant to Section 5.2(d) as at and for the fiscal quarter just ended, as the case may be, based upon Average Excess Availability for the Applicable Margin Test Period ending on the last day of such fiscal quarter; provided, however, that the initial Applicable Margins shall be based on Pricing Level III (as shown above); all such initial Applicable Margins shall remain at such levels until the Calculation Date based upon the delivery of the Borrowing Base Certificates and Responsible Officers’ Certificate pursuant to Section 5.2(d) and 5.2(k) respectively, for the fiscal month ending on January 31, 2009.  If an Event of Default has occurred and is continuing the Applicable Margins shall, whether or not any default rates also apply, upon notice of such Event of Default by the Agent, revert to Pricing Level III and during the continuance of any Default or Event of Default no reduction may occur until the first day of the first calendar month following the date on which such Default or Event of Default is waived or cured by the Required Lenders.  Notwithstanding the foregoing, Pending Revolving Loans shall not be taken into account for purposes of calculating the Applicable Margin.

“Applicable Margin Test Period” means a period of one fiscal quarter.

“Approved” means such matters, as reflected in the most recent notice given by the Agent to the Borrower as being approved by the Agent.  Each such written notice will supersede and revoke each prior notice that pertains to the same subject matter.

“Arrangers” has the meaning specified in the preamble hereto.

“Asphalt Products” means asphalt cement, asphalt cement binders, cutback asphalt, flux, asphalt emulsions, polymer modified asphalt cement, polymer modified asphalt emulsions, micro-surfacing emulsions, chemically modified asphalt, crack sealant products and related high performance products, excluding, for the avoidance of doubt, wellsite fluids, tops and distillate.

“Assignee” has the meaning specified in Section 11.2(a).

“Assignment and Acceptance” has the meaning specified in Section 11.2(a).

“Attorney Costs” means and includes all fees, out-of-pocket expenses and disbursements of any law firm or other counsel engaged by the Agent in connection with this Agreement.

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“Attributable Debt” when used with respect to any sale and leaseback transaction, means, as at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in any such sale and leaseback transaction, including any period for which such lease has been extended or may, at the option of the lessor, be extended.  Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP; provided, however, that if such sale and leaseback transaction results in an obligation in respect to a capitalized lease, the amount of Debt represented thereby shall be equal to the amount of the obligation of such Person to pay rent or other amounts with respect to the capitalized lease, determined in accordance with GAAP.

“Available Amount” means as at any date, the sum of, without duplication:

(a)                                  the aggregate cumulative amount, not less than zero, equal to 50% of; (i), without duplication of amounts already disbursed hereunder, Consolidated Net Income of the Borrower (for the trailing twelve months as at such period); provided, however, that Consolidated Net Income of the Borrower for the purposes hereof shall not be tested on a trailing twelve month basis for the first three fiscal quarters of Fiscal Year 2009.  For Fiscal Year 2009, Borrower’s Consolidate Net Income shall be initially calculated for the six month period ending June 30, 2009, and subsequently, for the nine month period ending September 30, 2009 and for the twelve month period ending December 31, 2009, minus, (ii) cash Capital Expenditures made during such period, minus, (iii) scheduled principal payments of Debt for borrowed money made during such period not financed by the Available Amount other than amounts in this paragraph (a);

(b)                                 the proceeds received after the Closing Date and on or prior to such date from any equity issuance by or capital contribution to the Borrower or any Loan Party;

(c)                                  the aggregate principal amount of any Debt of any Loan Party issued after the Closing Date (other than Debt issued to a Subsidiary), which has been converted into or exchanged for Capital Stock in the Borrower or any Parent Company;

(d)                                 the aggregate amount actually received in cash or Cash Equivalents by any Loan Party in connection with the sale, transfer or other disposition of its ownership interest in any existing joint venture that is not a Subsidiary, to the extent of the investment in such joint venture.

in each case, that has not been previously applied pursuant to Section 7.12(a)(iv), Section 7.16(ix), clause (a) of the definition of Permitted Acquisitions and clause (v) of the definition of Permitted Investment.

“Availability” means the lesser of (a)(i) the Maximum Revolver Amount, minus (ii) Reserves, minus (iii) the Aggregate Revolver Outstandings (excluding the aggregate unpaid principal balance of all Overdraft Accommodations) at such time relating to extensions of credit made (or, in the case of Pending Revolving Loans, to be made to or for the account of the Borrower), minus the Overdraft Accommodation Maximum Amount. and (b)(i) the Borrowing Base, minus (ii) the Aggregate Revolver Outstandings (excluding the aggregate unpaid principal balance of all Overdraft Accommodations) at such time relating to extensions of credit made (or,

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in the case of Pending Revolving Loans, to be made to or for the account of the Borrower), minus (iii) the Overdraft Accommodation Maximum Amount.

“Average Excess Availability” means, for any period of determination, average Availability for such period, as calculated by the Agent.

“BA Equivalent Interest Payment Date” means, with respect to a BA Equivalent Revolving Loan, the earlier of (i) the last day of each BA Equivalent Interest Period applicable to such BA Equivalent Revolving Loan, and (ii) the Termination Date.

“BA Equivalent Interest Period” means, with respect to each BA Equivalent Revolving Loan, the period selected by the Borrower hereunder and being of one, two, three or six (and if available to all Lenders, nine or twelve) months’ duration, in each case commencing on the Funding Date of such BA Equivalent Revolving Loan or on the Continuation/Conversion Date on which the Revolving Loan is converted into or continued as a BA Equivalent Revolving Loan; provided that in any case the last day of each BA Equivalent Interest Period shall also be the first day of the next BA Equivalent Interest Period and further provided that the last day of each BA Equivalent Interest Period shall be a Business Day and if the last day of a BA Equivalent Interest Period selected by the Borrower is not a Business Day, the Borrower shall be deemed to have selected a BA Equivalent Interest Period the last day of which is the Business Day next following the last day of the BA Equivalent Interest Period otherwise selected, unless such next following Business Day falls in the next calendar month in which event the Borrower shall be deemed to have selected a BA Equivalent Interest Period the last day of which is the Business Day next preceding the last day of the BA Equivalent Interest Period otherwise selected and further provided that the last BA Equivalent Interest Period hereunder shall expire on or prior to the Stated Termination Date.

“BA Equivalent Revolving Loan” means a Revolving Loan during any period in which it bears interest based on the BA Rate.

“BA Rate” means, for the BA Equivalent Interest Period of each BA Equivalent Revolving Loan, the rate of interest per annum equal to the average annual rate applicable to Canadian dollar bankers’ acceptances having an identical or comparable term as the proposed BA Equivalent Revolving Loan displayed and identified as such on the display referred to as the “CDOR Page” (or any display substituted therefor) of Reuter Monitor Money Rates Service as at approximately 10:00 A.M. (Toronto time) on such day (or, if such day is not a Business Day, as of 10:00 A.M. (Toronto time) on the immediately preceding Business Day), provided that if such rate does not appear on the CDOR Page at such time on such date, the BA Rate will be the annual discount rate (rounded upward to the nearest whole multiple of 1/100 of 1%) as of 10:00 A.M. (Toronto time) on such day at which Royal Bank is then offering to purchase Canadian dollar bankers’ acceptances accepted by it having such specified term (or a term as closely as possible comparable to such specified term).

“Bank Product Reserve” means the greater of (i) U.S.$10,000,000, and (ii) all reserves (excluding the Hedging Reserve) which the Agent from time to time establishes in its reasonable credit judgment for the Bank Products then provided or outstanding (provided that any such reserves shall (a) bear a reasonable relationship to the issue giving rise to the implementation of such reserves for Bank Products, and (b) not be duplicative of other reserves then in effect).

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“Bank Products” means any of the following products, services or facilities extended to Borrower by the BP Provider or any of its Affiliates or, in the case of (b), Lenders or any of their Affiliates: (a) cash management or related services including any Overadvances (excluding for the avoidance of doubt overadvances described in clause (d) below); (b) products under Hedge Agreements not to exceed the Hedging Sublimit; (c) commercial credit card and merchant card services; (d) any obligation of the BP Provider or any of its Affiliates in connection with wires, funds, transfers, or otherwise, on any Oil Settlement Date or any other date until repaid or refinanced as a Loan, collection or repayment hereunder; and (e) other banking products or services as may be requested by Borrower, including in an aggregate face amount not to exceed U.S.$2,000,000 at any time of letters of credit; provided, however, that any obligation of the BP Provider under any Bank Products described above, shall not exceed, in the aggregate, the amount available at the time of the making of such Bank Products (collectively with all other outstanding Bank Products) under clause (b) of the definition of Availability.  For any of the foregoing Hedging Agreements to be included as an “Obligation” for purposes of a distribution under Section 3.7, the applicable Lender (or its Affiliates) and Loan Party must have previously provided written notice to Agent of (i) the existence of such Hedge Agreement, (ii) the maximum dollar amount of Hedging Exposure and obligations of Loan Parties arising thereunder (the “Hedging Amount”), and (iii) the methodology to be used by such parties in determining the Hedging Exposure and amounts owing from time to time to such Lender or BP Provider by Loan Party.  The Hedging Amount may be changed from time to time upon written notice to Agent by the applicable Lender or BP Provider and Loan Party.  No Hedging Amount may be established or increased at any time that an Event of Default exists, or if a reserve in such amount would cause an overadvance in excess of the amount available (at the time of establishing such Hedging Amount) under clause (b) of the definition of Availability.

“Bankruptcy Code” means Title 11 of the United States Code (11 U.S.C. § 101 et seq.) (or any successor statute), as amended from time to time.

“BIA” means The Bankruptcy and Insolvency Act (Canada) (or any successor statute), as amended from time to time, and includes all regulations thereunder.

“Billed Eligible Accounts” means, at the time of any determination thereof, each portion of the Eligible Account of an Account Debtor that is evidenced by an invoice rendered to the Account Debtor.

“Blocked Account Agreement” means an agreement among a Loan Party, the Agent and the relevant banking institution, in form and substance reasonably satisfactory to the Agent, concerning the collection of payments which represent the proceeds of Accounts or of any other Collateral of a Loan Party in an account and, to the extent relating to a U.S. deposit account, the establishment of “control” (as defined in the UCC) of the Agent with respect to such U.S. deposit account.

“Borrower” has the meaning specified in the preamble hereto.

“Borrowing” means a borrowing hereunder consisting of Revolving Loans made on the same day by the Lenders to the Borrower or by the Agent in the case of a Borrowing to Borrower consisting of an Agent Advance or the issuance of a Letter of Credit hereunder.

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“Borrowing Base” means, at any time, an amount determined based upon the most recent Borrowing Base Certificate (reduced by the value of Eligible Accounts (determined in accordance with this Agreement) collected on any Oil Settlement Date) equal to:

(a)                                  the sum of up to the following (as of the date of determination):

(i)            100% of Eligible Cash Equivalents; plus

(ii)           90% of the Eligible Accounts that are (x) Approved Investment Grade Eligible Accounts, or (y) Eligible Accounts insured on terms, and by insurance providers, satisfactory to the Agent in its discretion (which are not Approved Investment Grade Eligible Accounts) (the “Insured Accounts”); plus

(iii)          85% of the Eligible Accounts that are Other Approved Eligible Accounts; plus

(iv)          the lesser of (A) (1) 85% of the Eligible Accounts that are Other Billed Eligible Accounts, plus (2) 80% of Eligible Accounts that are Other Unbilled Eligible Accounts or (B) one-third of the sum of the amounts of clauses (ii) plus (iii) above; plus

(v)           80% of the sum of the value of Hedged Eligible Inventory plus 60% of the sum of the Other Eligible Inventory Value; plus

(vi)          60% of the Issued but Unused Letter of Credit Value;

MINUS

(b)                                 the following (as of the date of determination):

(i)            Reserves; plus

(ii)           the Bank Product Reserve; plus

(iii)          the Hedging Reserve.

“Borrowing Base Certificate” means a certificate by a Responsible Officer of the Borrower, substantially in the form of Exhibit B (or another form acceptable to the Agent) setting forth the calculation of the Borrowing Base, including a calculation of each component thereof, all in such detail as shall be reasonably satisfactory to the Agent.  All calculations of the Borrowing Base in connection with the preparation of any Borrowing Base Certificate shall be certified to the Agent; provided, that the Agent shall have the right to review and adjust, in the exercise of its reasonable credit judgment, any such calculation (1) to reflect its reasonable estimate of declines in value of any of the Collateral described therein, and (2) to the extent that such calculation is not in accordance with this Agreement.

“BP Provider” means the Agent and any successor Agent.

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“Bridge Agents” means, collectively, the First Lien Bridge Agent and the Second Lien Bridge Agent and any successor agents or trustees on conversion or refinancing of the Bridge Facility.

“Bridge Facility” means, collectively, the Senior First Lien Bridge Facility and the Senior Second Lien Bridge Facility and any conversion, replacement, takeout financing, exchange or refinancing of such facilities or any other debt or other offering (by issuance of notes or otherwise) in exchange, replacement or conversion thereof (in whole or in part).

“Bridge Facility Debt” means the Debt in the original aggregate principal amount of U.S.$545,000,000 pursuant to the Bridge Facility Documents.

“Bridge Facility Documents” means, collectively, the Senior First Lien Bridge Facility Loan Agreement, the Senior Second Lien Bridge Facility Loan Agreement and all agreements, instruments and documents relating thereto and evidencing the Bridge Facility Debt and the Bridge Facility, as amended, notified, restated, supplemented, replaced or otherwise modified from time to time to the extent permitted by the Intercreditor Agreement.

“Business Day” means (a) for all purposes other than as covered by clause (b) any day that is not a Saturday, Sunday, or a day on which banks in Toronto, Ontario, New York, New York or Calgary, Alberta are required or permitted to be closed and (b) with respect to all notices, determinations, fundings and payments in connection with the LIBOR Rate or LIBOR Rate Revolving Loans, any day that is a Business Day pursuant to clause (a) above and that is also a day on which trading in U.S. Dollars is carried on by and between banks in the London interbank market.

“Canadian Dollars” or “CDN Dollars” or “CDN$” or “$” or “Dollars” means lawful money of Canada.  Unless otherwise specified, all payments under this Agreement shall be made in Dollars.

“Canadian Guarantor” means a Guarantor that is a Canadian Subsidiary.

“Canadian Subsidiary” means any direct or indirect Subsidiary of the Borrower which is organized or amalgamated under the laws of Canada or any province thereof.

“Capital Adequacy Regulation” means any guideline, request or directive of any central bank or other Governmental Authority or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.

“Capital Expenditures” means, for any Person, any cash expenditures made by such Person for the acquisition, maintenance or repair of fixed or capital assets (which are required to be capitalized on the balance sheet of such Person in accordance with GAAP), provided that in any event the term “Capital Expenditures” shall exclude: (i) any expenditures to the extent financed with the proceeds received in connection with any asset disposition permitted hereunder and (ii) expenditures to the extent they are made (or refinanced) with the proceeds of equity contributions made to the Borrower after the Closing Date.

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“Capital Lease” means any lease of property which, in accordance with GAAP, should be reflected as a capital lease on the balance sheet of a Person.

“Capital Stock” of any Person shall mean any and all shares, interests, rights to purchase, warrants, options, contingent share issuances, participations or other equivalents of or interests in (however designated) equity (including partnership and unlimited liability company interests) of such Person, including any Preferred Stock, but excluding any debt securities convertible into or exchangeable for such equity.

“Cash Equivalents” means:

(a)                                  direct obligations of Canada or the United States of America or any agency thereof or obligations guaranteed by Canada or the United States of America, provided that such obligations mature within one year from the date of acquisition thereof;

(b)                                 certificates of deposit maturing within one year from the date of acquisition, bankers’ acceptances, Eurodollar bank deposits or overnight bank deposits, in each case issued by, created by or with any Lender or any bank or trust company organized under the laws of Canada or the United States of America or any state thereof having capital and surplus aggregating at least $1,000,000,000;

(c)                                  acquisitions of commercial paper given a rating of “A-1” or better by Standard & Poor’s Corporation or “P-1” or better by Moody’s Investors Service, Inc. and maturing not more than 90 days from the date of creation thereof; and

(d)                                 shares of money market mutual or similar funds which invest at least 95% of their assets in assets satisfying the requirements of clauses (a) through (c) of this definition.

“CCAA” means Companies’ Creditors Arrangement Act (Canada), (or any successor statute), as amended from time to time, and includes all regulations thereunder.

“Change of Control” means, (a)(i) if any Parent Company’s Capital Stock is not traded on a nationally-recognized stock exchange, the Permitted Investors ceases to own, directly or indirectly, more than 50% of the Voting Stock of the Borrower; or (ii) if any Parent Company’s Capital Stock is traded on a nationally-recognized stock exchange, the Permitted Investors shall cease to own, directly or indirectly, at least 35% of the Voting Stock of the Borrower, (b) a change in the majority of directors of Borrower, unless approved by the then majority of directors; (c) all or substantially all of Borrower’s consolidated assets are sold or transferred; or (d) any “change of control” (or comparable term) in any document pertaining to the Bridge Facility.

“Chattel Paper” means, with respect to a Loan Party, all of such Loan Party’s now owned or hereafter acquired chattel paper, as defined in the PPSA and Article 9 of the UCC (as applicable), including electronic chattel paper.

“Clearing Bank” means Royal Bank or any other banking institution, acceptable to Agent, with whom a Receipt Account has been established pursuant to a Blocked Account Agreement.

“Closing Date” means the date of this Agreement.

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“Closing Date Liquidity Amount” means an amount up to U.S.$100,000,000 of cash equity (on terms, conditions and documentation satisfactory to the Agent) funded to the Borrower, on the Closing Date, by the Sponsor or any Parent Company.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means the Liquidity Collateral and the Shared Collateral as such terms are defined in the Intercreditor Agreement.

“Commitment” means, at any time with respect to a Lender, the Revolving Credit Commitment of such Lender, as applicable, and “Commitments” means, at any time, the sum of the aggregate Revolving Credit Commitments of all Lenders at such time.

“Commitment Fee” has the meaning specified in Section 2.5.

“Conditions to Effectiveness” has the meaning specified in Section 8.1.

“Conditions to Initial Funding” has the meaning specified in Section 8.2.

“Contaminant” means any waste, pollutant, hazardous substance, toxic substance, hazardous waste, special waste, petroleum or petroleum derived substance or waste, asbestos in any form or condition, polychlorinated biphenyls (“PCBs”) or any constituent of any such substance or waste.

“Consolidated Amortization Expense” for any period means the amortization expense of the Borrower and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

“Consolidated Depreciation Expense” for any period means the depreciation expense of the Borrower and the Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

“Consolidated Income Tax Expense” for any period means the provision for taxes of the Borrower and the Subsidiaries, determined on a consolidated basis in accordance with GAAP.

“Consolidated Interest Expense” for any period means the sum, without duplication, of the total interest expense of the Borrower and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP and including, without duplication,

(a)                                  imputed interest on Capitalized Leases obligations and Attributable Debt,

(b)                                 commissions, discounts and other fees and charges owed with respect to letters of credit securing financial obligations, bankers’ acceptance financing and receivables financings,

(c)                                  the net costs associated with Hedge Agreements related to interest rates,

(d)                                 the interest portion of any deferred payment obligations,

(e)                                  all other non-cash interest expense,

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(f)                                    capitalized interest,

(g)                                 the product of (a) all dividend payments on any series of Preferred Stock of the Company or any Preferred Stock of any Subsidiary (other than any Preferred Stock held by the Borrower or a Wholly Owned Subsidiary or to the extent paid in Capital Stock), multiplied by (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of the Borrower and the Subsidiaries, expressed as a decimal, and

(h)                                 all interest payable with respect to discontinued operations,

(i)                                     all interest payable on any Debt described in clause (b) or (d) of Debt,

but shall not include the amortization or accretion of debt issuance costs and other financing or commitment fees and expenses.

“Consolidated Net Income” for any period means the net income (or loss) of the Borrower and the Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded from such net income (to the extent otherwise included therein), without duplication:

(a)                                  the net income (or loss) of any Person that is not a Subsidiary, except to the extent that cash in an amount equal to any such income has actually been received by the Borrower or, subject to clause (c) below, any Subsidiary during such period;

(b)                                 the net income of any Subsidiary during such period to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary of that income is not permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary during such period, except to the extent such prohibition has been waived;

(c)                                  other than for purposes of calculating the Available Amount, any gain (or loss), together with any related provisions for taxes on any such gain (or the tax effect of any such loss), realized during such period by the Borrower or any Subsidiary upon (a) the acquisition of any securities, or the extinguishment of any Debt, of the Borrower or any Subsidiary or (b) any Transfer by the Borrower or any Subsidiary;

(d)                                 gains and losses due solely to fluctuations in currency values and the related tax effects according to GAAP;

(e)                                  non-cash gains and losses attributable to movement in the Mark-to-Market valuation of Hedge Agreements;

(f)                                    any impairment charge or asset write-off or write-down;

(g)                                 any after-tax effect of income or loss from the early extinguishment of Debt;

(h)                                 any non-cash compensation charge or expense recorded from grants of stock appreciation or similar rights, stock options, restricted stock or other rights;

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(i)                                     any non-cash pension charge or expense;

(j)                                     the cumulative effect of any change in accounting principles during such period;

(k)                                  other than for purposes of calculating the Available Amount, any extraordinary or nonrecurring gain (or extraordinary or nonrecurring loss), together with any related provision for taxes on any such extraordinary or nonrecurring gain (or the tax effect of any such extraordinary or nonrecurring loss), realized by the Borrower or any Subsidiary during such period;

(l)                                     the amount of any Tax Dividends;

(m)                               the amount of proceeds received from business interruption insurance and reimbursements of any expenses and charges that are covered by indemnification or other reimbursement provisions in connection with any Permitted Investment or any sale, conveyance, transfer or other disposition of assets permitted under the indenture.

For purposes of this definition of “Consolidated Net Income,” “nonrecurring” means any gain or loss as of any date that is not reasonably likely to recur within the two years following such date; provided that if there was a gain or loss similar to such gain or loss within the two years preceding such date, such gain or loss shall not be deemed nonrecurring.

“Consolidated Net Tangible Assets” shall mean the aggregate amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom (a) all current liabilities (excluding any indebtedness for money borrowed having a maturity of less than 12 months from the date of the most recent consolidated balance sheet of the Borrower but which by its terms is renewable or extendable beyond 12 months from such date at the option of the Borrower) and (b) all goodwill, trade names, patents, unamortized debt discount and expense and any other like intangibles, all as set forth on the most recent consolidated balance sheet of the Borrower and computed in accordance with GAAP.

“Contango Loan” means any Loan hereunder requested for the purpose of financing the purchase for storage and future deliveries of Hedged Eligible Inventory described in clause (a)(2) of the definition thereof under a strategy relating to a market that is in “contango” with respect to Petroleum Inventory Approved by Required Lenders.

“Contingent Obligations” means any indemnity or other contingent Obligations not yet due and owing (but excluding, for the avoidance of doubt, outstanding obligations (whether matured or contingent) in respect of Hedge Agreements, Letters of Credit and Bank Products).

“Continuation/Conversion Date” means the date on which a Revolving Loan is converted into or continued as a BA Equivalent Revolving Loan or a LIBOR Revolving Loan.

“CRA” means the Canadian Revenue Agency and any Governmental Authority succeeding to any of its principal functions.

“Credit Judgment” means, as applicable, Agent’s reasonable judgment exercised in a manner consistent with its customary practices or otherwise in good faith, based upon its consideration of any factor that it reasonably believes (a) could adversely affect the quantity, quality, mix or value of the Collateral (including any applicable law that may inhibit collection

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of an Account), the enforceability or priority of the Agent’s Liens, or the amount that Agent and Lenders could receive in liquidation of any Collateral (after taking into consideration any claims or liabilities that will need to be satisfied in connection with the realization upon the Collateral included in the Borrowing Base); (b) provides evidence that any collateral report or financial information delivered by any Loan Party is inaccurate or misleading in any material respect; (c) materially increases the likelihood of any insolvency proceeding involving a Loan Party; or (d) creates a Default or an Event of Default.  In exercising such judgment, Agent may consider factors already included in the definitions of Eligible Accounts or Eligible Inventory, changes in collection history and dilution of accounts, changes in any material respect in the mix, demand for and pricing of inventory, changes in any material respect concentration risks, and any factors that could materially increase the credit risk of lending to the Borrower on the security of the Collateral.

“Debt” means, without duplication, all liabilities, obligations and indebtedness of any Loan Party to any Person, of any kind or nature, now or hereafter owing, arising, due or payable, howsoever evidenced, created, incurred, acquired or owing, whether primary, secondary, direct, contingent, fixed or otherwise, in each case consisting of indebtedness for borrowed money or the deferred purchase price of property, excluding trade payables, but including in any event (a) all Obligations; (b) all obligations and liabilities of any Person secured by any Lien on the property of any Loan Party; (c) all obligations or liabilities created or arising under any Capital Lease or conditional sale or other title retention agreement with respect to property used or acquired by any Loan Party, even if the rights and remedies of the lessor, seller or lender thereunder are limited to repossession of such property; provided, however, that all such obligations and liabilities which are limited in recourse to such property shall be included in Debt only to the extent of the book value of such property as would be shown on a balance sheet of such Loan Party, as the case may be, prepared in accordance with GAAP; (d) all obligations and liabilities under Guarantees; and (e) the present value of lease payments due under any synthetic leases under which any Loan Party is treated as the owner of the property leased for tax purposes but which is treated as an operating lease under GAAP.

“Default” means any event or circumstance which, with the giving of notice, the lapse of time or both, would (if not cured, waived or otherwise remedied during such time) constitute an Event of Default.

“Default Rate” means a fluctuating per annum interest rate at all times equal to the sum of (a) the otherwise applicable Interest Rate plus (b) two percentage points per annum.  Each Default Rate shall be adjusted simultaneously with any change in the applicable Interest Rate.  In addition, the Default Rate shall result in an increase in the Letter of Credit Fee by two percentage points per annum.

“Defaulting Lender” means any Lender that (a), prior to the cure of such failure, has failed to fund any portion of the Revolving Loans required to be funded by it hereunder, (b), prior to the cure of such failure, has otherwise failed to pay over to the Agent or any other Lender any other amount required to be paid by it hereunder when due, unless the subject of a good faith dispute, or (c) has notified the Borrower or the Agent that it does not intend to comply with its obligations under this Agreement.

“Defaulting Lender Credit Extensions” has the meaning specified in Section 12.15(f).

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“Designated Account” has the meaning specified in Section 1.2(c).

“Distribution” means, in respect of any Person:  (a) the payment or making of any dividend or other distribution of property in respect of Capital Stock of such Person, other than distributions in Capital Stock of the same class or through accretion or accumulation of such dividend or distribution on such Capital Stock; or (b) the redemption or other acquisition by such Person or any of its Subsidiaries of any Capital Stock of such Person.

“DOL” means the United States Department of Labor or any successor department or agency.

“EBITDA” means, for any Person and any period means, without duplication, the Consolidated Net Income of such Person for such period plus the following:

(a)                                  in each case only to the extent (and in the same proportion) deducted in determining Consolidated Net Income and with respect to the portion of Consolidated Net Income attributable to any Subsidiary only if a corresponding amount would be permitted at the date of determination to be distributed to the Borrower by such Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Subsidiary or its stockholders, Consolidated Income Tax Expense and Tax Dividends, Consolidated Amortization Expense, Consolidated Depreciation Expense, and Consolidated Interest Expense, in each case to the extent reducing Consolidated Net Income, in each case determined on a consolidated basis) in accordance with GAAP; plus

(b)                                 in each case only to the extent (and in the same proportion) deducted in determining Consolidated Net Income and with respect to the portion of Consolidated Net Income attributable to any Subsidiary only if a corresponding amount would be permitted at the date of determination to be distributed to the Borrower by such Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Subsidiary or its stockholders, the aggregate amount of all other non-cash charges, expenses or losses that reduce such Consolidated Net Income (including any impairment charges and the impact of purchase accounting, including, but not limited to, the amortization of inventory step-up), in each case determined on a consolidated basis in accordance with GAAP; plus

(c)                                  any reasonable expenses or charges incurred in connection with any equity offering (but if such equity offering is a sale of Capital Stock in any part of the Borrower, only to the extent that proceeds of such equity offering are received by or contributed to the equity of the Borrower), Permitted Investment, acquisition, recapitalization or Debt permitted to be incurred hereunder or the Bridge Facility Debt (in each case whether or not consummated) or pursuant to the Transactions (including, without limitation, the fees payable pursuant to the Management Agreement in connection with the Transactions), in each case determined on a consolidated basis in accordance with GAAP; plus

(d)                                 the amount of management, monitoring, consulting, advisory fees, termination payments and related expenses paid to the Sponsor (or any accruals relating to such fees and related expenses) during such period pursuant to the Management Agreement or any amendment thereto (so long as such amendment is not less advantageous to the holders of the notes in any

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material respect than the Management Agreement), in each case determined on a consolidated basis in accordance with GAAP; plus

(e)                                  operating expense reductions and other operating improvements, synergies or costs savings that have been realized or are reasonably anticipated to be realizable within twelve (12) months of any investment, acquisition, disposition, merger, consolidation, discontinued operation or action being given pro forma effect (including, to the extent applicable, from the Transactions); plus

(f)                                    all adjustments of the nature described in Schedule A; plus

(g)                                 any net after-tax gains or losses on disposal of discontinued operations deter-mined on a consolidated basis in accordance with GAAP; minus

(h)                                 the aggregate amount of all non-cash items, determined on a consolidated basis, to the extent such items increased Consolidated Net Income for such period.

For purposes of determining EBITDA under this Agreement, EBITDA for the last twelve months ended September 30, 2008 shall be deemed to be $138,900,000.

“Eligible Accounts” means all Accounts arising in the ordinary course of Borrower’s or a Canadian Guarantor’s business, but excluding interest, late charges, penalties, collection costs and other similar sums due or payable in respect thereof, upon which the Agent’s Liens constitutes a first-ranking, duly registered, published and perfected Lien ranking in priority to all other Liens (except (i) Permitted Liens in respect of First Purchase Crude Payables, (ii) Permitted Liens which do not have priority over the Agent’s Liens, and (iii) unregistered Permitted Liens for which amounts are not yet due and payable) and that are not ineligible as the basis for Revolving Loans and/or Letters of Credit, based on the Agent’s satisfactory field examinations and audits and the following criteria set forth below..  Eligible Accounts of a Borrower or Canadian Guarantor shall not include, without duplication, any Account of Borrower or such Canadian Guarantor:

(a)                                  which (i) in the case of Accounts arising from the sale or delivery of crude oil, natural gas, natural gas liquids or condensate, is due and payable more than thirty (30) days following the last day of the calendar month in which the Petroleum Inventory delivery occurred and is more than ten (10) days past due, (ii) in the case of all other Accounts, which has been outstanding for more than ninety (90) days past the invoice date or with respect to which more than sixty (60) days have elapsed since the due date;

(b)                                 with respect to which any of the representations, warranties, covenants, or agreements contained in this Agreement are incorrect or have been breached in any material respect;

(c)                                  with respect to which Account, in whole or in part, a cheque, promissory note, draft, trade acceptance, Chattel Paper or other instrument for the payment of money has been received, presented for payment and returned uncollected for any reason;

(d)                                 which represents a progress billing (as hereinafter defined) or as to which such Loan Party has extended the time for payment without the consent of the Agent; for the purposes

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hereof, “progress billing” means any invoice for goods sold or leased or services rendered under a contract or agreement pursuant to which the Account Debtor’s obligation to pay such invoice is conditioned upon such Loan Party’s completion of any further performance under the contract or agreement;

(e)                                  as to which any one or more of the following events has occurred with respect to the Account Debtor on such Account: death or judicial declaration of incompetence of an Account Debtor who is an individual; the filing by or against the Account Debtor of a request, proposal, notice of intent to file a proposal, proceeding, action or petition for liquidation, reorganization, arrangement, adjustment of debts, adjudication as a bankrupt, winding-up, or other relief under the bankruptcy, insolvency, restructuring, liquidation, winding up, corporate or similar laws of Canada or the United States of America, any province, state or territory thereof, or any foreign jurisdiction, now or hereafter in effect; the making of any general assignment by the Account Debtor for the benefit of creditors; the appointment of a receiver, trustee, monitor, custodian, liquidator, administrator, interim receiver, monitor or trustee or other official for the Account Debtor or for any of the assets of the Account Debtor, including, without limitation, the appointment of or taking possession by a “custodian” as defined in the Bankruptcy Code of the United States or a “trustee” under the BIA; the institution by or against the Account Debtor of any other type of insolvency, liquidation, bankruptcy, winding up or reorganization proceeding (under the laws of Canada, the United States of America or otherwise, including applicable corporate statutes, the BIA and the CCAA or of any formal or informal proceeding for the dissolution or liquidation of, settlement of claims against or winding up of affairs of, the Account Debtor; the sale, assignment, or transfer of all or any material part of the assets of the Account Debtor for the benefit of creditors; the non-payment generally by the Account Debtor of its debts as they become due; or the cessation of the business of the Account Debtor as a going concern;

(f)                                    owed by an Account Debtor if twenty-five percent (25%) or more of the aggregate Dollar amount (with any Account payable in a foreign currency being converted to Dollars for this purpose) of outstanding Accounts owed at such time by such Account Debtor thereon is classified as ineligible under clause (a) above;

(g)                                 owed by an Account Debtor if such Account Debtor: (i) does not maintain its chief executive office or registered office in Canada or the United States of America or its territories or protectorates; or (ii) is not organized under the laws of Canada or any Province thereof or the United States of America or any state thereof (except in respect of Accounts in the case of clauses (i) and (ii) which are credit insured pursuant to insurance policies maintained by a Loan Party with export insurers acceptable to the Agent and all terms thereof, including risks and amounts of coverage, and all such policies and any Proceeds payable thereunder have been validly assigned to the Agent on terms acceptable to the Agent); or (iii) is the government of any country or sovereign state, or of any state, province, municipality, or other political subdivision thereof, or of any department, agency, public corporation, or other instrumentality thereof, except to the extent that the Agent otherwise determines in its discretion the Account to be eligible on an account-by-account basis based on, among other things, compliance with all applicable laws in order to obtain a valid and enforceable assignment (in the case of clause (iii));

(h)                                 owed by an Account Debtor which is an employee of a Loan Party, or by a subsidiary of a Loan Party, or by an Affiliate of a Loan Party (unless dealings with such Affiliate

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are (i) in the ordinary course of business, (ii) on terms consistent with past practices, and (iii) on arm’s length terms) or which is an Intercompany Account;

(i)                                     which is owed by an Account Debtor to the extent to which the Account Debtor has made or asserted, or a Loan Party has otherwise reported, any right of set off, compensation, counterclaim, offset, discount (including accruals related thereto), allowance, charge-back, rebate payable, contra claim or any other dilutive factors by the Account Debtor, unless the Account Debtor has entered into an agreement acceptable to the Agent to waive all such rights; or if the Account Debtor thereunder has disputed liability or made any claim with respect to any other Account due from such Account Debtor (whether such Account is owing to such Loan Party or any other Loan Party); but in each such case only to the extent of such indebtedness, setoff, charge-back, counterclaim, offset, compensation, discount, allowance, rebate, dispute, claim or any other dilutive factors; or any Accounts to the extent of any unapplied credits or credits in prior;

(j)                                     which represents a cash sale or cash on delivery sale;

(k)                                  which represents a re-billed or a redated Account (unless the previous account has been cancelled and replaced and the new bill is dated the date of the replaced Account for aging purposes);

(l)                                     owed by the government of the United States of America or Canada or any department, agency, public or Crown corporation or other instrumentality thereof, unless, in the case of an Account owed to (i) a Loan Party by the government of Canada or any department agency, public or Crown corporation or other instrumentality thereof, the Financial Administration Act (Canada), and (ii) a Loan Party by the government of the United States of America or any department, agency, public corporation or other instrumentality thereof, the Federal Assignment of Claims Act of 1940, as amended (31 U.S.C. § 3727 et seq.), and any other steps necessary to perfect the Agent’s Liens therein, have been complied with to the Agent’s satisfaction with respect to such Account;

(m)                               which represents, in whole or in part, a sale on a bill-and-hold, guaranteed sale, contractual sale and return, sale on approval, consignment, or other repurchase or return basis;

(n)                                 in respect of which one or more Loan Parties is not the sole payee and remittance party, with sole lawful and absolute title thereto free and clear of any Lien (other than a Lien in favour of the Agent or a Permitted Lien in respect of First Purchase Crude Payables (as opposed to being voluntarily granted), (ii) a Permitted Lien which does not have priority over the Agent’s Liens and (iii) Liens which are unregistered and not yet due and payable));

(o)                                 which is payable in a currency other than Canadian Dollars and U.S. Dollars;

(p)                                 which is owed by a customer, or affiliated group of customers, which is obligated to the Loan Parties respecting Accounts, the aggregate unpaid balance of which exceeds fifty percent (50%) of the aggregate unpaid balance of all otherwise Eligible Accounts owed to the Loan Parties at such time by such customers, but only to the extent of such excess;

(q)                                 for goods not shipped and delivered or otherwise not representing a final sale or otherwise representing a pre-billed Account or Accounts for unshipped or incomplete goods or

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services or otherwise with respect to which the goods giving rise to such Account have not been shipped and, if required to create a valid Account, delivered to the Account Debtor or the services giving rise to such Account have not been performed by the Loan Party and, if applicable, accepted by the Account Debtor, or the Account Debtor revokes its acceptance of such goods or services or such Account otherwise arises from a incomplete sale or service;

(r)                                    if the sale giving rise thereto was not made in compliance in all respects with all applicable laws;

(s)                                  which is owed by a customer, or affiliated group of customers, which is obligated to the Loan Parties respecting Accounts, the aggregate unpaid balance of which exceeds the credit limit set forth (to Agent by Loan Party) for such customers in excess of $1,000,000 when aggregated with all otherwise Eligible Accounts owed to the Loan Parties at such time by such customers, but only to the extent of such excess;

(t)                                    which arises out of an enforceable contract or order which, by its terms, forbids, restricts or makes void or unenforceable the granting of a Lien by the Borrower or a Canadian Guarantor to the Agent with respect to such Account;

(u)                                 which represents any unapplied cash or credits;

(v)                                 if the Agent believes, in the exercise of its good faith credit discretion, that the prospect of collection of such Account is impaired, or that the Account is uncollectible or otherwise doubtful or that the Account may not be paid by reason of the Account Debtor’s financial inability to pay;

(w)                               with respect to which the Account Debtor is located in any state of the United States of America or province of Canada which requires the filing of a Notice of Business Activities Report or registration or licensing to carry on business or similar report, registration or licensing in order to permit such Loan Party to seek judicial enforcement in such state of the United States of America or province of Canada of payment of such Account, unless such Loan Party has qualified to do business in such state or province or has filed a Notice of Business Activities Report or registration or licensing to carry on business or equivalent report, registration or licensing for the then current year;

(x)                                   which represents rents and similar payments to the Borrower or a Canadian Guarantor in connection with, without limitation, ground leases or other leases of real property or other Bridge Collateral (as defined in the Intercreditor Agreement).

(y)                                 which arises out of a sale not made in the ordinary course of such Loan Party’s business; or

(z)                                   which the Agent in the exercise of its good faith credit discretion determines to be ineligible for any other reasons deemed necessary by Agent in its reasonable business judgment, including, without limitation, those which are customary in the commercial lending industry.

“Eligible Assignee” means (a) a commercial bank, commercial finance company or other asset based lender, having total assets in excess of $1,000,000,000 and for which the consent of the Borrower has been received (provided, that (x) no consent of the Borrower shall be

19

unreasonably withheld or delayed and (y) no consent of the Borrower shall be required if a Default or Event of Default has occurred and is continuing); (b) any Lender; (c) any Affiliate of any Lender provided, that such Eligible Assignee shall in all cases (when no Event of Default is continuing) be a financial institution that (i), if such financial institution is not resident in Canada and is not deemed to be resident in Canada for purposes of the Income Tax Act (Canada), it deals at arm’s length with each Loan Party for purposes of the Income Tax Act (Canada); or (iii) is not a trade competitor of any Loan Party; and (d) if an Event of Default has occurred and is continuing, any Person reasonably acceptable to the Agent.

“Eligible Cash Equivalents” means, with respect to the Borrower or a Canadian Guarantor, the Cash Equivalents of such Loan Party which the Agent, in the exercise of its reasonable credit judgment, determines to be Eligible Cash Equivalents.  Without limiting the exercise of the Agent’s reasonable credit judgment, the following eligibility criteria must be satisfied in determining Eligible Cash Equivalents:

(a)                                  Cash Equivalents in which a Loan Party has lawful and absolute title;

(b)                                 Cash Equivalents which are free from any express or implied at law Lien, trust or other beneficial interest (other than (i) a Lien in favour of Agent, for the benefit of Lenders, (ii) a non-consensual Lien arising by operation of law notified to the Agent for which a reserve has been established against the Borrowing Base, and (iii) inchoate Liens for which amounts are not yet due and payable); and

(c)                                  Cash Equivalents in which Agent holds a fully perfected first-priority security interest prior to the rights of, and enforceable as such against, any other Persons pursuant to an account/control agreement satisfactory to Agent and any other legal requirement necessary for perfecting a security interest in such assets with such priority.

“Eligible Inventory” means inventories of Petroleum Inventory in which the Borrower or a Canadian Guarantor has lawful and absolute title, which are not subject to any Lien in favour of any Person (other than (i) Permitted Inventory Liens, (ii) Permitted Liens which do not have priority over the Agent’s Liens, (iii) unregistered Permitted Liens for which amounts are not yet due and payable or (iv) the Agent’s Liens), which are subject to a fully perfected first priority security interest (subject only to (i) Permitted Inventory Liens, (ii) Permitted Liens which do not have priority over the Agent’s Liens, and (iii) unregistered Permitted Liens for which amounts are not yet due and payable) in favour of Agent pursuant to the Loan Documents prior to the rights of, and enforceable as such against, any other Person, and which, at all times continues to be acceptable to the Agent in light of the criteria set forth below in the exercise of its reasonable business judgment.  Eligible Inventory shall specifically exclude:

(i)                                     Petroleum Inventory consisting of tank bottoms or pipeline linefill, in either case located in facilities owned by or pipelines owned by a Loan Party which, at any time, is properly classified as a long-term asset under GAAP.

(ii)                                  unmerchantible/unsaleable or obsolete Inventory;

(iii)                               Inventory not located at locations owned or leased by such Loan Party (including Inventory in third party pipelines) or Inventory located at any other location of such Loan Party, in each case, unless not subject to a third party lien waiver in form and substance satisfactory to

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the Agent in its reasonable business judgment or in respect of which Agent has agreed to appropriate reserves;

(iv)                              Inventory returned or rejected by such Loan Party’s customers (other than goods that are undamaged and resalable in the normal course of business in the Agent’s reasonable business judgment), including, without limitation, goods to be returned to such Loan Party’s suppliers;

(v)                                 Inventory in transit to or from third parties; for greater certainty, Inventory in third party pipelines or storage facilities is not considered to be in transit Inventory;

(vi)                              Inventory located outside of Canada, (unless otherwise Approved by the Agent, provided that such Inventory is not otherwise ineligible hereunder);

(vii)                           Inventory in the possession of a warehouseman, bailee, Affiliate or Subsidiary of any such Loan Party (that is not a Loan Party), unless such warehousemen, bailee or third party have executed a waiver and notice of security interest agreement in favour of the Agent (in form and substance satisfactory to the Agent) and/or the Agent shall otherwise be satisfied that Agent has a first entitlement, lien and priority perfected security interest in such Inventory, subject to Permitted Inventory Liens;

(viii)                        consignment Inventory;

(ix)                                that is not in good condition, is unmerchantable or does not meet all applicable material standards imposed by any Governmental Authority, having regulatory authority over such goods, their use or sale;

(x)                                   that is not currently either usable or salable, at prices approximating at least cost, in the normal course of such Loan Party’s business or that is slow moving, defective or stale; and

(xi)                                Inventory (other than Petroleum Inventory that is eligible to be traded on NYMEX) not acceptable to the Agent for any other reasons deemed necessary by the Agent in its reasonable business judgment, including, without limitation, those which are customary either in the commercial finance industry or in the lending practices of the Agent.

“Environmental Laws” means all federal, provincial, state, municipal, local or foreign laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directives, decisions, policies, guidelines, directed duties, licenses, authorizations, decrees, orders and permits of, and agreements with, any Governmental Authority, in each case relating to environmental, health and safety matters.

“Environmental Lien” means a Lien in favour of any Governmental Authority or any other Person for (a) any liability under Environmental Laws or (b) damages arising from, or costs incurred by such Governmental Authority or other Person in response to, a Release or threatened Release of a Contaminant into the environment.

“EPPA” means the Employment Pension Plans (Alberta) and all regulations thereunder as amended from time to time and any successor legislation.

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“Equipment” means, with respect to a Loan Party, all of such Loan Party’s now owned and hereafter acquired machinery, equipment, furniture, furnishings, fixtures and other tangible personal property (except Inventory), including embedded software, motor vehicles, aircraft, dies, tools, jigs, molds and office equipment, as well as all of such types of property leased by such Loan Party and all of such Loan Party’s rights and interests with respect thereto under such leases (including, without limitation, options to purchase); together with all present and future additions and accessions thereto, replacements therefor, component and auxiliary parts and supplies used or to be used in connection therewith, and all substitutes for any of the foregoing, and all manuals, drawings, instructions, warranties and rights with respect thereto; wherever any of the foregoing is located and includes “equipment” as defined in the PPSA.

“Equivalent Amount” means, on any date, the amount of Dollars into which an amount of U.S. Dollars may be converted or the amount of U.S. Dollars into which an amount of Dollars may be converted, in either case, at the Agent’s spot buying rate in Toronto, Canada as at approximately 12:00 noon (Toronto time) on such date.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and regulations promulgated thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with any Loan Party within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan, (b) a withdrawal by any Loan Party or any ERISA Affiliate from a Pension Plan during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations which is treated as such a withdrawal under Section 4062(e) of ERISA, (c) a complete or partial withdrawal by any Loan Party or any ERISA Affiliate from a Multiemployer Plan or other Pension Plan regulated or governed by other applicable legislation or notification that a Multiemployer Plan or Pension Plan regulated or governed by or other applicable legislation is in reorganization, (d) the filing of a notice of intent to terminate a Pension Plan, the treatment of a Pension Plan amendment as a termination under Section 4041 or 4041A of ERISA or other law, or the commencement of proceedings by the PBGC pursuant to Section 4042 of ERISA or other similar applicable Governmental Authority to terminate a Pension Plan or to appoint a trustee to administer any Pension Plan or Multiemployer Plan, or (e) the imposition of any liability under Title IV of ERISA or other similar applicable legislation (other than for PBGC premiums due but not delinquent under Section 4007 of ERISA or other similar legislation) upon any Loan Party.

“Event of Default” has the meaning specified in Section 9.1.

“Exchange Act” means the Securities Exchange Act of 1934, and regulations promulgated thereunder.

“Exchange Rate” means, as of any date in respect of the conversion of an amount on such date denominated in a particular currency (the “specified currency”) into an amount specified in another currency (the “alternative currency”) or in respect of the calculation on such date of the amount of the alternative currency which is equivalent to an amount of the specified currency,

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the spot exchange rate prevailing on the Toronto foreign exchange market on such date for the exchange of the specified currency for the alternative currency, as determined by the Bank.

“Excluded Subsidiary” means each Subsidiary which is (a) an Immaterial Subsidiary and each future Subsidiary which is an Immaterial Subsidiary, in each case, for so long as such Subsidiary remains an Immaterial Subsidiary or (b) is a joint venture.

“Excluded Taxes” means, in relation to any Lender, (a) Taxes imposed or levied by any jurisdiction on or measured by the overall net income of such Lender or any of its applicable lending offices, and (b) other Taxes including franchise Taxes, Taxes on doing business or Taxes measured by capital or net worth imposed or levied by any jurisdiction on such Lender or any of its applicable lending offices as a result of such Lender (i) carrying on a trade or business therein or having a permanent establishment therein, (ii) being organized under the laws of such jurisdiction or any political subdivision thereof, (iii) being or being deemed to be resident in such jurisdiction for income tax purposes, or (iv) having any other present or former connection with such jurisdiction (other than a connection arising solely from such Lender or its applicable lending office having executed, delivered or performed its obligations under the Loan Documents or received a payment under a Loan Document or enforced its rights under a Loan Document), or which would not have been imposed had such Lender satisfied a relevant authority that such Lender was not a person mentioned in clause (i), (ii), (iii) or (iv) above.

“Federal Funds Rate” means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to the Bank on such day on such transactions as determined by the Agent.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System or any successor thereto.

“Fee Letter” has the meaning specified in Section 2.4.

“Financial Statements” means the consolidated and consolidating financial statements of the Borrower and its Subsidiaries, prepared in accordance with GAAP, and any other financial statements required to be given to the Agent and Lenders pursuant to this Agreement.  Any such financial statements which this Agreement requires be audited, shall be so audited by independent chartered accountants of nationally recognized standing or such other auditors as approved by the Agent (Agent acknowledging that Ernst and Young LLP and PriceWaterhouseCoopers LLP are approved auditing firms).

“First Purchase Crude Payables” means the unpaid amount of any payable obligation related to the purchase of Petroleum Inventory by any Loan Party which Agent determines will be secured by a statutory Lien, to the extent such payable obligation is not at the time in question covered by a Letter of Credit.

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“Fiscal Year” means each of the Loan Party’s fiscal year for financial accounting purposes.  As of the date hereof, the current Fiscal Year of the Borrower will end on December 31, 2008.

“Fixed Assets” means, with respect to the Borrower or any of its Subsidiaries, the Equipment and Real Estate of such Borrower or such Subsidiary.

“Fixed Charge Coverage Ratio” means, with respect to any fiscal period of the Borrower on a consolidated basis the ratio of (i) EBITDA for such fiscal period, minus, cash income taxes paid by Loan Parties during such fiscal period, minus, unfinanced maintenance Capital Expenditures (exclusive of Capital Expenditures funded or refinanced by equity contributions into the Borrower) of the Loan Parties paid in cash during such fiscal period, minus, cash dividend Distributions paid (including any payment in connection with the Tax Dividend but excluding any payment in connection with (x) the Sponsor Investment, and (y) dividends between the Borrower and any of its Subsidiaries) to (ii) Fixed Charges for such fiscal period.

“Fixed Charges” means, with respect to any fiscal period of Borrower on a consolidated basis, without duplication, the sum of (A) all scheduled cash payments of principal on Funded Debt of the Loan Parties made during such fiscal period, (B) all payments of scheduled cash interest on Funded Debt of the Loan Parties made during such fiscal period, and (C) all cash payments of Letter of Credit Fees made by the Loan Parties during such fiscal period.

“Funding Date” means, with respect to a Borrowing, the date on which such Borrowing occurs after the Initial Funding Date.

“Funded Debt” means the sum, without duplication, of (a) the aggregate amount of funded Debt (including the Obligations) of the Loan Parties consisting of or relating to (i) the borrowing of money or the obtaining of credit (other than trade payables incurred in the ordinary course of business), or (ii) Capital Leases, plus (b) Debt of the type referred to in clause (a) of another Person guaranteed by a Loan Party (but only to the extent such guarantee shall become due and payable by such Loan Party and remain unpaid after any applicable grace period or period permitted following demand for the payment), in each case on a consolidated basis for the Loan Parties.

“Funded Debt to EBITDA Ratio” means, at any time, the quotient obtained by dividing (a) Funded Debt (as numerator) by (b) EBITDA (as denominator) for any fiscal period.

“GAAP” means at any particular time with respect to any Loan Party, generally accepted accounting principles as in effect at such time in Canada, consistently applied; provided, however, that, if employment of more than one principle shall be permissible at such time in respect of a particular accounting matter, “GAAP” shall refer to the principle which is then employed by the applicable Loan Party with the concurrence of its independent public or chartered accountants, who are acceptable to the Agent provided further that, subject to Section 14.24, for the purposes of determining compliance with the financial covenants herein, “GAAP” means GAAP as in effect from time to time.

“General Intangibles” as defined in the UCC, including “Intangibles” as defined in the PPSA, and including choses in action, causes of action, company or other business records, inventions, blueprints, designs, patents, patent applications, trademarks, trademark applications,

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trade names, trade secrets, service marks, goodwill, brand names, copyrights, registrations, licenses, franchises, customer lists, permits, tax refund claims, computer programs, operational manuals, internet addresses and domain names, insurance refunds and premium rebates, all rights to indemnification, and all other intangible and incorporeal Property of any kind.

“Gibson Acquisition” has the meaning specified in the definition of Transaction.

“Governmental Authority” means any nation or government, any state, province, municipality or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing and any department, agency, board, commission, tribunal, committee or instrumentality of any of the foregoing.

“Guarantee” or “Guaranty” means, with respect to any Person, all obligations of such Person which in any manner directly or indirectly guarantee or assure, or in effect guarantee or assure, the payment or performance of any Debt of any other Person (the “guaranteed obligations”), or assure or in effect assure the holder of the guaranteed obligations against loss in respect thereof, including any such obligations incurred through an agreement, contingent or otherwise:  (a) to purchase the guaranteed obligations or any property constituting security therefor; (b) to advance or supply funds for the purchase or payment of the guaranteed obligations or to maintain a working capital or other balance sheet condition; or (c) to lease property or to purchase any debt or equity securities or other property or services.  The amount of any Guarantee of any guaranteeing Person shall be deemed to be such guaranteeing person’s maximum reasonably anticipated liability in respect thereof (i) as set forth in such Guarantee, or (ii) if not so set forth, as determined by such Person in good faith,

“Guaranteed Obligations” has the meaning specified in Section 13.1.

“Guarantor Payment” has the meaning specified in Section 13.6.

“Guarantors” has the meaning specified in the preamble.

“Hedge Agreement” means any and all transactions (whether under an ISDA or otherwise), agreements or documents (including ISDAs) entered into with any Lender or any Affiliate of a Lender (or any Person that was a Lender or an Affiliate of a Lender at the time such Hedging Agreement was entered into), which provides for an interest rate, credit, commodity or equity swap, cap, floor, collar, forward foreign exchange transaction, derivative, currency swap, cross currency rate swap, currency option, or any combination of, or option with respect to, these or similar transactions, for the purpose of hedging Borrower’s or a Canadian Guarantor’s exposure to fluctuations in interest or exchange rates, loan, credit exchange, security or currency valuations or commodity prices.

“Hedge Positions in Brokers Accounts” means all commodities futures accounts of the Loan Parties in which the Agent for the benefit of Lenders has been granted an exclusive security interest in a manner satisfactory to the Agent, with such interest being subject only to the rights of the broker under such account, in excess of the amounts required to be maintained pursuant to the applicable margin requirements.

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“Hedged Eligible Inventory” means Eligible Inventory (other than Asphalt Products) with respect to which the price risk has been:

(a)                                  hedged for delivery, by either:

(i)                                     a contract on the NYMEX, having delivery within the next twelve (12) months with respect to Petroleum Inventory, arranged through brokers approved by Agent and with whom a three-party agreement among, as applicable, Borrower or a Canadian Guarantor, Agent and such broker has been entered in form and substance satisfactory to Agent; or

(ii)                                  a contract for a specified price for physical delivery of such inventory, having delivery within the next twelve (12) months with respect to Petroleum Inventory, to a counterparty whose Account would qualify as an Approved Billed Eligible Account or an Approved Unbilled Eligible Account; provided, however, that such inventory is a commodity that is also eligible for contract hedging on the NYMEX; or

(iii)                               a contract for a specified price for physical delivery of such inventory, having delivery within the next twelve (12) months with respect to Petroleum Inventory, to a counterparty whose Account would qualify as an Investment Grade Eligible Account, provided, however, that such inventory is a commodity that is not eligible for contract hedging in the NYMEX; or

(b)                                 hedged for a term of no more than six (6) months with respect to Petroleum Inventory other than natural gas and natural gas liquids, pursuant to an over-the-counter put option with a floor price and with a counterparty whose Account would qualify as an Approved Billed Eligible Account or an Approved Unbilled Eligible Account,; or

(c)                                  otherwise hedged in a manner satisfactory to Agent.

“Hedging Amounts” has the meaning specified in the definition of Bank Products.

“Hedging Exposure” means, at any time and subject to the Hedging Sublimit, the sum of the amount determined by the Agent (in its sole discretion with consideration given to any determinations provided to the Agent by the BP Provider and the Lenders (and their Affiliates) providing Hedge Agreements) to be the credit risk associated with all outstanding Hedge Agreements.  The total of all such Hedging Exposures of all Lenders (and their Affiliates) not to exceed the Hedging Sublimit.  Any Hedging Exposure denominated in U.S. Dollars shall be the CDN Dollar equivalent thereof.

“Hedging Reserve” means all reserves which the Agent from time to time establishes in its reasonable credit judgment for Hedging Agreements then provided or outstanding which shall, at all times, be at least an amount that is equal to all Hedging Exposure in respect to such Hedging Agreements outstanding.

“Hedging Sublimit” means the maximum aggregate amount of $50,000,000 of Hedging Exposure.

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“Immaterial Subsidiary” means, on any date for which a consolidated balance sheet of the Borrower is prepared, any Subsidiary of the Borrower that has less than 1.0% of the Borrower’s Consolidated Net Tangible Assets or annual consolidated revenues; provided that at no time shall all Immaterial Subsidiaries have in the aggregate consolidated net tangible assets or annual consolidated revenues as of such date in excess of 3.0% of Consolidated Net Tangible Assets or annual consolidated revenues, respectively, of the Borrower.

“Increase Notice” has the meaning specified in Section 1.5.

“Indemnified Liabilities” has the meaning specified in Section 14.12.

“Indemnified Person” has the meaning specified in Section 14.12.

“Indemnified Taxes” means Taxes other than Excluded Taxes and Other Taxes.

“Initial Funding Date” means the date on which the Conditions to Initial Funding have been satisfied and on which the first Borrowing occurs.

“Initial Funding Date Amount” means the issuance of Letters of Credit hereunder not in excess of the lesser of (i) up to U.S.$15,000,000 (or the Equivalent Amount in CDN Dollars), and (ii) Availability.

“Instruments” means, with respect to a Loan Party, all instruments as such term is defined in the UCC and in the PPSA (as applicable), now owned or hereafter acquired by such Loan Party.

“Intercompany Accounts” means all assets and liabilities, however arising, which are due to any Loan Party or its Subsidiaries from, which are due from any Loan Party or its Subsidiaries to, or which otherwise arise from any transaction by any Loan Party or its Subsidiaries with, any Affiliate.

“Intercreditor Agreement” means that certain Intercreditor Agreement (substantially in the form attached hereto as Schedule A) dated as of the date hereof among the Agent, the Bridge Agents and the Borrower, as the same may be amended, supplemented or otherwise modified from time to time.

“Interest Rate” means each or any of the interest rates, including the Default Rate, set forth in Section 2.1.

“Inventory” means, with respect to a Loan Party, all of such Loan Party’s now owned and hereafter acquired “inventory” (as defined in the PPSA or Article 9 of the UCC, as applicable), including, without limitation, goods and merchandise, wherever located, whether without or after further processing, to be furnished under any contract of supply or service or held for sale or lease, all returned goods, raw materials, work in process, finished goods (including embedded software), other materials and supplies of any kind, nature or description which are used or consumed in such Loan Party’s business or used in connection with the manufacture, packing, shipping, advertising, selling or finishing of such goods, merchandise and all documents of title or other documents representing them.

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“Investment Grade Eligible Accounts” means Billed Eligible Accounts that are owing by an Account Debtor who has an Investment Grade Rating.

“Investment Grade Rating” means a credit rating of “BBB-” or better by Standard Poor’s Corporation or “Baa3” or better by Moody’s Investor Services.

“IRS” means the Internal Revenue Service and any Governmental Authority succeeding to any of its principal functions under the Code.

“Issued but Unused Letter of Credit Value” means, on any day, the lesser of the (a) cost or (b) current market value of Petroleum Inventory purchased by Borrower and Canadian Guarantors under Letters of Credit but which has not been physically delivered to such Loan Party; provided, that if such Letters of Credit are not specific to Petroleum Inventory then the “Issued but Unused Letter of Credit Value” in respect of such Letters of Credit shall be reduced by any forward Mark-to-Market losses and/or any net exchange payable to the same counterparty.  “Issued but Unused Letter of Credit Value” cannot simultaneously be included in an Eligible Exchange Account or in Unbilled Eligible Accounts.

“Judgment Interest Act (Alberta)” means the Judgment Interest Act (Alberta), including the regulations made and, from time to time, in force under that Act.

“LC Accommodation” has the meaning specified in Section 1.3(a).

“Lender” and “Lenders” have the meanings specified in the preamble hereto and shall include the Agent to the extent of the Agent Advance outstanding; provided that no such Agent Advance shall be taken into account in determining any Lender’s Pro Rata Share.  The foregoing includes each such Lender that has a Revolving Credit Commitment or is the holder of a Revolving Loan or is a participant in a Letter of Credit.

“Letter of Credit” has the meaning specified in Section 1.3(a).

“Letter of Credit Fee” has the meaning specified in Section 2.6.

“Letter of Credit Subfacility” means, in respect of the LC Accommodation, U.S.$25,000,000 (or the Equivalent Amount in CDN Dollars).

“LIBOR Continuation/Conversion Date” means the date on which a Revolving Loan is converted into or continued as a LIBOR Revolving Loan.

“LIBOR Interest Payment Date” means, with respect to a LIBOR Revolving Loan, (i) the last day of each LIBOR Interest Period applicable to such LIBOR Revolving Loan and (ii) the Termination Date.

“LIBOR Interest Period” means, as to any LIBOR Revolving Loan, the period commencing on the Funding Date of such LIBOR Revolving Loan or on the LIBOR Continuation/Conversion Date on which the Revolving Loan is converted into or continued as a LIBOR Revolving Loan, and ending on the date one, two, three or six (, and if available to all Lenders, nine or twelve) months thereafter as selected by (x) the Borrower in its Notice of

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Borrowing, in the form attached hereto as Exhibit D, or Notice of Continuation/Conversion, in the form attached hereto as Exhibit E, provided that:

(a)                                  if any LIBOR Interest Period would otherwise end on a day that is not a Business Day, that LIBOR Interest Period shall be extended to the following Business Day unless the result of such extension would be to carry such LIBOR Interest Period into another calendar month, in which event such LIBOR Interest Period shall end on the preceding Business Day;

(b)                                 any LIBOR Interest Period pertaining to a LIBOR Revolving Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such LIBOR Interest Period) shall end on the last Business Day of the calendar month at the end of such LIBOR Interest Period; and

(c)                                  no LIBOR Interest Period shall extend beyond the Stated Termination Date.

“LIBOR Rate” means, for any LIBOR Interest Period with respect to any LIBOR Revolving Loan, the rate per annum equal to the rate determined by the Agent to be the offered rate that appears on the page of the Reuters LIBOR 01 screen (or any successor thereto) that displays an average British Bankers Association Interest Settlement Rate for deposits in U.S. Dollars (for delivery on the first day of such LIBOR Interest Period) with a term equivalent to such LIBOR Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such LIBOR Interest Period, or (ii) if the rates referenced in the preceding subsection (i) are not available, the rate per annum determined by the Agent as the rate of interest (rounded upward to the next 1/100th of 1%) at which deposits in U.S. Dollars for delivery on the first day of such LIBOR Interest Period in same day funds in the approximate amount of the LIBOR Revolving Loan being made, continued or converted by the Agent and with a term equivalent to such LIBOR Interest Period would be offered by the Agent’s London branch to major banks in the offshore U.S. Dollar market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such LIBOR Interest Period.

“LIBOR Revolving Loan” means a Revolving Loan during any period in which it bears interest based on the LIBOR Rate.

“Lien” means:  (a) any interest in property securing an obligation owed to, or a claim by, a Person, whether such interest is based on the common law, statute or contract, and including without limitation, a security interest, hypothec, prior claim, charge, claim or lien arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, agreement, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes; (b) to the extent not included under clause (a), (i) any rights of repossession or similar rights of unpaid suppliers, (ii) any reservation, exception, encroachment, easement, servitude, right of way, lease or other title exception or encumbrance affecting property and (iii) any other lien, charge, secured claim, title retention, garnishment right, deemed trust, encumbrance or other right affecting property, choate or inchoate, whether or not crystallized or fixed, whether or not for amounts due or accruing due, arising by any statute, act of law of any jurisdiction at common law or in equity or by agreement; and (c) any contingent or other agreement to provide any of the foregoing.

“Loan Account” means, with respect to Borrower, the loan account of Borrower, which account shall be maintained by the Agent.

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“Loan Documents” means this Agreement, the Security Documents, the Blocked Account Agreements, the Fee Letter, the Intercreditor Agreement, the Hedge Agreements and any other agreements, instruments, and documents heretofore, now or hereafter among the Loan Parties, the Agent and/or the Lenders evidencing, securing, guaranteeing or otherwise relating to any or all of the Obligations or the Collateral.

“Loan Parties” means a collective reference to the Borrower and the Guarantors, and “Loan Party” means any one of them.

“Loan Party Representative” has the meaning specified in Section 14.21.

“Margin Stock” means “margin stock” as such term is defined in Regulation T, U or X of the Federal Reserve Board.

“Market Price” means on any day, a spot price for the inventory of Petroleum Inventory being valued, determined in a manner consistent with past practices of the Loan Parties or another methodology approved by Agent from time to time.

“Mark-to-Market” means, on any date of determination, the process of revaluing for trading purposes commodity contracts held by any Person, whether in respect of physical inventory, futures, forward exchanges, swaps or other derivatives, in each case relating to Petroleum Inventory, and which contracts may have a fixed price, a floating price and fixed differential, or other pricing basis, to the current market prices for such contracts, and determining the gain or loss on such contracts, on an aggregate net trading basis for all such contracts of such Person, by comparing the original prices of such contracts to the market prices on the date of determination.

“Material Adverse Effect” means (a) a material adverse effect upon the operations, business, assets, or financial condition of the Loan Parties taken as a whole; (b) a material impairment of the ability of any Loan Party (other than an Immaterial Subsidiary) to perform under any Loan Document (other than a Hedge Agreement) to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party (other than an Immaterial Subsidiary) of any Loan Document (other than a Hedge Agreement) to which it is a party.

“Material Agreement” means any agreement to which any Loan Party is party that is essential to a Loan Party’s ability to carry on business as currently conducted and the termination of which would reasonably be likely to have a Material Adverse Effect.

“Maximum Rate” has the meaning specified in Section 2.3.

“Maximum Revolver Amount” means U.S.$65,000,000 (or the Equivalent Amount thereof in CDN Dollars), as such amount may be increased from time to time in accordance with Section 1.5 or decreased from time to time in accordance with Section 3.1(b); provided, however, that the Maximum Revolver Amount shall not at any time exceed U.S.$200,000,000 (or the Equivalent Amount thereof in CDN Dollars).

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“Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA which is or was at any time during the current year or the immediately preceding six (6) years contributed to by any Loan Party or any ERISA Affiliate.

“Non-Consenting Lender” has the meaning specified in Section 11.1(b).

“Notice of Borrowing” has the meaning specified in Section 1.2(b)(i).

“Notice of Continuation/Conversion” has the meaning specified in Section 2.2(a)(ii).

“NYMEX” means the New York Mercantile Exchange.

“Obligations” means all present and future loans, advances, liabilities, obligations, covenants, duties and debts owing by the Loan Parties to the Agent and/or any Lender, arising under or pursuant to this Agreement or any of the other Loan Documents, whether or not evidenced by any note or other instrument or document, whether arising from an extension of credit, opening of a letter of credit, acceptance, loan, guaranty, guarantee, indemnification or otherwise, whether direct or indirect, absolute, matured or contingent, due or to become due, now existing or hereafter arising, created or incurred, primary or secondary, as principal or guarantor and including without limitation all principal, interest, (including all interest that accrues after the commencement of any case or proceeding by or against a Loan Party under any federal, provincial or state bankruptcy, insolvency, receivership or similar law, whether or not allowed in such case proceeding), charges, expenses, fees, attorneys’ fees, filing fees and any other sums chargeable to any of the Loan Parties hereunder or under any of the other Loan Documents.  “Obligations” includes, without limitation and in any event, (a) all debts, liabilities and obligations now or hereafter arising from or in connection with Letters of Credit, (b) all debts, liabilities and obligations now or hereafter arising from or in connection with Bank Products, (c) the Guaranteed Obligations and (d) any Overadvances.

“Oil Settlement Date” means the 25th of every month; provided, however, that in the circumstance when the 25th of a month is not a Business Day, the Oil Settlement Date shall be the Business Day before or after such date as determined by the BP Provider and the Borrower, collectively.

“Oil Settlement Date Reserve” means Bank Product Reserves in respect of Oil Settlement Date Bank Products.

“Other Approved Eligible Accounts” means any Approved Billed Eligible Account and Approved Unbilled Eligible Account which is not an Approved Investment Grade Eligible Account or an Insured Account.

“Other Billed Eligible Account” means any Billed Eligible Account which is not an Other Approved Eligible Account, an Approved Investment Grade Eligible Account or an Insured Account.

“Other Eligible Inventory Value” (A) the value of Eligible Inventory, other than Hedged Eligible Inventory, determined as follows: the product of the volume of such Petroleum Inventory times the Market Price minus all storage, transportation and other applicable costs; and (B) the value of Eligible Inventory consisting of Asphalt Products, valued at the lower of cost or

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market value, with market value based on the most recent price quoted in such publication as has then most recently been specified by Agent.

“Other Taxes” means any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under any other Loan Document or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Documents.

“Other Unbilled Eligible Account” means any Unbilled Eligible Account which is not an Other Approved Eligible Account, an Approved Investment Grade Eligible Account or an Insured Account.

“Overadvances” means the amounts, if any, by which any individual bank account maintained by the Borrower with Royal Bank is overdrawn or otherwise has a negative cash balance, whether in consequence of any electronic transfer or otherwise, but excludes any Overdraft Accommodations.

“Overdraft Accommodation” has the meaning specified in Section 1.2(k).

“Overdraft Accommodation Maximum Amount” means U.S.$5,000,000 (or the Equivalent Amount in CDN Dollars).

“Parent Company” means any direct and indirect parent company of the Borrower.

“Participant” means any Person who shall have been granted the right by any Lender to participate in the financing provided by such Lender under this Agreement, in accordance with Section 11.2, and who shall have entered into a participation agreement in form and substance satisfactory to such Lender and in compliance with the requirements and limitations set forth in Section 11.2.

“Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. No. 107-56, 115 Stat. 272 (2001).

“PBGC” means the Pension Benefit Guaranty Corporation or any Governmental Authority succeeding to the functions thereof.

“Pending Revolving Loans” means, at any time, the aggregate principal amount of all Revolving Loans requested in any Notice of Borrowing received by the Agent which have not yet been advanced.

“Pension Plan” means a defined benefit pension plan registered under the PBA, or covered by other Canadian or provincial pension legislation including the Income Tax Act (Canada), or a pension plan (as defined in Section 3(2) of ERISA) that is subject to Title IV of ERISA or pension plan maintained in any non Canadian or U.S. jurisdiction and which any Loan Party or Target sponsors, maintains or to which it makes, is making or is obligated to make contributions, or has made contributions at any time during the immediately preceding five (5) plan years.

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“Permitted Acquisition” means any Acquisition after the Closing Date of any Person, so long as the Agent shall have received evidence prior to the closing date of such Acquisition that each of the following conditions has been satisfied:

(a)                                  Notwithstanding anything to the contrary in this Agreement, until such time as the Permitted Bridge Facility Refinancing Date shall have occurred, only the Available Amount may be used in respect of any Permitted Acquisitions;

(b)                                 no Default or Event of Default is in existence at the time of such Acquisition or would be caused thereby after giving effect thereto;

(c)                                  all representations and warranties shall be true and correct as if restated immediately following the consummation of such acquisition, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date;

(d)                                 substantially all of such business, assets and operations so acquired, or of the Person so acquired, consists of a Present Line of Business;

(e)                                  the Fixed Charge Coverage Ratio of the Borrower and its Subsidiaries, calculated as of the last day of the most recently completed month of the Borrower for which Financial Statements have been delivered pursuant to Section 5.2(b), calculated on a pro forma basis after giving effect to such Acquisition and all transactions related thereto and any Fixed Charges incurred or assumed in connection therewith, would be in compliance with the testing parameters in Section 7.26;

(f)                                    the Agent has received at least ten (10) days’ prior written notice of such acquisition (or such shorter period as the Agent may agree) and, as soon as available and in any event at least three (3) Business Days (or such shorter period as the Agent may agree) prior to the consummation of such acquisition, copies of substantially final drafts of all agreements delivered in connection therewith, and prior to the actual closing, marked copies of changed pages to such agreements; provided, that in the case of an acquisition for which the total consideration is less than $5,000,000, the notices required under this clause (e) may be given at the same time as the consummation of such acquisition;

(g)                                 Agent has received a certificate from the Parent’s chief financial officer or other financial officer (in such Person’s capacity as such) certifying that all of the applicable conditions contained herein to treating such acquisition as a Permitted Acquisition have been satisfied; and

(h)                                 such acquisition is consummated in compliance with all material Requirements of Law.  In addition to all other eligibility criteria provided for under the Agreement, it is agreed and understood that in no event shall any Accounts or Inventory acquired in connection with a Permitted Acquisition be deemed eligible for advance hereunder unless and until there has been compliance with Section 7.22 of the Agreement with respect to such Person or New Subsidiary and the Agent has completed (at the Loan Parties’ expense) a collateral audit and appraisal of any such property so acquired; provided that, in the case of an Acquisition for which the total consideration is less than $1,000,000, the Borrower may choose to exclude the entities being acquired from becoming Loan Party’s hereunder.

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“Permitted Bridge Facility Refinancing Date” means the date on which (A) all of the Bridge Facility Debt has been exchanged, converted or refinanced with any other debt or other offering by the issuance of notes or otherwise (such refinancing debt, the “Takeout Debt”) and (B) the aggregate amount of the Takeout Debt then held by the Lenders (party to this Agreement) as of the date hereof and RBS Securities Corporation d/b/a RBS Greenwich Capital (or its affiliates) is equal to or less than 50% of the aggregate amount of all such Bridge Facility Debt including such Takeout Debt as of the date of such exchange, conversion or refinancing.

“Permitted Inventory Liens” means any Lien, and the amount of any indebtedness, liability or obligation secured thereby, on Petroleum Inventory which would be a permitted lien under paragraphs (a) (so long as such Lien is inchoate), (c) and (d) of the definition of Permitted Liens.

“Permitted Investments” means:

(a)                                  acquisitions of Fixed Assets to be used in the business of the Borrower or any Subsidiary; provided that if the acquisition costs thereof constitute Capital Expenditures, they are not prohibited hereunder;

(b)                                 (i) acquisitions of Inventory, supplies, materials, equipment, contract rights, licenses or leases of intellectual property, other current assets and expenditures or investments in the ordinary course of business that would be accounted for as expenses and not required to be capitalized under GAAP and (ii) acquisitions of equipment, contract rights, licenses or leases of intellectual property in the ordinary course of business;

(c)                                  investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and supplies, in each case in the ordinary course of business;

(d)                                 extensions of trade credit in the ordinary course of business;

(e)                                  investments made as a result of the receipt of non-cash consideration from a Disposition made in compliance with Section 7.11;

(f)                                    investments made by any Person that becomes a Subsidiary after the date hereof; provided that such Investment exists at the time such Person becomes a Subsidiary and are not made in contemplation of or in connection with such Person becoming a Subsidiary;

(g)                                 loans and advances made in the ordinary course of business to their respective employees, directors and officers so long as the aggregate principal amount thereof at any time outstanding (excluding employee credit cards for expenses relating to the business of the Loan Parties, temporary advances for payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and which are made in the ordinary course of business) shall not exceed $1,000,000;

(h)                                 investments existing on the date hereof and identified on Schedule 7.12;

(i)                                     investments in and/or otherwise constituting Permitted Acquisitions;

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(j)                                     investments consisting of intercompany loans among the Loan Parties or equity or other investments by one Loan Party in another Loan Party;

(k)                                  Hedge Agreements entered into in the ordinary course of business for bona fide hedging purposes and not for the purpose of speculation;

(l)                                     investments in cash and Cash Equivalents;

(m)                               Hedge Positions in Brokers Accounts;

(n)                                 investments in unsecured hedging arrangements or hedging arrangements secured by property not otherwise constituting Collateral, in each case, entered into in the ordinary course of business for bona fide hedging purposes and not for the purpose of speculation;

(n)                                 investments received as part of the consideration received in connection with any Disposition not prohibited under Section 7.11;

(o)                                 any Person to the extent such Investments consist of prepaid expenses, negotiable instruments held for collection and lease, utility and workers’ compensation, performance and other similar deposits, in each case made in the ordinary course of business by any Loan Party;

(p)                                 lease, utility and other similar deposits in respect of Real Estate interests in the ordinary course of business;

(q)                                 investments (in any Present Line of Business) made for consideration consisting only of Capital Stock of the Borrower or any Subsidiary;

(r)                                    investments made in connection with the Transactions, the Gibson Acquisition and the Permitted Reorganization, all as permitted hereunder, and subject to the restrictions hereof (including Affiliate transactions in Section 7.17);

(s)                                  investments consisting of Subordinated Debt loans by the Borrower to any Parent Company in lieu of cash payments of Distributions permitted by Section 7.12 (it being understood that any such Investment shall be treated as a Distribution for purposes of determining any limitation in Section 7.12); and

(t)                                    (i) Investments in connection with Permitted Joint Venture Payments and (ii) subject to the restrictions hereof (including Affiliate transactions in Section 7.17), investments, in any Present Line of Business, by any Loan Party in any joint venture (or any Excluded Subsidiary), so long as (A) the aggregate amount thereof outstanding at no time exceeds the sum of (i) the greater of (x) U.S.$.20,000,000 and (y) 2% of Consolidated Net Tangible Assets, and (B) after the making of such investments, Borrower shall have Availability in excess of an amount equal to 25% of the aggregate Commitments.

(u)                                 investments arising in connection with the incurrence of Debt permitted by Section 7.15 to the extent arising as a result of Debt among the Parent Company, the Borrower, or any Subsidiary and Guarantees permitted by Section 7.14 and payments made in respect of such Guarantees and (ii) the forgiveness or conversion to equity of any Debt permitted by Section 7.15; and

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(v)                                 investments made with the Available Amount;

(w)                               additional investments so long as (A) the aggregate amount thereof outstanding at no time exceeds the greater of (a) $20,000,000 or (b) 2.0% of Consolidated Net Tangible Assets, at any one time outstanding (with each investment being valued as of the date made and without regard to subsequent changes in value), and (B) after the making of such investments, Borrower shall have Availability in excess of an amount equal to 25% of the aggregate Commitments.

It is further understood and agreed that for purposes of determining the value of any Permitted Investment outstanding for purposes hereof, such amount shall deemed to be the amount of such Investment when made, purchased or acquired less any returns on such Investment (net of any applicable Taxes in respect of such returns and not to exceed the original amount invested).

“Permitted Investors” means the collective reference to the Sponsor and the members of management of any Parent Company, the Borrower and its Subsidiaries (for so long as such members of management hold less than the Sponsor).

“Permitted Joint Venture Payments” means payments related to:

(a)                                  any payments relating to the project commonly known as Battle River Terminal, including (i) any payments by the Borrower or any Subsidiary made to or on behalf of Battle River Terminal ULC as contemplated in the Shareholders Agreement dated June 18, 2008 (the “BRT Shareholders Agreement”) among Merrill Lynch Commodities Luxembourg S.A.R.L., 1370307 Alberta Ltd. and Battle River Terminal ULC (including any amounts referred to therein as being made as shareholder loans or contributions to Battle River Terminal ULC); (ii) any payments by the Borrower or any Subsidiary in connection with its obligations as project manager under the BRT Shareholders Agreement; and (iii) any payments made by Gibson Energy Partnership in its capacity as Operator under the Operating Agreement dated June 18, 2008 between Gibson Energy Partnership, Gibson Energy Ltd. and Battle River Terminal ULC; and

(b)                                 any payments relating to the project descibed in the September 8, 2008 Binding Letter of Intent between Suncor Energy Inc. and Gibson Energy Ltd. re “Terminal Project at Hardisty”, including any payments by the Borrower or any Subsidiary made pursuant to the “Definitive Agreements” as defined therein.

“Permitted Liens” means:

(a)                                  Liens for taxes, assessments, charges or other governmental levies not delinquent or statutory Liens for taxes, assessments, charges or other governmental levies not delinquent; provided that the payment of such taxes, assessments, charges or other governmental levies under this clause (a) which are due and payable are being contested in good faith and by appropriate proceedings diligently pursued and as to which adequate financial reserves have been established on the applicable Loan Party’s books and records and a stay of enforcement of any such Lien is in effect;

(b)                                 the Agent’s Liens and any other Lien otherwise arising in connection with the Loan Documents;

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(c)                                  Liens consisting of deposits made in the ordinary course of business in connection with, or to secure payment of, obligations under worker’s compensation, unemployment insurance, social security and other similar laws, or to secure the performance of bids, tenders or contracts (other than contracts which constitute Debt) or to secure indemnity, performance or other similar bonds for the performance of bids, tenders or contracts (other than contracts which constitute Debt) or to secure statutory obligations (other than liens arising under ERISA or Canadian federal or provincial statutes in relation to pension plans or any other applicable employee benefit plan law) or surety or appeal bonds, or to secure indemnity, performance or other similar bonds;

(d)                                 Liens securing the claims or demands of materialmen, mechanics, carriers, warehousemen, landlords, repairmen, possessors, operators or construction Liens or other similar Liens and other like Persons incurred in the ordinary course of business and not delinquent;

(e)                                  Liens (i) constituting encumbrances in the nature of reservations, exceptions, zoning restrictions, encroachments, easements, rights of way, covenants running with the land and other similar title exceptions or encumbrances affecting any Real Estate and (ii) arising in connection with interest or title of a lessor under any lease on assets other than Collateral entered into by the Borrower or any Subsidiary in the ordinary course of its business and covering only the assets so leased;

(f)                                    Liens arising from judgments and attachments in connection with court proceedings provided that the attachment or enforcement of such Liens would not result in an Event of Default hereunder;

(g)                                 Liens in effect as of the Closing Date described in Schedule 7.15 securing Debt described in Schedule 7.15;

(h)                                 Liens on Fixed Assets securing Capital Leases and purchase money Debt, in each instance, permitted in Section 7.15;

(i)                                     Liens in respect of the Bridge Facility (subject to the Intercreditor Agreement);

(j)                                     the extension or renewal of any Lien permitted by clauses (g), (h), (i) and (k) of this definition; provided, that (i) such Lien (as regards clauses (i) (other than Shared Collateral, as defined in the Intercreditor Agreement) and (k)) shall at no time be extended or renewed to cover any Collateral, (ii) such Lien (as regards clause (g)) shall at no time be extended or renewed to cover any assets or property other than such assets or property existing on the Closing Date that are subject to the Lien being extended or renewed, (iii) such Lien (as regards clause (h)) shall at no time be extended or renewed to cover any assets or property other than such assets or property existing immediately prior to such renewal that are subject to the Lien being extended or renewed, and (iv) the Debt secured by such Lien is permitted under this Agreement;

(k)                                  Liens existing on property or assets prior to the acquisition thereof by any Loan Party in a Permitted Acquisition if such Lien was not incurred in contemplation of the acquisition of such asset and does not extend to any other assets or property of such Loan Party and liens on funds on deposit or escrow in connection with a Permitted Acquisition;

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(l)                                     Liens on amounts deposited in connection with obtaining worker’s compensation or casualty or liability or other unemployment insurance or to secure obligations to a utility when required by such utility in connection with the operations of Borrower or its Subsidiaries;

(m)                               Liens on amounts deposited in connection with the making or entering into of bids, tenders, or leases in the ordinary course of business;

(n)                                 Liens arising as of a matter of law, such as bankers and other similar statutory liens and other rights of offset, in connection with deposit, securities, or commodities accounts in the ordinary course of business;

(o)                                 Statutory Liens in favour of pipeline owners and other transporters and carriers of Petroleum Inventory;

(p)                                 Liens consisting of reclamation rights and similar statutory rights arising as a matter of applicable law in favour of the seller of goods to the Borrower or any Subsidiary so long as such Liens secure only the purchase price of and apply only to the goods or other property sold;

(q)                                 Liens on amounts deposited as security for surety or appeal bonds in connection with obtaining such bonds in the ordinary course of business; and

(r)                                    Liens on property not constituting Collateral;

(s)                                  progress payments and advances received from customers in the ordinary course of business and reported to the Agent to the extent same creates a Lien on the related Inventory and proceeds thereof and which do not exceed $7,500,000;

(t)                                    Liens on Capital Stock in joint ventures securing obligations in respect of such joint venture;

(u)                                 Liens incurred in the ordinary course of business (not securing any Debt) in favour of any public utility when required by such public utility in connection with the operations of any property or assets of any Loan Party; and;

(v)                                 Liens incurred in the ordinary course of business (not securing any Debt) in respect of the rights of any shipper or supplier of inventory (including the rights of such shipper or supplier to any petroleum substances owned by such shipper or supplier or owned by a Loan Party but not yet paid for or overdue but that are located on or within any property or assets of the any Loan Party); and

(w)                               other Liens with respect to obligations (other than Debt) that do not exceed U.S.$2,000,000 at any one time outstanding.

“Permitted Reorganization” means the series of transactions described in that certain memorandum prepared by Bennett Jones LLP for the purpose of summarizing the steps proposed for the pre-closing restructuring, acquisition and post-closing restructuring of the Target, dated as of December 12, 2008, as amended, supplemented or otherwise modified from time to time,

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provided that, any such amendments, supplements or modifications, shall be reasonably acceptable to the Agent.

“Person” means any individual, sole proprietorship, partnership, limited partnership, limited liability company, unlimited liability company, joint venture, trust, unincorporated organization, association, corporation, Governmental Authority or any other entity.

“Petroleum Inventory” means crude oil, bitumen, blended bitumen, condensate, methanol, natural gas, natural gas liquids, natural gasoline, refined petroleum products, liquefied petroleum gases, propane, diesel, diluent, butane, wellsite fluids, tops, distillate, any blend thereof and Asphalt Products.

“Plan” means an employee benefit plan (or employee pension benefit plan) which any Loan Party or Target sponsors or maintains or to which any Loan Party makes, is making or is obligated to make contributions and includes any Pension Plan.

“Position” means (a) any exchange or over-the-counter put, call, swap or other options or any forward or futures contract, and (b) any type of Hedge Agreement.

“PPSA” means the Personal Property Security Act (Alberta) (or any successor statute) or similar legislation of any other jurisdiction the laws of which are required by such legislation to be applied in connection with the issue, perfection, enforcement, validity or effect of security interests.

“Present Line of Business” means, with respect to any Loan Party, (a) the Petroleum Inventory gathering, treating, processing, terminalling, refining, storage, transporting and marketing operations and other Petroleum Inventory gathering, treating, processing, terminalling, storage, transporting and marketing operations of substantially similar scope and methods of operation and (b) businesses that are reasonably related, ancillary or complementary thereto or reasonable extensions thereof.

“Preferred Stock”, as applied to the Capital Stock of any corporation, shall mean Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

“Prime Rate” means, at any time, the rate of interest per annum equal to the greater of (i) the rate which the principal office of Royal Bank in Toronto, Ontario quotes, publishes and refers to as its “prime rate” and which is its reference rate of interest for loans in Canadian Dollars to its Borrower; and (ii) the sum of (y) the average rate for Canadian Dollar bankers’ acceptances having a term of 1 month that appears on the Reuters Screen CDOR Page (or any replacement of such page) as of 10:00 a.m. (Toronto time) on the date of determination, as reported by Royal Bank, and (z) 1.0%, adjusted automatically with each quoted or published change in such rate, all without the necessity of any notice to the Borrower or any other Person.

“Prime Rate Revolving Loan” means a Revolving Loan during any period in which it bears interest based on the Prime Rate.

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“Priority Payables” means any amounts due and not paid for wages, vacation pay, severance pay, amounts due and not paid under any legislation relating to workers’ compensation or to employment insurance, all amounts deducted or withheld and not paid and remitted when due under the Income Tax Act (Canada), sales tax, excise tax, tax payable pursuant to Part IX of the Excise Tax Act (Canada) (net of GST input credits) or similar applicable provincial legislation, government royalties, amounts currently or past due and not paid for realty, municipal or similar taxes (to the extent impacting personal or movable property) and all amounts currently or past due and not contributed, remitted or paid to any Plan or under the EPPA, or any similar statutory or other claims that would have or would reasonably be expected to have priority over any Liens granted to the Agent in the future.

“Proceeds of Crime Act” means Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) (or any successor statute), as amended from time to time, and includes all regulations thereunder.

“Proprietary Rights” means, with respect to a Loan Party, all of such Loan Party’s now owned and hereafter arising or acquired: patents, patent rights, copyrights, works which are the subject matter of copyrights, trademarks, service marks, trade names, trade styles, patent, trademark and service mark applications, and all licenses (to the extent sublicenseable) and rights related to any of the foregoing, including those patents, trademarks, service marks, trade names and copyrights set forth on Schedule 6.12 hereto, and all other rights under any of the foregoing, all extensions, renewals, reissues, divisions, continuations, and continuations in part of any of the foregoing.

“Pro Rata Share” means with respect to a Lender at any time, a fraction (expressed as a percentage), the numerator of which is the amount of such Lender’s Revolving Credit Commitment at such time and the denominator of which is the sum of the amounts of all of the Lenders’ Revolving Credit Commitments at such time, or if no Revolving Credit Commitments are outstanding at such time, a fraction (expressed as a percentage), the numerator of which is the amount of Obligations (other than any Obligations under Bank Products) owed to such Lender at such time with respect to the revolving line of credit provided hereunder to the Borrower and the denominator of which is the aggregate amount of the Obligations (other than any Obligations under Bank Products) owed to all Lenders at such time with respect to the revolving line of credit provided hereunder to the Borrower.

“Real Estate” means all of each Loan Party’s now or hereafter owned or leased estates in real property, including, without limitation, all fees, leaseholds and future interests, together with all of each Loan Party’s now or hereafter owned or leased interests in the improvements thereon, the fixtures attached thereto and the easements appurtenant thereto.

“Receipt Account” means each bank account subject to a Blocked Account Agreement, to which the proceeds of Accounts and other Collateral are deposited or credited and which is maintained in the name of the Agent or the applicable Loan Party, as the Agent may determine, on terms acceptable to the Agent.

“Release” means a release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration of a Contaminant into the indoor or outdoor environment or into or out of any Real Estate or other property, including the movement of

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Contaminants through or in the air, soil, surface water, groundwater or Real Estate or other property.

“Replacement Lender” shall have the meaning specified in Section 11.3.

“Report” shall have the meaning specified in Section 12.18.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA or the regulations thereunder, other than any such event for which the 30 day notice requirement under ERISA has been waived in regulations issued by the PBGC.

“Requested Increase” shall have the meaning specified in Section 1.5.

“Required Lenders” means at any time Lenders whose Pro Rata Shares in respect of the Total Facility aggregate more than 50%; provided, that so long as there are no more than two Lenders, “Required Lenders” means all of such Lenders.

“Requirement of Law” means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator, court of law or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

“Reserves” means reserves that limit the availability of credit hereunder, consisting of reserves against the Borrowing Base and Availability, in each instance, established by the Agent from time to time in the Agent’s Credit Judgment which Reserves shall not be duplicative of ineligibilized Accounts and Inventory (or the Hedging Reserve); provided, however, that any Reserve shall bear a reasonable relationship to the issue giving rise to the implementation of such Reserve.  Without limiting the generality of the foregoing, the following reserves shall be deemed to be a reasonable exercise of the Agent’s Credit Judgment: (a) a reserve for accrued, unpaid interest then due on the Obligations, (b) reserves for rent at a leased, warehouse or bailment location for which the Agent has not received a collateral access or similar agreement, which reserve shall be in an amount equal to the lesser of (i) 3 months’ rent or (ii) applicable Availability provided by the Eligible Inventory at such location, and reserves for other statutory liens (including, without limitation, for liens arising from the nonpayment of claims or demands when due permitted in clause (c) of the defined term Permitted Liens), (c) reserves for taxes, assessments, charges and other governmental levies which are delinquent, (d) any claim or Lien, against any part of the Collateral which may be in priority to the Agent, (e) of any indemnity granted by the Agent or the Lenders to any Person in connection with the depository and blocked account arrangements contemplated by the Loan Documents, (f) $2,000 per employee, and (g) additionally, reserves established by the Agent for amounts payable by the Borrower and secured by any Liens, choate or inchoate, which rank or which would reasonably be expected to rank in priority to the Agent’s and/or Lenders’ Liens and/or for amounts which represent costs relating to the enforcement of the Agent’s Liens including, without limitation, in connection with Priority Payables and First Purchase Crude Payables.

“Responsible Officer” means the chief executive officer, chairman of the board, president, chief financial officer, chief operating officer, manager of treasury, treasurer, assistant treasurer or a vice president of finance of a Loan Party or any other officer having substantially the same authority and responsibility; or, with respect to compliance with financial covenants

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and the preparation of the Borrowing Base Certificate of Borrower, the chief financial officer, the treasurer, assistant treasurer or a vice president of finance of Borrower or any other officer having substantially the same authority and responsibility.

“Revolving Credit Commitment” means, as to any Lender, the obligation of such Lender, if any, to make Revolving Loans and participate in Letters of Credit in an aggregate principal and/or face amount not to exceed the amount set forth under the heading “Revolving Credit Commitment” opposite such Lender’s name on Schedule 1.2 or in the Assignment and Acceptance pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof.

“Revolving Loans” has the meaning specified in Section 1.2 and includes each Agent Advance and each Overdraft Accommodation.

“Revolving Loan Settlement” has the meaning specified in Section 12.15.

“Revolving Loan Settlement Date” has the meaning specified in Section 12.15.

“Risk Management Policy” means the Commodity Trading Risk Management Policy and Procedures of the Loan Parties dated February 20, 2003, as the same has been amended prior to the date hereof and as may be amended, supplemented or otherwise modified from time to time to the extent such amendments, supplements or modifications are consented to by the Agent.

“Royal Bank” means Royal Bank of Canada.

“Secured Parties” or “Secured Party” means, collectively, the Agent, each Lender, the BP Provider, Royal Bank (in its roles under this facility) and each Letter of Credit Issuer.

“Security Agreement” means the general security agreements of even date herewith among the Borrower, the Guarantors and the Agent for the benefit of the Agent and the Lenders.

“Security Documents” means the Security Agreement and any other present or future agreements executed by one or more of the Loan Parties pursuant to which the Agent has been granted a Lien to secure any and all of the Obligations of (i) the Borrower, and (ii) the Guarantors.

“Senior First Lien Bridge Facility” means the bridge loan facilities established pursuant to the Bridge Facility Loan Agreement in an original principal amount not to exceed U.S.$230,000,000, as amended, notified, restated or supplemented from time to time to the extent permitted by the Intercreditor Agreement.

“Senior First Lien Bridge Facility Loan Agreement” means that certain Loan Agreement dated as of December 12, 2008 among the Borrower, as borrower, the guarantors, UBS AG, Stamford Branch, as administrative agent, the lenders party thereto from time to time (the “First Lien Bridge Lenders”) and Royal Bank of Canada, as Canadian administrative agent and collateral agent for the First Lien Bridge Lenders (the “First Lien Bridge Agent”).

“Senior Second Lien Bridge Facility” means the bridge loan facilities established pursuant to the Senior Second Lien Bridge Facility Loan Agreement in an original principal

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amount of U.S.$315,000,000, as amended, restated or supplemented from time to time to the extent permitted by the Intercreditor Agreement.

“Senior Second Lien Bridge Facility Loan Agreement” means that certain Loan Agreement dated as of December 12, 2008 among Borrower, as borrower, the guarantors, UBS AG, Stamford Branch, as administrative agent, the lenders party thereto from time to time (the “Second Lien Bridge Lenders”) and Royal Bank of Canada, as Canadian administrative agent and collateral agent for the Second Lien Bridge Lenders (the “Second Lien Bridge Agent”).

“Solvent” means, when used with respect to any Person, that at the time of determination:

(a)           the assets of such Person, at a fair valuation, are in excess of the total amount of its debts (including contingent liabilities); and

(b)           the present fair saleable value of its assets is greater than its probable liability on its existing debts as such debts become absolute and matured; and

(c)           it is then able and expects to be able to pay its debts (including contingent debts and other commitments) as they mature; and

(d)           it has capital sufficient to carry on its business as conducted and as proposed to be conducted.

For purposes of determining whether a Person is Solvent, the amount of any contingent liability shall be computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Specified Contracts” has the meaning specified in the Interecreditor Agreement.

“Sponsor” means Riverstone Holdings LLC or any of its Affiliates.

“Sponsor Equity Contribution” means the equity contribution in an aggregate amount of cash of not less than U.S.$450,000,000 from the Sponsor, directly or indirectly, to the Borrower.

“Sponsor Investment” means an investment in the form of an equity contribution, in an aggregate amount of cash of U.S.$35,000,000, directly or indirectly from the Sponsor to the Borrower made on the Closing Date in order to meet certain conditions to the funding of the Bridge Facility Debt.

“Sponsor Fees” means amounts payable to the Sponsor pursuant to the Sponsor Management Agreement.

“Sponsor Management Agreement” means the Management Agreement, by and between Gibson Energy Holdings Inc. and the Sponsor, as in effect on the Closing Date and as modified from time to time with the consent of the Agent.

“Stated Termination Date” means the fourth anniversary of the Closing Date.

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“Subordinated Debt” means unsecured Debt subordinated to the Agent and Lenders on terms and pursuant to agreements acceptable to the Agent in its discretion.

“Subsidiary” of a Person means any corporation, association, partnership, limited liability company, joint venture or other business entity of which more than fifty percent (50%) of the Voting Stock or other voting equity interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly, by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof.  Unless the context otherwise clearly requires, references herein to a “Subsidiary” refer to a Subsidiary of the Borrower.

“Supporting Letters of Credit” has the meaning specified in Section 1.3(h).

“Target” means, prior to the consummation of the Acquisition, Gibson Energy Holdings Inc.

“Tax Dividends” means distributions made by the Borrower to any Parent Company in order to allow such Parent Company (and the equity holders of such Parent Companies) to satisfy their tax liabilities to the extent such liabilities are attributable to the income of Borrower and its Subsidiaries.

“Taxes” means any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, imposed by a Governmental Authority.

“Termination Date” means the earliest to occur of (i) the Stated Termination Date, (ii) the date the Total Facility is terminated either by the Borrower pursuant to Section 3.2 or by the Required Lenders pursuant to Section 9.2, and (iii) the date this Agreement is otherwise terminated for any reason whatsoever pursuant to the terms of this Agreement.

“Termination Event” means (a) the whole or partial withdrawal of the Borrower or any Guarantor from a Pension Plan during a plan year; or (b) the filing of a notice of interest to terminate in whole or in part a Pension Plan or the treatment of a Pension Plan amendment as a termination of partial termination; or (c) the institution of proceedings by any Governmental Authority to terminate in whole or in part or have a trustee appointed to administer a Pension Plan; or (d) any other event or condition which might constitute grounds for the termination of, winding up or partial termination of winding up or the appointment of trustee to administer, any Pension Plan.

“Total Facility” has the meaning specified in Section 1.1.

“Transaction” means, collectively, (a) the Sponsor Equity Contribution, (b) the Sponsor Investment, (c) the acquisition by the Borrower of all the Capital Stock of the Target (the “Gibson Acquisition”), pursuant to a Purchase and Sale Agreement dated as of August 5, 2008 (as the same may be amended, modified or otherwise supplemented, (the “Acquisition Agreement”)) among the Borrower, Hunting plc and Hunting Energy Holdings Limited, (c) the funding of the Bridge Facility, (d) the consummation of any other transactions in connection with the foregoing, and (e) the payment of fees and expenses incurred in connection with any of the foregoing.

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“Transaction Documents” means the Acquisition Agreement and all other material documents, instruments and certificates contemplated by the Acquisition Agreement, all on terms acceptable to the Arrangers.

“Transfer” has the meaning specified in Section 7.11.

“UCC” means the Uniform Commercial Code, as in effect from time to time, of the State of New York or of any other state the laws of which are required as a result thereof to be applied in connection with the issue of perfection or nonperfection or priority of security interests, provided, that to the extent that the UCC is used to define any term herein or in any other documents and such term is defined differently in different Articles or Divisions of the UCC, the definition of such term contained in Article or Division 9 of the applicable UCC shall govern.

“Unbilled Eligible Accounts” means, at the time of any determination thereof, each portion of the Eligible Accounts of an Account Debtor of the Borrower or a Canadian Guarantor that represents the uninvoiced amount in respect of volumes of Petroleum Inventory actually delivered by such Loan Party on or prior to the date of determination in the current or immediately preceding calendar month, and is governed by an enforceable purchase and sale agreement, exchange agreement or other written agreement.

“Unfunded Pension Liability” means the excess of a Plan’s projected benefit obligation, as defined in SFAS No. 87, over the market value of that Plan’s assets and also includes any unfunded liability or solvency deficiency as determined for the purposes of the PBA or other applicable laws.

“Unused Letter of Credit Subfacility” means, at any time, an amount equal to the Letter of Credit Subfacility at such time minus the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit issued under the LC Accommodation plus, without duplication, (b) the aggregate unpaid reimbursement obligations with respect to all Letters of Credit issued under the LC Accommodation.

“U.S. Dollar” and “U.S.$” mean dollars in the lawful currency of the United States of America.

“U.S. Guarantor” means a Guarantor that is a U.S. Subsidiary.

“U.S. Subsidiary” means any direct or indirect Subsidiary of the Borrower which is organized or merged under the laws of the United States of America or any state thereof.

“Voting Stock” of a corporation shall mean all classes of Capital Stock of such corporation then outstanding and normally entitled to vote in the election of directors.

Accounting Terms.  Any accounting term used in this Agreement shall have, unless otherwise specifically provided herein, the meaning customarily given in accordance with GAAP, and all financial computations in this Agreement shall be computed, unless otherwise specifically provided therein, in accordance with GAAP as consistently applied and using the same method for inventory valuation as used in the preparation of the Financial Statements.

Interpretive Provisions.

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(a)           The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b)           The words “hereof,” “herein,” “hereunder” and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and Subsection, Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

(c)

(i)            The term “documents” includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.

(ii)           The term “including” is not limiting and means “including without limitation.”

(iii)          In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including,” the words “to” and “until” each mean “to but excluding” and the word “through” means “to and including.”

(d)           Any reference made in this Agreement to “Agent” or “Lender” shall so be construed as to include its successors and permitted assigns.

(e)           Any reference made in this Agreement to a time of day is, unless otherwise stated, a reference to Toronto time.

(f)            Any reference made in this Agreement to Sections, Articles, Exhibits or Schedules is, unless otherwise indicated, a reference to Sections and Articles of this Agreement and to Exhibits and Schedules to this Agreement, as the case may be.  The provisions of each Exhibit and Schedule shall constitute provisions of this Agreement as though repeated at length herein.

(g)           Any reference made in this Agreement to a “fiscal quarter” means, in relation to a Loan Party, one of the four (4) consecutive periods in each Fiscal Year each of three (3) months in duration.

(h)           In this Agreement, (a) the singular includes the plural and vice versa, (b) “in writing” or “written” includes printing, typewriting, or any electronic means of communication capable of being visibly reproduced at the point of reception, including telex, telecopy and telegraph, (c) the headings, the table of contents, the Articles and the Sections are inserted for convenience only and are to be ignored in construing this Agreement, (d) a document, notice, note, bill of exchange or other instrument shall be deemed to have been validly signed and executed if it has been signed by either an original signature or a facsimile signature or stamp, and (e) all references to amounts of money shall, unless otherwise indicated, be references to Canadian Dollars.

(i)            All references to parties herein shall unless otherwise expressly provided, include each such party’s successors and permitted assigns.

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(j)            For the purpose of determining compliance with covenant and default limitations set forth in the Agreement, amounts expressed in Canadian Dollars shall be measured by aggregating the applicable items denominated in Canadian Dollars with the Equivalent Amounts expressed in Canadian Dollars of such items denominated in U.S. Dollars.

(k)           Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of this Agreement, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

(l)            The captions and headings of this Agreement and other Loan Documents are for convenience of reference only and shall not affect the interpretation of this Agreement.

(m)          This Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to the Agent, the Loan Parties and the other parties hereto, and are the products of all parties.  Accordingly, they shall not be construed against the Lenders or the Agent merely because of the Agent’s or Lenders’ involvement in their preparation.

(n)           Unless otherwise expressly stated herein, wherever in this Agreement reference is made to a rate of interest or fee “per annum” or a similar expression is used, such interest or fee will be calculated on the basis of a calendar year of three hundred and sixty (360) days.  All payments of interest to be made hereunder will be paid both before and after maturity and before and after default and/or judgment, if any, until payment thereof, and interest will accrue on overdue interest, if any.

(o)           All Revolving Loans (other than ABR Revolving Loans and Revolving Loans that are LIBOR Revolving Loans) shall be made and denominated in Dollars and all ABR Revolving Loans and Revolving Loans that are LIBOR Revolving Loans shall be made and denominated in U.S. Dollars.  Revolving Loans (other than ABR Revolving Loans and Revolving Loans that are LIBOR Revolving Loans), interest thereon shall all be payable in Dollars.  ABR Revolving Loans and Revolving Loans that are LIBOR Revolving Loans, interest thereon shall all be payable in U.S. Dollars.  However, for purposes of determining compliance with covenant and default limitations, all fees and amounts payable hereunder and all calculations hereunder, including, without limitation, the amount of the Borrowing Base of Borrower the Aggregate Revolver Outstandings, the Maximum Revolver Amount, the Letter of Credit Subfacility, Availability and each Lender’s Commitment as of any date shall all be calculated and stated in U.S. Dollars, and for such purposes any items denominated in Dollars included in such calculation shall be converted into U.S. Dollars at the Exchange Rate prevailing on such date, as determined by the Agent.

(p)           For purposes of any Collateral located in the Province of Quebec or charged by any deed of hypothec (or any other Loan Document) and for all other purposes pursuant to which the interpretation or construction of a Loan Document may be subject to the laws of the Province of Quebec or a court or tribunal exercising jurisdiction in the Province of Québec, (q) “personal property” shall be deemed to include “movable property”, (r) “real property” shall be deemed to include “immovable property”, (s) “tangible property” shall be deemed to include “corporeal

47

property”, (t) “intangible property” shall be deemed to include “incorporeal property”, (u) “security interest” and “mortgage” shall be deemed to include a “hypothec”, (v) all references to filing, registering or recording under the UCC or the PPSA shall be deemed to include publication under the Civil Code of Québec, (w) all references to “perfection” of or “perfected” Liens shall be deemed to include a reference to the “opposability” of such Liens to third parties, (x) any “right of offset”, “right of setoff” or similar expression shall be deemed to include a “right of compensation”, (y) “goods” shall be deemed to include “corporeal movable property” other than chattel paper, documents of title, instruments, money and securities, and (z) an “agent” shall be deemed to include a “mandatary”.

48

EXHIBIT A

[FORM OF] ASSIGNMENT AND ACCEPTANCE AGREEMENT

This ASSIGNMENT AND ACCEPTANCE AGREEMENT (this “Assignment and Acceptance”) dated as of                       , 20     is made between [                       (the “Assignor”) and                       (the “Assignee”)].

RECITALS

WHEREAS, the Assignor is party to that certain Credit Agreement, dated as of December 12, 2008 (the “Credit Agreement”), among the financial institutions from time to time parties thereto (such financial institutions, together with their respective successors and assigns, are referred to hereinafter each individually as a “Lender” and collectively as the “Lenders”), Royal Bank of Canada, as administrative agent and collateral agent for the Lenders (in its capacity as administrative agent and collateral agent, together with any successor administrative agent or collateral agent, the “Agent”), Royal Bank of Canada, as syndication agent (in such capacity, the “Syndication Agent”), Royal Bank of Canada and UBS Securities LLC as lead arrangers (in such capacities, the “Arrangers”), UBS Securities LLC, as documentation agent (in such capacities, the “Documentation Agent”), Gibson Acquisition ULC, an unlimited liability company incorporated under the laws of the Province of Alberta, as the borrower (the “Borrower”), Gibson Acquisition ULC and the Subsidiaries of the Borrower identified on the title page and signature pages thereto as guarantors (the “Guarantors”) and each Subsidiary of the Borrower that pursuant to the provisions thereto becomes a Guarantor thereto after the Closing Date.

WHEREAS, as provided under the Credit Agreement, the Assignor has a Revolving Credit Commitment to make Revolving Loans to the Borrower and participate in Letters of Credit and Credit Support in an aggregate principal amount at any time outstanding not to exceed U.S.$                                                ;

WHEREAS, the Assignor has made Revolving Loans to the Borrower, of which an aggregate principal amount of U.S.$                         is currently outstanding on the date hereof;

WHEREAS, [the Assignor has acquired a participation in its pro rata share of the Lenders’ liabilities under Letters of Credit and Credit Support in an aggregate principal amount of U.S.$                                             (the “L/C Obligations”)] [no Letters of Credit are outstanding under the Credit Agreement]; and

WHEREAS, the Assignor wishes to assign to the Assignee [part of the] [all] rights and obligations of the Assignor under the Credit Agreement in respect of its Revolving Credit Commitment thereunder, together with a corresponding portion of each of its outstanding Revolving Loans and L/C Obligations, in an amount equal to U.S.$                                           (the “Revolver Assigned Amount”) on the terms and subject to the conditions set forth herein and the Assignee is required under the Credit Agreement to accept assignment of such rights and to assume such obligations from the Assignor on such terms and subject to such conditions.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

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1.                                       Assignment and Acceptance

(a)                                  Subject to the terms and conditions of this Assignment and Acceptance, (i) the Assignor hereby sells, transfers and assigns to the Assignee and (ii) the Assignee hereby purchases, assumes and undertakes from the Assignor, without recourse and without representation or warranty (except as provided in this Assignment and Acceptance)                            % [the “Assignment Percentage”] of (A) the Revolving Credit Commitment, the Revolving Loans and L/C Obligations of the Assignor and (B) all related rights, benefits, obligations, liabilities and indemnities of the Assignor under and in connection with the Credit Agreement and the other Loan Documents.

(b)                                 With effect on and after the Effective Date (as defined in Section 5 hereof), the Assignee shall be a party to the Credit Agreement and succeed to all of the rights and be obligated to perform all of the obligations of a Revolving Lender under the Credit Agreement, including the requirements concerning confidentiality and the payment of indemnification, with a Revolving Credit Commitment in an amount equal to the Revolver Assigned Amount and acquire the rights of the Assignor with respect to a corresponding portion of each of its outstanding Revolving Loans.  The Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.  It is the intent of the parties hereto that the Revolving Credit Commitment of the Assignor shall, as of the Effective Date, be reduced by an amount equal to the Revolver Assigned Amount and the Assignor shall relinquish its rights and be released from its obligations under the Credit Agreement to the extent such obligations have been assumed by the Assignee; provided, however, the Assignor shall not relinquish its rights under Sections [3.1, 3.6] and [14.1] of the Credit Agreement to the extent such rights relate to the time prior to the Effective Date.

(c)                                  After giving effect to the assignment and assumption set forth herein, on the Effective Date the Assignee’s Revolving Credit Commitment will be U.S.$                                      .

(d)                                 After giving effect to the assignment and assumption set forth herein, on the Effective Date the Assignor’s Revolving Credit Commitment will be U.S.$                           .

2.                                       Payments

(a)                                  As consideration for the sale, assignment and transfer contemplated in Section 1 hereof, the Assignee shall pay to the Assignor on the Effective Date in immediately available funds an amount equal to U.S.$                              representing the principal amount of all Revolving Loans assigned hereunder.

(b)                                 The Assignee further agrees to pay to the Agent a processing fee in the amount specified in Section 11.2(a) of the Credit Agreement.

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3.                                       Reallocation of Payments

Any interest, fees and other payments accrued to the Effective Date with respect to the interests and obligations assigned to and assumed by the Assignee hereunder shall be for the account of the Assignor. Any interest, fees and other payments accrued on and after the Effective Date with respect to the interests and obligations assigned to and assumed by the Assignee hereunder shall be for the account of the Assignee. Each of the Assignor and the Assignee agrees that it will hold in trust for the other party any interest, fees and other amounts which it may receive to which the other party is entitled pursuant to the preceding two sentences and pay to the other party any such amounts which it may receive promptly upon receipt.

4.                                       Independent Credit Decision

The Assignee (a) acknowledges that it has received a copy of the Credit Agreement and the Schedules and Exhibits thereto, together with copies of the most recent financial statements of the Borrowers and Guarantors, and such other documents and information as it has deemed appropriate to make its own credit and legal analysis and decision to enter into this Assignment and Acceptance; and (b) agrees that it will, independently and without reliance upon the Assignor, the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit and legal decisions in taking or not taking action under the Credit Agreement.

5.                                       Effective Date: Notices

(a)                                  As between the parties hereto, the effective date for this Assignment and Acceptance shall be                 , 20    (the “Effective Date”); provided that the following conditions precedent have been satisfied on or before the Effective Date:

(i)                 this Assignment and Acceptance shall be executed and delivered by the Assignor and the Assignee;

(ii)              the consent of the Agent, and, if required by the Credit Agreement, the Borrower, required for an effective assignment of the Revolver Assigned Amount as contemplated hereunder shall have been duly obtained and shall be in full force and effect as of the Effective Date;

(iii)           the Assignee shall pay to the Assignor all amounts due to the Assignor;

(iv)          the Assignee shall have complied with Section 11.2 of the Credit Agreement (if applicable); and

(v)             the processing fee referred to in Section 2(b) hereof and in Section 11.2(a) of the Credit Agreement shall have been paid to the Agent.

(b)                                 Promptly following the execution of this Assignment and Acceptance, the Assignor shall deliver to the Agent for acknowledgment by the Agent, a Notice of Assignment in the form attached hereto as Schedule 1.

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6.                                       Agent

(a)                                  The Assignee hereby appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Agent by the Lenders pursuant to the terms of the Credit Agreement.

(b)                                  [The Assignee shall assume no duties or obligations held by the Assignor in its capacity as Agent under the Credit Agreement.]

7.                                                                                       Representations and Warranties

(a)                                  The Assignor represents and warrants that (i) it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any Lien or other adverse claim; (ii) it is duly organized and existing and it has the full power and authority to take, and has taken, all action necessary to execute and deliver this Assignment and Acceptance and any other documents required or permitted to be executed or delivered by it in connection with this Assignment and Acceptance and to fulfill its obligations hereunder, (iii) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution, delivery and performance of this Assignment and Acceptance, and apart from any agreements or undertakings or filings required by the Credit Agreement, no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery or performance; and (iv) this Assignment and Acceptance has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of it, enforceable against it in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors’ rights and to general equitable principles.

(b)                                 The Assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto. The Assignor makes no representation or warranty in connection with, and assumes no responsibility with respect to, the solvency, financial condition or statements of any of the Loan Parties, or the performance or observance by any of the Loan Parties, of any of their respective obligations under the Credit Agreement or other Loan Documents or any other instrument or document furnished in connection therewith.

(c)                                  The Assignee represents and warrants that (i) it is duly organized and existing and it has full power and authority to take, and has taken, all action necessary to execute and deliver this Assignment and Acceptance and any other documents required or permitted to be executed or delivered by it in connection with this Assignment and Acceptance, and to fulfill its obligations hereunder;; (ii) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution, delivery and

52

performance of this Assignment and Acceptance; and apart from any agreements or undertakings or filings required by the Credit Agreement, no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery or performance; (iii) this Assignment and Acceptance has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of it, enforceable against it in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors’ rights and to general equitable principles; and (iv) the Assignee is an Eligible Assignee.

8.                                       Further Assurances

Each of the parties hereto hereby agrees to execute and deliver such other instruments, and take such other action, as any party hereto may reasonably request in connection with the transactions contemplated by this Assignment and Acceptance, including the delivery of any notices or other documents or instruments to the Borrowers or the Agent, which may be required in connection with the assignment and assumption contemplated hereby.

9.                                       Miscellaneous

(a)                                  Any amendment or waiver of any provision of this Assignment and Acceptance shall be in writing and signed by the parties hereto. No failure or delay by any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof and any waiver of any breach of the provisions of this Assignment and Acceptance shall be without prejudice to any rights with respect to any other or further breach thereof.

(b)                                 All payments made hereunder shall be made without any set-off or counterclaim.

(c)                                  Each of the parties hereto shall pay its own costs and expenses incurred in connection with the negotiation, preparation, execution and performance of this Assignment and Acceptance.

(d)                                 This Assignment and Acceptance may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

(e)                                  THIS ASSIGNMENT AND ACCEPTANCE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE PROVINCE OF ALBERTA. Each party to this Assignment and Acceptance irrevocably submits to the non-exclusive jurisdiction of any Provincial or Federal court sitting in Nova Scotia over any suit, action or proceeding arising out of or relating to this Assignment and Acceptance and irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such Nova Scotia Provincial or Federal court.  Each party to this Assignment and Acceptance hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding.

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(f)                                    EACH PARTY TO THIS ASSIGNMENT AND ACCEPTANCE HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS ASSIGNMENT AND ACCEPTANCE, THE CREDIT AGREEMENT, ANY RELATED DOCUMENTS AND AGREEMENTS OR ANY COURSE OF CONDUCT, COURSE OF DEALING, OR STATEMENTS (WHETHER ORAL OR WRITTEN).

[Signature Page Follows]

54

IN WITNESS WHEREOF, the parties to this Assignment and Acceptance have caused this Assignment and Acceptance to be executed and delivered by its duly authorized officers or representatives as of the date first above written.

[ASSIGNOR]

By:
Title:
Address:

[ASSIGNEE]

By:
Title:
Address:

ROYAL BANK OF CANADA, as Agent

By:
Title:
Address:

SCHEDULE I
to
ASSIGNMENT AND ACCEPTANCE

NOTICE OF ASSIGNMENT AND ACCEPTANCE

                         , 20

Royal Bank of Canada, as Agent
200 Bay Street, 12th Floor
Royal Bank Plaza, South Tower
Toronto, Ontario M5J 2W7
Attention:  Agency Services Group

[Gibson Acquisition ULC
Address
Attention:                                              ](1)

Re:                               Gibson Acquisition ULC

Ladies and Gentlemen:

We refer to the Credit Agreement, dated as of December 12, 2008 (the “Credit Agreement”), among the financial institutions from time to time parties thereto (such financial institutions, together with their respective successors and permitted assigns, are referred to hereinafter each individually as a “Lender” and collectively as the “Lenders”), Royal Bank of Canada, as administrative agent and collateral agent for the Lenders (in its capacity as administrative agent and collateral agent, together with any successor administrative agent or collateral agent, the “Agent” ), Royal Bank of Canada, as syndication agent (in such capacity, the “Syndication Agent”), Royal Bank of Canada and UBS Securities LLC, as lead arrangers (in such capacities, the “Arrangers”), UBS Securities LLC, as documentation agent (in such capacities, the “Documentation Agent”), Gibson Acquisition ULC, an unlimited liability company incorporated under the laws of the Province of Alberta, as the borrower (the “Borrower”), and the Subsidiaries of the Borrower identified on the title page and signature pages thereto as guarantors (the “Guarantors”) and each Subsidiary of the Borrower that pursuant to the provisions thereto becomes a Guarantor thereto after the Closing Date.

(1) Delete during the continuance of an Event of Default.

1.                                       We hereby give you notice of, and request the consent of the Agent [and the Borrower](2) to, the assignment pursuant to the Assignment and Acceptance attached hereto (the “Assignment and Acceptance”) by                        (the “Assignor”) to                         (the “Assignee”) of the Commitment Percentage of the right, title and interest of the Assignor in and to the Credit Agreement (including the right, title and interest of the Assignor in and to the Revolving Credit Commitment of the Assignor and each of the outstanding Revolving Loans and L/C Obligations (as defined in the Assignment and Acceptance) of the Assignor.

2.                                       The Assignee agrees that, upon receiving the consent of the Agent, and if required, the Borrower, to such assignment, the Assignee will be bound by the terms of the Credit and to the same extent as if the Assignee were the Lender[s] originally holding such interest[s] in the Credit Agreement.

3.                                       The following administrative details apply to the Assignee:

(a)                                  Notice Address:

[Assignee name:
Address:

Attention:
Telephone: ( )
Telecopier. ( )
Telex (Answerback): ]

(b)                                 Payment Instructions:

[For Assignee
Account No.:
At:

Reference:
Attention: ]

4.                                       You are entitled to rely upon the representations, warranties and covenants of each of the Assignor and Assignee contained in the Assignment and Acceptance.

[Signature Page Follows]

(2) Delete during the continuance of an Event of Default.

2

IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Notice of Assignment and Acceptance to be executed by their respective duly authorized officers or representatives as of the date first above mentioned.

[NAME OF ASSIGNOR]

By:
Name:
Title:

[NAME OF ASSIGNEE]

By:
Name:
Title:

ROYAL BANK OF CANADA, as Agent

By:
Name:
Title:

ACKNOWLEDGED AND ASSIGNMENT CONSENTED TO:

Royal Bank of Canada, as Agent

By:
Name:
Title:

Gibson Acquisition ULC

By:
Name:
Title:

EXHIBIT B

FORM OF BORROWING BASE CERTIFICATE

See attached

EXHIBIT B

BORROWING BASE REPORT

FOR THE PERIOD ENDING	[Month/Date], 200

Date:

Borrower:                                            Gibson Acquisition ULC

For                              Credit Agreement dated December 10, 2008

This Certificate is delivered pursuant to the Credit Agreement (as amended, restated, extended, supplemented, increased or otherwise modified in writing from time to time, the “Credit Agreement”) dated as of December 10, 2008, by and among, amongst others, Gibson Acquisition ULC (“Borrower”), the Borrower’s subsidiaries as Guarantors, and Royal Bank of Canada, as Agent for the Lenders and all other Secured Parties (as defined therein) (“Agent”). The capitalized terms used herin shall have the same meanings as in the Credit Agreement.

Each of the undersigned officers hereby certifies to Administrative Agent that:

(a)                                  such officer is the Corporate Financial Officer of Gibson Acquisition ULC, respectively:

(b)                                 no Default or Event of Default has occurred and is continuing;

(c)                                  a review of the activities of Borrower and all other Borrowing Base Parties during the period ended       [Month/Date], 200   (the “Subject Period”) has been made with a view to determining the amount of the current Borrowing Base;

(d)                                 the accounts receivable of Borrowing Base Parties included under the caption “A. Borrowing Base Assets” in the attached pages conform to the requirements and definitions of “Eligible Receivables,” “Billed Net Eligible Receivables,” “Billed Net Approved Eligible Receivables,” “Unbilled Net Eligible Receivables,” “Unbilled Net Approved Eligible Receivables,” “Other Billed Eligible Receivables,” “Other Unbilled Eligible Receivables” and “Eligible Exchange Receivables,” as provided for in the Credit Agreement;

(e)                                  the representations and warranties contained in the Credit Agreement and the other Loan Documents are correct in all material respects as though made on and as of such date, other than any such respresentations or warranty which relates to a specified prior date (which shall be correct as of such specified prior date) and except to the extent the Agent, the Agent and the Lenders have been notified in writing by the Borrower and any representation or warranty is nor correct and the Required Lenders have explicity waived in writing compliance with such representation or warranty;

(f)                                    the following information is true and correct in all material respects as of the last day of the Subject Period:

		All amounts in $CDN converted at:				$—

A.	Borrowing Base Assets
	(1)	100% of Eligible Cash Equivalents - only applicable as it relates to lender control account and only when the lender has cash dominion				$—
$US (i) Account :

	(2)	85% of Billed Net Approved Eligible Receivables:			$—

	(3)	Unbilled eligible receivables, lesser of: 80% of Unbilled Net Approved Eligible Receivables:		$—
		1/3 of Net available From A/R (#2)		$—	$—

	(4)	Total available from receivables	[ 2+ 3]			$—

	(5)	80% of Hedged Eligible Inventory			$—

	(6)	60% of Non-Hedged, eligible inventory		$—

	(7)	Total Available from Inventory	[ 5 + 6 ]		$—

	(8)	Less Mark to market position of hedges from any lender (negative is unfavourable to client)			$—

	(9)	Gross available from collateral	[ 1 +4 + 5 ]		$—

	(9)	Gross available from collateral			$—

	(10)	Facility maximum			$100,000,000.00

	(1l)	Available from collateral	[ lesser of 9 or 10 ]		$—

B.	Borrowing Base Deductions (without duplication)
	(12)	100% of Other Priority Claims (as more specifically described on the attached schedule):			$—

	(13)	Borrowing Base Subtotal:	[ 11 - 12 ]		$—

C.	Net Availability
	(14)	Borrowing Base Subtotal	[ 13 ]		$—

	(15)	Less: Priority payables	- see attached	$—

	(16)	Less: outstanding Letters of Credit	- see attached	$—

	(17)	Less: Loan balance		$—

	(18)	Total Uses	[ 15 + 16 + 17 ]		$—

	(19)	Net Available	[ 14 - 18 ]		$—

The information reflected above and the information reflected on the schedules attached hereto are true and correct in all material respects.

Signed:

Date

EXHIBIT C

FINANCIAL STATEMENTS

(On file with Company)

EXHIBIT D

[FORM OF] NOTICE OF BORROWING

Date:                                     , 20

To:                              Royal Bank of Canada, as Agent for the Lenders referred to below
200 Bay Street, 12th Floor
Royal Bank Plaza, South Tower
Toronto, Ontario M5J 2W7
Attention:  Agency Services Group

Ladies and Gentlemen:

Reference is made to the Credit Agreement, dated as of December 12, 2008 (the “Credit Agreement”), among the financial institutions from time to time parties thereto (such financial institutions, together with their respective successors and permitted assigns, are referred to hereinafter each individually as a “Lender” and collectively as the “Lenders”), Royal Bank of Canada, as administrative agent and collateral agent for the Lenders (in its capacity as administrative agent and collateral agent, together with any successor administrative agent or collateral agent, the “Agent”), Royal Bank of Canada, as syndication agent (in such capacity, the “Syndication Agent”), Royal Bank of Canada and UBS Securities LLC, as lead arrangers (in such capacities, the “Arrangers”), UBS Securities LLC, as documentation agent (in such capacities, the “Documentation Agent”), Gibson Acquisition ULC, an unlimited liability company incorporated under the laws of the Province of Alberta, as the borrower (the “Borrower”), the Subsidiaries of the Borrower identified on the title page and signature pages thereto as guarantors (the “Guarantors”) and each Subsidiary of the Borrower that pursuant to the provisions thereto becomes a Guarantor thereto after the Closing Date.

The Borrower hereby gives you notice (which notice shall be irrevocable) pursuant to Section 1.2 of the Credit Agreement that it requests a Borrowing as specified below:

(1)                                  Aggregate Amount of proposed Borrowing(1):

(2)                                  Requested Funding Date:                            (which is a Business Day)

(3)                                  Amount of [Prime Rate] [BA Equivalent] [LIBOR] [ABR] Revolving Loans(2):

(4)                                  Duration of [BA Equivalent] [LIBOR] Interest Period for proposed LIBOR Revolving Loans(3):

(1) (a) In the case of a BA Equivalent Revolving Loan not less than $1,000,000 and in increments of $100,000, and (b) in the case of a LIBOR Revolving Loan not less than U.S.$1,000,000 (and increments of U.S.$100,000), but in any event not exceeding the Availability or the Borrowing Base.

(2) If not specified, it shall be deemed a request for a Prime Rate Revolving Loan.

The Borrower hereby certifies that the following statements are true on and as of the date of the proposed Borrowing:

(a)                                  The representations and warranties contained in the Credit Agreement and the other Loan Documents are correct in all material respects as though made on and as of such date, other than any such representation or warranty which relates to a specified prior date (which shall be correct as of such specified prior date) and except to the extent the Agent and the Lenders have been notified in writing by the Borrower that any representation or warranty is not correct and the Required Lenders have explicitly waived in writing compliance with such representation or warranty;

(b)                                 No Event of Default has occurred and is continuing, or would result from such proposed Borrowing; and

(c)                                  The proposed Borrowing set forth above will not exceed the most recently calculated Availability (delivered under the most recently submitted Borrowing Base Certificate) or the Borrowing Base.

GIBSON ACQUISITION ULC

By:
Name:
Title:

(3) If not specified, it shall be deemed a request for a LIBOR Interest Period or BA Equivalent Interest Period of one month.

2

EXHIBIT E

[FORM OF] NOTICE OF CONTINUATION/CONVERSION

Date:                                          , 20

To:                              Royal Bank of Canada, as Agent for the Lenders referred to below
200 Bay Street, 12th Floor
Royal Bank Plaza, South Tower
Toronto, Ontario M5J 2W7
Attention:  Agency Services Group

Ladies and Gentlemen:

Reference is made to the Credit Agreement, dated as of December 12, 2008 (the “Credit Agreement”), among the financial institutions from time to time parties thereto (such financial institutions, together with their respective successors and permitted assigns, are referred to hereinafter each individually as a “Lender” and collectively as the “Lenders”), Royal Bank of Canada, as administrative agent and collateral agent for the Lenders (in its capacity as administrative agent and collateral agent, together with any successor administrative agent or collateral agent, the “Agent”), Royal Bank of Canada, as syndication agent (in such capacity, the “Syndication Agent”), Royal Bank of Canada and UBS Securities LLC, as lead arrangers (in such capacities, the “Arrangers”), UBS Securities LLC, as documentation agent (in such capacities, the “Documentation Agent”), Gibson Acquisition ULC, an unlimited liability company incorporated under the laws of the Province of Alberta, as the borrower (the “Borrower”), the Subsidiaries of the Borrower identified on the title page and signature pages thereto as guarantors (the “Guarantors”) and each Subsidiary of the Borrower that pursuant to the provisions thereto becomes a Guarantor thereto after the Closing Date.

Borrower hereby gives you notice pursuant to Section [2.2] of the Credit Agreement that it requests a [continuation][conversion] [repayment] [reduction of Commitment] of the Revolving Loans as specified below:

(1)                                  Proposed [Continuance][Conversion] [repayment] [reduction of Commitment] Date:

(2)                                  Aggregate amount and type of Revolving Loans to be [converted][continued] [repaid](1) [reduced](2):

(3)                                  Type of Revolving Loans resulting from the proposed [conversion][continuation]:

(1) Borrower may elect to repay all or a portion of Loans in accordance with Section 3.1.

(2) Borrower may elect to repay all or a portion of Loans in accordance with Section 3.1.

(4)                                  Duration of requested [BA Equivalent] [LIBOR] Interest Period(3):

GIBSON ACQUISITION ULC

By:
Name:
Title:

(3) Borrower may not select a BA Equivalent or LIBOR Interest Period that ends after the Stated Termination Date.

2

EXHIBIT F

[FORM OF] DESIGNATION OF DESIGNATED ACCOUNT

Date:                                         , 20

To:                              Royal Bank of Canada, as Agent for the Lenders referred to below
200 Bay Street, 12th Floor
Royal Bank Plaza, South Tower
Toronto, Ontario M5J 2W7
Attention:  Agency Services Group

Ladies and Gentlemen:

Reference is made to the Credit Agreement, dated as of December 12, 2008 (the “Credit Agreement”), among the financial institutions from time to time parties thereto (such financial institutions, together with their respective successors and permitted assigns, are referred to hereinafter each individually as a “Lender” and collectively as the “Lenders”), Royal Bank of Canada, as administrative agent and collateral agent for the Lenders (in its capacity as administrative agent and collateral agent, together with any successor administrative agent or collateral agent, the “Agent”), Royal Bank of Canada, as syndication agent (in such capacity, the “Syndication Agent”), Royal Bank of Canada and UBS Securities LLC, as lead arrangers (in such capacities, the “Arrangers”), UBS Securities LLC, as documentation agent (in such capacities, the “Documentation Agent”), Gibson Acquisition ULC, an unlimited liability company incorporated under the laws of the Province of Alberta, as the borrower (the “Borrower”), the Subsidiaries of the Borrower identified on the title page and signature pages thereto as guarantors (the “Guarantors”) and each Subsidiary of the Borrower that pursuant to the provisions thereto becomes a Guarantor thereto after the Closing Date.

Borrower hereby gives you notice pursuant to Section 1.2(c) of the Credit Agreement that it designates a replacement Designated Account as specified below:

Bank Name:

Bank Address:

ABA#:

Account #:

Reference:

GIBSON ACQUISITION ULC

By:
Name:
Title:

EXHIBIT G

[FORM OF] RESPONSIBLE OFFICERS’ CERTIFICATE

TO:                            Royal Bank of Canada, as Agent

The undersigned,                                          [TITLE of AUTHORIZED SIGNING OFFICERS], of Gibson Acquisition ULC (the “Borrower”), pursuant to Section 5.2 of the Credit Agreement dated as of December 12, 2008, by and among, amongst others, Royal Bank of Canada, as Agent, and the Borrower (as amended, restated, supplemented, replaced or otherwise modified from time to time the “Credit Agreement”), DO HEREBY CERTIFY in their capacities as authorized signing officers of the Borrowers and not in their personal capacities that:

1.                                       The financial statements attached hereto fairly and accurately represent the Borrower’s financial position at the end of the particular accounting period set out in such financial statements, as well as the Borrowers’ and their Subsidiaries’ operating results during such accounting period, subject to normal year-end audit adjustments and the absence of footnotes;

2.                                       A review of such financial statements and of the activities of the Borrower and its Subsidiaries during the period covered by such financial statements has been made under my supervision has been made with a view to determining whether the Borrower and the Subsidiaries have fulfilled all of their obligations;

3.                                       During the accounting period set out in such financial statements:

(a)                                  the Borrower and its Subsidiaries have fulfilled each of its respective obligations under each of the Loan Documents to which it is a party;

(b)                                 there has been no Default or Event of Default under the Credit Agreement,

(c)                                  the representation and warranties contained in the Credit Agreement and the other Loan Documents are correct in all material respects on and as of the date hereof as though made on and as of such date (unless otherwise updated pursuant hereto in the attached Annex 1), other than any such representation or warranty which relates to a specified prior date and except to the extent that the Agent has been notified in writing by the Borrower that any representation or warranty is not correct and the Required Lenders have explicitly waived in writing compliance with such representation or warranty;

(d)                                 the Borrower has been in compliance with all covenants set out in the Credit Agreement and, specifically, set out in Section 7.26 (for the required period in which such covenant must be calculated) of the Credit Agreement as evidenced by the statements and calculations attached hereto as Annex A;

(e)                                  Annex B hereto indicates whether any new Subsidiary was formed or acquired since the end of the previous calendar month;

(f)                                    no change in GAAP or in the application thereof has occurred since the date of the most recent audited annual financial statements of the Borrower delivered to the Agent [Note to Draft: - If a change has occurred, specify the details of the change and its effect on the accompanying financial statements].

[Note to Draft:  if any of the foregoing is incorrect, revise wording accordingly to include particulars of any variation.]

4.                                       Capitalized terms used herein and not otherwise defined shall have the meanings given to such terms in the Credit Agreement.

IN WITNESS WHEREOF, the undersigned has executed this Responsible Officers’ certificate on behalf of the Borrowers as of the                day of                                 , 200   .

Per:
Name:
Title:

Per:
Name:
Title:

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Exhibit H

[FORM OF] GUARANTOR ADHESION AGREEMENT

GUARANTOR ADHESION AGREEMENT

(Guarantors)

(“[Corporation name]”)

To:                              Royal Bank of Canada, as Agent for the Lenders referred to below
200 Bay Street, 12th Floor
Royal Bank Plaza, South Tower
Toronto, Ontario M5J 2W7
Attention:  Agency Services Group

Ladies and Gentlemen:

Reference is made to the Credit Agreement, dated as of December 12, 2008 (the “Credit Agreement”), among the financial institutions from time to time parties thereto (such financial institutions, together with their respective successors and permitted assigns, are referred to hereinafter each individually as a “Lender” and collectively as the “Lenders”), Royal Bank of Canada, as administrative agent and collateral agent for the Lenders (in its capacity as administrative agent and collateral agent, together with any successor administrative agent or collateral agent, the “Agent”), Royal Bank of Canada, as syndication agent (in such capacity, the “Syndication Agent”), Royal Bank of Canada and UBS Securities LLC, as lead arrangers (in such capacities, the “Arrangers”), UBS Securities LLC, as documentation agent (in such capacities, the “Documentation Agent”), Gibson Acquisition ULC, an unlimited liability company incorporated under the laws of the Province of Alberta, as the borrower (the “Borrower”), the Subsidiaries of the Borrower identified on the title page and signature pages thereto as guarantors (the “Guarantors”) and each Subsidiary of the Borrower that pursuant to the provisions thereto becomes a Guarantor thereto after the Closing Date.

WHEREAS, the Credit Agreement requires that the Borrower cause each of its direct and indirect wholly-owned Subsidiaries (individually, a “Guarantor”, and collectively, the “Guarantors”) to execute the Credit Agreement whereby the Guarantors guarantee the performance of the Borrower’s Obligations, as defined in the Credit Agreement, to the Lenders;

AND WHEREAS, the undersigned is a direct and indirect wholly-owned Subsidiary of the Borrower acquired or formed by the Borrower subsequent to the effective date of the Credit Agreement and, pursuant to the terms and conditions of the Credit Agreement, is required to execute a counterpart to the Credit Agreement.

NOW THEREFORE, for good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees as follows:

1.                                       The undersigned hereby acknowledges that it has recently become a direct or indirect wholly-owned Subsidiary of the Borrower.

2.                                       In such capacity, the undersigned hereby (i) acknowledges and agrees to be bound by all the terms of the Credit Agreement applicable to Guarantors, (ii) acknowledges having read the Credit Agreement, and (iii) affirms the Obligations, as defined in the Credit Agreement, (including the Guaranteed Obligations, as defined in the Credit Agreement) imposed on it under the Credit Agreement and in addition, without limitation, the terms of Section 13 thereof.

EXECUTED as of this            day of                                       , 20      .

•

By:
Authorized Signing Officer
I have the authority to bind the Corporation

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EXHIBIT I

FORM OF LETTER OF CREDIT

[INT’L TRADE CENTRE ALBERTA
5TH FLOOR,
335 - 8TH AVENUE SW
CALGARY, ALBERTA T2P 1C9
CANADA]

DATE OF ISSUE: •	OUR REFERENCE NUMBER: •

DATE OF EXPIRY: •

PLACE OF EXPIRY: •

BENEFICIARY:	APPLICANT:

[NAME]	[GIBSON ACQUISITION ULC]

[ADDRESS]	[ADDRESS]

ATTENTION:	ATTENTION:

AMOUNT: [CAD/US$] • AND • 00/100’S [CANADIAN/UNITED STATES] DOLLARS

IRREVOCABLE STANDBY LETTER OF CREDIT NO. •

DEAR SIR/MADAM:

AT THE REQUEST OF THE APPLICANT, THE BANKS AND OTHER FINANCIAL INSTITUTIONS NAMED UNDER THE HEADING ON THE SIGNATURE PAGES AS “ISSUING LENDERS:” (COLLECTIVELY, THE “ISSUING LENDERS” AND, INDIVIDUALLY AN “ISSUING LENDER”) HEREBY ESTABLISH IN YOUR FAVOUR AS BENEFICIARY THIS IRREVOCABLE STANDBY LETTER OF CREDIT NO. • FOR A SUM NOT EXCEEDING • AND 00/100’S [CANADIAN/UNITED STATES] DOLLARS (CAD/U.S. •.00). ROYAL BANK OF CANADA, IN ADDITION TO ACTING IN ITS INDIVIDUAL CAPACITY AS AN ISSUING LENDER HEREUNDER, IS ACTING AS AGENT FOR THE OTHER ISSUING LENDERS HEREUNDER (IN SUCH CAPACITY, TOGETHER WITH ITS SUCCESSORS IN SUCH CAPACITY, THE “AGENT”).

THIS LETTER OF CREDIT IS ISSUED PURSUANT TO THE CREDIT AGREEMENT DATED AS OF DECEMBER 12, 2008 (AS AMENDED, MODIFIED, VARIED OR RESTATED FROM TIME TO TIME, THE “CREDIT AGREEMENT”) BY AND AMONG, AMONGST OTHERS, GIBSON ACQUISITION ULC, AS BORROWER, ROYAL BANK OF CANADA AND THOSE FINANCIAL INSTITUTIONS NAMED ON THE SIGNATURE PAGES THERETO, AS LENDERS, AND ROYAL BANK OF CANADA, AS AGENT.

THIS STANDBY LETTER OF CREDIT SHALL REMAIN IN EFFECT UNTIL • (THE “EXPIRY DATE”).

[IT IS A CONDITION OF THIS LETTER OF CREDIT THAT IT WILL BE AUTOMATICALLY EXTENDED, WITHOUT AMENDMENT, FOR • MONTHS FROM THE PRESENT EXPIRY DATE HEREOF,OR ANY FUTURE EXPIRATION DATE, UNLESS AT LEAST THIRTY (30) DAYS PRIOR TO ANY SUCH EXPIRY DATE, WE NOTIFY YOU IN WRITING, BY REGISTERED MAIL OR COURIER, AT YOUR ADDRESS SPECIFIED ABOVE, OR ANY OTHER YOU HAVE ADVISED TO THIS DEPARTMENT IN WRITING, THAT THIS LETTER OF CREDIT WILL NOT BE RENEWED FOR ANY SUCH ADDITIONAL PERIOD.]

THE BENEFICIARY MAY DEMAND A PAYMENT BY THE ISSUING LENDERS UNDER THIS LETTER OF CREDIT BY PROVIDING TO THE AGENT ON OR BEFORE THE EXPIRY DATE AT ITS ADDRESS AT [ADDRESS] THE FOLLOWING:

[A CERTIFICATE IN THE FORM OF SCHEDULE “A” SIGNED BY THE BENEFICIARY, AND THE ORIGINAL OF THIS LETTER OF CREDIT.]

EACH ISSUING LENDER HEREBY UNDERTAKES, SEVERALLY ACCORDING TO THE PERCENTAGE SET FORTH NEXT TO ITS SIGNATURE BELOW (SUCH ISSUING LENDER’S “APPLICABLE PERCENTAGE”) AND NOT JOINTLY OR JOINTLY AND SEVERALLY WITH ANY OTHER ISSUING LENDER, THAT DRAFTS DRAWN UNDER AND IN STRICT COMPLIANCE WITH THE TERMS OF THIS LETTER OF CREDIT WILL BE DULY HONOURED BY PAYING TO THE AGENT SUCH ISSUING LENDER’S SHARE (ACCORDING TO ITS APPLICABLE PERCENTAGE) OF THE AMOUNT OF SUCH DRAFT. THE AGENT HEREBY UNDERTAKES THAT ANY AMOUNT SO RECEIVED BY IT WILL BE MADE AVAILABLE TO YOU BY PROMPTLY REMITTING THE PAYMENT SO RECEIVED, IN LIKE FUNDS, IN ACCORDANCE WITH YOUR INSTRUCTIONS.

THE OBLIGATION OF EACH ISSUING LENDER UNDER THIS LETTER OF CREDIT IS SEVERAL AND NOT JOINT OR JOINT AND SEVERAL AND SHALL AT ALL TIMES BE AN AMOUNT EQUAL TO SUCH ISSUING LENDER’S APPLICABLE PERCENTAGE OF THE AGGREGATE UNDRAWN AMOUNT OF THIS LETTER OF CREDIT (AND OF EACH DRAWING UNDER THIS LETTER OF CREDIT).

THIS LETTER OF CREDIT HAS BEEN EXECUTED AND DELIVERED BY THE AGENT IN THE NAME AND ON BEHALF OF, AND AS ATTORNEY-IN-FACT FOR, EACH ISSUING LENDER. THE AGENT ISAUTHORIZED TO ACT UNDER THIS LETTER OF CREDIT AS THE AGENT OF EACH ISSUING LENDER IN ORDER TO:

2

(A)          RECEIVE DRAFTS, OTHER DEMANDS FOR PAYMENT AND OTHER DOCUMENTS PRESENTED BY YOU UNDER THIS LETTER OF CREDIT;

(B)           DETERMINE WHETHER SUCH DRAFTS, DEMANDS AND DOCUMENTS ARE IN COMPLIANCE WITH THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT; AND

(C)           NOTIFY SUCH ISSUING LENDER THAT A VALID DRAWING HAS BEEN MADE AND THE DATE THAT THE RELATED DISBURSEMENT IS TO BE MADE.

THE AGENT UNDERTAKES THAT IT WILL PROMPTLY NOTIFY EACH ISSUING LENDER OF ANY VALID DRAWING UNDER THIS LETTER OF CREDIT.

BY YOUR ACCEPTANCE HEREOF, YOU AGREE THAT THE AGENT SHALL HAVE NO OBLIGATION OR LIABILITY TO HONOUR ANY DRAWING UNDER THIS LETTER OF CREDIT (SUBJECT TO THE LIABILITY OF ROYAL BANK OF CANADA IN ITS CAPACITY AS AN ISSUING LENDER AND THE OBLIGATION OF THE AGENT TO REMIT FUNDS PAID TO THE AGENT FROM AN ISSUING LENDER,AS SET FORTH ABOVE) AND THAT NEITHER ANY ISSUING LENDER NOR THE AGENT SHALL BE RESPONSIBLE FOR THE FAILURE OF ANY OTHER ISSUING LENDER TO MAKE A PAYMENT TO BE MADE BY SUCH OTHER ISSUING LENDER HEREUNDER.

FOR THE PURPOSE OF THIS LETTER OF CREDIT:

“BUSINESS DAY” MEANS A DAY OTHER THAN A SATURDAY, SUNDAY OR STATUTORY HOLIDAY ON WHICH BANKING INSTITUTIONS ARE OPEN FOR BUSINESS IN THE PROVINCES OF ONTARIO AND ALBERTA.

EACH ISSUING LENDER SHALL PAY TO THE AGENT AT THE ACCOUNT DESIGNATED BY THE AGENT FOR THE ACCOUNT OF THE BENEFICIARY, THE AMOUNT STATED IN THE CERTIFICATE AS BEING PAYABLE BY SUCH ISSUING LENDER WITHOUT INQUIRING WHETHER THE BENEFICIARY HAS A RIGHT TO SUCH AMOUNT AS BETWEEN THE BENEFICIARY AND THE APPLICANT, PROVIDED THAT SUCH AMOUNT DOES NOT EXCEED SUCH ISSUING LENDER’S APPLICABLE PERCENTAGE OF THE AMOUNT OF THIS LETTER OF CREDIT. [IF THE BENEFICIARY PRESENTS THE AGENT WITH THE CERTIFICATE AND THE ORIGINAL OF THIS LETTER OF CREDIT BEFORE • A.M. ([MOUNTAIN] TIME) ON ANY BUSINESS DAY, PAYMENT WILL BE MADE BY THE ISSUING LENDERS TO THE AGENT FOR THE ACCOUNT OF THE BENEFICIARY, NO LATER THAN • P.M. ([MOUNTAIN] TIME) ON THE SECOND BUSINESS DAY AFTER SUCH PRESENTMENT. IF THE BENEFICIARY PRESENTS THE AGENT WITH THE CERTIFICATE AND THE ORIGINAL OF THIS LETTER OF CREDIT AFTER • A.M. ([MOUNTAIN] TIME) ON ANY BUSINESS DAY, PAYMENT WILL BE MADE BY THE ISSUING LENDERS TO THE AGENT FOR THE ACCOUNT OF THE BENEFICIARY, NO LATER THAN • P.M. ([MOUNTAIN] TIME) ON THE THIRD BUSINESS DAY AFTER SUCH PRESENTMENT. THE AGENT SHALL PAY ALL AMOUNTS RECEIVED BY IT FROM THE ISSUING LENDERS UNDER THIS LETTER OF CREDIT TO THE BENEFICIARY NO LATER THAN THE NEXT BUSINESS DAY AFTER THE BUSINESS DAY THAT THE AGENT RECEIVES SUCH

3

AMOUNTS FROM THE ISSUING LENDERS.] THE AGENT SHALL BE UNDER NO OBLIGATION TO PAY TO THE BENEFICIARY ANY AMOUNTS THAT ARE DEMANDED UNDER THIS LETTER OF CREDIT, THAT ARE NOT RECEIVED FOR THE ACCOUNT OF THE BENEFICIARY BY THE AGENT FROM THE ISSUING LENDERS.

[PARTIAL AND MULTIPLE DRAWINGS ARE PERMITTED UNDER THIS LETTER OF CREDIT.]

THIS LETTER OF CREDIT MAY BE CANCELLED AT ANY TIME ON WRITTEN NOTICE SIGNED BY BOTH THE BENEFICIARY AND THE APPLICANT.

EXCEPT AS OTHERWISE EXPRESSLY STATED, THIS LETTER OF CREDIT IS SUBJECT TO THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS (1993 REVISION), INTERNATIONAL CHAMBER OF COMMERCE, PUBLICATION NO. 500.

AN ISSUING LENDER MAY, SUBJECT TO THE REPLACEMENT THEREOF WITH A NEW LENDER UNDER THE CREDIT AGREEMENT, CEASE TO BE A PARTY TO, AND A NEW LENDER MAY BECOME A PARTY TO, THIS LETTER OF CREDIT AND THE APPLICABLE PERCENTAGE OF AN ISSUING LENDER MAY CHANGE AS A RESULT THEREOF; PROVIDED THAT NO SUCH EVENT WILL REDUCE THE THEN AVAILABLE AMOUNT UNDER THIS LETTER OF CREDIT. UPON THE OCCURRENCE OF ANY SUCH EVENT, THE AGENT WILL PROVIDE PROMPT NOTICE TO YOU OF SUCH EVENT, INCLUDING ANY CHANGE IN THE IDENTITIES OF THE ISSUING LENDERS SEVERALLY BUT NOT JOINTLY OR JOINTLY AND SEVERALLY LIABLE IN RESPECT OF THE AGGREGATE UNDRAWN AMOUNT OF THIS LETTER OF CREDIT (BASED UPON THEIR RESPECTIVE APPLICABLE PERCENTAGES THEREOF) AND ANY CHANGE IN SUCH APPLICABLE PERCENTAGES.

ROYAL BANK OF CANADA, AS AGENT

Per:
Name:
Title:

APPLICABLE PERCENTAGE	ISSUING LENDERS:

•%	[NAME OF BANK]
[BY ROYAL BANK OF CANADA, AS ATTORNEY-IN-FACT,]

Per:
Name:
Title:

4

•%	[NAME OF BANK]
[BY ROYAL BANK OF CANADA, AS ATTORNEY-IN-FACT,]

Per:
Name:
Title:

•%	[NAME OF BANK]
[BY ROYAL BANK OF CANADA, AS ATTORNEY-IN-FACT,]

Per:
Name:
Title:

5

SCHEDULES

(On file with company)